Exhibit 2.3
EIGHTH AMENDED AND RESTATED CREDIT AGREEMENT

dated as of July 1, 2024

among

AERFUNDING 1 LIMITED,
as Borrower,

AERCAP IRELAND LIMITED
individually and as Servicer,
THE OTHER SERVICE PROVIDERS NAMED HEREIN,

THE FINANCIAL INSTITUTIONS NAMED HEREIN AS LENDERS,
as Lenders,

THE FINANCIAL INSTITUTIONS NAMED HEREIN AS CONDUIT LENDERS,
as Conduit Lenders,
BANK OF AMERICA, N.A.,
as Administrative Agent,

and
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Collateral Agent and Account Bank,

BANK OF AMERICA, N.A., and FIFTH THIRD BANK, NATIONAL ASSOCIATION,
as Joint Lead Arrangers
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TABLE OF CONTENTS
Page

ARTICLE I DEFINITIONS 2
SECTION 1.1 Defined Terms 2
SECTION 1.2 Other Definitional Provisions 64
SECTION 1.3 Signing Date 64
ARTICLE II THE FACILITY, ADVANCE PROCEDURES AND NOTES 65
SECTION 2.1 Facility 65
SECTION 2.2 Advance Procedures 66
SECTION 2.3 Funding 67
SECTION 2.4 Representation and Warranty 70
SECTION 2.5 Notes 70
SECTION 2.6 [Intentionally omitted.] 71
SECTION 2.7 Optional Increase of Commitments 71
SECTION 2.8 Conduit Lenders 71
ARTICLE III YIELD, FEES, ETC. 73
SECTION 3.1 Yield 73
SECTION 3.2 Yield Payment Dates 73
SECTION 3.3 Market Disruption Event 73
SECTION 3.4 Fees 74
SECTION 3.5 Computation of Yield 74
SECTION 3.6 Payments Generally 74
SECTION 3.7 Benchmark Replacement Setting. 74
SECTION 3.8 Collateral Agent 75
ARTICLE IV REPAYMENTS, PREPAYMENTS AND PAYMENTS 76
SECTION 4.1 Required Principal Repayments 76
SECTION 4.2 Principal Prepayments 76
SECTION 4.3 Payments Generally 77
SECTION 4.4 Sharing of Set-Off 77
ARTICLE V LIQUIDITY RESERVE 78
SECTION 5.1 Establishment of Liquidity Reserve Account 78
ARTICLE VI INCREASED COSTS, ETC. 81
SECTION 6.1 Illegality 81
SECTION 6.2 Increased Costs 81
SECTION 6.3 Taxes 83
SECTION 6.4 Indemnity Regarding Breakage Costs 87
SECTION 6.5 Notice of Amounts Payable 87
SECTION 6.6 Mitigation Obligations; Replacement 87
ARTICLE VII CONDITIONS PRECEDENT 88
SECTION 7.1A Conditions to Signing 88
SECTION 7.1B Conditions to Effectiveness 89
SECTION 7.1C Conditions to Release of Initial Advances 91
SECTION 7.2 Additional Advances 91
SECTION 7.3 Improvement Advances 98
SECTION 7.4 Critical Mass Event Advance; Increased Availability Advance 99
SECTION 7.5 All Advances 100

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ARTICLE VIII ADMINISTRATION AND SERVICING OF AIRCRAFT AND LEASES 100
SECTION 8.1 Collection Procedures 100
SECTION 8.2 Investments 108
SECTION 8.3 Covenants, Representations and Warranties of Service Providers 108
ARTICLE IX REPRESENTATIONS AND WARRANTIES OF THE BORROWER 116
SECTION 9.1 Subsidiaries 116
SECTION 9.2 Organization and Good Standing 116
SECTION 9.3 Due Qualification 117
SECTION 9.4 Enforceability 117
SECTION 9.5 Security Interest 117
SECTION 9.6 No Violation 117
SECTION 9.7 No Proceedings 118
SECTION 9.8 Approvals 118
SECTION 9.9 Subsidiaries 118
SECTION 9.10 Solvency 119
SECTION 9.11 Compliance with Laws 119
SECTION 9.12 Taxes 119
SECTION 9.13 Monthly Report 119
SECTION 9.14 No Liens, Etc. 119
SECTION 9.15 Purchase and Sale 120
SECTION 9.16 Securities Act of 1933 120
SECTION 9.17 Information True and Correct 120
SECTION 9.18 Environmental Laws 120
SECTION 9.19 Employment Matters 121
SECTION 9.20 RICO 121
SECTION 9.21 Anti-Terrorism Law 121
SECTION 9.22 Depositary Banks 122
SECTION 9.23 Financial Condition 122
SECTION 9.24 Investment Company Status 122
SECTION 9.25 [Reserved] 123
SECTION 9.26 Representations and Warranties True and Accurate 123
SECTION 9.27 No Event of Loss 123
SECTION 9.28 Description of Aircraft and Leases 123
SECTION 9.29 No Default, Etc. 123
SECTION 9.30 Subsidiary Constituent Documents 123
ARTICLE X COVENANTS 123
SECTION 10.1 Legal Existence and Good Standing 123
SECTION 10.2 Protection of Security Interest of the Lenders 124
SECTION 10.3 Records 125
SECTION 10.4 Other Liens or Interests 126
SECTION 10.5 Negative Pledge Clause 126
SECTION 10.6 Maintain Properties 126
SECTION 10.7 Ownership, Operation and Leasing of Funded Aircraft 127
SECTION 10.8 Limitation on Disposition of Aircraft 128
SECTION 10.9 Extension, Amendment or Replacement of Leases 130
SECTION 10.10 Acquisitions of Aircraft 131
SECTION 10.11 Servicing Agreement 131

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SECTION 10.12 Representations Regarding Operation 132
SECTION 10.13 Costs and Expenses 132
SECTION 10.14 Compliance with Laws, Etc. 132
SECTION 10.15 Environmental Compliance 133
SECTION 10.16 Employee Benefit Plans; Employees 133
SECTION 10.17 Change in Business 133
SECTION 10.18 Notice of Adverse Claim or Loss 133
SECTION 10.19 Reporting Requirements 134
SECTION 10.20 Corporate Separateness 135
SECTION 10.21 Purchase Agreement 139
SECTION 10.22 Limitation on Certain Restrictions on Borrower Subsidiaries 139
SECTION 10.23 Mergers, Etc. 139
SECTION 10.24 Distributions, Etc. 140
SECTION 10.25 Subsidiaries; Investments 140
SECTION 10.26 Guarantees 140
SECTION 10.27 Indebtedness 140
SECTION 10.28 Organizational Documents 140
SECTION 10.29 Audits; Inspections 141
SECTION 10.30 Use of Proceeds; Margin Regulations 141
SECTION 10.31 Accounting; Irish Tax Residency 142
SECTION 10.32 Hedging Policy; Currency Risks 142
SECTION 10.33 Maintenance Reserves Deficiency 142
SECTION 10.34 Insurance 142
SECTION 10.35 Anti Terrorism Law; Anti Money Laundering 143
SECTION 10.36 Embargoed Person and Use of Proceeds 143
SECTION 10.37 Rating 144
SECTION 10.38 LTV 144
ARTICLE XI THE SERVICE PROVIDERS 145
SECTION 11.1 CRR 145
SECTION 11.2 Service Providers Not to Resign 145
ARTICLE XII SERVICE PROVIDER TERMINATION EVENTS 146
SECTION 12.1 Servicer Termination Event 146
SECTION 12.2 Consequences of a Servicer Termination Event 147
SECTION 12.3 Appointment of Successor Service Provider; New Service Provider Agreement 148
ARTICLE XIII EVENTS OF DEFAULT 149
SECTION 13.1 Events of Default 149
SECTION 13.2 Effect of Event of Default 151
SECTION 13.3 Rights Upon the Facility Termination Date 151
ARTICLE XIV THE ADMINISTRATIVE AGENT 153
SECTION 14.1 Authorization and Action 153
SECTION 14.2 Exculpation 153
SECTION 14.3 Administrative Agent and Affiliates 154
SECTION 14.4 Lender’s Credit Decision 154
SECTION 14.5 Certain Matters Affecting the Administrative Agent 154
SECTION 14.6 Administrative Agent Not Liable 156
SECTION 14.7 Agent May Own Notes 156

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SECTION 14.8 Resignation or Removal of Agent 157
SECTION 14.9 Successor Administrative Agent 157
SECTION 14.10 Eligibility Requirements for Successor Agent 158
SECTION 14.11 Merger or Consolidation of Agent 158
SECTION 14.12 Administrative Agent May Enforce Claims Without Possession of Notes 159
SECTION 14.13 Suit for Enforcement 159
SECTION 14.14 Indemnification of Agent 159
SECTION 14.15 Erroneous Payment 159
ARTICLE XV ASSIGNMENTS 162
SECTION 15.1 Assignments 162
SECTION 15.2 Documentation 163
SECTION 15.3 Rights of Assignee 163
SECTION 15.4 Endorsement 163
SECTION 15.5 Registration; Registration of Transfer and Exchange 163
SECTION 15.6 Mutilated, Destroyed, Lost and Stolen Notes 165
SECTION 15.7 Cancellation 165
ARTICLE XVI INDEMNIFICATION 165
SECTION 16.1 General Indemnity of the Borrower 165
SECTION 16.2 Waiver of Consequential Damages, Etc. 167
ARTICLE XVII MISCELLANEOUS 167
SECTION 17.1 No Waiver; Remedies 167
SECTION 17.2 Amendments, Waivers 168
SECTION 17.3 Notices, Etc. 170
SECTION 17.4 Costs and Expenses 172
SECTION 17.5 Binding Effect; Survival 173
SECTION 17.6 Captions and Cross References 173
SECTION 17.7 Severability 173
SECTION 17.8 Governing Law; Venue 173
SECTION 17.9 Counterparts 174
SECTION 17.10 WAIVER OF JURY TRIAL 175
SECTION 17.11 Third Party Beneficiary 175
SECTION 17.12 No Proceedings 175
SECTION 17.13 ENTIRE AGREEMENT 175
SECTION 17.14 Resolution of Drafting Ambiguities 176
SECTION 17.15 Confidentiality 176
SECTION 17.16 USA Patriot Act Notice 177
SECTION 17.17 Compliance with Applicable Law 177
SECTION 17.18 Collateral Agent/Account Bank Protections 177
SECTION 17.19 Termination 177
SECTION 17.20 Judgment Currency 178
SECTION 17.21 Limited Recourse to Conduit Lenders 178
SECTION 17.22 Continuing Liens 179
SECTION 17.23 Direction to Execute 179
SECTION 17.24 Acknowledgement and Consent to Bail-In of Affected Financial Institutions 179
SECTION 17.25 Acknowledgement Regarding any Supported QFCs 180
SECTION 17.26 Specified Aircraft 182

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APPENDICES
APPENDIX I    Portfolio Concentration Limitations and Eligible Aircraft
APPENDIX II    Lender Commitments

EXHIBITS
EXHIBIT A    Form of Advance Request
EXHIBIT A-1    Form of Initial Advance Request
EXHIBIT B    Form of Note
EXHIBIT C    Form of Assignment and Assumption
EXHIBIT D    Form of Quarterly Report
EXHIBIT E    Form of AerCap Sub Note
EXHIBIT F    [Reserved]
EXHIBIT G    [Reserved]
EXHIBIT H    Form of Monthly Report
EXHIBIT I    [Reserved]
EXHIBIT J    Form of Accession Agreement
EXHIBIT K    Forms of Opinion of Counsel to Borrower Group/AerCap
EXHIBIT L    [Reserved]
EXHIBIT M    [Reserved]
EXHIBIT N    [Reserved]
EXHIBIT O    Hedging Policy
EXHIBIT P    [Reserved]
EXHIBIT Q    Forms of limited liability company agreement, trust agreement and     corporate constituent documents

SCHEDULES
SCHEDULE I    List of Aircraft
SCHEDULE II    List of Aircraft Owning Entities, the Aircraft Owned by Such Aircraft     Owning Entities and the associated Owner Participants and Owner     Trustees
SCHEDULE III    List of Leases
SCHEDULE IV    List of Approved Countries
SCHEDULE V    [Reserved]
SCHEDULE VI    Account Details
SCHEDULE VII    Amounts Relating to Aircraft Financed With Proceeds of Initial Advance
SCHEDULE VIII    Capitalization and Subsidiaries

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EIGHTH AMENDED AND RESTATED CREDIT AGREEMENT
THIS EIGHTH AMENDED AND RESTATED CREDIT AGREEMENT is made and entered into as of July 1, 2024 among AERFUNDING 1 LIMITED, an exempted company organized and existing under the laws of Bermuda (the “Borrower”), AERCAP IRELAND LIMITED, a private company limited by shares, incorporated and existing under the laws of Ireland under registered number 51950 (“AerCap”), as primary servicer under the Servicing Agreement (AerCap in such capacity, or any successor servicer appointed pursuant to Section 12.3 hereof, the “Servicer”), AERCAP ADMINISTRATIVE SERVICES LIMITED, a private company limited by shares, incorporated and existing under the laws of Ireland under registered number 281757 (“AASL”), individually and as primary administrative agent under the Service Provider Administrative Agency Agreement (AASL in such capacity, or any successor primary administrative agent appointed pursuant to Section 12.3 hereof, the “Service Provider Administrative Agent”), CASH MANAGER LIMITED, a private company limited by shares, incorporated and existing under the laws of Ireland under registered number 281755 (“CML”), individually and as financial administrative agent under the Service Provider Administrative Agency Agreement (CML in such capacity, or any successor financial administrative agent appointed pursuant to Section 12.3 hereof, the “Financial Administrative Agent”), and as cash manager under the Cash Management Agreement (CML in such capacity, or any successor cash manager appointed pursuant to Section 12.3 hereof, the “Cash Manager”), and as insurance servicer under the Servicing Agreement (CML in such capacity, or any successor insurance servicer appointed pursuant to Section 12.3 hereof, the “Insurance Servicer”), the financial institutions identified as Lenders on the signature pages hereof and the other financial institutions that become parties hereto as Lenders (together with any permitted successors and assigns, the “Lenders”), the financial institutions identified as Conduit Lenders on the signature pages hereof and the other financial institutions that become parties hereto as Conduit Lenders (as defined herein), BANK OF AMERICA, N.A. (“BofA”), as agent (BofA in such capacity, the “Administrative Agent”) for the Lenders and the Conduit Lenders and DEUTSCHE BANK TRUST COMPANY AMERICAS, in its capacity as Collateral Agent (as defined below) and in its capacity as Account Bank (as defined below).
W I T N E S S E T H :
WHEREAS, certain parties hereto entered into, or otherwise became parties to, the Seventh Amended and Restated Credit Agreement, dated as of February 25, 2022, among the Borrower, AerCap, AASL, CML, the Lenders (as defined under the Original Agreement), UBS AG New York (Eleven Madison Avenue) Branch (as successor in interest to Credit Suisse AG, New York Branch) (the “Outgoing Administrative Agent”), as administrative agent, and Deutsche Bank Trust Company Americas (as amended, supplemented and otherwise modified prior to the date hereof, the “Original Agreement”);
WHEREAS, the outstanding “Advances” under, and as defined in, the Original Agreement, and all accrued “Yield,” “Fees” and other “Obligations” payable under, and as defined in, the Original Agreement shall be refinanced on the Effective Date (as defined below)

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from the proceeds of Advances made hereunder on the Effective Date for such purpose (such Advances, collectively, the “Original Agreement Refinancing Advance”);

WHEREAS, the parties hereto desire that BofA replace the Outgoing Administrative Agent as administrative agent; and
WHEREAS, the parties hereto hereby intend to amend and restate the Original Agreement on the terms and conditions specified herein, but only effective from and as of the Effective Date (and the Original Agreement shall continue to be in full force and effect until the Effective Date notwithstanding the execution and delivery hereof);
NOW THEREFORE, for good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that, subject only to the execution and delivery of this Agreement by the parties hereto and the occurrence of the Effective Date, the Original Agreement is hereby amended and restated in its entirety to read as follows:
ARTICLE I

DEFINITIONS
SECTION 1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:
“AASL” has the meaning set forth in the Preamble.
“Accession Agreement” means an accession agreement entered into by a New Lender and acknowledged and agreed to by the Administrative Agent and the Borrower, substantially in the form of Exhibit J hereto.
“Account Bank” means initially Deutsche Bank Trust Company Americas and any successor or replacement thereof.
“Account Register” has the meaning set forth in Section 15.5(a).
“Additional Advance Commitment Period” means the period commencing on the Effective Date and ending on the Conversion Date.
“Additional Advance Date” has the meaning set forth in Section 2.1(g)(i).
“Additional Advance Request” has the meaning set forth in Section 2.2(b).
“Additional Advances” has the meaning set forth in Section 2.1(d).

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“Additional Lease” means a Lease of an Additionally Financed Aircraft that is listed as an “Additional Lease” on Schedule III hereto, as such schedule is required, pursuant to the terms hereof, to be amended, restated or otherwise modified from time to time.
“Additionally Financed Aircraft” means an Aircraft with respect to which an Advance (other than an Improvement Advance) is made subsequent to the Initial Advance Date (or is otherwise an Additionally Financed Aircraft as described in Section 10.38(d)) and which is listed on Schedule I hereto, as such schedule is required, pursuant to the terms hereof, to be amended, restated or otherwise modified from time to time.
“Adjusted Appraised Base Value” means, as of any date of determination, with respect to an individual Aircraft, its adjusted appraised base value determined as follows:
AIBV - [OBV x 0.00375 x N] – [OBV x 0.00583333 x M]
where:
AIBV    =    the Applicable Initial Appraised Base Value of such Aircraft;
M    =    if such Aircraft has an Aircraft Age of 60 months or more, the number of months elapsed since the later of:
(a)the date on which the Initial Advance with respect to such Aircraft was made hereunder (or, if applicable, the date on which an Improvement Advance was made with respect to such Aircraft) and
(b)the date on which such aircraft reached an age of 60 months, to the date of determination; or
if such aircraft is less than 60 months old, M = 0; and
N    =    the number of months elapsed since the date on which the Initial Advance with respect to such Aircraft was made hereunder (or, if applicable, the date on which an Improvement Advance was made with respect to such Aircraft) to (a) if such Aircraft had an Aircraft Age of less than 60 months, the date of determination or (b) otherwise, to the date on which such Aircraft reached an Aircraft Age of 60 months; and
OBV    =    the Original Base Value of such Aircraft;
“Adjusted Appraised Market Value” means, as of any date of determination, with respect to an individual Aircraft, its adjusted appraised market value determined as follows:

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AICMV - [OMV x 0.00375 x N] – [OMV x 0.00583333 x M]
where:
AICMV    =    the Applicable Initial Current Market Value of such Aircraft;
M    =    if such Aircraft has an Aircraft Age of 60 months or more, the number of months elapsed since the later of:
(a)the date on which the Initial Advance with respect to such Aircraft was made hereunder (or, if applicable, the date on which an Improvement Advance was made with respect to such Aircraft) and
(b)the date on which such aircraft reached an age of 60 months, to the date of determination; or
if such aircraft is less than 60 months old, M = 0; and
N    =    the number of months elapsed since the date on which the Initial Advance with respect to such Aircraft was made hereunder (or, if applicable, the date on which an Improvement Advance was made with respect to such Aircraft) to (a) if such Aircraft had an Aircraft Age of less than 60 months, the date of determination or (b) otherwise, to the date on which such Aircraft reached an Aircraft Age of 60 months; and
OMV    =    the Original Market Value of such Aircraft;
“Adjusted Book Value” means, as of any date of determination, with respect to an individual Aircraft, its adjusted book value determined as follows:
AIBKV - [OBKV x 0.00375 x N] – [OBKV x 0.00583333 x M]
where:
AIBKV    =    the Applicable Initial Book Value of such Aircraft;
M    =    if such Aircraft has an Aircraft Age of 60 months or more, the number of months elapsed since the later of:
(a)the date on which the Initial Advance with respect to such Aircraft was made hereunder (or, if applicable, the date on which an Improvement Advance was made with respect to such Aircraft) and
(b)the date on which such aircraft reached an age of 60 months,

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to the date of determination; or
if such aircraft is less than 60 months old, M = 0; and
N    =    the number of months elapsed since the date on which the Initial Advance with respect to such Aircraft was made hereunder (or, if applicable, the date on which an Improvement Advance was made with respect to such Aircraft) to (a) if such Aircraft had an Aircraft Age of less than 60 months, the date of determination or (b) otherwise, to the date on which such Aircraft reached an Aircraft Age of 60 months; and
OBKV    =    the Original Book Value of such Aircraft;
“Adjusted Borrowing Value” means, (a) with respect to an Eligible Aircraft financed with an Initial Advance, (A) on the Initial Advance Date, the amount specified as the “Adjusted Borrowing Value” on Schedule VII and (B) as of any other date of determination, its Adjusted Appraised Base Value, and (b) with respect to any Eligible Aircraft not financed with an Initial Advance, and as of any date of determination, the Approved Value as of such date. The Adjusted Borrowing Value of an Aircraft that is not an Eligible Aircraft as of the related date of determination, or as to which an Event of Loss has occurred as of the related date of determination, shall be zero. Also, while Critical Mass exists, to the extent that inclusion of the Adjusted Borrowing Value of a particular Aircraft under clause (b) of the definition of Facility Limit Percentage causes the Facility Limit Percentage to exceed an Aircraft Type Concentration Limit, Country/Region Concentration Limit or Widebody Maximum Percentage, as applicable, such Adjusted Borrowing Value, when used in calculating any Borrowing Base, will be reduced to the highest amount which, if included under such clause (b), would not cause such an excess.
In connection with the issuance of an Additional Advance Request for any Eligible Aircraft not financed with an Initial Advance the Borrower shall compute the lowest of (x) the applicable Advance Rate multiplied by such Eligible Aircraft’s Adjusted Book Value, (y) the applicable Advance Rate multiplied by such Eligible Aircraft’s Adjusted Appraised Base Value and (z) the applicable Advance Rate multiplied by such Eligible Aircraft’s Adjusted Appraised Market Value. The “Approved Value” for such Eligible Aircraft as of any date of determination will be its Adjusted Book Value, Adjusted Appraised Base Value or Adjusted Appraised Market Value, whichever amount resulted in the lowest computation among clauses (x), (y) and (z) made pursuant to the preceding sentence in connection with such initial Additional Advance Request.
“Administrative Agent” has the meaning set forth in the Preamble.
“Advance” means any amount disbursed by any Lender (or, if applicable, such Lender’s Conduit Lender) to the Borrower under this Agreement.
“Advance Date” means the Initial Advance Date or an Additional Advance Date.

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“Advance Rate” means, for each Aircraft of a particular Type as of any date of determination, the applicable Base Advance Rate (whether before or after Critical Mass exists), as adjusted by each applicable Advance Rate Adjustment.
“Advance Rate Adjustment” means, with respect to any Aircraft, an adjustment to the Base Advance Rates for an Aircraft of that Type, attributable to a Critical Mass Advance Rate Adjustment, Lessee Diversity Score Advance Rate Adjustment, Deferral Advance Rate Adjustment or Portfolio Test Advance Rate Adjustment. Such Advance Rate Adjustments will apply to the determination of the applicable Advance Rates against Adjusted Borrowing Value, and be re-determined with all applicable adjustments being given current effect, as of each Payment Date or any other date as of which a Borrowing Base is being determined. All applicable Advance Rate Adjustments as of any particular date of determination will apply on a cumulative basis to reduce (or restore, if applicable) the otherwise applicable Base Advance Rate.
“Adverse Claim” means any Lien or any title retention, trust, or other type of preferential arrangement having the effect or purpose of creating a Lien or any claim of ownership, other than Permitted Liens.
“AerCap” has the meaning set forth in the Preamble.
“AerCap-Borrower Purchase Agreement” means the Purchase Agreement, substantially in the form of Exhibit M hereto, dated as of April 26, 2006, by and among the Borrower, AerCap and other vendors, as amended, restated, supplemented or otherwise modified from time to time pursuant to the terms thereof.
“AerCap Group” means AerCap Holdings N.V. (or, in the event that AerCap Holdings N.V. is replaced as parent entity of the AerCap Group and as the Supporting Party in accordance with Section 12.1(f), such successor entity to AerCap Holdings N.V.) and its consolidated Subsidiaries.
“AerCap Liquidity Facility” means the liquidity loan agreement, dated April 26, 2006, from AerCap as lender in favor of the Borrower, established for the purpose of funding the portion of Approved Asset Improvement Costs of the Borrower expected to be repaid with the proceeds of an Improvement Advance hereunder (with the remaining portion of such costs to be funded through advances under the AerCap Sub Note).
“AerCap Sub Notes” means, collectively, (i) that certain subordinated note of the Borrower, dated April 26, 2006 (and as amended and restated May 8, 2007, as further amended and restated June 9, 2011, as further amended and restated May 10, 2013, as further amended and restated December 10, 2014, as further amended and restated August 10, 2017, as further amended and restated December 10, 2020, as further amended and restated March 10, 2022, as further amended December 14, 2023 and as further amended and restated on the Effective Date), issued to AerCap, the principal of and interest on which are repayable on a subordinated basis to the Borrower’s obligations to the Lenders, pursuant to the Flow of Funds and/or (ii) any other subordinated note of the Borrower, in form and substance identical to the subordinated note

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described in clause (i), issued to AerCap Holdings N.V. or any wholly owned Subsidiary of AerCap Holdings N.V., the principal of and interest on which are repayable on a subordinated basis to the Borrower’s obligations to the Lenders, pursuant to the Flow of Funds.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Lender” has the meaning set forth in Section 6.6(a).
“Affected Party” has the meaning set forth in Section 6.2(a).
“Affiliate” of any Person means any other Person that (i) directly or indirectly controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any employee benefit plan), or (ii) is an officer, trustee or director of such person. Without limiting the foregoing, a Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power:
(a)    to vote greater than 50% or more of the securities, membership interests or similar ownership interests (on a fully diluted basis) having ordinary voting power for the election of directors, members, managing partners or similar Persons; or
(b)    to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.
The word “Affiliated” has a correlative meaning. Notwithstanding the foregoing, in relation to any member of NatWest Group plc and its subsidiaries and subsidiary undertakings, the term "Affiliate" shall not include (i) the UK government or any member or instrumentality thereof, including His Majesty's Treasury and UK Financial Investments Limited (or any directors, officers, employees or entities thereof) or (ii) any persons or entities controlled by or under common control with the UK government or any member or instrumentality thereof (including His Majesty's Treasury and UK Financial Investments Limited) and which are not part of NatWest Group plc and its subsidiaries or subsidiary undertakings.
“Agreement” means this Eighth Amended and Restated Credit Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Aircraft” means one or more of the commercial aircraft (including, without limitation, the airframe and all engines and parts with respect thereto) listed on Schedule I hereto, as such schedule is required, pursuant to the terms hereof, to be amended, restated or otherwise modified from time to time.
“Aircraft Acquisition Documents” means in respect of any Aircraft to become a Funded Aircraft, any of the related Lease, a bill of sale, a lease assignment and assumption agreement, the purchase agreement pursuant to which AerCap or an Aircraft Owning Entity acquires the Aircraft for on-sale to the Borrower under the AerCap-Borrower Purchase Agreement, and any

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invoice or other documentation evidencing the purchase price paid for such assets (to the extent not evidenced by any of the foregoing other documents).
“Aircraft Age” means the age in integral numbers of completed elapsed months of an Aircraft since its date of manufacture.
“Aircraft Age Limit” means, with respect to each Additionally Financed Aircraft, 90 months from the date of manufacture.
“Aircraft Asset Expenses” has the meaning set forth in the Servicing Agreement; provided that, when such term is used in the Flow of Funds, Aircraft Asset Expenses shall not be deemed to include expenses that have been paid with funds withdrawn from the Maintenance Reserve Account or the Security Deposit Account, and also shall not include expenses and costs attributable to Approved Asset Improvements.
“Aircraft Assets” means one or more Aircraft, together with the related assets with respect thereto, including, without limitation, the Leases with respect to such Aircraft (and the Related Security with respect thereto) and any related Security Deposits, Maintenance Reserves or other cash reserves.
“Aircraft Limitation Event” means that at any time that a Critical Mass exists, and immediately after giving effect to any of the following:
(a)    an acquisition into the Borrower’s Portfolio of an Aircraft, or
(b)    the sale and consequent removal from the Borrower’s Portfolio of an Aircraft, any of the following is true: (i) any Aircraft Type Concentration Percentage will exceed the related Aircraft Type Concentration Limit or (ii) the Widebody Percentage will exceed the Widebody Maximum Percentage.
“Aircraft Owning Entity” means a Person that is (i) an entity with Organizational Documents and Operating Documents substantially in the forms attached hereto as Exhibit Q (or in such other form as shall be reasonably satisfactory to the Administrative Agent), (ii) is identified on Schedule II hereto, as such schedule is required, pursuant to the terms hereof, to be amended, restated or otherwise modified from time to time, (iii)  the sole legal owner (including, without limitation, an Owner Trust but excluding an Owner Participant) of the Aircraft listed to the right of such Person’s name on such Schedule II hereto (as such schedule is required, pursuant to the terms hereof, to be amended, restated or otherwise modified from time to time), and (iv) a Person in which the Borrower owns, whether directly or indirectly, all of the Equity Interests.
“Aircraft Sale” has the meaning set forth in Section 7.2(f)(v).
“Aircraft Type Concentration Adjustment” means, for all Types, to the extent the Aircraft Type Concentration Percentage exceeds the relevant Aircraft Type Concentration Limit, the

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Adjusted Borrowing Value attributable to Aircraft of such Type that is used in calculating any Borrowing Base will be reduced to the highest amount which, if used in the calculation of Aircraft Type Concentration Percentage, would not cause such an excess.
“Aircraft Type Concentration Limit” means, for each Type of Aircraft listed on Table 1 to Appendix I hereto, the percentage set forth under the category “Maximum Aircraft Type Concentration Percentage” on Table 1 of Appendix I.
“Aircraft Type Concentration Percentage” means, for any date of determination and any particular Type of Aircraft, the Facility Limit Percentage of Aircraft of that Type in the Borrower’s Portfolio as of such date.
“Allocable Advance Amount” means, with respect to any Aircraft and as of any date of determination, an amount equal to the product of (i) the Outstanding Principal Amount as of such date and (ii) a fraction, the numerator of which is equal to the Adjusted Borrowing Value of such Aircraft as of such date and the denominator of which is equal to the sum of the Adjusted Borrowing Values of all Aircraft in the Borrower’s Portfolio at such time.
“Alternate Base Rate” means, as of any date, a fluctuating rate of interest per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to (i) the greater of (a) the rate of interest established by BofA as its prime rate (such rate not necessarily being the lowest or best rate charged by BofA) as of such date of determination, (b) the Federal Funds Rate most recently determined by the Administrative Agent plus 0.50% per annum, (c) Term SOFR for a one-month tenor in effect on such day plus 1.00% per annum and (d) the Floor minus if subclauses (a) through (c) are used to determine the “Alternate Base Rate” (ii) 1.00%.
“Alternate Base Rate Advance” means an Advance that bears interest based on the Alternate Base Rate.
“Alternate Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Amendments” has the meaning set forth in Section 7.1A(c).
“Amortization Period” means the period beginning on the Conversion Date and ending on the Stated Maturity Date.
“Anti-Money Laundering Laws” means any and all Requirements of Law relating to money laundering or terrorist financing.
“Anti-Terrorism Laws” means any and all Requirements of Law relating to terrorism and terrorist financing, including, without limitation, the Executive Order and the Patriot Act.
“Applicable Carrier” means, as of any date, with respect to any Aircraft, the Eligible Carrier that is leasing such Aircraft from the applicable Aircraft Owning Entity or an Applicable Intermediary, on such date.

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“Applicable Foreign Aviation Law” means, with respect to any Aircraft, any applicable law, rule or regulation (other than the FAA Act) of any Government Entity of any jurisdiction not included in the United States, governing the registration, ownership, operation, or leasing of all or any part of such Aircraft, or the creation, recordation, maintenance, perfection or priority of Liens on all or any part of such Aircraft.
“Applicable Initial Appraised Base Value” means, with respect to any individual Aircraft,
(a)    If an initial Advance was or is being made in respect of such Aircraft but no Improvement Advance has been made in respect thereof, the Applicable Initial Appraised Base Value for such Aircraft shall be equal to the Base Value of such Aircraft set forth in its Initial Base Value Appraisal (provided that for any Aircraft financed with the proceeds of the Initial Advance, its Applicable Initial Appraised Base Value determined pursuant to this clause (a) shall be the amount specified as the “Adjusted Borrowing Value” for such Aircraft on Schedule VII); and
(b)    If an Improvement Advance was or is being made in respect of such Aircraft, the Applicable Initial Appraised Base Value for such Aircraft shall be equal to the Base Value of such Aircraft set forth in its Improvement Base Value Appraisal.
“Applicable Initial Book Value” means, with respect to any individual Aircraft,
(a)    If an initial Advance was or is being made in respect of such Aircraft but no Improvement Advance has been or is being made in respect thereof, the Applicable Initial Book Value for such Aircraft shall be equal to the Book Value of such Aircraft as of the date on which the initial Advance with respect to such Aircraft was made hereunder; and
(b)    If an Improvement Advance was or is being made in respect of such Aircraft, the Applicable Initial Book Value for such Aircraft shall be equal to the sum of (i) the amount of Approved Asset Improvement Cost for such Aircraft, plus (ii) the Adjusted Book Value    of such Aircraft as of the date such Approved Asset Improvement Costs are incurred, determined using clause (a) immediately above as the Applicable Initial Book Value.
“Applicable Initial Current Market Value” means, with respect to any individual Aircraft,
(a)    If an initial Advance was or is being made in respect of such Aircraft but no Improvement Advance has been or is being made in respect thereof, the Applicable Initial Current Market Value for such Aircraft shall be equal to the Current Market Value of such Aircraft set forth in its Initial Current Market Value Appraisal; and
(b)    If an Improvement Advance was or is being made in respect of such Aircraft, the Applicable Initial Current Market Value for such Aircraft shall be equal to the Current Market Value of such Aircraft set forth in the Improvement Current Market Value Appraisal.

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“Applicable Intermediary” means, with respect to any Aircraft, the Eligible Intermediary that has leased such Aircraft from the applicable Aircraft Owning Entity or Owner Trustee, and has subleased such Aircraft to an Applicable Carrier.
“Applicable Margin” means: (a) from the Effective Date to and including the Conversion Date, 1.70%, (b) after the Conversion Date to and including the first anniversary of the Conversion Date, 2.45% and (c) after the first anniversary of the Conversion Date, 3.45%.
“Approved Appraiser” means each of Ascend Worldwide Limited, BK Associates, Inc. and IBA Group Limited; provided that in the event that any such entity ceases to exist, such appraiser shall be replaced with any other ISTAT commercial aircraft appraiser which is selected by the Borrower and reasonably acceptable to the Administrative Agent.
“Approved Asset Improvement” means, in respect of an Aircraft in the Borrower’s Portfolio against which an Advance has been previously made, the Borrower’s procurement (using funds derived from advances made to it under the AerCap Liquidity Facility, the AerCap Sub Notes, and/or retained cash flow distributed to it pursuant to the Flow of Funds) of a value-enhancing improvement or upgrade as to such Aircraft (including but not limited to airframe heavy checks, engine refurbishment, landing gear overhaul, APU overhaul, and aircraft reconfiguration) but excluding the conversion of an aircraft from passenger to freighter configuration.
“Approved Asset Improvement Cost” means the amount of the Borrower’s (or applicable Borrower Subsidiary’s) cost for an Approved Asset Improvement, following the Other Improvement Effective Date in respect of such Approved Asset Improvement, and the Borrower’s procurement and delivery to the Administrative Agent of an Improvement Base Value Appraisal and Improvement Current Market Value Appraisal of the related Aircraft.
“Approved Country List” means the list of countries set forth on Schedule IV attached hereto, as such list may be modified and supplemented from time to time in accordance with the following provisions (it being understood that no country which is a Prohibited Country shall be on the Approved Country List):
(a)    if the Administrative Agent advises the Borrower in writing of (i) a change in law or regulation or in the interpretation thereof by a Government Entity after the Signing Date, or (ii) the implementation or initial application by a Government Entity after the Signing Date of law or regulation in a particular country then on the Approved Country List, that in either case, in the good faith, reasonable judgment of the Administrative Agent makes the financing of Aircraft registered in such country or leased by a Lessee organized under the laws of or domiciled in such country, subject to a material increase in legal risk as to creditor’s or lessor’s rights, rights of repossession or enforcement, or other material legal risks making it undesirable for a lender to finance such Aircraft (any of the foregoing, an “Adverse Legal Risk Change”), then the Approved Country List shall upon delivery of such written advice be deemed amended and changed to remove such adversely affected country, provided that no such removal shall be effective as to any Additional Advance for an Additionally Financed Aircraft

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related to the affected jurisdiction that occurs within 30 days of the delivery of such written advice, unless such Adverse Legal Risk Change itself occurred within such 30 day period; and
(b)    with respect to (i) any adversely affected country described in clause (a) above which has been removed from the Approved Country List, or (ii) any other country which is otherwise not on the current Approved Country List, the Borrower may nonetheless provide that such country be treated for all purposes hereunder as if it were named on the list by either (1) obtaining the written agreement of the Administrative Agent to so treat such country as if on the list (or to actually add the country to an amended version of such list, if mutually agreed with the Borrower), or (2) procuring and maintaining Political Risk/Repossession Insurance in respect of Aircraft either registered in such country or that are leased under a Lease with a Lessee domiciled in or organized under the laws of such country (or both, if such is the case), in an amount not less than the Required Coverage Amount; and
(c)    any country (other than a Prohibited Country) that has become or becomes a “contracting state” by ratification/accession to the Cape Town Convention and related Aviation Protocol shall be deemed automatically added to the Approved Country List at the time it becomes such a contracting state.
“Approved Restructuring” means a series of transactions (including the making of inter-company loans and capital contributions, share issuances, share redemptions (which may occur at a premium) and the amendment of the Operating Documents of certain Borrower Subsidiaries to permit such capital contributions, share issuances and share redemptions (which may occur at a premium)) that may occur over a period of time, to transfer the Borrower’s ownership interests in certain Borrower Subsidiaries to one or more newly formed Borrower Subsidiaries (each such newly formed Borrower Subsidiary, a “Holdco Subsidiary”) each of which shall (i) be wholly owned by the Borrower, (ii) otherwise meet all requirements for all other Borrower Subsidiaries under the Credit Agreement, (iii) become a party to the Security Trust Agreement and, pursuant to the terms thereof, pledge its ownership interests in each of the Borrower Subsidiaries that it owns and (iv) have its ownership interests pledged by the Borrower pursuant to the terms of the Security Trust Agreement; provided that the Administrative Agent shall have received one or more Opinions of Counsel with respect to such transactions addressing substantive consolidation and compliance with Irish corporate law.
“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender or a Conduit Lender and an assignee of such Lender or Conduit Lender, as the case may be, and acknowledged and agreed to by the Administrative Agent, and, if the assignee thereunder is not an Eligible Assignee and such assignment and assumption agreement is executed prior to the occurrence of an Event of Default, acknowledged and agreed to by the Borrower, substantially in the form of Exhibit C hereto.
“Available Collections” means in respect of any Payment Date, the sum of (a) all Collections on deposit in the Collection Account as of the last day of the calendar month preceding such Payment Date and (b) the Maintenance Reserves Surplus Amount transferred

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from the Maintenance Reserve Account to the Collection Account on such Payment Date; provided that with respect to Leases with rental payments payable by the Lessee less frequently than monthly that are deposited therein during such calendar month, a pro rata portion (based on the frequency of payment in months) of such rental payments that have been so received and are held in the Collection Account will be treated as Available Collections received during that and each succeeding calendar month, and in each case applied on the related Payment Date pursuant to the Flow of Funds, with the balance not so applied on a Payment Date being retained in the Collection Account for pro rata application on future monthly Payment Dates as aforesaid.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.7(d).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Base Advance Rate” means, (a) with respect to each Aircraft financed with the proceeds of the Initial Advance, as of any date of determination while Critical Mass exists, the amount set forth on Schedule VII as the Base Advance Rate for such Aircraft, (b) with respect to each Additionally Financed Aircraft, as of any date of determination while Critical Mass exists, any of the percentages (based on such Aircraft’s Adjusted Borrowing Value) set forth on Table 2 of Appendix I for each Type of Aircraft listed on such Table 2, under the headings “Base Advance Rate while Critical Mass exists,” (c) and with respect to each Aircraft on any date of determination when Critical Mass no longer exists, the percentages set forth on Table 2 of Appendix I for each Type of Aircraft listed on such Table 2, under the heading “Base Advance Rate while Critical Mass does not exist.”
“Base Value” means, with respect to any Aircraft and the definitions of Initial Base Value Appraisal and Improvement Base Value Appraisal used herein, the “Base Value” of such Aircraft which, in any case, represents an appraiser’s opinion of the underlying economic value

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of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use”, founded in the historical trend of values and in the projection of future value trends and presuming an arm’s length, cash transaction between willing, able and knowledge parties acting prudently, with an absence of duress and with a reasonable period of time available for marketing.
“Basel III” means:
(a)    the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;
(b)     the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and
(c)    any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.7(a).
“Benchmark Date” means (a) for any Lender party to the Initial Agreement, April 26, 2006, (b) for any Lender not party to the Initial Agreement but party to the First Amended Agreement, May 8, 2007, (c) for any Lender not party to the Initial Agreement or the First Amended Agreement, but party to the Second Amended Agreement, June 9, 2011, (d) for any Lender not party to the Initial Agreement, the First Amended Agreement or the Second Amended Agreement, but party to the Third Amended Agreement, May 10, 2013, (e) for any Lender not party to the Initial Agreement, the First Amended Agreement, the Second Amended Agreement or the Third Amended Agreement, but party to the Fourth Amended Agreement, December 10, 2014, (f) for any Lender not party to the Initial Agreement, the First Amended Agreement, the Second Amended Agreement, the Third Amended Agreement or the Fourth Amended Agreement, but party to the Fifth Amended Agreement, August 10, 2017, (g) for any Lender not party to the Initial Agreement, the First Amended Agreement, the Second Amended Agreement, the Third Amended Agreement, the Fourth Amended Agreement or the Fifth Amended Agreement, but party to the Sixth Amended Agreement, December 4, 2020, (h) for any Lender not party to the Initial Agreement, the First Amended Agreement, the Second Amended Agreement, the Third Amended Agreement, the Fourth Amended Agreement, the Fifth Amended Agreement or the Sixth Amended Agreement, but party to the Original Agreement, February 25,

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2022 and (i) for any Lender not a party to any of the Initial Agreement, the First Amended Agreement, the Second Amended Agreement, the Third Amended Agreement, the Fourth Amended Agreement, the Fifth Amended Agreement, the Sixth Amended Agreement or the Original Agreement, the later of the Signing Date and the date such Lender becomes a party hereto; provided that with respect to any Conduit Lender, each foregoing reference to “Lender” shall be deemed a reference to such Conduit Lender’s Granting Lender; provided, however, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and (ii) the New Accord, and, with respect to clause (i) and (ii), all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith shall be deemed to have been enacted, adopted or issued subsequent to the Signing Date, regardless of the date actually enacted, adopted or issued.
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof)

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has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the

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90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 3.7 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 3.7.
“BIS” means the Bureau of Industry and Security of the U.S. Department of Commerce.
“Board of Directors” means, with respect to any Person, (i) in the case of any company or corporation, the board of directors of such person, (ii) in the case of any limited liability company, the board of managers of such person, (iii) in the case of any limited partnership with a corporate general partner, the Board of Directors of the general partner of such person and (iv) in any other case, the functional equivalent of the foregoing.
“BofA” means Bank of America, N.A.
“Bond Amount” has the meaning set forth in Section 8.1(g)(i).
“Book Value” means with respect to an Aircraft, (a) if such Aircraft was financed with the proceeds of an Initial Advance, the amount specified on Schedule VII as the “Book Value” for such Aircraft, (b) if such Aircraft or related Aircraft Owning Entity was purchased by AerCap not earlier than 45 days prior to its related Initial Advance Date or Additional Advance Date, as applicable, an amount equal to the cash purchase price of such Aircraft (or related Aircraft Owning Entity), or (c) if such Aircraft or Aircraft Owning Entity was purchased by AerCap more than 45 days prior to its related Initial Advance Date or Additional Advance Date, as applicable, an amount equal to the net book value for such asset as such value would be carried on the records of AerCap Group, consistent with GAAP, at the time of the related Initial Advance Date or Additional Advance Date, as applicable.
“Borrower” has the meaning set forth in the Preamble.
“Borrower Acquisition” has the meaning set forth in Section 10.30(a).
“Borrower Acquisition Documents” means, in respect of any Funded Aircraft, the documents executed in connection with a Borrower Acquisition thereof, including without limitation, any related Aircraft Acquisition Document and the AerCap-Borrower Purchase Agreement.
“Borrower Collateral” has the meaning set forth for the term “Collateral” as defined in the Security Trust Agreement.

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“Borrower Expenses” means, for purposes of the use of such term in the Flow of Funds, Aircraft Asset Expenses, Operating Expenses and Related Expenses; provided that Borrower Expenses as used in the Flow of Funds shall not include (a) Borrower Income Tax Expenses (to the extent a separate allocation is provided therefor in the Flow of Funds), (b) expenses that have been or are properly payable or reimbursable with funds withdrawn from the Maintenance Reserve Account or the Security Deposit Account, or with the application of funds received from an insurance payment or other third party payment relating to casualty or condemnation (and in either such case such funds are actually available to the Borrower for such purposes and, for the avoidance of doubt, such expenses shall be Borrower Expenses to the extent such funds are not actually available to the Borrower for such purpose), (c) any expenses and costs attributable to Approved Asset Improvements, which costs (assuming satisfaction of all applicable conditions precedent and other requirements of this Agreement) could properly be the subject of reimbursement through an Improvement Advance, or (d) Overhead Expenses (as defined in the Servicing Agreement).
“Borrower Funding Account” means an account (number UBSAFL.5) in the name of the Borrower and maintained with the Account Bank.
“Borrower Group Member” means the Borrower or a Borrower Subsidiary.
“Borrower Income Tax Expenses” means, for purposes of the use of such term in the Flow of Funds, Taxes based upon, attributable to or otherwise determinable by relation to income or net income of the Borrower or any Borrower Group Member.
“Borrower’s Portfolio” means, when used with respect to Aircraft, all Aircraft then Owned directly or indirectly by any Borrower Group Member or Owner Trust.
“Borrower Subsidiary” means any direct or indirect Subsidiary of the Borrower (including, without limitation, any Holdco Subsidiary), each of which shall be reasonably satisfactory to the Administrative Agent, including, without limitation, any Aircraft Owning Entity, any Owner Participant and any Applicable Intermediary.
“Borrowing Base” means, (A) as of the Effective Date and with respect to the Aircraft financed with the proceeds of the Initial Advance, the amount specified as the “Borrowing Base” on Schedule VII, and (B) as of any other date of determination, the amount equal to (a) the aggregate sum of the products of (x) the applicable Advance Rate for each Aircraft then in the Borrower’s Portfolio and (y) the Adjusted Borrowing Value of such Aircraft (after giving effect to any Aircraft Type Concentration Adjustment) as of such date, plus (b) all unreleased Advance proceeds held in the Borrower Funding Account pending release to the Borrower during the Holding Period, or repayment to the Lenders immediately following the Holding Period.
“Borrowing Base Deficiency” means, as of any Payment Date, the amount by which the Outstanding Principal Amount on such Payment Date exceeds the Borrowing Base on such Payment Date.

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“Business Day” means any day on which commercial banks in Paris, France, London, England, New York, New York, United States, Amsterdam, The Netherlands, Dublin, Ireland, Seoul, South Korea, Singapore or Frankfurt am Main, Germany are not authorized or required to be closed.
“CAAC” means the Civil Aviation Administration of China.
“Cape Town Convention” means, collectively, the official English language texts of the Convention on International Interests in Mobile Equipment and the protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, adopted on 16 November 2001, at a diplomatic conference in Cape Town, South Africa.
“Cash Management Agreement” means the Cash Management Agreement, dated as of April 26, 2006, among the Cash Manager, the Collateral Agent, the Borrower, the Aircraft Owning Entities, the Owner Participants, the Applicable Intermediaries and the Administrative Agent, as amended and modified from time to time pursuant to the terms thereof.
“Cash Manager” has the meaning set forth in the Preamble.
“Chattel Paper Original” means, when used in the provisions of Article VII in connection with delivery requirements and in related provisions in Article X, that the applicable original Lease and any related lease amendment or supplement being delivered shall have been designated the sole original copy thereof by the applicable Lessor (1) adding substantially the following language to the cover page of such Lease: “To the extent, if any, that this Lease Agreement or any lease amendment or supplement hereunder constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), this copy shall constitute the sole original thereof and no security interest in this Lease Agreement or lease amendment or supplement may be created through the transfer or possession of any counterpart other than this counterpart”; and (2) marking each other original executed counterpart of such Lease Agreement or lease amendment or supplement in its possession with the words “DUPLICATE ORIGINAL.”
“CML” has the meaning set forth in the Preamble.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder. Section references to the Code are to the Code as in effect at the date of this Agreement and any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.
“Collateral” has the meaning set forth in the Security Trust Agreement.
“Collateral Agent” means, for purposes of this Agreement and the other Transaction Documents and any related agreements or instruments, Deutsche Bank Trust Company Americas in its capacity as collateral agent under the Security Trust Agreement, together with any of its permitted successors and assigns.

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“Collateral Agent Fees and Expenses” means the fees and expenses payable to the Collateral Agent and Account Bank pursuant to this Agreement or the Security Trust Agreement together with any other fees, payments and amounts owed to the Collateral Agent or the Account Bank under the Security Trust Agreement or this Agreement, including, without limitation, amounts payable pursuant to any indemnification provisions thereunder
“Collection Account” means the Collection Trust Account together with the Collection DDA Account (it being understood that any provision herein providing for or requiring a deposit of funds to the Collection Account shall be deemed to refer to a deposit to the Collection DDA Account, with all amounts on deposit in the Collection DDA Account to be automatically transferred on a daily basis to the Collection Trust Account).
“Collection DDA Account” means an account (number 01-474-339) in the name of the Borrower and maintained with the Account Bank.
“Collection Trust Account” means an account (number UBSAFL.1) in the name of the Borrower and maintained with the Account Bank.
“Collections” means (i) any and all rent or lease payments, fees, and other income or payments in respect of any and all Aircraft due or collected under the Leases of such Aircraft excluding Maintenance Reserves payments and Security Deposit payments made by the applicable lessees, (ii) any and all proceeds from the sale, transfer, assignment or other disposition of any Aircraft, (iii) the portion of Security Deposits applied against rent or lease payments, (iv) any and all payments received by the Borrower as indemnification payments in respect of (A) any Aircraft Assets or (B) any Aircraft Owning Entity, Owner Participant or other Borrower Subsidiary, pursuant to the AerCap-Borrower Purchase Agreement, an Aircraft Acquisition Document or otherwise, (v) any proceeds from any guarantees, letters of credit or similar arrangements related to any and all Leases with respect to any and all Aircraft supporting the obligations described in clauses (i) through (iv) above, (vi) payments received by the Borrower under any Hedge Agreement, (vii) the amount of any Servicer Advances funded by the Servicer into the Collection Account, and (viii) any proceeds from any insurance (other than liability insurance) with respect to any and all Aircraft; provided that Collections shall not include any Excluded Payments.
“Commitment” of any Lender means (a) with respect to each Lender and Advances, the amount set forth opposite such Lender’s name on Appendix II as such Lender’s “Commitment”, or such amount as reduced or increased pursuant to Section 2.7 or by any Assignment and Assumption entered into by such Lender in compliance with Section 15.1, (b) with respect to a Lender (other than a Lender described in clause (a) above) that has entered into an Assignment and Assumption in compliance with Section 15.1, the amount set forth therein as such Lender’s Commitment and (c) with respect to a New Lender, the amount set forth as such Lender’s Commitment in an Accession Agreement entered into by such New Lender, in each case as such amount may be reduced or increased pursuant to Section 2.7 or an Assignment and Assumption entered into by such Lender in compliance with Section 15.1. As of the Effective Date, the total Commitments for all Lenders will be $2,250,000,000.

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“Commitment Fee” has the meaning set forth in the Fee Letter.
“Communications” has the meaning set forth in Section 17.3(c).
“Conduit Lender” means a special purpose financing entity designated as a Conduit Lender by a Granting Lender pursuant to Section 2.8.
“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).
“Contingent Liabilities” means, with respect to any Person, (a) any agreement, undertaking or arrangement by which such Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person (the amount of obligation under any Contingent Liabilities shall be deemed to be the maximum outstanding amount of the debt, obligation or other liability guaranteed) and/or (b) liabilities that are contingent in nature which would be included as liabilities on the face of the balance sheet of such Person in accordance with GAAP.
“Contingent Policy” means (i) the insurance policy MK 51244 provided by Willis Limited for the benefit of the Borrower as in effect on the Original Closing Date, in the form provided and certified as a true and correct copy by the Borrower to the Administrative Agent for review prior to the Original Closing Date, with such amendments, addendums, endorsements, extensions or replacements as may have been entered into consistent with the provisions of Section 10.34 hereof, or (ii) one or more aviation hull, liability and/or other insurance policies in replacement of the foregoing as the Administrative Agent shall have reasonably approved.
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting

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securities, by contract or otherwise, and the terms “Controlling” and “Controlled” and “Controlled by” shall have meanings correlative thereto.
“Conversion Date” means the Payment Date occurring in July 2027; provided that, if an Event of Default or an Early Amortization Event occurs prior to the then scheduled Conversion Date, the Conversion Date shall be accelerated to the date on which such Event of Default or Early Amortization Event shall occur.
“Country/Region Concentration” means, for Aircraft within the Borrower’s Portfolio that are subject to a Lease, and for any date of determination, the Facility Limit Percentage of all Aircraft in the Borrower’s Portfolio that are under Lease to a Lessee within a specified Lessee Location (or an Affiliate thereof).
“Country/Region Concentration Limits” means, for Aircraft within the Borrower’s Portfolio which are subject to a Lease, the percentage assigned for each particular category of Lessee Location as set forth in the table on Appendix I hereto headed “Geographical Diversification”. To the extent any Country/Region Concentration Limit refers to specific credit ratings and the applicable Rating Agencies do not both assign equivalent ratings to a country, the lower rating will be used for purposes of determining compliance with the applicable Country/Region Concentration Limits.
“Credit Documents” means this Credit Agreement, any Notes, the Fee Letter, the AerCap-Borrower Purchase Agreement, the Deed of Tax Indemnity, each Service Provider Agreement, the Indemnification Agreement, the Purchase Agreement Guaranty, the Security Trust Agreement, the Irish Pledges, the Pledge of Borrower Equity, the Expenses Apportionment Agreement, any Maintenance Reserves Eligible Letter of Credit, Liquidity Reserve Eligible Letter of Credit and any Hedge Agreement.
“Credit Parties” has the meaning set forth in Section 17.4.
“Critical Mass” means as of any date of determination, the existence of an Outstanding Principal Amount of not less than $400,000,000.
“Critical Mass Advance Rate Adjustment” means any change within the Base Advance Rates set forth on Table 2 of Appendix I hereto, that occurs as a result of the existence of Critical Mass, as noted in the Base Advance Rate columns set forth within such Table 2 by the designations “Base Advance Rate while Critical Mass does not exist” and “Base Advance Rate while Critical Mass exists”.
“Critical Mass Event Advance” means an Additional Advance following the initial existence of Critical Mass, not constituting an Improvement Advance or for the purpose of financing the acquisition of an Additionally Financed Aircraft into the Borrower’s Portfolio, but utilizing any increase in availability of Advances due to an increase in Base Advance Rate attributable to a Critical Mass Advance Rate Adjustment.

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“Current Market Value” means, with respect to an Aircraft and in connection with the definitions of Initial Current Market Value Appraisal and Improvement Current Market Value Appraisal herein, the amount, expressed in terms of currency, that may reasonably be expected for property exchanged between a willing buyer and a willing seller with equity to both, neither under any compulsion to buy or sell and both fully aware of all relevant, reasonably ascertainable facts.
“Deed of Tax Indemnity” means the Deed, dated 26 April 2006, between AerCap and the Borrower, relating to the AerCap-Borrower Purchase Agreement.
“Default” means any event that, if it continues uncured, will, with lapse of time or the giving of notice or both, constitute an Event of Default.
“Defaulting Lender” means any Lender that (a) has failed to (i) fund (or cause its Conduit Lender to fund) all or any portion of its Advances within two (2) Business Days of the date such Advances were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund an Advance hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent, the Borrower, or to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of an Event of Bankruptcy, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Government Entity so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Government Entity) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive

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and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower and each Lender.
“Default Rate” means, with respect to any Advance (or portion thereof) on any date of determination, a rate per annum equal to the Lender Rate that would otherwise be in effect with respect to such Advance as of such date of determination plus 2%.
“Deferral Advance Rate Adjustment” means an adjustment to the Base Advance Rate of an Additionally Financed Aircraft as follows:
(a)    if, on the Advance Date for such Additionally Financed Aircraft, the Lessee’s obligation to pay all or a portion of basic rent under the Lease of such Additionally Financed Aircraft has been deferred for a specified period pursuant to an agreement amending or waiving provisions of such Lease (or will be deferred pursuant to any such agreement to be entered into immediately after the making of the relevant Advance, where the sole condition to the execution and delivery thereof is the successful receipt of such Advance), and such deferral is continuing on the Advance Date (or the date of the agreement referenced in the prior parenthetical, if applicable), the applicable Base Advance Rate is reduced by 5 percentage points (subject to clause (c) below);
(b)    if, on the Advance Date for such Additionally Financed Aircraft, the Lessee is (or will be for a specified future period) obligated to pay all or a portion of basic rentals calculated based on usage (i.e. a power-by-the-hour arrangement) under the Lease of such Additionally Financed Aircraft (or will be, pursuant to an agreement to be entered into immediately after the making of the relevant Advance, where the sole condition to the execution and delivery thereof is the successful receipt of such Advance), the applicable Base Advance Rate is reduced by 5 percentage points (subject to clause (d) below);
(c)    in the case of any Additionally Financed Aircraft with a Deferral Advance Rate Adjustment arising under clause (a) above, if at any date after the initial Advance Date for such Additionally Financed Aircraft (i) the basic rent deferral period referred to in clause (a) shall have elapsed (after giving effect to any extensions of such deferral period) and (ii) as of such date of determination, there is no Lease Event of Default under such Lease and the relevant Lessee has commenced paying the full contracted amount of rental payments under such Lease, then the Base Advance Rate reduction shall no longer be applicable; and
(d)    in the case of any Additionally Financed Aircraft with a Deferral Advance Rate Adjustment arising under clause (b) above, if at any date after the initial Advance Date for such Additionally Financed Aircraft (i) the Lease of such Additionally Financed Aircraft provides for basic rental payments not primarily calculated based on usage and (ii) as of such date of determination, there is no Lease Event of Default under such Lease and the relevant Lessee has commenced paying the full contracted amount of rental payments under such Lease, then the Base Advance Rate reduction shall no longer be applicable.

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“Determination Date” means, with respect to any Payment Date, the third Business Day immediately preceding such Payment Date.
“Disposition Payment Amount” has the meaning set forth in Section 4.2(b)(i).
“Dollar(s)” and the sign “$” mean lawful money of the United States of America.
“Early Amortization Event” means any of the following events:
(a)    the occurrence of a Servicer Termination Event; or
(b)    any Borrowing Base Deficiency exists as of any Payment Date and is not cured with a payment by the Borrower within five Business Days of such Payment Date.
“EASA” means the European Union Aviation Safety Agency.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means July 10, 2024.
“Effectively Bonded” means, when such term is used in connection with a Lien, judgment or order for the payment of money, that (A) (x) the amount of such Lien, judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (y) such insurer, which shall be rated at least “A” by A.M. Best Company or any similar successor entity, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order, or (B) cash collateral, a letter of credit or other security in form and substance reasonably acceptable to the Administrative Agent has been posted (which may be a Bond Amount), in a manner reasonably satisfactory to the Administrative Agent, in an amount sufficient to discharge the applicable judgment or Lien, it being understood and agreed that depositing any such cash collateral, letter of credit or other security with the Collateral Agent shall be deemed a satisfactory manner of posting for the purposes of the preceding sentence.
“Eligible Aircraft” means any Aircraft that satisfies each of the following requirements:

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(a)    (i) such Aircraft (immediately after giving effect to the related purchase by a Borrower Group Member pursuant to the AerCap-Borrower Purchase Agreement and thereafter) is Owned by an Aircraft Owning Entity, (ii) such Ownership is free and clear of any Adverse Claim, and (iii) the Equity Interest with respect to the Aircraft Owning Entity that owns such Aircraft (immediately after giving effect to the related purchase by the Borrower under the AerCap-Borrower Purchase Agreement and thereafter) is owned, directly or indirectly, by the Borrower free and clear of any Adverse Claim;
(b)    such Aircraft is of a Type set forth on Table 1 to Appendix I hereto; provided further that as of the initial Advance Date for such Aircraft, such Type is not subject to grounding orders or similar directives issued by either (1) all three of the FAA, EASA and CAAC or (2) the aviation authority with which the Aircraft is, or will be, registered on the initial Advance Date for such Aircraft, that, in any case, prohibit all aircraft of such Type subject to its jurisdiction from all commercial flight on such date, in any case, prohibit all aircraft of such Type subject to its jurisdiction from all commercial flight on such date;
(c)    such Aircraft (i) if under Lease, is the subject of an Eligible Lease or (ii) if not the subject of an Eligible Lease, is being (or, after acquisition of such Aircraft by a Borrower Group Member, will be) serviced and managed, including as to efforts to currently, or eventually after completion of any applicable maintenance and/or improvements, market such Aircraft for placement under an Eligible Lease, in each case in accordance with the requirements of the Servicing Agreement;
(d)    such Aircraft is covered by (A) all of the insurance required to be provided by the lessee thereof described on Schedule 2.02(a) to the Servicing Agreement or (B) if such Aircraft is not the subject of an effective Lease, or the lessee with respect to such Aircraft has failed to maintain the insurance described on Schedule 2.02(a) to the Servicing Agreement with respect to such Aircraft (provided that the Servicer is taking all actions necessary under the Servicer Standard of Performance in connection with such lessee’s failure to obtain such insurance), the Contingent Policy; and the Administrative Agent has received with respect to such Aircraft, certificates of insurance from qualified brokers of aircraft insurance or other evidence reasonably satisfactory to the Administrative Agent, evidencing all such insurance, in each case, together with all endorsements required under the Transaction Documents and/or the applicable Notice and Acknowledgment;
(e)    neither the Aircraft Owning Entity, nor, if applicable, the Owner Participant, the Applicable Intermediary or the Owner Trustee, with respect to such Aircraft is organized under the laws of, or domiciled in, any Prohibited Country, nor is the Aircraft registered in any Prohibited Country, provided that, for purposes of this clause (e), “Prohibited Country” shall include (i) Belarus and Ukraine so long as war (either an actual declaration of war or de facto state of war) exists between Ukraine and Russia in the opinion of the Administrative Agent acting reasonably and (ii) Russia;

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(f)    the Collateral Agent (on behalf of the Administrative Agent and the Lenders) has a duly perfected, first priority Lien and security interest on (i) the Aircraft Objects (as defined in the Security Trust Agreement), and the other collateral described in Section 2.01 of the Security Trust Agreement, relating to such Aircraft, in each case, consistent with the Perfection Standards, (ii) the Lease relating to such Aircraft, as applicable and (iii) the Equity Interests of the Aircraft Owning Entity which Owns such Aircraft and, if applicable, the Owner Participant with respect to such Aircraft;
(g)     the Administrative Agent has received each of an Initial Base Value Appraisal and an Initial Current Market Value Appraisal with respect to such Aircraft;
(h)    no Event of Loss has occurred with respect to such Aircraft; and
(i)    at the time of its addition to the Borrower’s Portfolio as a Funded Aircraft, its Aircraft Age does not exceed the Aircraft Age Limit.
In addition, if the provisions of clause (b)(2) of the definition of Approved Country List apply to a country, an Aircraft otherwise constituting an Eligible Aircraft under this definition that is registered in such country, or leased by a Lessee organized under the laws of or domiciled in such country, shall cease to be an Eligible Aircraft if the Borrower fails to maintain the Required Coverage Amount for such country as contemplated in Section 10.34(d) and such failure is not remedied within 30 days.
“Eligible Assignee” has the meaning assigned such term in Section 15.1.
“Eligible Carrier” means any air carrier, or an Affiliate of any air carrier with whom such air carrier has undertaken to maintain, repair and operate an Aircraft in compliance with the terms of the applicable Eligible Lease (provided that the foregoing requirement will be satisfied if the air carrier is the sublessee under a sublease that is subject and subordinate to the Eligible Lease or the air carrier guarantees the obligations of the Lessee under the Eligible Lease), that:
(a)    at the time of the entering into of an Eligible Lease and on the date that the related Aircraft becomes a Funded Aircraft, is duly licensed to carry passengers or cargo (as such may be contemplated under the Lease related to the applicable Aircraft) under all Requirements of Law, whether foreign or domestic,
(b)    is not an Embargoed Person,
(c)    is organized under the laws of or domiciled in a country or jurisdiction whose laws provide for (x) the recognition of the rights of the relevant Aircraft Owning Entity (and any relevant Applicable Intermediary), as owner and lessor of such Aircraft, and (y) the entitlement or ability of such Aircraft Owning Entity (and any relevant Applicable Intermediary) to recover possession of such Aircraft in accordance with the terms of such Lease, and

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(d)    on the date that the Aircraft becomes a Funded Aircraft within the Borrower’s Portfolio under Lease to such air carrier or, if later, on the date that the Lease of the Aircraft to such air carrier commences, has had no continuing Event of Bankruptcy occur with respect to such air carrier unless (i) in the case of a Lease to a carrier domiciled in or organized under the laws of the United States, each Aircraft Owning Entity leasing any Aircraft to such air carrier is entitled, pursuant to an order of the relevant bankruptcy court or under the relevant bankruptcy or insolvency law, to enforce such Aircraft Owning Entity’s rights against such air carrier, including, without limitation, the right to require the performance of such air carrier’s obligations under such Lease or the return of such Aircraft during such air carrier’s bankruptcy or insolvency, and (ii) in the case of a Lease to a carrier domiciled in or organized under the laws of a jurisdiction other than the United States, either (x) the Servicer has received, and found satisfactory, legal advice from Local Aircraft Counsel to the effect that the country in which such air carrier is organized has laws, with respect to bankruptcy, insolvency, protection of creditors, administration of receivership or reorganization applicable to such air carrier that provide for the lessor to have rights in the applicable proceeding with respect to its claims under such Lease similar to the rights of the creditor of a debtor in a proceeding under chapter 11 of title 11 of the United States Code with respect to such creditor’s claims under a post-petition agreement (or, in the event the Lease was entered into prior to the commencement of the case or other proceeding constituting such Event of Bankruptcy, similar to the rights of the creditor or debtor in a proceeding under chapter 11 of title 11 of the United States Code with respect to such creditor’s claims under a pre-petition agreement that the debtor has agreed to assume), or (y) the Administrative Agent has otherwise approved the entering into of such Lease.
“Eligible Conduit Lender” means, with respect to any Lender, a special purpose financing entity (i) administered or sponsored by such Lender or (ii) with respect to which such Lender acts as a Support Party, in each case which is a Qualifying Lender.
“Eligible Counterparty” means, in respect of any Hedge Agreement with the Borrower, any other counterparty that, at the time of execution and delivery of the related Hedge Agreement, (a) has a long term unsecured debt rating of at least A from S&P or A2 from Moody’s, and has a short-term unsecured debt rating of a least A-1 from S&P or “P-1” from Moody’s, (b) is a Lender that is a party to this Agreement at such time, or an Affiliate thereof, or (c) is any other entity that has otherwise been approved by the Borrower and the Lenders.
“Eligible Hedge Agreement” means an ISDA interest rate swap or cap agreement, collar or other interest rate or currency hedging instrument between the Borrower and the Eligible Counterparty named therein, including any schedules and confirmations prepared and delivered in connection therewith, pursuant to which the Borrower will receive payments from, or make payments to, the Eligible Counterparty as provided therein, and which (a) limits recourse by the Eligible Counterparty to the Borrower, to distributions in accordance with the Flow of Funds and (b) is otherwise consistent with the requirements of Section 10.32 hereof.

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“Eligible Intermediary” means, with respect to any Aircraft, a Person that is a direct or indirect, wholly-owned subsidiary of the Borrower.
“Eligible Investments” means book-entry securities entered on the books of the registrar of such securities and held in the name or on behalf of the Account Bank, negotiable instruments, or securities represented by instruments in bearer or registered form (registered in the name of the Account Bank or its nominee) which evidence:
(a)    readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the United States (which mature within 90 days of the date of purchase);
(b)    insured demand deposits, time deposits or certificates of deposit of any commercial bank (which mature within 90 days of the date of purchase) that (i) is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated, at the time of the investment or contractual commitment to invest therein, as described in clause (d), (iii) is organized under the laws of the United States or any state thereof and (iv) has combined capital and surplus of at least $500,000,000;
(c)    money market deposit accounts, time deposits (having a maturity of not more than 90 days from the date of purchase) or savings deposits, in each case as defined by Regulation D of the Board of Governors of the Federal Reserve System and issued or offered by any domestic office of any commercial bank organized under the laws of the United States of America or any state thereof, which institution has a combined capital and surplus and undivided profits of not less than $250,000,000;
(d)    repurchase obligations with a term of not more than ten days for underlying securities of the types described in clauses (a) and (b) above entered into with any bank of the type described in clause (b) above;
(e)    commercial paper having, at the time of the investment or contractual commitment to invest therein, a short-term rating of at least A-1/P-1 from S&P and Moody’s, respectively and maturities of not more than 30 days;
(f)    investments in no-load money market funds having a rating from each of S&P and Moody’s in its highest investment category (including such funds for which the Account Bank or any of its affiliates is investment manager or advisor); or
(g)    other securities or instruments approved in writing by the Administrative Agent.
“Eligible Lease” means a fully-executed, valid and enforceable Lease of an Eligible Aircraft, between an Aircraft Owning Entity that Owns such Aircraft or any Applicable Intermediary, as Lessor, and an Eligible Carrier, as Lessee, which Lease satisfies each of the

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following requirements (unless the Administrative Agent acting at the direction of the Majority Lenders otherwise consents in writing):
(a)    no prepayment shall have been made under such Lease, and no Lease payment obligation shall have been accelerated, provided that it is understood that a scheduled rental payment that is paid at the beginning of a rental period in accordance with the applicable Lease terms is not deemed to be a prepayment;
(b)    the Administrative Agent shall have received a Notice and Acknowledgment executed by the Lessee with respect to such Lease;
(c)    rent or lease payments under such Lease are payable no less frequently than semiannually;
(d)    all monetary obligations of the Lessee pursuant to such Lease are payable solely in Dollars or Euros (and with respect to Euros, subject to the restrictions of Section 10.32), and, in the case of such obligations payable in Euros, a currency hedge agreement that is an Eligible Hedge Agreement is in effect with respect to payments to be made under such Leases;
(e)    the Lessee has delivered to the Lessor formal notice of such Lessee’s acceptance of the relevant Aircraft executed at the time the term of such Lease commenced;
(f)    with respect to any Security Deposit or Maintenance Reserves required of the Lessee under the Lease, if the Lease provides for the Lessee to procure a letter of credit in lieu of cash funding of such amounts, any such letter of credit that the Lessee has procured names (or will name, pursuant to an amendment, assignment or replacement of a previously issued letter of credit that named AerCap or an affiliate thereof as beneficiary, that such Lessee has undertaken to effect in due course within 90 days or such longer period as is commercially reasonable consistent with Leasing Company Practice, so long as an applicable Borrower Group Member has the right to direct a drawing thereon if the conditions to drawing occur during such period) the Borrower and/or the applicable Aircraft Owning Entity as beneficiary;
(g)    the insurance required to be maintained by the Lessee under the terms of such Lease together with the insurance maintained under the Contingent Policy and any other insurance maintained by a Borrower Group Member shall provide coverages, limits and other terms with respect to the Aircraft that are in every respect the same in substance as, or more favorable to the Administrative Agent and the Lenders than, the applicable provisions of Annex 1 of the Servicing Agreement;
(h)    such Lease contains:
(i)    provisions requiring the Lessee not to create any Lien in respect of such Aircraft or any part thereof except for permitted liens consistent with

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Leasing Company Practice, including Liens not affecting the applicable Aircraft Owning Entity’s Ownership interest in such Aircraft or the use or operation of the Aircraft arising in the ordinary course of such Lessee’s business;
(ii)    provisions prohibiting the Lessee from flying or locating such Aircraft in any country in violation of applicable Requirements of Law or any insurance coverage required to be maintained by the Lessee;
(iii)    representations and warranties as to, without limitation, the due execution of such Lease by the Lessee and the validity of the Lessee’s obligations thereunder, due authorization of such Lease and procurement of relevant licenses and permits in connection therewith (or a legal opinion confirming such matters has been delivered to the relevant Lessor on behalf of the Lessee);
(iv)    provisions stipulating that such Lease will terminate (or such Lease is capable of being terminated) upon the occurrence of an Event of Loss with respect to such Aircraft (other than with respect to an engine) and the satisfaction of the Lessee’s obligations thereunder;
(v)    provisions setting forth the conditions under which the Lessor may terminate such Lease and repossess the relevant Aircraft, at any time after the expiration of any agreed grace period or remedy period, in each case consistent with Leasing Company Practice;
(vi)    provisions prohibiting the assignment by the Lessee of any benefits or obligations under the Lease to any Person, except (A) in the case of a merger, consolidation or transfer of all or substantially all assets by the Lessee, provided the successor assumes all of the Lessee’s obligations under the Lease, or (B) otherwise consistent with Leasing Company Practice (provided that, in respect of any assignment under this clause (B) exception that involves an assumption of the existing Lessee’s obligations and a corresponding release of the Lessee therefrom, the assuming lessee must be an Eligible Carrier);
(vii)    provisions acknowledging that when the Lessee gives formal notice of acceptance of the relevant Aircraft, it takes delivery of such Aircraft with no condition, warranty or representation of any kind having been given by or on behalf of the Lessor in respect of such Aircraft, except as to matters expressly set forth in such Lease;
(viii)    provisions stating that payments are to be made by the Lessee without set-off, counterclaim, withholding or any similar reduction, in each case with exceptions consistent with Leasing Company Practice;
(ix)    provisions requiring the Lessee to maintain the relevant Aircraft in accordance with and pursuant to applicable governmental and regulatory requirements, and consistent with Leasing Company Practice;

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(x)    provisions permitting the Lessee to sublease the Aircraft only if the Lessee remains obligated to make payments on such Lease, except as permitted under specific conditions included in a Precedent Lease or with respect to specific classes of sublessees agreed by the applicable Lessor consistent with Leasing Company Practice (and provided that in respect of any sublease under this exception, the sublessee must be an Eligible Carrier);
(xi)    provisions prohibiting the Lessee from selling the Aircraft except upon exercise of a purchase option, any which purchase option must be a Qualifying Purchase Option as of the applicable Advance Date;
(xii)    provisions making the Lessee’s obligation to make rental payments absolute and unconditional under any and all circumstances and regardless of the occurrence of any events, with only such exceptions as are consistent with Leasing Company Practice;
(xiii)    provisions requiring the Lessee to bear the cost of complying with all Lease covenants including those pertaining to operation, insurance, maintenance and return, except that the Lessor may agree in the Lease to a formula for sharing the cost of compliance with airworthiness directives and manufacturer service bulletins, and to other concessions in respect of such costs, in each case consistent with Leasing Company Practice;
(xiv)    provisions requiring the Lessee to maintain insurance with respect to the Aircraft, consistent with Leasing Company Practice; and
(xv)    provisions requiring the Lessee to redeliver the Aircraft, including, if applicable, replacement engines and parts, on expiry or termination of the Lease (other than any expiration or termination coincident with the purchase of the Aircraft pursuant to the exercise of a purchase option by the Lessee), specifying the required return condition and any obligation of the Lessee to remedy or compensate the Aircraft Owning Entity that is the Lessor thereunder, directly or indirectly, for any material deviations from such return condition, in each case considering the other terms of the relevant Lease and to the extent consistent with Leasing Company Practice;
(i)with respect to Additionally Financed Aircraft, if such Lease is the Lease in effect for such Aircraft as of the initial Advance Date for such Aircraft, as of the initial Advance Date for such Aircraft, no Lease Event of Default has occurred and is continuing under such Lease; and
(j)if such Lease is a Future Lease, as of the date such Future Lease is entered into, no Lease Event of Default has occurred and is continuing under such Lease;
provided, however, that “Eligible Lease” also means, individually and collectively, (x) a fully-executed lease by an Aircraft Owning Entity (as Lessor) to an Applicable Intermediary (as

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Lessee) of an Aircraft, which Lease satisfies each of the requirements for an “Eligible Lease” set forth in clauses (a) through (h) above except that the Lessee is not an Eligible Carrier, and (y) a fully-executed sublease by such Applicable Intermediary (as sublessor) to an Eligible Carrier (as sublessee) of such Aircraft, and which sublease satisfies all the requirements for an “Eligible Lease” set forth in clauses (a) through (h) above, except that the sublessor is such Applicable Intermediary and the Eligible Carrier is a sublessee.
In addition, if any Lessee of an Aircraft otherwise constituting an Eligible Lease under this definition shall be in violation of any OFAC Laws or Anti-Terrorism Laws, such Lease shall cease to be an Eligible Lease due to such status of the Lessee until such violation is cured or the relevant Lease is otherwise terminated.
“Eligible Service Provider” means any member of the AerCap Group or another Person which, at the time of its appointment as a Service Provider, (i) is servicing a portfolio of aircraft leases, (ii) is legally qualified and has the capacity to service the Aircraft and the Leases, (iii) has demonstrated the ability professionally and competently to service a portfolio of aircraft leases similar to the Leases with reasonable skill and care, (iv) is qualified and entitled to use, pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the applicable Service Provider uses in connection with performing its duties and responsibilities under this Agreement and the applicable Service Provider Agreement or otherwise has available software which is adequate in the judgment of the Administrative Agent to perform its duties and responsibilities under this Agreement and the applicable Service Provider Agreement and (v) is otherwise satisfactory to the Administrative Agent.
“Embargoed Person” means (a) any and all Persons or aircraft named, listed or described from time to time on (i) the OFAC SDN List, (ii) the Foreign Sanctions Evadors list (FSE) maintained by OFAC, (iii) any sanctions list published by the United Nations Security Council or any committee thereof, http://www.un.org/sc/committees/list_compend.shtml, (iv) any sanctions list of Persons published by any Sanctions Authority broadly restricting dealings with such listed Persons, (v) the EU Consolidated List of Persons, Groups and Entities Subject to Common Foreign Security Policy Financial Sanctions, http://eeas.europa.eu/cfsp/sanctions/consol-list_en.htm, (vi) the Consolidated List of Financial Sanctions Targets in the UK, as published by HM Treasury, http://www.hm-treasury.gov.uk/fin_sanctions_index.htm, and/or (vii) the denied persons list, unverified list, entities list or other list maintained by BIS, (b) any Person or aircraft publicly identified as prohibited from doing business in the United States under any OFAC Law or other Requirement of Law, (c) any Person that resides, is organized or chartered, or has a place of business, in a Prohibited Country, (d) any agency or instrumentality of, or Person owned or controlled by any Prohibited Country or any Government Entity of a Prohibited Country, and/or (e) any Person that is owned or controlled by the foregoing, whether or not identified by any list.
“Employee Benefit Plan” means, with respect to any Person, any employee benefit plan within the meaning of Section 3(3) of ERISA which (i) is maintained for employees of a Person or any of its ERISA Affiliates or is assumed by such Person or any of its ERISA Affiliates in

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connection with any acquisition or (ii) has at any time been maintained for the employees of such Person or any current or former ERISA Affiliate.
“Entry Point Action” means a filing in respect of the security interest on an Aircraft with the FAA (with respect to an Aircraft registered with the FAA) or other filing or registration that is required in order to properly complete a registration with the International Registry that is required hereunder.
“Environmental Laws” means any federal, state, local or foreign statute, law, ordinance, code, rule, regulation, order, decree, permit or license regulating, relating to, or imposing liability or standards of conduct concerning, any environmental matters or conditions, environmental protection or conservation, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air Act, as amended; the Clean Water Act, as amended; together with all regulations promulgated thereunder, and any other “Superfund” or “Superlien” law.
“Equity Interest” means, with respect to any Person, all of the issued and outstanding shares, interests or other equivalents of capital stock of such Person, whether voting or non-voting and whether common or preferred, all partnership, joint venture, limited liability company, beneficial interests in a trust (statutory or common law) or other equity interests in or other indicia of ownership of such Person, all options, warrants and other rights to acquire, and all securities convertible into, any of the foregoing, all rights to receive interest, income, dividends, distributions, returns of capital and other amounts of such Person (whether in cash, securities, property, or a combination thereof), and all additional stock, warrants, options, securities, interests and other property of such Person, from time to time paid or payable or distributed or distributable in respect of any of the foregoing, including all rights to receive amounts due and to become due under or in respect of any Investment Agreement or upon the termination thereof, all rights of access to the books and records of any such Person, and all other rights, powers, privileges, interests, claims and other property in any manner arising out of or relating to any of the foregoing, of whatever kind or character (including any tangible or intangible property or interests therein), and whether provided by contract or granted or available under applicable law in connection therewith, including the right to vote and to manage and administer the business of any such Person pursuant to any applicable Investment Agreement, together with all certificates, instruments and entries upon the books of financial intermediaries at any time evidencing any of the foregoing, in each case whether now owned or existing or hereafter acquired or arising.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate”, as applied to any Person, means any other Person or trade or business which is a member of a group which is under common control with such Person, who together with such Person, is treated as a single employer within the meaning of Section 414(b) and (c) of the Code.

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“Erroneous Payment” has the meaning specified in Section 14.15(a) of this Agreement.
“Erroneous Payment Subrogation Rights” has the meaning specified in Section 14.15(d) of this Agreement.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Euro” means the basic unit of currency among participating European Union countries.
“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.
“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if either:
(a)    a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, examinership, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of all or substantially all of the debts of such Person, the appointment of a trustee, receiver, examiner, conservator, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or
(b)    such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, examiner, conservator, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or other entity, its Board of Directors shall vote to implement any of the foregoing.
“Event of Default” has the meaning set forth in Section 13.1.
“Event of Loss” means with respect to any Aircraft (a) if the same is subject to a Lease, a “Total Loss,” “Casualty Occurrence” or “Event of Loss” or the like (however so defined in the applicable Lease); or (b) if the same is not subject to a Lease, (i) its actual, constructive, compromised, arranged or agreed total loss, (ii) its destruction, damage beyond repair or being rendered permanently unfit for normal use for any reason whatsoever, (iii) requisition of title of such Aircraft, or its confiscation, restraint, detention, forfeiture or any compulsory acquisition or

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seizure or requisition for hire by or under the order of any government (whether civil, military or de facto) or public or local authority or (iv) its hijacking, theft or disappearance, resulting in loss of possession by the owner or operator thereof for a period of 30 consecutive days or longer. An Event of Loss with respect to any Aircraft shall be deemed to occur on the date on which such Event of Loss is deemed pursuant to the relevant Lease to have occurred or, if such Lease does not so deem or if the relevant Aircraft is not subject to a Lease, (A) in the case of an actual total loss or destruction, damage beyond repair or being rendered permanently unfit, the date on which such loss, destruction, damage or rendering occurs (or, if the date of loss or destruction is not known, the date on which the relevant Aircraft was last heard of); (B) in the case of a constructive, compromised, arranged or agreed total loss, the earlier of (1) the date 30 days after the date on which notice claiming such total loss is issued to the insurers or brokers and (2) the date on which such loss is agreed or compromised by the insurers; (C) in the case of requisition of title, confiscation, restraint, detention, forfeiture, compulsory acquisition or seizure, the date on which the same takes effect; (D) in the case of a requisition for hire, the expiration of a period of 180 days from the date on which such requisition commenced (or, if earlier, the date upon which insurers make payment on the basis of such requisition); or (E) in the case of clause (iv) above, the final day of the period of 30 consecutive days referred to therein.
“Excess LTV Cure Amounts” has the meaning set forth in Section 10.38(c).
“Excluded Payments” has the meaning assigned to such term in the Security Trust Agreement.
“Executive Order” means Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001.
“Executive Orders” means Executive Orders issued by the President of the United States from time to time, inclusive of the Executive Order.
“Expenses Apportionment Agreement” means the Loan, Expense Apportionment and Guarantee Agreement, dated as of April 26, 2006, among the borrower named therein, and the Borrower.
“FAA” means the United States Federal Aviation Administration.
“FAA Act” means 49 U.S.C. Subtitle VII, §§ 40101 et seq., as amended from time to time, any regulations promulgated thereunder and any successor provision.
“FAA Counsel” means a law firm having nationally recognized expertise in FAA matters that is reasonably satisfactory to the Administrative Agent, it being understood that as of the Signing Date, the firms of Debee Gilchrist, Daugherty, Fowler, Peregrin, Haught & Jensen, Crowe and Dunlevy, or McAfee & Taft, are each satisfactory to the Administrative Agent.
“Facility Limit” means the sum of (a) $2,250,000,000 and (b) the aggregate of all New Commitments effectuated pursuant to Section 2.7.

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“Facility Limit Percentage” means, with respect to any percentage determination relating to Aircraft Type Concentration Percentage, Country/Region Concentrations or Widebody Maximum Percentage, and as of any date of determination, the percentage represented by the product of (a) the Advance Rate applicable to Aircraft falling within the category being measured (and giving effect to all applicable Advance Rate Adjustments), times (b) the sum of the Adjusted Borrowing Values of all Aircraft falling within the category being measured, divided by (c) the amount of the Facility Limit.
“Facility Termination Date” means the earliest to occur of (i) the Stated Maturity Date or (ii) the date of the declaration, or automatic occurrence, of the Facility Termination Date pursuant to Section 13.2, and (iii) the date on which both of the following conditions exist: (A) the aggregate outstanding Advances and all other Obligations have been indefeasibly paid in full, and (B) the commitment of each Lender to make any Advances hereunder shall have expired or been terminated.
“FATCA” means:

(a)sections 1471 to 1474 of the Code or any associated regulations (or any amended or successor version that is substantively comparable and not materially more onerous to comply with);

(b)any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the United States Internal Revenue Service, the United States government or any governmental or taxation authority in any other jurisdiction.

“FATCA Deduction” means a deduction or withholding from a payment under any Credit Document required by or under FATCA;
“FATCA Exempt Party” means a party that is entitled under FATCA to receive payments free from any FATCA Deduction;
“FATCA Non-Exempt Party” means any party who is not a FATCA Exempt Party;
“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the applicable Administrative Agent from three Federal funds brokers of recognized standing selected by it.

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“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.
“Fee Letter” has the meaning set forth in Section 3.4.
“Fees” means all fees and other amounts payable by the Borrower to the Administrative Agent under the Fee Letter.
“Fifth Amended Agreement” means that certain Fifth Amended and Restated Credit Agreement, dated as of August 10, 2017, among the Borrower, AerCap, AASL, CML, the Lenders (as defined under the Fifth Amended Agreement), the Outgoing Administrative Agent and Deutsche Bank Trust Company Americas.
“Financial Administrative Agent” has the meaning set forth in the Preamble.
“First Amended Agreement” means that certain First Amended and Restated Credit Agreement, dated as of May 8, 2007, among the Borrower, AerCap, AASL, CML, the Lenders (as defined under the First Amended Agreement), UBSS and Deutsche Bank Trust Company Americas.
“Fiscal Year” means a fiscal year for financial accounting purposes commencing on January 1 and ending on December 31.
“Floor” means a rate of interest equal to 0%.
“Flow of Funds” means the cash flow allocation and distribution provisions set forth at Section 8.1(e) of this Agreement.
“Fourth Amended Agreement” means that certain Fourth Amended and Restated Credit Agreement, dated as of December 10, 2014, among the Borrower, AerCap, AASL, CML, the Lenders (as defined under the Fourth Amended Agreement), the Outgoing Administrative Agent and Deutsche Bank Trust Company Americas.
“Funded Aircraft” means any Aircraft with respect to which Advances have been made hereunder (or which is otherwise an Additionally Financed Aircraft) (and excluding any Specified Aircraft).
“Future Lease” means, with respect to each Aircraft, any Eligible Lease as may be in effect at any time after the date on which the initial Advance with respect to such Aircraft was made hereunder between a Borrower Group Member (as Lessor) and an Eligible Carrier (as Lessee), in each case other than any Initial Lease or Additional Lease.
“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.
“Government Entity” means: (a) any national government, political sub-division thereof, or local jurisdiction therein; (b) any instrumentality, board, commission, department, division,

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organ, court, exchange control authority, or agency of any thereof, however constituted; or (c) any association, organization, or institution of which any of the above is a member or to whose jurisdiction any thereof is subject or in whose activities any thereof is a participant.
“Granting Lender” has the meaning set forth in Section 2.8.
“Hazardous Material” means and includes any pollutant, contaminant, or hazardous, toxic or dangerous waste, substance or material (including without limitation petroleum products, asbestos-containing materials and lead), the generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which is subject to any Environmental Law.
“Hedge Agreement” means one of the hedge agreements entered into by the Borrower pursuant to the terms of Section 10.32 hereof.
“Hedging Policy” has the meaning set forth in Section 10.32(a).
“Holdco Subsidiary” has the meaning set forth in the definition of Approved Restructuring.
“Holding Period” has the meaning set forth in Section 2.3(c)(i).
“Holding Period Release Request” has the meaning set forth in Section 2.3(c)(iv).
“Improvement Advance” means an Additional Advance in respect of Approved Asset Improvement Costs (and, if applicable, the use of a portion of the related Advance to increase the amounts in the Liquidity Reserve Account) rather than for the purpose of adding Additionally Financed Aircraft to the Borrower’s Portfolio.
“Improvement Base Value Appraisal” means in connection with an Improvement Advance in respect of an Aircraft, the average of the appraisals of the Base Value (adjusted for actual maintenance status) of such Aircraft from three Approved Appraisers, delivered after the completion of the related Approved Asset Improvement but not earlier than 45 days prior to the date of the related Improvement Advance.
“Improvement Current Market Value Appraisal” means in connection with an Improvement Advance in respect of an Aircraft, the average of the appraisals of the Current Market Value (adjusted for actual maintenance status) of such Aircraft from three Approved Appraisers, delivered after the completion of the related Approved Asset Improvement but not earlier than 45 days prior to the date of the related Improvement Advance.
“Increased Amount Date” has the meaning set forth in Section 2.7.
“Increased Availability Advance” means an Additional Advance following the initial existence of Critical Mass, not constituting an Improvement Advance or a Critical Mass Event Advance, and not for the purpose of financing the acquisition of an Additionally Financed Aircraft into the Borrower’s Portfolio, but utilizing any increase in availability of Advances due to an increase in Base Advance Rate attributable to a change in an Advance Rate Adjustment.

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“Increasing Lender” has the meaning set forth in Section 2.7.
“Indebtedness” of any Person means, without duplication:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
(b)    all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker’s acceptances issued for the account of such Person;
(c)    all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capitalized lease liabilities;
(d)    all obligations of such Person to pay the deferred purchase price of property;
(e)    all obligations secured by an Adverse Claim upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations; and
(f)    all Contingent Liabilities of such Person in respect of any of the foregoing.
“Indemnification Agreement” means the Indemnification Agreement dated as of November 6, 2006 by AerCap Holdings N.V. in favor of the Borrower, the Collateral Agent and the Administrative Agent, or any successor or replacement to such agreement contemplated by Section 12.1(f) hereof and the terms thereof.
“Indemnified Amounts” has the meaning set forth in Section 16.1.
“Indemnified Party” has the meaning set forth in Section 16.1.
“Individual Lessee Score” means, for purposes of determining Lessee Diversity Score and with respect to any particular Lessee of an Aircraft within the Borrower’s Portfolio, the percentage represented by the quotient of one divided by the number of Aircraft in the Borrower’s Portfolio under Lease to such Lessee (or any Affiliate thereof).
“Initial Advance Date” has the meaning set forth in Section 2.1(g)(i).
“Initial Advance Request” has the meaning set forth in Section 2.2(a).
“Initial Advances” has the meaning set forth in Section 2.1(a).
“Initial Advance Schedule” means a schedule which shall replace Schedule VII, which shall identify (1) the amount of the Initial Advance to be made on the Effective Date in respect of each Aircraft in the portfolio on the Effective Date, calculated as (a) 70.0% multiplied by (b) the sum of (x) the Initial Base Value Appraisal of each Aircraft, determined as of May 2024 and (y)

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the aggregate amount of the Maintenance Reserves balance for each Aircraft (including any amounts paid by the Lessee whether held in cash or for which a Maintenance Reserves Eligible Letter of Credit has been provided and any amounts available under any letter of credit provided pursuant to a Lease in respect of a Lessee’s maintenance obligations); provided that the aggregate amount of the Initial Advance shall not exceed the amount of the advances outstanding pursuant to the Original Agreement immediately prior to the making of the Initial Advance; and (2) each of the amounts required hereby to be determined by reference to Schedule VII, including the Adjusted Borrowing Value, the Book Value, the Borrowing Base, the Original Base Value and the Maintenance Reserves balance for each such Aircraft as of the Effective Date, calculated on the basis of the Initial Advance amount calculation.
“Initial Agreement” means that certain Credit Agreement, dated as of April 26, 2006, among the Borrower, AerCap, AASL, CML, the Lenders (as defined under the Initial Agreement), UBSS and Deutsche Bank Trust Company Americas.
“Initial Base Value Appraisal” means with respect to any individual Aircraft, the average of three appraisals of the Base Value (adjusted for actual maintenance status) of such Aircraft from three Approved Appraisers delivered not earlier than 45 days prior to the date of the initial Advance against such Aircraft.
“Initial Current Market Value Appraisal” means with respect to any individual Aircraft, the average of three appraisals of the Current Market Value (adjusted for actual maintenance status) of such Aircraft from three Approved Appraisers delivered not earlier than 45 days prior to the date of the initial Advance against such Aircraft.
“Initial Financed Aircraft” means an Aircraft with respect to which an Advance is made on the Initial Advance Date and which is listed on Schedule I hereto on the date hereof.
“Initial Lease” means a Lease of an Initial Financed Aircraft which is listed as an “Initial Lease” on Schedule III hereto, as such schedule is required, pursuant to the terms hereof, to be amended, restated or otherwise modified from time to time.
“Insufficiency” has the meaning set forth in Section 5.1(d).
“Insurance Servicer” has the meaning set forth in the Preamble.
“Interest Period” means, as to any Advance (or portion thereof), the period commencing on the funding date of such Advance, and concluding on but excluding the next succeeding Payment Date, and each period thereafter commencing on a Payment Date and concluding on but excluding the next succeeding Payment Date; provided that:
(i)    if any Interest Period for any Advance commencing before the Facility Termination Date would otherwise end on a date after the Facility Termination Date, such Interest Period shall be deemed to and shall end on the Facility Termination Date; and

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(ii)    the duration of each such Interest Period that commences on or after the Facility Termination Date, if any, shall be of such duration as shall be selected by the Administrative Agent.
“International Registry” means the international registry located in Dublin, Ireland, established pursuant to the Cape Town Convention.
“International Registry Procedures” means the official English language text of the Procedures for the International Registry issued by the supervisory authority thereof pursuant to the Cape Town Convention.
“Investment Agreement” means, with respect to any Person, any Operating Document or Organizational Document, joint venture agreement, limited liability company operating agreement, stockholders agreement or other agreement creating, governing or evidencing any Equity Interests and to which such Person is now or hereafter becomes a party, as any such agreement may be amended, modified, supplemented, restated or replaced from time to time pursuant to the terms thereof.
“Irish Bank” means any bank organized under the laws of the Republic of Ireland.
“Irish Pledge” means each Equitable Charge on Shares granted or to be granted by the applicable Borrower Group Member in favor of the Collateral Agent relating to each of its Irish incorporated Subsidiaries.
“Irish VAT Refund Account” means an account in the name of the Borrower and maintained with an Irish Bank.
“ISDA” means a 1992 ISDA Master Agreement (Multicurrency-Cross Border) or 2002 ISDA Master Agreement, both as published by the International Swaps and Derivatives Association, Inc. (including a long-form confirmation by which the parties agree that any transactions thereunder shall be treated as if the parties had executed any such ISDA Master Agreement in such form).
“Lease” means a lease agreement, which is listed on Schedule III hereto, as such schedule is supplemented (or, if not so supplemented, required to be supplemented) pursuant to the terms hereof from time to time, between an Aircraft Owning Entity or an Applicable Intermediary, as lessor of an Aircraft, and an airline, air freight company or similar entity, as lessee of such Aircraft, in each case together with all schedules, supplements and amendments thereto, and each other document, agreement and instrument related thereto.
“Lease Event of Default” has the meaning set forth in the AerCap-Borrower Purchase Agreement.
“Leasing Company Practice” means the reasonable commercial practices of leading international aircraft operating lessors, which, so long as AerCap or its Affiliate is the Servicer, shall mean, in relation to an Aircraft and any particular issue or matter, the customary

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commercial practice that the AerCap Group applies under similar circumstances in respect of other aircraft owned by the AerCap Group, as such practice may be required to be adjusted by the requirements of this Agreement and the other Transaction Documents, including the requirements in respect of Collateral.
“Lender Rate” means, with respect to any Advance made and held by a Lender (or, if applicable, such Lender’s Conduit Lender), and the Interest Period related thereto, an interest rate per annum equal to Term SOFR applicable to such Interest Period plus the Applicable Margin; provided, however, that if the Administrative Agent determines that (x) funding such Advance at Term SOFR would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or (y) adequate and reasonable means do not exist for ascertaining Term SOFR, then, in any such case, the Administrative Agent shall suspend the availability of Term SOFR for such Lender and such Advance for such Lender shall accrue Yield during such Interest Period at the Alternate Base Rate plus the Applicable Margin.
“Lenders” has the meaning set forth in the Preamble.
“Lessee” means the lessee under the applicable Lease.
“Lessee Diversity Score” means, with respect to the Borrower’s Portfolio and as of any date of determination, the aggregate sum of the individual percentages, calculated for each individual Lessee of an Aircraft under Lease to such Lessee (a “Specified Lessee”) or an Affiliate thereof, with such individual percentages determined pursuant to the following formula:
(ABVL / AABV) x ILS
where:
ABVL    =    the Adjusted Borrowing Value of Funded Aircraft under Lease to the Specified Lessee (or an Affiliate thereof);
AABV    =    the aggregate Adjusted Borrowing Value of all Funded Aircraft in the Borrower’s Portfolio; and
ILS    =    the Individual Lessee Score for the Specified Lessee.
“Lessee Diversity Score Advance Rate Adjustment” means an adjustment to the Base Advance Rates based on the Lessee Diversity Score as follows:
(a)    for any date of determination, if the Lessee Diversity Score as of such date is equal to or below 30%, the applicable Base Advance Rate is reduced by 10 percentage points so long as Critical Mass does not exist, and by 5 percentage points while Critical Mass exists;
(b)    for any date of determination, (i) if the Lessee Diversity Score as of such date is lower than or equal to 39% but greater than 38%, the applicable Base Advance Rate will decrease by 6/10ths of a percentage point so long as Critical Mass does not

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exist, and by 3/10ths of a percentage point while Critical Mass exists, and (ii) for each additional integral percentage point from 38% down to 30% as to which the Lessee Diversity Score as of such date is lower than or equal to the higher integer and greater than the next lower integer, the applicable Base Advance Rate will decrease by an additional 6/10ths of a percentage point, so long as Critical Mass does not exist, and by 3/10ths of a percentage point while Critical Mass exists;
(c)    for any date of determination, (i) if the Lessee Diversity Score as of such date is lower than or equal to 49% but greater than 48%, the applicable Base Advance Rate will decrease by 4/10ths of a percentage point so long as Critical Mass does not exist, and by 2/10ths of a percentage point while Critical Mass exists, and (ii) for each additional integral percentage point from 48% down to 39% as to which the Lessee Diversity Score as of such date is lower than or equal to the higher integer and greater than the next lower integer, the applicable Base Advance Rate will decrease by an additional 4/10ths of a percentage point, so long as Critical Mass does not exist, and by 2/10ths of a percentage point while Critical Mass exists; and
(d)    for any date of determination as of which the Lessee Diversity Score as of such date is equal to or greater than 49%, the applicable Base Advance Rates will have no adjustment.
“Lessee Limitation Event” means that at any time after the Borrower initially achieves Critical Mass, and immediately after giving effect to any of the following:
(a)    an acquisition into the Borrower’s Portfolio of an Aircraft subject to a Lease, or
(b)    the sale and consequent removal from the Borrower’s Portfolio of an Aircraft subject to a Lease, or
(c)    the leasing of an Aircraft within the Borrower’s Portfolio (other than an extension or renewal with the same Lessee of a then-existing Lease), any Country/Region Concentration applicable to a Lessee exceeds a Country/Region Concentration Limit.
“Lessee Location” means, where such term is used in connection with Country/Region Concentration, the country or geographical region (within the designated categories of same set forth in the table on Appendix I hereto headed “Geographical Diversification”) in which the applicable Lessee is domiciled.
“Lessor” means the lessor under the applicable Lease.
“Lien” means any security interest, lien, mortgage, charge, pledge, preference, equity or encumbrance of any kind, including tax liens, mechanics’ liens, conditional sale and any liens that attach by operation of law.

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“Liquidity Reserve Account” has the meaning set forth in Section 5.1(a)(i).
“Liquidity Reserve Eligible Letter of Credit” means an irrevocable standby letter of credit:
(i) which is issued by a U.S. banking institution (or a non-U.S. banking institution but confirmed by a U.S. banking institution) with a short term credit rating of at least A-1 and P-1 from S&P and Moody’s, respectively; provided that, in the event that the short-term credit rating of the banking institution which issued such letter of credit falls below the credit rating set forth above, such letter of credit shall no longer be a Liquidity Reserve Eligible Letter of Credit only after 30 calendar days have elapsed since the date of such downgrade;
(ii) the account party of which is the Servicer;
(iii) the beneficiary of which is the Collateral Agent;
(iv) which has a stated maturity date that is not earlier than 364 days after the date of issuance of such letter of credit;
(v) which provides that if (v) such letter of credit is not renewed or replaced on or before 30 calendar days prior to its stated expiry, (w) an Event of Bankruptcy shall have occurred with respect to the Servicer, (x) the credit rating of the banking institution which issued such letter of credit falls below the minimum credit rating specified above, (y) an Event of Default has occurred or (z) the Collateral Agent is otherwise entitled to draw on such letter of credit pursuant to the terms of this Agreement, the Collateral Agent shall be entitled to immediately or at any time thereafter, without prior notice, make a demand under such letter of credit in an amount equal to its face value;
(vi) any ongoing fees with respect to which are not the obligation of the Borrower;
(vii) which is (and with respect to which all related documents and agreements are) in form and substance, reasonably satisfactory to the Administrative Agent; and
(viii) the original of which has been delivered to the Collateral Agent or the Administrative Agent.
“Liquidity Reserve Initial Required Amount” means, in respect of Advances against Aircraft occurring on the Initial Advance Date as referred to in Section 5.1(a) hereof, an amount equal to the Liquidity Reserve Maximum Amount as of the Effective Date.
“Liquidity Reserve Maximum Amount” means as of any date of determination from the Effective Date an amount equal to the greater of (i) an amount equal to the interest amount projected (based on the Term SOFR Reference Rate as of such date of determination) to be payable on each of the next six Payment Dates occurring after such date of determination but reduced by the amount received by the Borrower during such period pursuant to any Hedge Agreement, assuming no new Advances (provided that an Advance will be deemed to have been made on such date of determination solely for purposes of the calculation of the Liquidity

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Reserve Maximum Amount if the Initial Advance Request or an Additional Advance Request was sent on or prior to such date of determination and the related Advance Date has not yet occurred) and (ii) $15,000,000.
“Liquidity Top-Up Amount” means, as of any date of determination, an amount equal to the excess of the Liquidity Reserve Maximum Amount (after giving effect to any Advances being made on such date) over the amount on deposit in the Liquidity Reserve Account (prior to giving effect to any Advances being made on such date).
“Local Aircraft Counsel” means any law firm having expertise in Applicable Foreign Aviation Law matters that is reasonably satisfactory to the Administrative Agent.
“LTV” means, as of any date of determination, the following, expressed as a percentage:
(A – B) / (C + D)
Where
A = the aggregate Outstanding Principal Amount of the Advances, taking into account any payment or prepayment of the Advances made or to be made on or before such date and giving effect to the application of any Sale Deposit Amount received but not yet applied;
B = the sum of the amounts on deposit in the Liquidity Reserve Account and the amounts available under the Liquidity Reserve Eligible Letter of Credit (taking into account any deposits therein made on such date of determination);
C = the sum of the Maintenance Adjusted Base Values for each Aircraft in the Borrower’s Portfolio as of the date of determination; and
D = the sum of all amounts on deposit in the Maintenance Reserve Account and the amounts available under the Maintenance Reserve Eligible Letter of Credit, together with amounts available under all letters of credit provided to a Borrower Group Member pursuant to a Lease in respect of the maintenance obligations of a Lessee under a Lease, including any letters of credit supporting end-of-lease payments (in each case taking into account any deposits therein made on such date of determination).
“LTV Certificate” means a certificate of the Borrower dated as of an LTV Determination Date or an LTV Cure Date, setting forth the LTV as of such date, in substantially the form of Exhibit F, and attaching copies of the applicable appraisals used to determine the LTV if not previously provided to the Administrative Agent.
“LTV Cure” means that one or more of the following actions have been taken to cure an LTV Trigger (or an anticipated LTV Trigger): payment of principal, addition or replacement of Aircraft, deposit of amounts (including from amounts received from Servicer Advances, advances under an AerCap Sub Note or otherwise) into the Liquidity Reserve Account or the Maintenance Reserve Account, or receipt of, or increase of the amounts available under, one or

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more letters of credit (subject to any requirements applicable for such letter of credit hereunder, if any).
“LTV Cure Date” means a date, following the occurrence of an LTV Trigger, as of which (i) the LTV is not greater than the Maximum LTV and (ii) the Borrower has delivered an LTV Certificate to the Administrative Agent certifying the foregoing.
“LTV Determination Date” means the Conversion Date and the Second LTV Determination Date.
“LTV Trigger” means, as of an LTV Determination Date, the LTV is greater than the Maximum LTV applicable to such date of determination.
“Maintenance Adjusted Base Value” means, for each Aircraft in the Borrower’s Portfolio at the applicable LTV Determination Date or LTV Cure Date, the average of three appraisals of the Base Value (each adjusted for actual maintenance status) from three Approved Appraisers with respect to such Aircraft (i) in the case of an LTV Determination Date, which are the appraisals delivered on such LTV Determination Date pursuant to Section 10.38(a) or (ii) in the case of an LTV Cure Date, which are the appraisals delivered on the related LTV Determination Date pursuant to Section 10.38(a) or, with respect to an Additionally Financed Aircraft added after such LTV Determination Date, appraisals dated as of a date no earlier than such appraisals.
“Maintenance Reserve Account” means the Maintenance Reserve Trust Account together with the Maintenance Reserve DDA Account (it being understood that any provision herein providing for or requiring a deposit of funds to the Maintenance Reserve Account shall be deemed to refer to a deposit to the Maintenance Reserve DDA Account, with all amounts on deposit in the Maintenance Reserve DDA Account to be automatically transferred on a daily basis to the Maintenance Reserve Trust Account).
“Maintenance Reserve DDA Account” means an account (number 01474611) in the name of the Borrower and maintained with the Account Bank.
“Maintenance Reserve Trust Account” means an account (number UBSAFL.2) in the name of the Borrower and maintained with the Account Bank.
“Maintenance Reserves” means maintenance reserves or other supplemental rent payments based on usage of the Aircraft payable by the lessee under any Lease for purposes of reserving for the payments with respect to the future maintenance and repair of the related Aircraft.
“Maintenance Reserves Deficiency” means if, as of any date of determination (a) the sum of (x) the cash and Eligible Investments on deposit in the Maintenance Reserve Account and any Non-Trustee Account established for the purpose of collecting Maintenance Reserves, as of such date of determination and (y) the aggregate undrawn portion of any Maintenance Reserves Eligible Letters of Credit as of such date of determination is less than (b) the Maintenance Reserves Required Amount for all Funded Aircraft as of such date of determination.

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“Maintenance Reserves Eligible Letter of Credit” means an irrevocable standby letter of credit:
(i) which is issued by a U.S. banking institution (or a non-U.S. banking institution but confirmed by a U.S. banking institution) with a short-term credit rating of at least A-1 and P-1 from S&P and Moody’s, respectively; provided that, in the event that the short-term credit rating of the banking institution which issued such letter of credit falls below the credit rating set forth above, such letter of credit shall no longer be a Maintenance Reserves Eligible Letter of Credit only after 30 calendar days have elapsed since the date of such downgrade;
(ii) the account party of which is the Servicer;
(iii) the beneficiary of which is the Collateral Agent;
(iv) which has a stated maturity date that is not earlier than 364 days after the date of issuance of such letter of credit;
(v) which provides that if (w) such letter of credit is not renewed or replaced on or before 30 calendar days prior to its stated expiry, (x) an Event of Bankruptcy shall have occurred with respect to the Servicer, (y) the credit rating of the banking institution which issued such Maintenance Reserves Eligible Letter of Credit falls below the minimum credit rating specified above, or (z) an Event of Default has occurred, the Collateral Agent shall be entitled to immediately or at any time thereafter, without prior notice, make a demand under such letter of credit in an amount equal to its face value;
(vi) any ongoing fees with respect to which are not the obligation of the Borrower;
(vii) which is (and with respect to which all related documents and agreements are) in form and substance, reasonably satisfactory to the Administrative Agent;
(viii) the original of which has been delivered to the Collateral Agent or the Administrative Agent.
“Maintenance Reserves Required Amount” means, (A) with respect to each Aircraft, the excess of (a) all Maintenance Reserves paid by Eligible Carriers under the Eligible Lease for such Aircraft during the period such Eligible Aircraft was a Funded Aircraft (or was a Funded Aircraft under, and as defined in, the Original Agreement) over (b) all amounts withdrawn from the Maintenance Reserves Account pursuant to Sections 8.1(h) and (i) of this Agreement with respect to such Aircraft and (B) with respect to all Aircraft, the sum of the Maintenance Reserves Required Amount computed pursuant to clause (A) for all Funded Aircraft (the “Maintenance Reserves Required Amount for all Funded Aircraft”).
“Maintenance Reserves Surplus Amount” means, as of any date of determination, the excess, if any of (a) the sum of (x) the cash and Eligible Investments on deposit in the Maintenance Reserves Account and any Non-Trustee Account established for the purpose of collecting Maintenance Reserves, as of such date of determination and (y) the aggregate undrawn

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portion of the Maintenance Reserves Eligible Letters of Credit as of such date of determination over (b) the Maintenance Reserves Required Amount for all Funded Aircraft as of such date of determination.
“Majority Lenders” means, at any time, Lenders who are not Affiliated with AerCap which have advanced (or with respect to which Lenders that are Granting Lenders, whose Conduit Lenders have advanced) more than 66 2/3% of the Outstanding Principal Amount of all Advances held by Lenders who are not affiliated with AerCap; provided that the Outstanding Principal Amount of any Defaulting Lender shall be disregarded in determining the Majority Lenders at any time.
“Market Disruption Event” has the meaning set forth in Section 3.3(b).
“Material Adverse Effect” means a material adverse effect on (i) the interests, taken as a whole, of the Borrower, any Borrower Subsidiary, AerCap, the Collateral Agent, or the Lenders in the Aircraft, the Leases, the Related Security or any other Borrower Collateral, (ii) the Borrower’s, any Borrower Subsidiary’s, AerCap’s, or any Service Provider’s ability to perform its obligations under this Agreement or any other Transaction Document, as applicable, (iii) the validity or enforceability of this Agreement or any of the Credit Documents or (iv) the validity or enforceability of a substantial portion of the Leases.
“Maximum Aggregate Principal Amount” means, as of any date of determination, the lesser of (a) the Borrowing Base and (b) the Facility Limit.
“Maximum LTV” means (a) in respect of the Conversion Date or the LTV Cure Date relating to an LTV Trigger on the Conversion Date, 72.5% and (b) in respect of the Second LTV Determination Date or the LTV Cure Date relating to an LTV Trigger on the Second LTV Determination Date, 71.5%.
“Monthly Report” has the meaning set forth in Section 10.19(a)(i).
“Moody’s” means Moody’s Investors Service, Inc., and its successors and assigns.
“Multiemployer Plan” means, as to any Person, a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which such Person or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) Fiscal Years.
“Narrowbody Aircraft” means Aircraft of the following Types (from the list of Types shown on Table 1 of Appendix I hereto): any Type with a designation using “A320”, “A321”, “E190”, “E195” or “B737”.
“New Accord” has the meaning set forth in Section 6.2(b).
“New Commitment Notice” has the meaning set forth in Section 2.7.
“New Commitments” has the meaning set forth in Section 2.7.

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“New Lender” has the meaning set forth in Section 2.7.
“New Rules” has the meaning set forth in Section 6.2(b).
“New Transaction Documents” has the meaning set forth in Section 7.1B(b)(ii).
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all or all affected Lenders in accordance with the terms of Section 17.2 and (b) has been approved by the Majority Lenders.
“Non-Excluded Taxes” has the meaning set forth in Section 6.3(a).
“Non-Licensed Lessee” means a Lessee that is not duly licensed to carry passengers or cargo (as such may be contemplated under the Lease related to the applicable Aircraft) under all Requirements of Law, whether foreign or domestic, unless the Aircraft leased by such Lessee is sub-leased to a Person who is duly licensed to carry passengers or cargo (as such may be contemplated under the sublease related to the applicable Aircraft) under all Requirements of Law, whether foreign or domestic.
“Non-Trustee Account” means any account in the name of the Borrower or a Borrower Subsidiary and maintained with a Non-Trustee Account Bank.
“Non-Trustee Account Bank” means a bank (other than the Account Bank) with which a Non-Trustee Account is maintained.
“Note” means any promissory grid note, in the form of Exhibit B, made payable to the order of a Lender, or any replacement of such Note.
“Notice and Acknowledgment” means a Notice and Acknowledgment in form and substance reasonably acceptable to the Administrative Agent, provided that a notice and acknowledgment substantially in the form attached as Exhibit D to the Security Trust Agreement (but with changes from such form as determined by the Servicer in its sole discretion to address the comments or requests made by, and negotiations of the Servicer with, the Lessee as to the Lessee’s representations and coverage of indemnitees therein, but in all cases to include the Lessee representation set forth in clause (a) of paragraph 8 of the form at such Exhibit D) shall be deemed acceptable to the Administrative Agent.
“Obligations” means all obligations of the Borrower, AerCap, any Service Provider, or any Borrower Subsidiary to the Lenders, the Administrative Agent and the Collateral Agent arising under or in connection with this Agreement, the Notes, if any, and each other Transaction Document to which the Borrower, AerCap, such Service Provider, or any Borrower Subsidiary is a party.
“Obligor” means a Person obligated to make payments with respect to a Lease.
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

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“OFAC Laws” means any and all laws, regulations and Executive Orders relating to the economic sanctions programs administered by OFAC, including, without limitation, the International Emergency Economic Powers Act, 50 U.S.C. sections 1701-1705, as amended, the Trading with the Enemy Act, 50 U.S.C. App. Sections 1-44, as amended, and the Office of Foreign Assets Control, Department of the Treasury Regulations, 31 C.F.R. Parts 500 et seq.
“OFAC SDN List” means the list of “Specially Designated Nationals and Blocked Persons” maintained from time to time by OFAC.
“Off-Lease” means an Aircraft that is, as of any date of determination, not subject to an existing Lease. “Off-Lease Aircraft” has a correlative meaning.
“Operating Documents” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership, trust or other legally authorized incorporated or unincorporated entity, the bylaws, memorandum and articles of association, operating agreement, partnership agreement, limited partnership agreement, trust agreement or other applicable documents relating to the operation, governance or management of such entity.
“Operating Expenses” means amounts due by any Borrower Group Member with respect to (i) owner trustee fees and expenses, (ii) Taxes (other than Borrower Income Tax Expenses), and (iii) all other operating and administrative expenses payable or reimbursable by the Borrower.
“Opinion of Counsel” means a written opinion of independent counsel reasonably acceptable to the Administrative Agent, which opinion, if such opinion or a copy thereof is required by the provisions of this Agreement to be delivered to the Administrative Agent, is acceptable in form and substance to the Administrative Agent.
“Organizational Documents” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership, trust or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, constitution, articles of organization, certificate of limited partnership, certificate of trust or other applicable organizational or charter documents relating to the creation of such entity.
“Original Agreement” has the meaning set forth in the Preamble.
“Original Agreement Refinancing Advance” has the meaning set forth in the Preamble.
“Original Agreement Refinancing Amount” means the amount of the Advances requested by the Borrower in the Initial Advance Request.
“Original Base Value” means, with respect to any individual Aircraft, (a) with respect to each Aircraft financed with the proceeds of the Initial Advance, the amount set forth as the

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Original Base Value or OBV on Schedule VII and (b) in any other case, an amount equal to AIBV / (1 – X), where:
AIBV        =    the Applicable Initial Appraised Base Value of such Aircraft; and
X        =    Y / 300; and
Y        =    the Aircraft Age of such Aircraft at the applicable Advance Date with respect to such Aircraft.
For the avoidance of doubt, the Original Base Value for any Aircraft shall not change with the passage of time after the Advance Date with respect to such Aircraft.
“Original Book Value” means, with respect to any individual Aircraft, an amount equal to AIBKV / (1 – X), where:
AIBKV    =    the Applicable Initial Book Value of such Aircraft; and
X        =    Y / 300; and
Y        =    the Aircraft Age of such Aircraft at the applicable Advance Date with respect to such Aircraft.
For the avoidance of doubt, the Original Book Value for any Aircraft shall not change with the passage of time after the Advance Date with respect to such Aircraft.
“Original Closing Date” means April 26, 2006.
“Original Market Value” means, with respect to any individual Aircraft, an amount equal to AICMV / (1 – X), where:
AICMV    =    the Applicable Initial Current Market Value of such Aircraft; and
X        =    Y / 300; and
Y        =    the Aircraft Age of such Aircraft at the applicable Advance Date with respect to such Aircraft.
For the avoidance of doubt, the Original Market Value for any Aircraft shall not change with the passage of time after the Advance Date with respect to such Aircraft.
“Other Improvement Effective Date” means, in respect of an Approved Asset Improvement, the date by which each of the following has occurred: (a) the completion of such Approved Asset Improvement, (b) the delivery of appropriate completion and/or airworthiness certificates associated therewith to the Administrative Agent, in form and substance reasonably acceptable thereto, and (c) the placing of such Aircraft back into service following such improvement.

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“Outgoing Administrative Agent” has the meaning set forth in the Preamble.
“Outstanding Principal Amount” means, as of any date of determination, the sum of all outstanding Advances.
“Own” means, with respect to an Aircraft, to hold legal, direct and sole ownership of such Aircraft. The terms “Ownership” and “Owned by” have a correlative meaning.
“Owner Participant” means a Borrower Subsidiary which is the sole beneficial owner of one or more Aircraft by means of owning, pursuant to an Owner Trust Agreement, all of the beneficial interest in the Owner Trust which Owns such Aircraft.
“Owner Trust” means an owner trust, reasonably satisfactory to the Administrative Agent, (i) that is the legal owner of an Aircraft and (ii) all of the beneficial interest in which is owned by an Owner Participant pursuant to an Owner Trust Agreement.
“Owner Trust Agreement” means a trust agreement, reasonably satisfactory to the Administrative Agent, between an Owner Participant and an Owner Trustee.
“Owner Trustee” means a Person, not in its individual capacity, but solely in its capacity as the owner trustee of an Owner Trust under an Owner Trust Agreement, which such Person shall be (i) a bank or trust company having a combined capital and surplus of at least One Hundred Million Dollars ($100,000,000) and that is reasonably satisfactory to the Administrative Agent, or (ii) any other Person that is reasonably satisfactory to the Administrative Agent, it being understood that as of the Signing Date each of UMB Bank, National Association, Bank of Utah, Wells Fargo Bank, National Association, Wells Fargo Trust Company, National Association, Wilmington Trust Company, Wilmington Trust SP Services (Dublin) Limited, and U.S. Bank, National Association are satisfactory to the Administrative Agent.
“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107 56, as amended, and all Requirements of Law relating thereto.
“Payment Date” means the 10th day of each calendar month (commencing August 10, 2024), or if such 10th day is not a Business Day, the next succeeding Business Day.
“Payment Recipient” has the meaning specified in Section 14.15(a) of this Agreement.
“Pension Plan” means, with respect to any Person, any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (i) is maintained for employees of such Person or any of its ERISA Affiliates or is assumed by such Person or any of its ERISA Affiliates in connection with any acquisition or (ii) has at any time been maintained for the employees of such Person or any current or former ERISA Affiliate.

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“Perfection Standards” means, the satisfactions of all conditions in order to perfect the Collateral in accordance with, but subject to the limitations of, the terms and conditions of the Security Trust Agreement.
“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Permitted Lien” means:
(i)    any Lien for Taxes if (a) such Taxes shall not be due and payable, or (b) the obligation to pay such Taxes is being contested in good faith by appropriate proceedings and as to which reserves have been established and, in accordance with GAAP, are reflected in the relevant financial statements, provided that any proceedings related thereto, or the continued existence of such Lien, does not give rise to any reasonable likelihood of the sale, forfeiture or other loss of the affected asset or of criminal liability on the part of any Borrower Group Member;
(ii)    in respect of any Aircraft, any repairer’s, carrier’s or hangar keeper’s, warehousemen’s, mechanic’s or materialmen’s Lien or employee and other like Liens arising in the ordinary course of business by operation of law or any engine or parts-pooling arrangements or other similar Lien if such Liens (a) have not been due and payable for more than sixty (60) days, or (b) have been due and payable for more than sixty (60) days, but are being contested in good faith and as to which reserves, reasonably satisfactory to the Administrative Agent, have been established and in accordance with GAAP are reflected in the relevant financial statements, provided that any proceedings related thereto, or the continued existence of the Lien, do not give rise to any reasonable likelihood of the sale, forfeiture or other loss of the affected assets or of criminal liability on the part of any Borrower Group Member;
(iii)    any Lien for any air navigation authority, airport tending, gate or handling (or similar) charges or levies arising in the ordinary course of business unless such Lien gives rise to a reasonable likelihood of the sale, forfeiture or other loss of the affected assets or of criminal liability on the part of any Borrower Group Member;
(iv)    any Lien created by a Lessee, a sublessee of a Lessee or any Person claiming by or through a Lessee or such a sublessee, provided that the Dollar equivalent amount of claims, charges or obligations asserted to be secured by such Lien, does not exceed 10% of the Adjusted Borrowing Value of the Aircraft as to which such Lien purports to attach, unless such excess is Effectively Bonded;
(v)    any Lien created in favor of the Collateral Agent, the Administrative Agent or the Lenders pursuant to the Transaction Documents;
(vi)    any permitted lien or encumbrance, as defined under any Lease, on any Aircraft or the engines or parts thereof (other than liens or encumbrances created by the relevant lessor);

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(vii)    the respective rights of the Aircraft Owning Entity, any Applicable Intermediary and the lessee under any applicable Lease (and the rights of any sublessee under any permitted sublease relating to such Lease) and the documents related thereto;
(viii)    Liens arising out of any judgment or amount with respect to which an appeal or proceeding for review is being prosecuted in good faith by appropriate proceedings diligently conducted and with respect to which a stay of execution is in effect, and such stay is Effectively Bonded; and
(ix)    any Lien (other than any Lien intentionally granted by a Borrower Group Member or otherwise described in clauses (i) through (viii) above) if (x) the Borrower has caused to be deposited with the Collateral Agent cash or a letter of credit in a form reasonably acceptable to the Administrative Agent and the Collateral Agent in an amount equal to the lesser of the amount required to discharge such Lien and the Allocable Advance Amount for the Aircraft to which the Lien relates, (y) any proceedings related thereto, or the continued existence of the Lien, do not give rise to any reasonable likelihood of the sale, forfeiture or other loss of the affected assets or of criminal liability on the part of any Borrower Group Member and (z) the Borrower is contesting or seeking to discharge such Lien in good faith by appropriate proceedings.
“Person” means an individual, partnership, corporation, business trust, limited liability company, joint stock company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.
“Platform” has the meaning set forth in Section 17.3(c).
“Pledge of Borrower Equity” means a pledge, assignment, grant, charge, security agreement or other similar instrument, entered into by Codan Trust Company Limited as holder of 95% of the entire Equity Interest in the Borrower, encumbering in favor of the Collateral Agent such 95% Equity Interest in the Borrower.
“Political Risk/Repossession Insurance” means coverage under such insurance policy or policies selected by the Servicer and approved by the Administrative Agent, acting reasonably.
“Portfolio Test Advance Rate Adjustment” means an adjustment to the Base Advance Rate of an Additionally Financed Aircraft as follows:
(a)if, as of the date of the Additional Advance Request for such Additionally Financed Aircraft, there is a Portfolio Test Event, the applicable Base Advance Rate is reduced by 12.5 percentage points (subject to clause (b) below); and
(b)if, as of any date of determination after such Advance Date, there is no Portfolio Test Event (without regard to a Portfolio Test Event that may occur after such date of determination), the Base Advance Rate reduction shall no longer be applicable.

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“Portfolio Test Event” means, as of a date of determination, the percentage determined by the following formula is greater than 45%:
A / B
where
A = the sum of the Allocable Advance Amount of each Aircraft (excluding any Specified Aircraft) that is, as of such date of determination, (i) subject to a Lease with a Lessee with respect to which an Event of Bankruptcy has occurred and is continuing, unless the circumstances described in clause (d)(i) or (d)(ii) of the definition of Eligible Carrier applies with respect thereto, (ii) subject to a Lease, in respect of which there is an agreement amending or waiving provisions thereof such that all of the basic rent payable under the Lease is deferred for a period that is, as of the relevant date of determination (and excluding any portion of such period elapsing prior to the date of determination), six months or greater, (iii) subject to a Lease, pursuant to which all rental payments payable thereunder are calculated based on usage (i.e. a power-by-the-hour arrangement) with no minimum usage or other minimum payment floor for a period that is, as of the relevant date of determination (and excluding any portion of such period elapsing prior to the date of determination), 12 months or greater or (iv) Off-Lease; and
B = the sum of the Allocable Advance Amount of each Aircraft (excluding any Specified Aircraft).
“Portfolio Transaction” means any transaction entered into in connection with the refinancing of more than 74% of the outstanding principal amount of the Advances pursuant to which the Aircraft Assets, and/or beneficial interests in any Borrower Subsidiaries shall have been transferred out of this facility and will be used to secure the loans advanced with respect to such transaction; provided that any agreements executed by a Borrower Group Member related to such transaction shall be in form and substance reasonably satisfactory to the Administrative Agent.
“Precedent Lease” means (i) the lease under which an Aircraft is leased at the time such Aircraft becomes subject to the financing provided herein; or (ii) in connection with the leasing of an Aircraft to a Person that is or has been a lessee of aircraft from any Borrower Subsidiary, a form of lease substantially similar to the prior or pre-existing lease to such lessee from such lessor.
“Prohibited Countries” means those countries, territories and regimes which are the subject of any Sanctions broadly prohibiting dealings with such country, territory or regime. For the avoidance of doubt, the Prohibited Countries as of the Signing Date are Cuba, Iran, North Korea, Syria and the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and the Crimea region of Ukraine.
“Purchase Agreement Guaranty” means the Guaranty Agreement of AerCap Holdings N.V., dated as of November 6, 2006, securing the obligations of AerCap under the AerCap-

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Borrower Purchase Agreement, or any successor or replacement to such agreement contemplated by Section 12.1(f) hereof and the terms thereof.
“Qualifying Lender” means a Person, which Person, if it is a Lender or Conduit Lender, or participant of a Lender or may become a Lender, Conduit Lender or participant of a Lender, is (or will be when it is a Lender, Conduit Lender or participant of a Lender) beneficially entitled to the interest payable to that Lender or Conduit Lender in respect of an Advance under this Agreement and:
(a)    which is a bank within the meaning of Section 246 of the TCA which is carrying on a bona fide banking business in Ireland for the purposes of Section 246(3)(a) of the TCA and whose lending office is located in Ireland;
(b)    which is a body corporate (within the meaning of Section 246 TCA 1997) which by virtue of the law of a Relevant Territory is resident in a Relevant Territory for the purposes of tax and that Relevant Territory imposes a tax that generally applies to interest receivable in that territory by companies from sources outside that Relevant Territory, and provided that such person does not provide its commitment in connection with a trade or business which is carried on in Ireland through a branch or agency in Ireland;
(c)    which is a body corporate and where such interest:
(i)    is exempted from the charge to Irish income tax under a Treaty having the force of law under the procedures set out in section 826 (1) of the TCA on the date interest is paid; or

(ii)     would be exempted from the charge to Irish income tax under a Treaty entered into on or before the payment date of that interest if that Treaty (which does not yet have force of law by virtue of Section 826 (1) of the TCA) had force of law under the procedures set out in section 826 (1) of the TCA on that date;
and provided, in the case of both (i) and (ii), that such person does not provide its commitment in connection with a trade or business which is carried on in Ireland through a branch or agency in Ireland;
(d)    which is a U.S. company that is incorporated in the U.S.A. and is subject to U.S. Federal income tax on its worldwide income provided that such U.S. company does not provide its commitment in connection with a trade or business which is carried on in Ireland through a branch or agency in Ireland;
(e)    which is a U.S. LLC, where the ultimate recipients of the interest payable to that LLC satisfy the requirements set out in (b), (c) or (d) above and the business conducted through the LLC is so structured for non-tax commercial reasons and not for tax avoidance purposes, provided that such LLC and the ultimate recipients of the relevant interest do not provide their commitment in connection with a trade or business which is carried on in Ireland through a branch or agency in Ireland;

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(f)    which is a body corporate;
(i)    which advances money in the ordinary course of a trade which includes the lending of money;
(ii)    in whose hands any interest payable in respect of money so advanced is taken into account in computing the trading income of that company;
(iii)    which has complied with the notification requirements set out in Section 246(5)(a) of the TCA; and
(iv)    whose applicable lending office is located in Ireland;
(g)    which is a qualifying company (within the meaning of section 110 of the TCA) whose applicable lending office is located in Ireland;
(h)    which is an investment undertaking (within the meaning of Section 739B of the TCA) whose applicable lending office is located in Ireland; or
(i)    which is a body corporate which, by virtue of the law of a Relevant Territory, is resident in a Relevant Territory for the purpose of tax and that Relevant Territory imposes a tax that generally applies to interest remitted to that Relevant Territory from sources outside that Relevant Territory and the interest is payable into a bank account held by the body corporate located in that Relevant Territory, provided that such person does not provide its commitment in connection with a trade or business which is carried on in Ireland through a branch or agency in Ireland.
“Qualifying Purchase Option” means, with respect to a Lease that has a purchase option exercisable by the Lessee in respect of the Aircraft leased thereunder, that the expected purchase price of such option (as determined as of the Advance Date with respect to such Aircraft) will not be less than 95% of the Adjusted Borrowing Value of such Aircraft on the date of purchase pursuant to the option.
“Quarterly Report” means a report in substantially the form of Exhibit D hereto.
“Rating Agency” means S&P and Moody’s, or either of them.
“Records” means all Leases and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, data processing software (to the extent permitted by any applicable licenses) and related property and rights) directly related to the Leases and the other Aircraft Assets related to the Aircraft, and the servicing thereof, whether maintained by the Servicer or any other Person, and including without limitation with respect to each Lease: records including the lease number; Obligor name; Obligor address; Obligor business phone number; original term; rent; stated termination date; origination date; date of most recent payment; days (if any) currently delinquent; number of contract extensions (months) to date; expiration date of any current insurance policies; and past due late charges (if any).
“Related Expenses” means amounts due by any Borrower Group Member to an Obligor under a Lease or related document that are not funded out of the Maintenance Reserve Account or the Security Deposit Account.

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“Related Security” means with respect to any Lease:
(a)    any and all security interests or Liens and property subject thereto from time to time purporting to secure payment of such Lease;
(b)    all guarantees, indemnities, warranties, letters of credit, escrow accounts, insurance policies and proceeds and premium refunds thereof and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Lease whether pursuant to such Lease or otherwise;
(c)    the Records relating to such Lease; and
(d)    all proceeds of the foregoing.
“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.
“Relevant Territory” means (i) a member state of the European Union (other than Ireland) or (ii) to the extent not a member state of the European Union, a jurisdiction with which Ireland has entered into a double taxation treaty that either has the force of law by virtue of section 826(1) of the TCA or which will have the force of law on completion of the procedures set out in section 826(1) of the TCA.
“Replaced Lender” has the meaning set forth in Section 6.6(b).
“Replacement Lender” has the meaning set forth in Section 6.6(b).
“Required Coverage Amount” means, with respect to any country described in clause (b)(2) of the definition of Approved Country List, an amount of available coverage under Political Risk/Repossession Insurance with respect to covered events affecting the related Funded Aircraft, which amount results in net proceeds available under such coverage at least equal to 105% of the aggregate Allocable Advance Amounts of Funded Aircraft registered in such country or leased by a Lessee organized or domiciled in such country (with such Allocable Advance Amount measured as of the date the Aircraft became a Funded Aircraft hereunder).
“Requirement of Law” means, as to any Person, any law, treaty, rule, order or regulation or determination of a regulatory authority or arbitrator or a court or other Government Entity, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including, without limitation, each Applicable Foreign Aviation Law applicable to such Person or the Aircraft Owned or operated by it or as to which it has a contractual responsibility.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

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“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successor and assigns.
“Sale Deposit Amount” has the meaning set forth in Section 4.2(b)(i).
“Sanctions” means any economic or trade sanctions, laws, regulations, embargoes, freezing provisions, prohibitions or restrictive measures administered, enacted, enforced or imposed by the United States Government, the United Nations Security Council, the European Union or its Member States (including, without limitation, the French Republic), the United Kingdom, Switzerland (or, for purposes of the representations and warranties of the Borrower and any Borrower Subsidiary in Section 9.21 (Anti-Terrorism Law) and the covenants of the Borrower and any Borrower Subsidiary in Section 10.35 (Anti-Terrorism Law; Anti-Money Laundering) and Section 10.36 (Embargoed Person and Use of Proceeds) only, Canada) or the respective governmental institutions and agencies of any of the foregoing, including without limitation, OFAC, the United States Department of State, and His Majesty’s Treasury (HMT), the Parliament or Council of the European Union and the State Secretariat for Economic Affairs of Switzerland (SECO) (or, for purposes of the representations and warranties of the Borrower and any Borrower Subsidiary in Section 9.21 (Anti-Terrorism Law) and the covenants of the Borrower and any Borrower Subsidiary in Section 10.35 (Anti-Terrorism Law; Anti-Money Laundering) and Section 10.36 (Embargoed Person and Use of Proceeds) only, Canada) (together, the “Sanctions Authorities”).
“SD Reserve Lease” means a Lease (a) in respect of which there is an agreement amending or waiving provisions thereof such that all or a portion of the basic rent payable under the Lease is deferred or (b) pursuant to which all or a portion of basic rental payments payable thereunder as of such date are (or will be for a specified future period) calculated based on usage (i.e. a power-by-the-hour arrangement), in each case as of the relevant Advance Date (or will be, pursuant to any such agreement to be entered into immediately after the making of the relevant Advance, where the sole condition to the execution and delivery thereof is the successful receipt of such Advance).
“Second Amended Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of June 9, 2011, among the Borrower, AerCap, AASL, CML, the Lenders (as defined under the Second Amended Agreement), UBSS and Deutsche Bank Trust Company Americas.
“Second LTV Determination Date” means the Payment Date occurring in July 2028.
“Section 6.3 Indemnitee” has the meaning set forth in Section 6.3(a).
“Secured Party” has the meaning set forth for the term “Secured Party” as defined in the Security Trust Agreement.
“Security Deposit” means any security deposits, commitment fees, consultant fees and any other supplemental rent payments in respect thereof payable by any Lessee under a Lease.

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“Security Deposit Account” means an account (number UBSAFL.3) in the name of the Borrower and maintained with the Account Bank.
“Security Trust Agreement” means the Security Trust Agreement, dated as of April 26, 2006, among the Collateral Agent, the Borrower and each of the Borrower Subsidiaries from time to time, as such agreement may be amended, modified and/or restated from time to time pursuant to the terms thereof.
“Seller” means any seller or transferor of an Aircraft or Aircraft Owning Entity under a related Aircraft Acquisition Document.
“Service Provider Administrative Agency Agreement” means the Administrative Agency Agreement, dated as of April 26, 2006, among the Service Provider Administrative Agent, the Financial Administrative Agent, the Borrower, the Aircraft Owning Entities, the Owner Participants, the Applicable Intermediaries and the Administrative Agent, as such agreement may be amended, modified and/or restated from time to time pursuant to the terms thereof.
“Service Provider Administrative Agent” has the meaning set forth in the Preamble.
“Service Provider Agreements” means, collectively, the Servicing Agreement, the Service Provider Administrative Agency Agreement, and the Cash Management Agreement.
“Service Provider Fees” means, with respect to any Payment Date, (a) a fee for the services of the Servicer under the Servicing Agreement, equal to 3.00%, (b) a fee for the services of the Administrative Agent under the Service Provider Administrative Agency Agreement, equal to 0.40%, (c) a fee for the services of the Cash Manager under the Cash Management Agreement, equal to 0.40%, (d) a fee for the services of the Insurance Servicer under the Servicing Agreement, equal to 0.10%, and (e) a fee for the services of the Financial Administrative Agent under the Service Provider Administrative Agency Agreement, equal to 0.10%, in each case of the total amount of lease rental payments (excluding any Maintenance Reserves or Security Deposits, unless and until applied to Lease obligations, and/or any payments reimbursable to any Obligor) paid by Obligors and deposited into the Collection Account during the monthly period commencing with a Determination Date through the day preceding the next Determination Date.
“Service Providers” means, collectively, the Servicer, Service Provider Administrative Agent, Insurance Servicer, Cash Manager and Financial Administrative Agent.
“Servicer” has the meaning set forth in the Preamble.
“Servicer Advance” has the meaning assigned such term in Section 8.1(g).
“Servicer Advance Reimbursement” means the amount of a Servicer Advance, to which the Servicer shall be entitled to reimbursement under the Flow of Funds.
“Servicer Standard of Performance” means, collectively, the Standard of Care and the Conflicts Standard, in each case as such terms are defined in the Servicing Agreement.

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“Servicer Termination Event” has the meaning set forth in Section 12.1.
“Servicing Agreement” means the Amended and Restated Servicing Agreement, dated as of August 10, 2017, among the Servicer, the Insurance Servicer, the Service Provider Administrative Agent, the Financial Administrative Agent, the Borrower, the Aircraft Owning Entities, the Owner Participants, the Applicable Intermediaries and the Administrative Agent, as such agreement may be amended, modified and/or restated from time to time pursuant to the terms thereof.
“Settlement Date” means, with respect to any Advance, (x) each Payment Date, or (y) the date on which the Borrower shall repay or prepay Advances pursuant to Section 4.1 or Section 4.2.
“Signing Date” means July 1, 2024.
“Simple Majority” has the meaning set forth in Section 14.5(j).
“Sixth Amended Agreement” means that certain Sixth Amended and Restated Credit Agreement, dated as of December 4, 2020, among the Borrower, AerCap, AASL, CML, the Lenders (as defined under the Sixth Amended Agreement), the Outgoing Administrative Agent, as administrative agent and Deutsche Bank Trust Company Americas.
“Solvent” means, when used with respect to any Person, that at the time of determination:
(i)    the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including Contingent Liabilities; and
(ii)    it is then able and expects to be able to pay its debts as they mature;
(iii)    it is neither unable nor deemed to be unable to pay its debts within the meaning of Section 570 and/or Section 509 (3) of the Companies Act 2014; and
(iv)    it has capital sufficient to carry on its business as conducted and as proposed to be conducted.
“SOFR” means a rate equal to the offered rate which appears on the Bloomberg ticker (or successor ticker or page determined by the Administrative Agent and consented to by the Borrower, acting reasonably) that displays the one month term SOFR as determined by the SOFR Administrator (such ticker currently being Bloomberg ticker SR1M and currently listed on the website of the SOFR Administrator at https://www.cmegroup.com/market-data/cme-group-benchmark-administration/term-sofr.html).
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

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“SOFR Advance” means an Advance that bears interest at a rate based on Term SOFR, other than pursuant to clause (c) of the definition of “Alternate Base Rate”.
“Specified Aircraft” means (a) each Aircraft described on Schedule VII as having a Base Advance Rate of 0% and Borrowing Base of $0 and (b) any other Aircraft which the Borrower has notified the Administrative Agent shall be a “Specified Aircraft”, provided that, if such Aircraft is a Funded Aircraft, the conversion of such Aircraft into a Specified Aircraft shall be subject to compliance with the Borrower’s obligation to pay the Disposition Payment Amount pursuant to Section 4.2(b)(i).
“Specified Aircraft Proceeds” has the meaning set forth in Section 17.26(c).
“State” means a State in the United States of America.
“Stated Maturity Date” means the Payment Date occurring in July 2029.
“Subsidiary” means, with respect to any Person (for purposes of this definition only, the “Parent”) at any date, (i) any person the accounts of which would be consolidated with those of the Parent in the Parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (ii) any other corporation, limited liability company, association, trust or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are, as of such date, owned, controlled or held by the Parent and/or one or more subsidiaries of the Parent, (iii) any partnership (a) the sole general partner or the managing general partner of which is the Parent and/or one or more subsidiaries of the Parent or (b) the only general partners of which are the Parent and/or one or more subsidiaries of the Parent and (iv) any other person that is otherwise Controlled by the Parent and/or one or more subsidiaries of the Parent.
“Support Facility” means any liquidity or credit support agreement or other facility with a Conduit Lender which relates, either generally or specifically, to this Agreement (including any agreement to purchase an assignment of or participation in, or to make loans or other advances in respect of Advances).
“Support Party” means any bank, insurance company or other entity extending or having a commitment to extend funds to or for the account of a Conduit Lender (including by agreement to purchase an assignment of or participation in, or to make loans or other advances in respect of Advances) under a Support Facility.
“Supporting Party” means AerCap Holdings N.V., in its capacity as signatory to the Purchase Agreement Guaranty and the Indemnity Agreement, or any successor or replacement thereto in such capacity as contemplated by Section 12.1(f) hereof and the terms thereof.
“Taxes” means all taxes, levies, imposts, duties, charges, fees, deductions or withholdings imposed, levied, collected, withheld or assessed by any Government Entity.

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“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
“TCA” means the Taxes Consolidation Act 1997 of Ireland.
“Term SOFR” means,
(a)    for any calculation with respect to a SOFR Advance, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; and
(b)    for any calculation with respect to an Alternate Base Rate Advance on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Alternate Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator;
provided that if Term SOFR determined as provided above shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion with the consent of the Borrower, not to be unreasonably withheld).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Termination” has the meaning set forth in Section 17.19.
“Termination Payment” has the meaning set forth in Section 17.19.
“Third Amended Agreement” means that certain Third Amended and Restated Credit Agreement, dated as of May 10, 2013, among the Borrower, AerCap, AASL, CML, the Lenders (as defined under the Third Amended Agreement), the Outgoing Administrative Agent and Deutsche Bank Trust Company Americas.
“Third Party Event” has the meaning set forth in Section 10.14.
“Transaction Documents” means the Credit Documents, any Aircraft Acquisition Document, and any other documents executed or to be executed and delivered by the Borrower, AerCap, any Service Provider or any Borrower Subsidiary in connection therewith.
“Treaty” means an arrangement for relief from double taxation entered into by Ireland.

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“Type” means with respect to an Aircraft, the designation of Aircraft type or model which designation is set forth on Table 1 and Table 2 in Appendix I hereto.
“UBSS” means UBS Securities LLC.
“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“Widebody Aircraft” means Aircraft of the following Types (from the list of Types shown on Table 1 of Appendix I hereto): any Type with a designation using “787”, “A330” or “A350”.
“Widebody Maximum Percentage” means 40%.
“Widebody Percentage” means, as of any date of determination, the Facility Limit Percentage of Funded Aircraft constituting Widebody Aircraft.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

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“Yield” means, with respect to any period and any Advance, the sum of the daily interest accrued on such Advances on each day during such period equal, for any such day, to the product of (x) the outstanding principal amount of such Advances on such day, (y) the applicable Lender Rate and (z) the applicable computation period determined in accordance with Section 3.5 of this Agreement, provided that after the occurrence of an Event of Default, Yield shall accrue at the Default Rate with respect to all Advances.
SECTION 1.2 Other Definitional Provisions.
(a)    Unless otherwise specified therein, all terms defined in this Agreement have the meanings as so defined herein when used in any Note or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto.
(b)    Each term defined in the singular form in Section 1.1 or elsewhere in this Agreement shall mean the plural thereof when the plural form of such term is used in this Agreement, any Note or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto, and each term defined in the plural form in Section 1.1 shall mean the singular thereof when the singular form of such term is used herein or therein.
(c)    The words “hereof,” “herein,” “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified.
(d)    All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9 or any other article of the UCC in the State of New York.
SECTION 1.3 Signing Date.
Notwithstanding anything herein to the contrary, on and after the Signing Date until the occurrence of the Effective Date, the Original Agreement shall remain in full force and effect and the only effective provisions of this Agreement shall be Sections 1.1, 1.2, 1.3, 6.2, 6.4 (only in respect of the Initial Advance to be made on the Initial Advance Date), 7.1A, 7.1B, 14.1, 15.1 and 16.1 and Article XVII (in each case only to the extent relating to this Agreement and not as an amendment to the Original Agreement so long as the Original Agreement remains in effect). In the event that any of the conditions set forth in Sections 7.1A or 7.1B has not been satisfied on or prior to the Effective Date, this Agreement shall terminate and be of no further force and effect and the Original Agreement shall remain in full force and effect.

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ARTICLE II

THE FACILITY, ADVANCE PROCEDURES AND NOTES
SECTION 2.1 Facility.
(a)    Initial Advances. Subject to the terms and conditions of this Agreement, each Conduit Lender may, in its sole discretion, and if the Conduit Lender does not, the applicable Granting Lender shall, and each of the other Lenders shall, ratably, make an initial Advance to the Borrower in such amounts as may be requested by the Borrower pursuant to Section 2.2 (the “Initial Advances”).
(b)    [Intentionally omitted.]
(c)    [Intentionally omitted.]
(d)    Additional Advances. Subject to the terms and conditions of this Agreement, each Conduit Lender may, in its sole discretion, and if the Conduit Lender does not, the applicable Granting Lender shall, and each of the other Lenders shall, during the Additional Advance Commitment Period, ratably make Advances to the Borrower in such amounts as may be requested by the Borrower pursuant to Section 2.2 (the “Additional Advances”, and, together with the Initial Advances, the “Advances”).
(e)    [Intentionally omitted.]
(f)    [Intentionally omitted.]
(g)    Advance Limits, etc. Advances pursuant to clauses (a) and (d) above are subject to the following requirements:
(i)    Initial Advances, and Additional Advances, relating to the same Aircraft (or the same Original Agreement Refinancing Advance, Critical Mass Event Advance or Increased Availability Advance or Improvement Advance, as the case may be), in each case shall be made on the same date (the “Initial Advance Date” or an “Additional Advance Date”, as applicable);
(ii)    The Initial Advance shall be in an amount not greater than the Original Agreement Refinancing Amount;
(iii)    After giving effect to such Advances, the Outstanding Principal Amount outstanding hereunder shall not exceed the Maximum Aggregate Principal Amount and the Outstanding Principal Amount advanced by any Lender (including, with respect to any Lender that is a Granting Lender, by such Lender’s Conduit Lender) shall not exceed the Commitment of such Lender; and
(iv)    The Outstanding Principal Amount attributable to each Funded Aircraft shall not exceed the Borrowing Base attributable to such Funded Aircraft.

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Each Advance by a Lender (including, with respect to any Lender that is a Granting Lender, by such Lender’s Conduit Lender) shall be made on a pro rata basis based as a percentage of the aggregate Commitments of all Lenders. Payments or prepayments of the Advances may be reborrowed from time to time prior to the Conversion Date as Additional Advances, but only to finance a portion of the acquisition cost for acquiring an Additionally Financed Aircraft into the Borrower’s Portfolio, or to finance the reimbursement of Approved Asset Improvement Costs with an Improvement Advance, or in a single drawdown on a Payment Date as a Critical Mass Event Advance, or in a drawdown on a Payment Date as an Increased Availability Advance, and in each case otherwise subject to the terms and conditions applicable to such Advances herein.
The obligations of the Lenders to fund Advances hereunder are several and not joint; provided, however, that if a Lender shall fail to fund (or fail to cause its Conduit Lender to fund) an Advance pursuant to the terms hereof (or shall otherwise be deemed to be a Defaulting Lender), any other Lender may, in its sole discretion, fund (or cause its Conduit Lender to fund) all or any portion of such Advance without regard to the pro rata provisions of this Agreement which shall be deemed adjusted to reflect any such funding without any other act by any Person being necessary.
SECTION 2.2 Advance Procedures.
(a)    Initial Advances. At least three (3) Business Days prior to the Initial Advance Date (or such shorter period as shall have been agreed by the Administrative Agent), the Borrower may request Initial Advances hereunder, by giving notice (herein called an “Initial Advance Request”) to the Administrative Agent, each Lender and each Conduit Lender. The Initial Advance Request shall be substantially in the form of Exhibit A-1, and shall include the date and amount of the Initial Advance, and shall attach the Initial Advance Schedule. The Initial Advance shall be the Original Agreement Refinancing Advance and shall be in an amount equal to (and no greater than) the Original Agreement Refinancing Amount. The Borrower’s Initial Advance Request shall be irrevocable unless and to the extent otherwise agreed among the parties in connection with closing the Initial Advances.
(b)    Additional Advances. During the Additional Advance Commitment Period, the Borrower may request Additional Advances from time to time hereunder, by giving notice (herein called an “Additional Advance Request”) to the Administrative Agent, each Lender, each Conduit Lender and the Collateral Agent and Account Bank, of the proposed Additional Advances not later than 11:00 a.m., New York time, three (3) Business Days prior to the proposed date of such Advances. The Additional Advance Request shall be substantially in the form of Exhibit A and shall include (i) the date and amount of such Additional Advances, (ii) whether and to what extent such Additional Advance constitutes an Additional Advance for the purpose of the Borrower’s directly or indirectly acquiring Additionally Financed Aircraft, a Critical Mass Event Advance, an Improvement Advance or an Increased Availability Advance and (iii) a borrowing base certification satisfactory to the Administrative Agent, setting forth the information required therein. Each Additional Advance Request (i) shall be for an aggregate principal amount of at least $5,000,000 (except that the final Additional Advance Request

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preceding the Conversion Date may be for a lesser amount), and (ii) shall be made against, and in connection with (unless constituting an Improvement Advance, a Critical Mass Event Advance or an Increased Availability Advance) the anticipated acquisition into the Borrower’s Portfolio of an aggregate Adjusted Borrowing Value of Aircraft as specified on the related Additional Advance Request.
(c)    Funding Procedures; Monthly Interest Determination.
(i)    The Administrative Agent shall, after receiving an Additional Advance Request with respect to an Interest Period during which the Advances will bear interest based upon Term SOFR, two (2) U.S. Government Securities Business Days before the applicable proposed date of such Advances, determine the rate of interest for such Interest Period for each Lender’s ratable share of the outstanding Advances, as contemplated in the definition of Term SOFR. The Administrative Agent shall thereupon promptly notify the Borrower and the Lenders of Term SOFR it so determines, which will then constitute the Term SOFR applicable to each Lender’s ratable share of the Advances for the upcoming monthly Interest Period.
(ii)    The Administrative Agent shall, two (2) U.S. Government Securities Business Days before the first day of each full monthly Interest Period during which the Advances will continue to bear interest based upon Term SOFR, determine the rate of interest for the upcoming one month Interest Period for each Lender’s ratable share of the outstanding Advances, as contemplated in the definition of Term SOFR. The Administrative Agent shall thereupon promptly notify the Borrower and the Lenders of Term SOFR it so determines, which will then constitute Term SOFR applicable to each Lender’s ratable share of the Advances for the upcoming monthly Interest Period.
(iii)    Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document but subject to Section 3.8, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
SECTION 2.3 Funding.
(a)    Subject to the satisfaction of the conditions precedent set forth in Section 7.1C, as well as the conditions precedent in Section 7.5 with respect to the Initial Advance, or the conditions in Section 7.3 and Section 7.5 with respect to an Additional Advance constituting an Improvement Advance, or the conditions in Section 7.4 and Section 7.5 with respect to an Additional Advance constituting a Critical Mass Event Advance or an Increased Availability Advance, as well as (in each case) the limitations set forth in Section 2.1 and Section 2.2, each Lender, shall (or shall cause its Conduit Lender to), by wire transfer, make the proceeds of such

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requested Advance available in the Deutsche Bank “Corporate Trust and Agency Account” (following which the Collateral Agent/Account Bank shall immediately transfer such funds to the Borrower Funding Account) in same day funds no later than 12:30 p.m., New York time, on the proposed date of the Advance other than the Initial Advance (and no later than 11:00 a.m., New York time, on the proposed date of the Initial Advance). The Account Bank shall (i) not release any funds in the Borrower Funding Account to, or at the direction of, the Borrower unless the Account Bank shall have received written instructions (which written instructions may be provided by e-mail) to do so from the Administrative Agent, and also shall have received written directions (which written directions may be provided by e-mail) from the Borrower of the amounts to disburse and payment instructions, and (ii) if an Advance is not to be made on the proposed date for such Advance because any condition precedent with respect to such Advance has not been satisfied, return to each Lender, the funds made available in the Borrower Funding Account by such Lender or its Conduit Lender upon receipt of a written request of such Lender. Notwithstanding the foregoing, the funding and release procedures applicable to Additional Advances requested to finance the acquisition of one or more anticipated Additionally Financed Aircraft, as described on the related Additional Advance Request, shall be as set forth in subsection (c) of this Section below (including the provisions in such subsection relevant to satisfaction of the conditions in Section 7.2 and Section 7.5 with respect to any such Additional Advance).
(b)    Notwithstanding anything herein to the contrary, (x) a Lender shall not be obligated to make an Advance under this Section 2.3 at any time in an amount which would exceed such Lender’s Commitment, less the amount of any prior Advances still outstanding made by such Lender. Each Lender’s obligation shall be several, such that the failure of any Lender to make available to the Borrower any funds in connection with any Advance shall not relieve any other Lender of its obligation, if any, hereunder to make funds available on the date of such Advance, but no Lender shall be responsible for the failure of any other Lender to make funds available in connection with any Advance; provided, however, that if a Lender shall fail to make available any funds in connection with any Advance, any other Lender may, in its sole discretion, make available to the Administrative Agent any such funds without regard to the pro rata provisions of this Agreement and without regard to the Commitment of such Lender, each of which shall be deemed to be adjusted to reflect such Advance without any act of any Person being necessary therefore; provided further, however, that, for the avoidance of doubt, any such failure of a Lender to make funds available shall not delay making the funds of the other Lenders available to the Borrower in connection with an Advance in accordance with this Agreement and at the request of the Borrower, regardless of whether the full amount of the requested Advance will be made available as a result of such failure of a Lender.
(c)    Notwithstanding the provisions of subsection (a) of this Section 2.3 above, the following funding and funds release procedures shall apply to Additional Advances requested to finance the Borrower’s acquisition, directly or indirectly, of one or more anticipated Additionally Financed Aircraft, as described on the related Additional Advance Request (and references below to such acquisitions, shall be deemed to refer to the Borrower indirect acquisition through one or more Borrower Subsidiaries of such Aircraft).

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(i)    The Borrower’s Additional Advance Request, in addition to containing the other information required for Additional Advance Requests described in Section 2.2(b) shall identify, with the greatest specificity feasible, the date or dates (any of which shall be a Business Day), not less than three, and not more than eight, Business Days from the date that the Borrower delivers such Additional Advance Request (such period, the “Holding Period”), that the Borrower anticipates that the conditions precedent to funding against each proposed Additionally Financed Aircraft set forth in Sections 7.2 and 7.5 shall be satisfied as to each such requested Aircraft. Advances made by the Lenders pursuant to this Section 2.3(c) shall constitute Advances for all purposes hereunder on and as of the date made, notwithstanding that any one or more of the proposed Aircraft may not become Additionally Financed Aircraft during the Holding Period.
(ii)    [Reserved].
(iii)    [Reserved].
(iv)    On any Business Day during the Holding Period, and while funds from the above-described Advances remain within the Borrower Funding Account, the Borrower may request a release of funds from such account to it or at its direction, for the purpose of financing a portion of the acquisition cost of one or more of the Aircraft described in the Additional Advance Request. The Borrower shall make such request by giving notice (herein called a “Holding Period Release Request”) to the Administrative Agent for the requested release of funds not later than 10:00 a.m., New York time, on the requested date of funding, which (A) shall be a Business Day, and (B) shall be a day within the Holding Period. The Holding Period Release Request (1) shall include the date and amount of such desired release of funds, (2) shall specify the applicable account or accounts from which such release shall occur, (3) shall specify wire transfer instructions for the delivery of released funds to their intended recipient, (4) shall specify a time for such release to occur (or otherwise indicate a manner for communicating such time of release mutually acceptable to the Borrower and the Administrative Agent), subject to the limitations of clause (v) immediately below, (5) shall indicate that such release is for the purpose of funding a direct acquisition of one or more of the Additionally Financed Aircraft identified in the related Additional Advance Request (and specifically identify the Aircraft to be funded with each requested release), and (6) shall contain a borrowing base certification satisfactory to the Administrative Agent, setting forth the information required therein. Each Holding Period Release Request shall be for an aggregate amount of at least $1,000,000, but not exceeding the proceeds of the related Advances held on deposit in the applicable account.
(v)    Assuming compliance with the foregoing notice procedures and the satisfaction of each of the conditions precedent to an Additional Advance for the purpose of acquiring an Additionally Financed Aircraft under Section 7.2 and the conditions set forth in Section 7.5, the Administrative Agent shall instruct the Account Bank to transfer the requested funds to the specified recipient account, at the time the Borrower has requested that such transfer be made pursuant to the Holding Period Release Request (but

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in no event later than 4 p.m., New York time, on the requested date), and the Account Bank hereby agrees to comply with such instruction; provided, however, that each of the parties hereto understands and agrees that in the event that the Administrative Agent does not provide written notification to the Collateral Agent and Account Bank by 2 p.m. New York time stating that no such transfer instructions shall be delivered on that date, any funds in the Borrower Funding Account may remain uninvested until the next succeeding Business Day.
(vi)    The Borrower may at any time and, if the Borrower fails to do so after the Holding Period ends, the Administrative Agent shall direct the Account Bank to transfer all funds remaining in the Borrower Funding Account after the Holding Period ends to the account of each Lender in repayment of the related Advances not invested in an Aircraft acquisition, pro rata based on the respective proportionate amount of such Advances initially funded. Any outstanding accrued interest on such repaid Advances, together with breakage amounts, if any, that may be owing in respect of such repayment pursuant to Section 6.4, will be payable by the Borrower on the next Payment Date following the calendar month in which such repayment occurs, pursuant to the Flow of Funds, and need not be paid by the Borrower concurrently with such repayments.
SECTION 2.4 Representation and Warranty. Each request for an Advance pursuant to Section 2.2 or delivery of a Holding Period Release Request shall automatically constitute a representation and warranty by the Borrower to the Administrative Agent and the Lenders that, on the date of such Advance or the date of release of funds contemplated in the Holding Period Release Request, and after giving effect to such Advance or release and the consummation of the transactions contemplated in the making of such Advance or release, (a) the representations and warranties contained in Article IX will be true and correct as of the date of such Advance and such release, as applicable, as though made on such date (except, that any such representations or warranties expressly stated by their terms to be made only at or as of one or more particular dates or times, shall be made only at or as of such specified dates or times and are not so automatically repeated), (b) no Default, Event of Default, Early Amortization Event, or event that would constitute an Event of Default or Early Amortization Event but for the passage of time or the giving of notice or both has occurred and is continuing or will result from the making of such Advance and such release, as applicable, and (c) after giving effect to such requested Advance and such release the aggregate Outstanding Principal Amount hereunder shall not exceed the Maximum Aggregate Principal Amount.
SECTION 2.5 Notes. (a)  The Borrower shall, on or after the Initial Advance Date, execute and deliver a Note to each Lender if and to the extent requested to do so by such Lender. The Borrower shall promptly execute and deliver a Note to each new Lender that requests a Note after the Effective Date. All Notes (under and as defined in the Original Agreement) delivered by the Borrower prior to the Effective Date shall be returned to the Borrower, or its designee, on the Effective Date.
(b)    The Advances and Yield on any Note shall at all times (including after assignment pursuant to Section 15.1), to the extent a Note has been requested by a Lender, be represented by

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such Note and/or a replacement Note therefor, payable to the order of the applicable Lender. The Borrower hereby irrevocably authorizes the Lender to make (or cause to be made) appropriate notations on the grid attached to its Note (or on any continuation of such grid, or at the Lender’s option, in its records), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the Lender Rate and Interest Period applicable to, the Advances evidenced thereby. Failure to make any such notations shall not limit or otherwise affect any Obligations of the Borrower. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Advance by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. Notwithstanding the notation on any Note, the register maintained by the Administrative Agent shall be conclusive and binding absent manifest error in accordance with the terms of Section 15.5(a).
SECTION 2.6 [Intentionally omitted.]
SECTION 2.7 Optional Increase of Commitments. To the extent that the total Commitments for all Lenders is less than $2,500,000,000 on the Effective Date, the Borrower may, by written notice to the Administrative Agent and the Lenders (a “New Commitment Notice”), elect to request an increase to the existing Commitments (any such increase, the “New Commitments”) in a minimum amount of $5,000,000 and up to an amount equal to the difference between $2,500,000,000 and the Commitments as of the date prior to the making of such New Commitments. Each Lender shall have 5 Business Days from receipt of such New Commitment Notice to elect to provide all or a portion of the New Commitments; provided that, in the event that the total New Commitments requested to be provided by the Lenders exceeds the maximum amount of the New Commitments requested by the Borrower, each Lender’s portion of the New Commitments shall be reduced pro rata based on the percentage that such Lender’s proposed commitments bears to the total amount of New Commitments requested by all Lenders. Each such New Commitment Notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that the New Commitments shall be effective, which shall be a Payment Date that is not less than 10 Business Days after the date on which such New Commitment Notice is delivered to the Administrative Agent and the Lenders. Following the expiration of the Lenders exclusivity period the Borrower shall be entitled to solicit New Commitments for other Persons that are not existing Lenders that are Eligible Assignees (each, a “New Lender”). No later than 2 Business Days prior to the Increased Amount Date the Borrower shall notify the Administrative Agent and each Lender of (i) the identity of each existing Lender (each, an “Increasing Lender”) and each New Lender and (ii) the portion of such New Commitments to be allocated to such New Lenders and Increasing Lenders; provided that, for the avoidance of doubt, any existing Lender approached to provide all or a portion of the New Commitments may elect or decline, in its sole discretion, to provide a New Commitment; provided further that (x) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such New Commitments and (y) the New Commitments shall be effected pursuant to one or more Accession Agreements executed and delivered by the Borrower, the New Lender or Increasing Lender, as applicable, and the Administrative Agent.

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    On any Increased Amount Date on which New Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, the Borrower shall borrow from the New Lenders and Increasing Lenders an amount of new Advances the proceeds of which will be applied to prepay the outstanding Advances of the existing Lenders, in each case so that after giving pro forma effect to the New Commitments, such Advances and such prepayments, each Lender holds Advances on a pro rata basis based on the new amount of total Commitments.

SECTION 2.8 Conduit Lenders. (a) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to its Eligible Conduit Lender, identified in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (together with any applicable notice information and any other reasonably detailed information required by the Borrower or the Administrative Agent to perform their obligations hereunder, and an agreement by which such Conduit Lender became a party hereto), the option to provide to the Borrower all or any part of any Advances that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to Section 2.1; provided that (i) no Conduit Lender shall be committed to provide any Advance or have any obligation to pay any amount in excess of amounts available to such Conduit Lender after paying or making provision for the payment of its commercial paper and nothing herein shall constitute a commitment to make an Advance or pay any other obligation by any Conduit Lender, and (ii) if a Conduit Lender elects not to exercise such option or otherwise fails to provide all or any part of such Advance or any other obligation, the Granting Lender shall be obligated to make such Advance or pay such other obligation pursuant to the terms hereof on the date such Advance is to be made or other obligations paid, without notice or demand from Borrower. For the avoidance of doubt, no action or inaction by any Conduit Lender will excuse any of the obligations of any Lender as provided herein, including, but not limited to, the obligations to make timely Advances, as provided in Section 2.1 and Section 2.3. The making of an Advance by a Conduit Lender hereunder shall (i) utilize the Commitment of the related Granting Lender to the same extent, and as if, such Advance were made by such Granting Lender and (ii) constitute an Advance by such Granting Lender to the extent context may require where this Agreement references Advances made by such Lender, including for the calculation of Yield and other relevant calculations hereunder. No Conduit Lender shall have a Commitment hereunder. Each Granting Lender listed in Appendix II under the heading “Granting Lender” hereby designates each entity listed opposite such Granting Lender’s name in such Appendix II as its Conduit Lenders, each of which is, as of the date hereof, an Eligible Conduit Lender with respect to such Granting Lender.
(b)     Each Granting Lender shall cause each of its Conduit Lenders (whether or not such Conduit Lender elects to exercise such option), other than any Conduit Lender designated as of the Effective Date, to execute an agreement pursuant to which it becomes a party to this Agreement and makes agreements substantially similar to those made by an assignee in the form of Assignment and Assumption attached as Exhibit C to this Agreement; provided that notwithstanding whether any Conduit Lender executes any such agreement, such Conduit Lender shall be deemed to have agreed to all of the terms and conditions of this Agreement by acceptance of the option to be a Conduit Lender (whether or not such Conduit Lender elects to exercise such option). Each Conduit Lender hereby authorizes the applicable Granting Lender to take any and all actions with respect to this Agreement and the Advances made by such Conduit

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Lender as deemed necessary by such Granting Lender. In furtherance of the foregoing, each Conduit Lender hereby appoints the applicable Granting Lender the true and lawful attorney of such Conduit Lender, to act in the name of such Granting Lender but on behalf of and for the benefit of the applicable Conduit Lender to collect for the account of such Conduit Lender all amounts due under this Agreement, to institute and prosecute, in the name of such Conduit Lender or otherwise, all proceedings that such Granting Lender may deem proper to collect, assert or enforce any claim, right or title of any kind in or to; to defend and compromise any and all actions, suits or proceedings as to all such acts and things in relation thereto. As between each Conduit Lender and the applicable Granting Lender, such Granting Lender’s record of Advances between it and such Conduit Lender shall be conclusive. Each Conduit Lender acknowledges that the foregoing appointment is coupled with an interest and is irrevocable by such Conduit Lender. All payments due to any Conduit Lender hereunder or with respect to any Advances made by any Conduit Lender hereunder shall be made to the applicable Granting Lender for the account of such Conduit Lender. Unless the parties hereto are notified in accordance with the terms hereof of alternate notice information for a Conduit Lender by the applicable Granting Lender, all notices and requests delivered to a Granting Lender shall be deemed to have been delivered to each of its Conduit Lenders. To the extent any Conduit Lender has any right under any Credit Document to notify, direct, instruct, certify, provide information or provide approval in respect of any matter to the Borrower, the Administrative Agent or the Collateral Agent, then to the extent the applicable Granting Lender has provided any notice, direction, instruction, certification, information or approval with respect to such matter, it shall be deemed to also be notification, direction, instruction, certification, information or approval from such Conduit Lender.

ARTICLE III

YIELD, FEES, ETC.
SECTION 3.1 Yield.
(a)    Payment. The Borrower hereby promises to pay Yield on the unpaid principal amount of each Advance (or each portion thereof) for the period commencing on the date of such Advance until the date such Advance is paid in full.
(b)    Maximum Yield. No provision of this Agreement or any Note shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law.
SECTION 3.2 Yield Payment Dates. Yield accrued on (i) each Advance shall be payable on each Payment Date and (ii) the amount of Advances being repaid or prepaid on any other Settlement Date shall be paid on such Settlement Date.
SECTION 3.3 Market Disruption Event. (a) If a Market Disruption Event occurs in relation to any Interest Period for the Advances, then the rate of interest on each Lender’s share of the Advances for that Interest Period shall be the rate per annum which is the sum of:
(i)    the Applicable Margin; and

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(ii)    the rate notified by that Lender to the Borrower and the Administrative Agent, as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its Advances from whatever source it may reasonably select (such cost to be substantiated in reasonable detail from a source reasonably selected by that Lender).
(b)    In this Agreement, “Market Disruption Event” means that at or about 11:00 a.m. (New York city time) on the second Business Day before the first day of such Interest Period, the Borrower and the Administrative Agent receive notification from a Lender or Lenders whose share of the Advances exceed fifty per cent (50%) that, as a result of circumstances affecting Term SOFR generally and not due to the individual status of that Lender or Lenders, the cost to it or them of obtaining matching deposits in the market would be in excess of Term SOFR.
(c)    If a Market Disruption Event occurs and the Administrative Agent or the Borrower so requests, the Administrative Agent and the Borrower shall enter into negotiations (for a period of not more than thirty (30) days) with a view to agreeing a substitute basis for determining the rate of interest.
Any alternative basis agreed pursuant to this Section 3.3 shall, with the prior written consent of all the Lenders and the Borrower, be binding on all parties hereto.
SECTION 3.4 Fees. The Borrower agrees to pay to the Administrative Agent and the Lenders certain Fees in the amounts and on the dates set forth in certain letter agreements between the Administrative Agent and/or a Lender and the Borrower dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified pursuant to its terms, collectively, the “Fee Letter”).
SECTION 3.5 Computation of Yield. All Yield hereunder shall be computed on the basis of a year of 360 days, except that Yield computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Yield shall be determined by the Administrative Agent in accordance with the provisions of this Agreement and such determination shall be conclusive absent manifest error.
SECTION 3.6 Payments Generally. All payments to be made by the Borrower to any Lender, any Conduit Lender, the Administrative Agent or the Collateral Agent pursuant to any Credit Document shall be made without setoff, deduction (except in respect of Taxes, which are addressed in Section 6.3) or counterclaim.
SECTION 3.7 Benchmark Replacement Setting.
(a)     Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document but subject to Section 3.8, upon the occurrence of a Benchmark

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Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Majority Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 3.7(a) will occur prior to the applicable Benchmark Transition Start Date.
(b)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document but subject to Section 3.8, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.
(c)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.7(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.7, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and, subject to Section 3.8, without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 3.7.
(d)     Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement

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that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)     Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Advances to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for an Advance of or conversion to Alternate Base Rate Advances. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Alternate Base Rate.
SECTION 3.8 Collateral Agent. Notwithstanding anything contained herein to the contrary, the Collateral Agent shall have no responsibility or liability for the selection or determination of SOFR, Term SOFR, the Benchmark Replacement, the Benchmark Replacement Adjustment, the Alternate Base Rate or any reference rate in connection therewith or for any determinations, decisions or elections in connection with the foregoing.

ARTICLE IV

REPAYMENTS, PREPAYMENTS AND PAYMENTS
SECTION 4.1 Required Principal Repayments.
(a)    Payment Dates. On each Payment Date, the Borrower shall be required to make the principal payments required under the Flow of Funds (including as a result of the allocation and application of Collections derived from the sale or other disposition, voluntary or involuntary, of an Aircraft or Aircraft Owning Entity to a Person that is not a Borrower Group Member) in reduction of the aggregate Outstanding Principal Amount to the extent of funds available to make such payments pursuant to the Flow of Funds.
(b)    Facility Termination Date. The aggregate Outstanding Principal Amount shall be due and payable in full on the Facility Termination Date.
SECTION 4.2 Principal Prepayments.
(a)    Voluntary Prepayment. The Borrower may voluntarily prepay the outstanding principal amount of the Advances, in whole or in part; provided, however, that:
(i)    all such voluntary prepayments shall require at least three (3) Business Days’ prior written notice to the Administrative Agent;

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(ii)    all such voluntary partial prepayments shall be in a minimum amount of $1,000,000 (unless such payment results in a repayment in full); and
(iii)    all such voluntary prepayments shall be paid (x) prior to the Conversion Date, pro rata to the Lenders based upon the respective outstanding Advances funded by such Lenders and (y) on and after the Conversion Date, subject to prior payment in full of all accrued Collateral Agent Fees and Expenses, pro rata to the Lenders based upon the respective outstanding Advances funded by such Lenders.
(b)    Mandatory Prepayments.
(i)     Upon the sale, transfer or other disposition of any Aircraft, or any Equity Interest in any Aircraft Owning Entity or Owner Participant to a Person that is not a Borrower Group Member, by the Borrower or any Borrower Subsidiary (including, without limitation, in connection with the consummation of any Portfolio Transaction or any other refinancing by the Borrower, but excluding a sale, transfer or disposition of a Specified Aircraft or of an Aircraft as a result of an Event of Loss), or notification to the Administrative Agent that such Aircraft shall become a Specified Aircraft, the Borrower shall forthwith deposit or cause to be deposited into the Collection Account an amount (collectively, the “Sale Deposit Amount”) equal to at least the sum of (A) 105% of the Allocable Advance Amount of such Aircraft plus unpaid Yield accrued thereon to the date of prepayment (after giving effect to the payment of Yield pursuant to Section 8.1(e)(I)(i) on such date, if applicable) (the “Disposition Payment Amount”) and (B) any other applicable amounts described in clause (A) or (C)(ii) of Section 8.1(e)(II), which Sale Deposit Amount shall include all net proceeds of such sale or disposition and all amounts maintained in the Maintenance Reserve Account and the Security Deposit Account attributable to such Aircraft or Equity Interest that are not payable to the applicable Lessee or buyer of such Aircraft or Equity Interest, together with other amounts available in the Collection Account to the extent necessary for the Sale Deposit Amount to be at least equal to the Disposition Payment Amount. A portion of the Sale Deposit Amount equal to the Disposition Payment Amount of such Aircraft shall be applied to prepay the outstanding principal amount of the Advances, together with accrued and unpaid Yield on such prepaid amount (after giving effect to the payment of Yield pursuant to Section 8.1(e)(I)(i) on such date, if applicable), pro rata to the Lenders based upon the respective outstanding Advances funded by such Lenders, which prepayment shall be effected on such disposition date or, at the Borrower’s election, a date no later than the Payment Date following the deposit of such funds, in accordance with the Flow of Funds.
(ii)    Upon the occurrence of an Event of Loss with respect to any Aircraft, the Borrower shall, on the first Payment Date following the receipt of any insurance, condemnation or other proceeds (including any Lessee or other third party payments and all amounts maintained in the Maintenance Reserve Account and the Security Deposit Account attributable to such Aircraft that are not required to be returned to the Lessee in accordance with the terms of the Lease) in respect of such Event of Loss,

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deposit into the Collection Account an amount equal to the then Allocable Advance Amount of such Aircraft (determined as of the date of such Event of Loss), which amount shall be applied in accordance with the Flow of Funds on the next Payment Date after such deposit.
(c)    Breakage. Each prepayment under this Section 4.2 shall be subject to the payment of any breakage cost amounts required by Section 6.4 resulting from such prepayment; provided that there shall be no breakage costs for prepayments occurring on any Payment Date.
SECTION 4.3 Payments Generally. Subject to, and in accordance with, the provisions of this Agreement, all payments of principal of, or Yield on, the Advances shall be made (whether pursuant to the Flow of Funds or otherwise) no later than 2:00 p.m., New York time, on the day when due in lawful money of the United States of America in same day funds to the applicable Lenders, to one or more accounts designated by the applicable Lenders in writing to the Borrower and the Administrative Agent not fewer than three (3) Business Days prior to the intended effective date of any such designation. Funds received by a Lender after 2:00 p.m., New York time, on the date when due, will be deemed to have been received by such Lender on its next following Business Day.
SECTION 4.4 Sharing of Set-Off. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain, at any time, payment in respect of any principal of, or Yield on, any of its Advances or other Obligations resulting in such Lender receiving payment of a proportion of the aggregate amount of its Advances and accrued Yield thereon or other Obligations greater than it would have been entitled to receive as provided herein, then such Lender shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Advances and such other Obligations of the other Lenders or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by such Lenders, respectively, ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Advances and other amounts owing them as provided herein, provided that:
(i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Advances to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).
The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under any applicable Requirement of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in

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the amount of such participation. If under applicable bankruptcy, insolvency or any similar law any Lender receives a secured claim in lieu of a setoff or counterclaim to which this paragraph applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights to which the Lender is entitled under this paragraph to share in the benefits of the recovery of such secured claim.
ARTICLE V

LIQUIDITY RESERVE
SECTION 5.1 Establishment of Liquidity Reserve Account.
(a)    Liquidity Reserve. On or prior to the Initial Advance Date, the Borrower shall have opened an account (number UBSAFL.6) in the name of the Borrower maintained with the Account Bank (the “Liquidity Reserve Account”) and deposited into such Liquidity Reserve Account an amount at least equal to the Liquidity Reserve Initial Required Amount as of such Initial Advance Date (and after giving effect to the Initial Advances to be funded on such date) less the aggregate available amount under each Liquidity Reserve Eligible Letter of Credit.
(b)    Maintenance of Reserves. The Collateral Agent shall take all actions as shall be reasonably necessary to preserve, protect, maintain or enforce its rights with respect to the Liquidity Reserve Account.
(c)    Provisions Applicable to Reserve Accounts. The following provisions will apply to the Liquidity Reserve Account established pursuant to Section 5.1(a):
(i)    The Liquidity Reserve Account shall be subject to the control provisions of the Security Trust Agreement, and neither the Borrower nor any Affiliate, agent, employee or officer of the Borrower shall have any right to withdraw any amount from the Liquidity Reserve Account.
(ii)    The taxpayer identification number associated with the Liquidity Reserve Account shall be that of the Borrower and the Borrower will report for United States federal, state and local income tax purposes the income, if any, earned on funds in the Liquidity Reserve Account.
(iii)    All funds on deposit in the Liquidity Reserve Account shall be invested in Eligible Investments as specified by the Borrower in writing to the Account Bank from time to time; provided that if the Borrower shall fail to specify such Eligible Investments in a timely manner, the Collateral Agent, at the direction of the Administrative Agent, may specify such Eligible Investments. All investments of funds on deposit in the Liquidity Reserve Account shall mature, or may be sold or withdrawn without loss, not later than the Business Day preceding the next Payment Date. Income earned on funds deposited to the Liquidity Reserve Account, if any, shall be transferred by the Account Bank to the Collection Account on the Business Day prior to each Payment Date for distribution pursuant to the Flow of Funds.

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(iv)    The Borrower shall at all times be entitled to have one or more Liquidity Reserve Eligible Letters of Credit issued in favor of the Collateral Agent. In the event that one or more Liquidity Reserve Eligible Letters of Credit are so issued, on each Payment Date, the Collateral Agent shall, at the direction (and at the election) of the Borrower, transfer from the Liquidity Reserve Account to the Collection Account up to an amount equal to the amounts available under any such Liquidity Reserve Eligible Letters of Credit.
(v)    Each of the Borrower and the Administrative Agent hereby agree and acknowledge, notwithstanding the agreements of the Collateral Agent described in this Section 5.1(c), that the Collateral Agent shall retain exclusive dominion and control of the Liquidity Reserve Account.
(d)    Liquidity Reserve Draws. (i) To the extent that Available Collections on deposit in the Collection Account on any Payment Date shall be insufficient to pay any of the amounts set forth immediately below which are due or payable on such Payment Date in accordance with the Flow of Funds (the amount by which such funds shall be so insufficient is herein referred to as an “Insufficiency”), the Borrower or, if the Borrower fails to do so, the Collateral Agent (at the written direction of the Administrative Agent), shall make a draw upon the Liquidity Reserve Account and, if amounts on deposit therein are less than the Insufficiency or if the Borrower otherwise elects to draw thereon, any Liquidity Reserve Eligible Letter of Credit in an aggregate amount equal to the lesser of (x) the aggregate amount then available to be drawn under the Liquidity Reserve Account and each Liquidity Reserve Eligible Letter of Credit and (y) the applicable Insufficiency. If the Borrower has made such draw, it shall deposit the proceeds thereof into the Collection Account and (whether the Borrower or the Collateral Agent has made such draw) the Collateral Agent shall apply, to the extent possible, the proceeds of such draw to the amounts set forth below which shall be due or payable on such Payment Date but are not as a result of the Insufficiency being otherwise paid, in the order of priority set forth below:
(A)     to the Collateral Agent in payment in full of all accrued Collateral Agent Fees and Expenses;
(B)    pro rata (1) to the counterparties on any Hedge Agreements for the hedge payments due from the Borrower thereunder (other than termination payments), if any, and (2) to the Lenders on a pro rata basis based upon the outstanding principal amount of Advances funded by such Lenders, any Yield due under this Agreement in respect of outstanding Advances; and
(C)    pro rata, (1) to the Lenders on a pro rata basis based upon the outstanding principal amount of Advances funded by such Lenders, in the amount of the Borrowing Base Deficiency on such Payment Date, and (2) to the counterparties on any Hedge Agreements for the hedge termination payments due from the Borrower thereunder (unless a default by the non-Borrower counterparty has caused the early termination).

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(ii)    Upon the occurrence of an Event of Default, the Collateral Agent (at the direction of the Administrative Agent) shall promptly and, if the Collateral Agent fails to do so, the Administrative Agent may, draw upon the Liquidity Reserve Account or any Liquidity Reserve Eligible Letters of Credit in full and immediately deposit into the Collection Account for distribution pursuant to the Flow of Funds on the next Payment Date, an amount equal to the proceeds of such draw minus a holdback amount, if any, specified by the Administrative Agent. To the extent that an Insufficiency shall exist on any Payment Date after the initial holdback (if any) described above, the Collateral Agent (at the direction of the Administrative Agent) shall draw on the remaining funds in the Liquidity Reserve Account or (after drawing all funds available in the Liquidity Reserve Account) any Liquidity Reserve Eligible Letters of Credit in an aggregate amount equal to the lesser of (x) the amount then available to be withdrawn from the Liquidity Reserve Account plus the amount available to be drawn under any Liquidity Reserve Eligible Letter of Credit, (y) the Liquidity Reserve Maximum Amount and (z) the amount which, if treated as Available Collections and applied pursuant to the Flow of Funds on such Payment Date, would eliminate the applicable Insufficiency, and shall so apply, to the extent possible, the funds so withdrawn or drawn.
(iii)    To the extent that the funds available in the Liquidity Reserve Account as of any Payment Date prior to the occurrence of an Event of Default (and after giving effect to all allocations under the Flow of Funds and other transactions, if any, to occur on such Payment Date) will exceed the Liquidity Reserve Maximum Amount, such excess may (at the election of the Borrower) be released and applied as part of the Available Collections on such Payment Date as set forth in the Flow of Funds.
ARTICLE VI

INCREASED COSTS, ETC.
SECTION 6.1 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain SOFR Advances, such Lender shall give notice thereof to the Administrative Agent and the Borrower describing the relevant provisions of such Requirement of Law, following which (a) the Commitment of a Lender hereunder to make SOFR Advances, and the agreement of any Lender to continue SOFR Advances as such, as applicable, shall forthwith be cancelled and (b) such Lender’s Advances then outstanding as SOFR Advances, if any, shall accrue Yield at the Alternate Base Rate (i) from the next succeeding Payment Date or (ii) on any earlier date as required by law. If any such conversion of any SOFR Advance occurs on a day that is not a Payment Date, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 6.4.
SECTION 6.2 Increased Costs.
(a)    If (i) there shall be any increase in the cost to any Lender or any of its Affiliates, Conduit Lenders, assignees or participants (and any further assignees or participants thereof) or any Person providing such Lender with a liquidity or credit enhancement arrangement (each of

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the foregoing an “Affected Party”) of agreeing to make or making, funding or maintaining any Advance hereunder or (ii) any reduction in any amount receivable in respect thereof or otherwise under this Agreement, and such increased cost or reduced amount receivable is due to either:
(x)    the introduction of or any change (including, without limitation, any change by way of imposition or increase of any reserve requirements, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by an Affected Party) in or in the interpretation of any law, regulation or accounting principle after the Benchmark Date (other than in respect of Taxes and other amounts addressed by (including those expressly excluded by) Section 6.3); or
(y)    the compliance with any guideline or request from any central bank or other Government Entity (whether or not having the force of law), then the Borrower shall from time to time, on the first Payment Date occurring at least five (5) Business Days after the Borrower’s receipt of written demand by such Affected Party, pay such Affected Party additional amounts sufficient to compensate such Affected Party for such increased cost or reduced amount receivable.
(b)    If any Affected Party shall have reasonably determined that (i) the applicability of any law, rule, regulation or guideline adopted after the Benchmark Date, or the initial implementation after the Benchmark Date of any such law, rule, regulation or guideline adopted but not initially implemented prior to the Benchmark Date, pursuant to or arising out of (A) the July 1988 paper of the Basel Committee on Banking Regulations and Supervisory Practices entitled “International Convergence of Capital Measurement and Capital Standards,” or (B) the proposal for New Basel Capital Accord issued by the Basel Committee on Banking Supervision (including Basel III) (as revised from time to time, the “New Accord”), or (ii) the adoption of any other law, rule, regulation or guideline after the Benchmark Date regarding capital adequacy, liquidity or the initial implementation after the Benchmark Date of any such law, rule, regulation or guideline adopted but not initially implemented prior to the Benchmark Date, and in either case affecting such Affected Party (including, but not limited to, any rule to be so adopted or so implemented with respect to recourse, residuals, liquidity commitments or direct credit substitutes, referred to hereinafter as the “New Rules”), or (iii) any change arising in the foregoing or in the interpretation or administration of any of the foregoing by any Government Entity, central bank or comparable agency charged with the interpretation or administration thereof, or (iv) compliance by such Affected Party (or any lending office of such Affected Party), or any holding company for such Affected Party which is subject to any of the capital requirements described above, with any request or directive of general application issued regarding capital adequacy, liquidity (whether or not having the force of law) of any such Government Entity, central bank or comparable agency has or would have the effect of reducing the rate of return on such Affected Party’s capital or on the capital of any such holding company as a direct consequence of such Affected Party’s obligations hereunder or arising in connection herewith to a level below that which such Affected Party or any such holding company could have achieved but for such adoption, change or compliance (taking into consideration such

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Affected Party’s policies and the policies of such holding company with respect to capital adequacy and liquidity) by an amount deemed by such Affected Party to be material, then from time to time such Affected Party may request the Borrower to pay to such Affected Party such additional amounts as will compensate such Affected Party or any such holding company for any such reduction suffered.
(c)    If as a result of any event or circumstance similar to those described in Section 6.2(a) or Section 6.2(b), any Affected Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Affected Party (whether directly or through a participation) with respect to amounts similar to those described in Section 6.2(a) or Section 6.2(b) in connection with this Agreement or the funding or maintenance of Advances hereunder, then within ten days after demand by such Affected Party, the Borrower shall pay to such Affected Party such additional amount or amounts as may be necessary to reimburse such Affected Party for any amounts paid by it. The Borrower acknowledges to each Lender that such Lender is providing no assurance that the committed liquidity support provided with respect to this Agreement will be assigned a zero percent credit-conversion factor under risk-based capital guidelines adopted by applicable bank regulatory authorities in response to the framework therefor announced in July 1988 by the Basel Committee on Banking Regulations and Supervisory Practices or in response to the New Accord or under the New Rules. Notwithstanding the foregoing, no amount shall be payable under this subsection (c) except to the extent the affected bank or other financial institution providing the aforementioned support is a party to this Agreement as a Lender and is accordingly subject to the same provisions and restrictions applicable herein to a Lender party hereto (including without limitation, the provisions of Sections 6.2, 6.5 and 6.6 with respect to any claims made under this subsection (c)).
(d)    Any failure or delay on the part of any Affected Party to demand compensation pursuant to clause (a), (b) or (c) of this Section 6.2 shall not constitute a waiver of such Affected Party’s right to demand such compensation; provided that the Borrower shall not be required to compensate an Affected Party pursuant to such clauses of this Section 6.2 for any increased costs incurred or reductions suffered more than 120 days prior to the date that such Affected Party notifies the Borrower of the event or events giving rise to such increased costs or reductions and of such Affected Party’s intention to claim compensation therefor (except that, if such event or events have a retroactive effect, then the 120 day period referred to above shall be extended to include the period of retroactive effect thereof).
SECTION 6.3 Taxes.
(a)    All payments made by the Borrower under this Agreement (including, for purposes of this Section 6.3, the Notes) shall be made free and clear of, and without deduction or withholding for or on account of, any present or future Taxes now or hereafter imposed, levied, collected, withheld or assessed by any Government Entity, excluding income, gross receipts, franchise, net worth, doing business and similar Taxes imposed on, respectively, the Administrative Agent, the Collateral Agent, any Lender or any Conduit Lender as a result of a present or former connection between, respectively, the Administrative Agent, the Collateral

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Agent, such Lender or such Conduit Lender and the jurisdiction of the Government Entity imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the respective Administrative Agent, Collateral Agent or Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement). If any such non-excluded Taxes (“Non-Excluded Taxes”) are required to be withheld from any amounts payable to the Administrative Agent, the Collateral Agent or any Lender or Conduit Lender hereunder, respectively (each a “Section 6.3 Indemnitee”), the amounts so payable to such Section 6.3 Indemnitee shall be increased to the extent necessary to yield to such respective Section 6.3 Indemnitee (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in or pursuant to this Agreement; provided, however, that the Borrower shall not be required to increase any such amounts payable to any Section 6.3 Indemnitee to the extent imposed as a result of the failure of any such Section 6.3 Indemnitee to comply with the requirements of paragraph (b) of this Section 6.3 or as a result of such Lender or Conduit Lender failing to be a Qualifying Lender; provided further that the immediately preceding proviso shall not apply, and the Borrower’s obligations to make increased payments to any Section 6.3 Indemnitee pursuant to this Section 6.3(a) shall continue to apply, to the extent that any such noncompliance or the failure to be a Qualifying Lender is attributable to a change in applicable law or regulation or in the interpretation thereof, or the introduction of any law or regulation, in either case that occurs after the Benchmark Date. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the applicable Section 6.3 Indemnitee, a certified copy of an original official receipt (or other evidence reasonably satisfactory to such Person) received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to any Section 6.3 Indemnitee the required receipts or other required documentary evidence, the Borrower shall indemnify the applicable Section 6.3 Indemnitee for any incremental Taxes, interest or penalties (and related costs) that may become payable by the applicable Section 6.3 Indemnitee as a result of any such failure. The agreements in this Section 6.3 shall survive the termination of this Agreement and the payment of all other amounts payable hereunder.
(b)    (i)    Each Section 6.3 Indemnitee shall, to the extent it may lawfully do so, deliver to the Borrower, or to the Administrative Agent in the case of any Lender or any Conduit Lender (in such number of copies as shall be requested by the recipient), on or prior to the date on which such Person becomes a Lender, Conduit Lender, Collateral Agent or Administrative Agent under this Agreement (and from time to time thereafter upon the request of Borrower and the Administrative Agent), but only if such Person is legally entitled to do so, any form or information prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in withholding tax duly completed together with such supplementary documentation as may be prescribed by any applicable Requirement of Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made. Each Lender and each Conduit Lender further represents that it is a Qualifying Lender as of the Benchmark Date or other date as of which it becomes a Lender or Conduit Lender hereunder, and agrees to advise the Borrower reasonably promptly following its becoming aware that it is no longer a Qualifying Lender.

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(ii)    In the event, after taking into account any “grandfathering dates” under FATCA, the Borrower reasonably determines in good faith that any payment to be made under this Agreement is a “withholdable payment” under FATCA, the Borrower shall promptly provide written notice to the Administrative Agent and each affected Lender or Conduit Lender and, subject to paragraph (iv) below, each such Lender or Conduit Lender shall, within 20 Business Days of the receipt of such written notice:
(A)confirm to the Borrower and the Administrative Agent whether it is a FATCA Exempt Party or a FATCA Non-Exempt Party; and
(B)supply to the Borrower (with a copy to the Administrative Agent) such form or forms and any other documentation and other information prescribed by applicable law (including information required under FATCA or other official guidance, including any intergovernmental agreements) relating to its status under FATCA to the extent available as the Borrower reasonably requests for the purpose of determining such Lender’s or Conduit Lender’s compliance with FATCA’s documentation and reporting requirements and whether any payment to the Lender or Conduit Lender may be subject to any FATCA Deduction.
(iii)    If a Lender or Conduit Lender had previously confirmed to the Borrower that it is a FATCA Exempt Party under clause (ii) above and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, such Lender or Conduit Lender shall so notify the Borrower reasonably promptly.
(iv)    Nothing in this Section 6.3(b) shall oblige a Lender or Conduit Lender to do anything which would or, in its reasonable opinion, might constitute a breach of any law or regulation, any policy of such Lender or Conduit Lender, any fiduciary duty or any duty of confidentiality, or to disclose any confidential information (including, without limitation, its tax returns and calculations).
(v)    In the event that clause (ii) above is applicable, if a Lender or Conduit Lender fails to confirm its status or to supply forms, documentation or other information requested in accordance with Section 6.3(b)(ii), then such Lender or Conduit Lender shall be treated as if it were a FATCA Non-Exempt Party until such time as such Lender or Conduit Lender provides sufficient confirmation, forms, documentation or other information in accordance with the provisions of Section 6.3(b)(ii) to establish the relevant facts.
(vi)    In the case of any payment made under this Agreement which is a “withholdable payment” under FATCA, the Borrower in making such payment to a FATCA Non-Exempt Party shall make such FATCA Deduction and shall render payment to the IRS within the time allowed and in the amount required by FATCA.
(vii)    If a FATCA Deduction is required to be made by the Borrower to a FATCA Non-Exempt Party, the amount of the payment due from the Borrower shall be reduced by the amount of the FATCA Deduction.

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(viii)    Notwithstanding anything in Section 6.3 to the contrary, neither the Borrower nor any other party shall be required to make any additional payment pursuant to Section 6.3(a) of this Agreement, or otherwise compensate the recipient of the payment for such FATCA Deduction but otherwise such FATCA Deduction shall constitute a Tax and Section 6.3 of this Agreement shall continue to apply.
(ix)    Within 30 days of making either a FATCA Deduction or any payment required in connection with that FATCA Deduction, the Borrower shall deliver to the applicable Lender or Conduit Lender evidence reasonably satisfactory to such Lender or Conduit Lender that the FATCA Deduction has been made or (as applicable) any appropriate payment paid to the IRS or other applicable Government Entity.
Without limiting the foregoing, each Person that is an assignee pursuant to Article XV shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this Section 6.3.
(c)    The Borrower agrees to pay any present or future stamp, sales, documentary, filing, registration, excise or property Taxes or any other Taxes, fees, charges or other levies payable, or determined to be payable, in connection with the execution, delivery, filing recording or registration of this Agreement and any other Transaction Documents and agrees to indemnify any Section 6.3 Indemnitee against any liabilities (including related costs) with respect to or resulting from any delay in paying or the omission to pay such Taxes.
(d)    The Borrower shall indemnify any Section 6.3 Indemnitee, within ten (10) Business Days after written demand therefor, for the full amount of any Non-Excluded Taxes (including Non-Excluded Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by any such Section 6.3 Indemnitee, and any penalties, interest and reasonable expenses (including costs of contesting such Non-Excluded Taxes) arising therefrom or with respect thereto. A certificate as to the amount of such payment or liability delivered to the Borrower by any Lender or Conduit Lender (or Granting Lender with respect thereto) (with a copy to the Administrative Agent), by the Collateral Agent or by the Administrative Agent on its own behalf or on behalf of any Lender, setting forth in reasonable detail the manner in which such amount was determined, shall be conclusive absent manifest error. The Borrower shall indemnify the Administrative Agent, within ten (10) Business Days after written demand therefor, for any Taxes imposed on the Administrative Agent as a result of the failure by Borrower to comply with its obligations under FATCA or the failure by Borrower to make any FATCA Deduction as contemplated in this Agreement.
(e)    If any Section 6.3 Indemnitee receives a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 6.3, such Section 6.3 Indemnitee shall pay over such refund (net of all out-of-pocket expenses of such Section 6.3 Indemnitee and without interest, other than any interest paid to it with respect to such refund) to the Borrower (but only to the extent of the amounts paid by the Borrower under this Section 6.3 with respect to the Taxes giving rise to such refund, plus any interest received with respect to such refund); provided that the Borrower, upon the request of any such Section 6.3 Indemnitee, agrees to repay the amount paid over to the

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Borrower (plus any penalties, interest or other charges imposed) to the Section 6.3 Indemnitee in the event such Section 6.3 Indemnitee is required to repay such refund to any Government Entity. Notwithstanding anything to the contrary in this Section 6.3(e), in no event shall any Section 6.3 Indemnitee be required to pay any amount to the Borrower pursuant to this Section 6.3(e) to the extent such payment would place such Section 6.3 Indemnitee in a less favorable net after-Tax position than such Section 6.3 Indemnitee would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Taxes had never been paid. This subsection (e) shall not be construed to require any Section 6.3 Indemnitee to make available its Tax Returns (or any other information relating to its Taxes which it deems confidential) to the Borrower or any other Person.
(f)    Each Section 6.3 Indemnitee agrees to take such actions as the Borrower shall reasonably request and as are consistent with applicable requirements of law to claim any available reductions or exemptions from Taxes and to otherwise cooperate with the Borrower to minimize any amounts payable by the Borrower under this Section 6.3; provided that in each case, any cost resulting from such action or cooperation (including attorney’s fees) shall be borne by the Borrower and the Section 6.3 Indemnitee shall not be required to take any action that it determines in its reasonable judgment would result in any material unreimbursed cost or expense or would materially prejudice its legal or commercial positions.
(g)    Each Lender and each Conduit Lender further agrees that upon written request from the Borrower, each such Lender or Conduit Lender shall promptly provide such information as may be reasonably requested by the Borrower to enable the Borrower to comply with the provision of sections 891A, 891E, 891F and 891G of the TCA (and any regulations made thereunder). The Borrower shall keep any information provided by a Lender or Conduit Lender to it solely pursuant to this clause (g) (excluding information that is publicly available or disclosed to the recipient on a nonconfidential basis from a source other than such Lender or Conduit Lender) confidential and shall not disclose such information other than to such directors, officers, employees and other individuals representing the Borrower, the Service Providers and their respective legal counsel, auditors and other professional advisors, in each case to the extent disclosure to such individual is reasonably necessary or appropriate in connection with the preparation and completion of applicable forms, filings, payments or similar, or communications with applicable tax authorities and advisors regarding the foregoing, or other compliance with any applicable Requirement of Law, subpoena or similar legal process; provided that such information may be disclosed to the extent requested or required by any regulatory authority having jurisdiction over the recipient of such information, or to the extent required by applicable Requirements of Law or by any subpoena or similar legal process.
SECTION 6.4 Indemnity Regarding Breakage Costs. The Borrower hereby agrees to indemnify each Lender and Conduit Lender and to hold each Lender or Conduit Lender harmless from any loss (other than loss of Applicable Margin) or reasonable expense which such Lender may sustain or incur as a consequence of (a) default or rescission, as applicable, by the Borrower in making a borrowing of, conversion into or continuation of any Advance hereunder on the date requested after the Borrower has given a notice requesting the same in accordance with the

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provisions of this Agreement, (b) default by the Borrower in making any prepayment on the date requested after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Advances on a day which is not the last day of an Interest Period with respect thereto. Such indemnification shall be in an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, for the period from the date of such prepayment or of such failure to borrow to the last day of such Interest Period (or, in the case of a failure to borrow, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Advances provided for herein (minus the Applicable Margin) over (ii) the amount of interest (as determined by such Lender or Conduit Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks. This covenant shall survive the termination of this Agreement and the payment of all other amounts payable hereunder.
SECTION 6.5 Notice of Amounts Payable. In the event that any Lender or Conduit Lender becomes aware that any amounts are or will be owed to it pursuant to Section 6.1, 6.2 or 6.3(a), then it shall promptly notify the Borrower thereof; provided that any failure to provide such notice shall not affect the Borrower’s obligations hereunder or under the other Transaction Documents or result in any liability of or on the part of such Lender or Conduit Lender. The amounts set forth in such notice shall be conclusive and binding for all purposes absent manifest error.
SECTION 6.6 Mitigation Obligations; Replacement.
(a)    If any Lender or Conduit Lender or any of their Affiliates requests compensation under Section 6.2, or requires the Borrower to pay any additional amount to such Lender or Conduit Lender, any of their Affiliates or any Government Entity for the account of such Lender or Conduit Lender or any of its Affiliates pursuant to Section 6.3, then the applicable Lender or Granting Lender (an “Affected Lender”) shall use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Affected Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 6.2 or 6.3, as the case may be, in the future and (ii) would not subject such Affected Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Affected Lender (other than in a de minimus manner). The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Affected Lender in connection with any such designation or assignment. A certificate setting forth such costs and expenses submitted by such Affected Lender to the Borrower shall be conclusive absent manifest error.
(b)    Notwithstanding anything to the contrary contained herein, prior to the occurrence of any Event of Default or Early Amortization Event hereunder, the Borrower shall have the right to replace an Affected Lender which has not completed one of the mitigating actions described in subsection (a) of this Section 6.6 resulting in the elimination of any amounts payable pursuant to Section 6.2 or 6.3 within 60 days of becoming an Affected Lender

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hereunder, and the Borrower shall have the right at any time to replace a Non-Consenting Lender or Defaulting Lender (each such Affected Lender, Non-Consenting Lender or Defaulting Lender being so replaced, a “Replaced Lender”), in each case with one or more other lending institutions (which may, but need not be, existing Lenders hereunder) reasonably acceptable to the Administrative Agent (any, a “Replacement Lender”) that have agreed to purchase the outstanding Advances held by and (as applicable) Commitments maintained by such Affected Lender, pursuant to Article XV and one or more Assignment and Assumptions; provided that:
(i)    each such assignment shall be arranged by the Borrower in coordination with the Administrative Agent; and
(ii)    no Replaced Lender shall be obligated to make any such assignment pursuant to this subsection (b) unless and until such Replaced Lender shall have received one or more payments from the Replacement Lender in an aggregate amount equal to the aggregate outstanding principal amount of the Advances owing to such Replaced Lender, and from the Borrower an aggregate amount equal to all accrued and unpaid interest and fees thereon (including, in any event, any breakage indemnities of the type described in Section 6.4) to the date of such payment and all other amounts payable to such Replaced Lender under this Agreement, including without limitation all amounts which, by virtue of its making claims against the Borrower therefor, caused the Lender to become an Affected Lender hereunder.
Upon the effectiveness of such assignment, the Replacement Lender shall become a Lender hereunder and (except with respect to any indemnities or other amounts payable under this Agreement with respect to events or circumstances arising prior to the replacement of such Replaced Lender, which shall survive as to such Replaced Lender) the Replaced Lender shall cease to constitute a Lender hereunder.
ARTICLE VII

CONDITIONS PRECEDENT
SECTION 7.1A Conditions to Signing. The effectiveness of this Agreement on the Signing Date is subject to the fulfillment of the following conditions precedent:
(a)    Documents. The Administrative Agent shall have received executed counterparts of this Agreement and confirmation reasonably satisfactory to the Administrative Agent that it and each Lender has received an executed copy of the Fee Letter to which it is a party.
(b)    Resolutions. Certified resolutions of the Boards of Directors of the Borrower and each Service Provider, approving and adopting the New Transaction Documents and the Amendments (each as defined below) to be executed by such Person, and authorizing the execution and delivery thereof;

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(c)    Amendments. Amendments (the “Amendments”) to the Service Provider Agreements and the Security Trust Agreement addressing changes to evidence the transactions hereunder; and
(d)    Payment of Fees, Costs and Expenses. Payment of (i) all Fees payable on the Signing Date and (ii) all costs and expenses (including legal fees) accrued on or prior to the Signing Date in accordance with Section 17.4 hereof to the extent invoiced or otherwise notified to the Borrower in writing and in a manner and at such time as the Administrative Agent and the Borrower may have agreed.
SECTION 7.1B Conditions to Effectiveness. The effectiveness of this Agreement on the Effective Date is subject to the fulfillment of the following conditions precedent:
(a)    Signing Date. The Signing Date shall have occurred.
(b)    Deliveries. The Administrative Agent shall have received all of the following, each duly executed, dated the Effective Date (or such later date as specified below, or such earlier date as shall be reasonably satisfactory to the Administrative Agent) and otherwise satisfactory to the Administrative Agent:
(i)    Initial Advance Request. The Borrower shall have delivered the Initial Advance Request in accordance with Section 2.2(a);
(ii)    Documents. Executed copies of each Note requested by a Lender reasonably prior to the Effective Date (collectively with the documents described in Section 7.1A(a), the “New Transaction Documents”);
(iii)    Opinions. Favorable opinions of (A) special New York counsel to the Borrower and the Service Providers with respect to (1) the New Transaction Documents and Amendments being the legal, valid, binding obligations of the Borrower and the Service Providers, enforceable in accordance with their terms, (2) non-contravention, (3) no consents, approvals, authorizations or filings needed, and (4) perfection of the Collateral to the extent so opined in the opinion of special New York Counsel issued in connection with the execution of the Initial Agreement, (B) special Irish counsel with respect to (1) due incorporation, corporate capacity and due authorization and execution of the New Transaction Documents and the Amendments and (2) certain bankruptcy matters, and (C) special Bermuda counsel to the Borrower with respect to general corporate matters, the due authorization, execution and delivery of the New Transaction Documents and the Amendments by the Borrower and such other matters with respect to Bermuda law as the Administrative Agent may reasonably request, in the case of each of the opinions described in clauses (A) through (C), substantially in the form set forth in Exhibit K; and
(iv)     Amendment of AerCap Sub Note. An amendment and restatement of the AerCap Sub Note in the form attached as Exhibit E;

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(v)    Schedule Amendments. If the information set forth on any Schedule referenced in any provision of Article IX shall not be correct as of the Effective Date in any material respect, the Borrower shall have delivered a certificate attaching each such Schedule that requires updating, duly updated; and
(vi)    Resignation. A copy of a letter from the Outgoing Administrative Agent, in which the Outgoing Administrative Agent resigns as administrative agent effective as of the refinancing of the Original Agreement Refinancing Amount.
(c)    Maintenance Reserves. The Administrative Agent shall have received evidence that the Maintenance Reserve Account shall have been funded in an amount equal to the Maintenance Reserves Required Amount for all Funded Aircraft less the aggregate available amount under each Maintenance Reserves Eligible Letter of Credit.
(d)    No Event of Default. No Default, Event of Default, Early Amortization Event (including a Servicer Termination Event), or event that would constitute a Servicer Termination Event or Early Amortization Event but for the passage of time or the giving of notice or both, has occurred and is continuing under the Original Agreement or will result from the effectiveness of this Agreement.
(e)    Representations and Warranties. As of the Effective Date, and after giving effect to the transactions contemplated under this Agreement on the Effective Date, the representations and warranties of the Borrower contained in Article IX and of the Service Providers contained in Section 8.3 are true and correct.
(f)    Payment of Fees, Costs and Expenses. Payment of (i) all Fees payable on the Effective Date and (ii) all costs and expenses (including legal fees) accrued on or prior to the Effective Date in accordance with Section 17.4 hereof to the extent invoiced or otherwise notified to the Borrower in writing and in a manner and at such time as the Administrative Agent and the Borrower may have agreed.
By the delivery of the Initial Advance Request attaching the Initial Advance Schedule, and the Schedule amendments described in Section 7.1B(a)(v), this Agreement shall be thereby amended to replace Schedule VII with the Initial Advance Schedule and to replace each applicable corresponding Schedule hereto with each applicable schedule attached to such Initial Advance Request. Each reference to Schedule VII herein and each representation and warranty made on the Effective Date by reference to a Schedule shall be by reference to such Schedule as so amended.
SECTION 7.1C Conditions to Release of Initial Advances. The availability of the Initial Advance hereunder is subject to the fulfillment of the following conditions precedent (in addition to the conditions precedent specified in Section 7.5):
(a)    Original Agreement Refinancing Advance. The Initial Advance shall be an Original Agreement Refinancing Advance and, after giving effect to the Initial Advance, no

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Borrowing Base Deficiency will exist (and the Administrative Agent shall have received an Initial Advance Request attaching a certification demonstrating the foregoing).
(b)    Liquidity Reserve Initial Required Amount. The Liquidity Reserve Account shall have on deposit an amount at least equal to the Liquidity Reserve Initial Required Amount less the aggregate available amount under each Liquidity Reserve Eligible Letter of Credit.
(c)    Security Deposit Account. The Security Deposit Account shall have on deposit an amount equal to the outstanding balance of the aggregate amount of Security Deposits then required under the Leases of each Funded Aircraft that is a Widebody Aircraft and each Funded Aircraft that is a Narrowbody Aircraft subject to an SD Reserve Lease, in each case as of the Initial Advance Date.
SECTION 7.2 Additional Advances. The release of funds to the Borrower from the making of any Additional Advance under this Agreement in connection with the acquisition of an Additionally Financed Aircraft (i.e., not an Improvement Advance, a Critical Mass Event Advance or an Increased Availability Advance) is, in addition to the conditions precedent specified in Section 7.1C and Section 7.5, and subject to the funding and release procedures described in Section 2.3(c), subject to the fulfillment of the following conditions precedent to the satisfaction of the Administrative Agent (provided that in no event shall the conditions precedent set forth in Section 7.2 (b), (c), (d), (e)(vi), (e)(vii), (e)(viii), (e)(xii), (e)(xiv) or (l) be waived without the consent of the Majority Lenders except that, without the consent of the Majority Lenders the Administrative Agent may agree to accept delivery of opinions included in such conditions precedent within a reasonable period following such Advance (i) to accommodate the delivery of opinions following the satisfaction of the events or circumstances that are conditioned upon the delivery of such opinion or (ii) in respect of ministerial closing procedures to address the realities of the closing logistics applicable to such Advance and provided further that in no event shall the conditions precedent set forth in Section 7.2(a) be waived without the consent of all Lenders):
(a)    No Borrowing Base Deficiency. After giving effect to the Additional Advance and to the related release of funds (and for the avoidance of doubt, determining each Borrowing Base for this purpose giving effect to the inclusion of the incipient Additionally Financed Aircraft within the Borrower’s Portfolio and to the application of all applicable Advance Rate Adjustments), no Borrowing Base Deficiency will exist (and the Administrative Agent shall have received an Additional Advance Request and a Holding Period Release Request, as applicable, containing a borrowing base certification demonstrating the foregoing).
(b)    Aircraft and Lessee Limitations. If Critical Mass will exist after giving effect to the Additional Advances or has previously been achieved, the acquisition of the related Additionally Financed Aircraft into the Borrower’s Portfolio does not constitute either an Aircraft Limitation Event or a Lessee Limitation Event.
(c)    Aircraft Age. Each Additionally Financed Aircraft has an Aircraft Age of less than the Aircraft Age Limit.

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(d)    Off-Lease Aircraft; Other Lease Requirements. As of the relevant Advance Date, each such Additionally Financed Aircraft shall be subject to an Eligible Lease (i) with an Eligible Carrier, (ii) in respect of which there is not an agreement amending or waiving provisions thereof such that all of the basic rent payable under the Lease is deferred for a period that is, as of the relevant Advance Date (and excluding any portion of such period elapsing prior to the Advance Date), six months or greater, and (iii) in respect of which there is not an agreement pursuant to which all rental payments payable thereunder are calculated based on usage (i.e. a power-by-the-hour arrangement) with no minimum usage or other minimum payment floor for a period that is, as of the relevant Advance Date (and excluding any portion of such period elapsing prior to the Advance Date), 12 months or greater.
(e)    Deliveries. The Administrative Agent shall have received all of the following, each duly executed and dated the related Additional Advance Date or, if later, the date of release of related funds to the Borrower (or such earlier date as shall be satisfactory to the Administrative Agent), and otherwise as indicated below:
(i)    Incumbency. Certified specimen signatures of officers of each Borrower Subsidiary that is becoming a Borrower Group Member in connection with such Additional Advance;
(ii)    Good Standing. Certificates issued as of a recent date by the Secretaries of State or comparable officials of the respective jurisdiction of formation of each Borrower Subsidiary that is becoming a Borrower Group Member in connection with such Additional Advance, as to the due existence and good standing (to the extent such concept is applicable) of such Person;
(iii)    Aircraft Acquisition Documents. Copies of the Aircraft Acquisition Documents in respect of the Additionally Financed Aircraft (which shall have been delivered in final, if available, or in draft form to the Administrative Agent at least five (5) Business Days prior to the applicable Additional Advance Date, except that delivery of a related Lessee insurance certificate shall be governed by the covenant of the Borrower at Section 10.34 hereof);
(iv)    Organizational Documents. The Organizational Documents of each Borrower Subsidiary that is becoming a Borrower Group Member in connection with such Additional Advance, certified as of a recent date, and which shall, if permitted under applicable law, contain limitations on purpose and other bankruptcy remoteness provisions reasonably satisfactory to the Administrative Agent;
(v)    Operating Documents. Operating Documents of each Borrower Subsidiary that is becoming a Borrower Group Member in connection with such Additional Advance, certified as of the related Additional Advance Date as true and correct, and which shall contain limitations on purpose and other bankruptcy remoteness provisions reasonably satisfactory to the Administrative Agent;

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(vi)    FAA Counsel Opinions. With respect to each Additionally Financed Aircraft registered in the United States, the favorable written opinion of FAA Counsel that the applicable Aircraft Owning Entity is the registered owner of such Aircraft, that such Aircraft is free and clear of recorded liens, and as to such other matters as the Administrative Agent may reasonably request;
(vii)    Local Counsel Opinions. With respect to each Additionally Financed Aircraft that is registered in, or which is under Lease to a Lessee organized under the laws of or domiciled in, a country other than the United States, the favorable written opinion of Local Aircraft Counsel with respect to each Applicable Foreign Aviation Law applicable to such Additionally Financed Aircraft as to (A) the due registration of such Aircraft, and (B) that such Aircraft is free and clear of recorded liens to the extent that liens may be recorded under Applicable Foreign Aviation Law, and (C) as to such other matters as the Administrative Agent may reasonably request (which request may include, with respect to jurisdictions of concern to the Lenders, an opinion satisfactory to the Administrative Agent advising as to creditor’s rights, including rights of recovery and repossession of aircraft), provided that the Administrative Agent may not exercise such clause (C) right with respect to Applicable Foreign Aviation Law of the countries listed on the current version of the Approved Country List;
(viii)    Cape Town Registration Opinions. With respect to each Additionally Financed Aircraft or related Aircraft Asset as to which any of the transactions contemplated in the release of the Additional Advance are creating or assigning international interests that may be registered in the International Registry, a legal opinion addressing the effectiveness and effect of such registrations under the Cape Town Convention in form and substance satisfactory to the Administrative Agent, provided that (A) if delivery of such opinion concurrently upon or prior to the release to the Borrower of funds under an Additional Advance is not feasible after the Borrower’s using commercially reasonable efforts to comply with this condition, such delivery shall not be a condition precedent and instead shall be the subject of the Borrower’s covenant obligation set forth at Section 10.2, and (B) if the provisions of clause (A) apply to the delivery condition, it shall nonetheless be a condition precedent to the release of funds that the Borrower deliver to the Administrative Agent a draft form of such opinion, substantially in the form to be eventually delivered pursuant to Section 10.2, which draft is in form and substance reasonably satisfactory to the Administrative Agent;
(ix)    Security Interest Granted by Non-Irish or Non-U.S. Lessor. With respect to each Additionally Financed Aircraft the Lessor of which is domiciled or otherwise connected with a country other than the United States or Ireland, such that the laws of such country would or could, in the reasonable judgment of the Administrative Agent, govern or establish the perfection and effect of perfection and/or priority of the Collateral Agent’s security interest in such Lease granted by the Lessor under the Security Trust Agreement, a legal opinion, in form and substance reasonably satisfactory to the Administrative Agent, addressing and confirming the taking of such actions or making of such filings in such country as would or could govern or establish the

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perfection and effect of perfection and/or priority of the Collateral Agent’s security interest (or confirming that such actions will be taken or filings will be made, to the extent that such actions or filings cannot under applicable law be taken or made prior to the release of funds associated with the related Additional Advance to the Borrower), or the Borrower shall have otherwise confirmed or established, in a manner reasonably satisfactory to the Administrative Agent, that the taking of such actions or making of such filings as are specified in the legal opinion shall have occurred or will occur;
(x)    Notice and Acknowledgment. A Notice and Acknowledgment, executed by the applicable Borrower Subsidiary for each Additionally Financed Aircraft and the applicable Lessee, with respect to each of the related Additional Leases;
(xi)    Aircraft Insurance. (A) With respect to each of the Additionally Financed Aircraft, certificates of insurance from qualified brokers of aircraft insurance or other evidence reasonably satisfactory to the Administrative Agent, evidencing all insurance required to be maintained by the applicable Obligor under the Lease and/or the applicable Notice and Acknowledgment, in each case, together with all endorsements required under the Transaction Documents and/or the applicable Notice and Acknowledgment, and (B) certificates of insurance from qualified brokers of aircraft insurance or other evidence satisfactory to the Administrative Agent with respect to the Contingent Policy, together with all endorsements required under the Transaction Documents;
(xii)    Lien/Registration Searches. To the extent available under the applicable law, the Administrative Agent shall have received searches of the applicable title and/or lien registration records, in the jurisdiction(s) of registration of the applicable Aircraft;
(xiii)    Appraisals. The Administrative Agent shall have received Initial Base Value Appraisals and Initial Current Market Value Appraisal in respect of the Additionally Financed Aircraft; and
(xiv)    NY Counsel Opinion. With respect to each Borrower Group Member entering into or becoming party to a Credit Document in respect of or relating to an Additionally Financed Aircraft, a legal opinion of special New York counsel to such Borrower Group Member (which may be the same special New York counsel as delivered the legal opinion referred to in Section 7.1(g)(vi) of the Original Agreement on the Initial Advance Date), addressing substantially the same matters, as to the relevant additional Borrower Group Member(s), as were addressed in respect of Borrower Group Members in the opinion of special New York counsel delivered on the Initial Advance Date.
(f)    Financing Statements, Other Registrations, etc.
(i)    The Administrative Agent shall have received Uniform Commercial Code financing statements appropriate for filing in all places required by

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applicable law to perfect the Liens of the Collateral Agent for the benefit of the Lenders under the Transaction Documents as first priority Liens as to the interests in any Borrower Subsidiary that is becoming a Borrower Group Member in connection with such Additional Advance, in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions or registrations as may be necessary under applicable law (including Irish law and the Cape Town Convention) to perfect, within the time period provided for in the Security Trust Agreement, or otherwise ensure the effectiveness of the related Liens of the Collateral Agent for the benefit of the Lenders under the Transaction Documents as first priority Liens (and, in the case of the pledge of equity interests in Borrower Group Members that are incorporated under the laws of Ireland, the entry into an Irish Pledge with respect to such interests);
(ii)    The Borrower shall have delivered to the Collateral Agent all stock certificates and other certificates, if any, evidencing ownership of any Equity Interests in any Borrower Subsidiary that is becoming a Borrower Group Member in connection with such Additional Advance, accompanied in each case by duly executed stock or transfer powers (or other appropriate transfer documents) in blank affixed thereto, in each case if customary under the law of the jurisdiction governing the pledges;
(iii)    The Borrower shall have delivered to the Collateral Agent fully executed “control agreements” that have been executed by the respective issuers (and consented to by the Borrower) with respect to any uncertificated Equity Interests of any Borrower Subsidiary that is becoming a Borrower Group Member in connection with such Additional Advance;
(iv)    Each of the Aircraft Owning Entities and Owner Participants shall have delivered to the Collateral Agent fully executed “control agreements” with respect to any uncertificated Equity Interests in any Owner Trust, Applicable Intermediary or other Subsidiary, that is becoming a Borrower Group Member in connection with such Additional Advance;
(v)    Subject to the provisos below, there shall have been delivered evidence satisfactory to the Administrative Agent of the taking of such actions (including without limitation becoming a “transacting user entity” with the International Registry) and the making of such registrations (including prospective registrations) in the International Registry pursuant to the Cape Town Convention and the International Registry Procedures to obtain the benefits and protections of the Cape Town Convention as may be applicable and available to the transactions contemplated by the Credit Documents as the same relate to the Borrower Acquisition Documents that are the subject of an Advance (which transactions include, without limitation, any sale of the applicable Aircraft on or prior to the Additional Advance Date to AerCap or an Aircraft Owning Entity (any such sale, an “Aircraft Sale”)), provided that it is understood that (A) to the extent applicable, only filings with the International Registry (to the extent permitted to be made) are being made in respect of any security interest on any Aircraft and in no

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event shall any other filings or registrations be made in respect of the security interest on any Aircraft (other than any Entry Point Action), (B) if a related Lease is not, at the time of the release of proceeds of the Advance to the Borrower, an “international interest” then (without limiting the terms of the second proviso of this clause (v)) it is not a condition precedent to such release of proceeds to undertake the search or any of the registrations described in clause (D) below, (C) except to the extent provided in the second proviso of this clause (v), it shall not be a condition precedent to any funding that any Aircraft Sale be registered as a sale or prospective sale with respect to the applicable Aircraft on the International Registry and (D) where the related Lease is or has become, at the time of the release of such proceeds, an “international interest”, it is a condition to the release of such proceeds to the Borrower in respect of the related Advance that (i) a search of the registry with respect to the relevant Aircraft reveals no prior registration of an international interest or sale or prospective international interest or prospective sale with respect to such Aircraft other than the Aircraft Sale to AerCap or the applicable Aircraft Owning Entity (or a sale of the applicable Aircraft to the Person selling such Aircraft to AerCap or the applicable Aircraft Owning Entity or to such Person or to a prior owner of such Aircraft), (ii) the Lessor’s interest in the Lease be registered (including as a prospective interest) as and to the extent necessary to permit timely compliance with the condition in the immediately succeeding clause (iii), and (iii) the Lessor’s security assignment of the Lease to the Collateral Agent shall have been registered (including as a prospective interest); and; provided further that if an Aircraft Sale constitutes a sale or prospective sale under the Cape Town Convention, it is a condition to the release of such proceeds to the Borrower in respect of the related Advance that (i) a search of the International Registry with respect to the relevant Aircraft reveals no prior registration of an international interest or sale or prospective interest or prospective sale with respect to such Aircraft (other than (i) the Lease if an international interest with respect thereto is registrable under the Cape Town Convention or (ii) the Aircraft Sale to AerCap or the applicable Aircraft Owning Entity (or a sale of the applicable Aircraft to the Person selling such Aircraft to AerCap or the applicable Aircraft Owning Entity or to such Person or to a prior owner of such Aircraft)) and (ii) AerCap shall have used commercially reasonable efforts to cause such Aircraft Sale to be registered as a sale or prospective sale with respect to the Aircraft on the International Registry.
(vi)    For each Additional Lease with a Lessor that is organized under the laws of a State (or the District of Columbia) within the United States (within the meaning of Article 9 of the UCC), (A) if such Lease was originated by the Lessor prior to the Original Closing Date, the Borrower shall have delivered to the Collateral Agent, if available, a Chattel Paper Original of the applicable Lease and any related lease amendment or supplement, in each case signed by the Lessee (and complied with the other requirements set forth in the definition of Chattel Paper Original herein), and in any case, if available, a duplicate “hard copy” original thereof signed by the Lessee if available, and (B) if such Lease was originated by the Lessor after the Original Closing Date, the Borrower shall have delivered to the Collateral Agent a Chattel Paper Original of the applicable Lease (together with any related lease amendment or supplement constituting an extension or renewal thereof), in each case signed by the Lessee (and

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complied with the other requirements set forth in the definition of Chattel Paper Original herein).
(vii)    The applicable Borrower Subsidiary owning or to become the owner of the related Funded Aircraft, shall have duly authorized, executed and delivered a “Grantor Supplement” or a “Collateral Supplement” in each case, as applicable and as defined in and as contemplated under the Security Trust Agreement, and, if applicable, the Borrower shall have duly authorized, executed and delivered a related Collateral Supplement as contemplated under the Security Trust Agreement, and such Collateral Supplement shall have been registered in the “Register of Charges” of Bermuda (with a search of such Register of Charges revealing no prior registration with respect to the Collateral that is the subject matter of such Collateral Supplement).
(g)    No Proceedings. There exist no proceedings or investigations pending or, to the Borrower’s knowledge, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Borrower or any Borrower Subsidiaries or any of their respective properties (A) asserting the invalidity of this Agreement or any of the other Credit Documents, as the same relate to the Aircraft Acquisition Documents associated with the relevant Additionally Financed Aircraft, (B) seeking to prevent the consummation or performance of any of the transactions contemplated by this Agreement or any of the other Credit Documents, as the same specifically relate to the rights of the Collateral Agent in the Aircraft Acquisition Documents associated with the relevant Additionally Financed Aircraft, or (C)  seeking any determination or ruling that might materially and adversely affect the performance by the Borrower or any Borrower Subsidiaries of its obligations under any of the Credit Documents, as the same specifically relate to the rights of the Collateral Agent in the Aircraft Acquisition Documents associated with the relevant Additionally Financed Aircraft.
(h)    Waivers and Consents. All necessary waivers, consents, approvals and authorizations required in connection with the Transaction Documents dated as of the Additional Advance Date and the transactions contemplated therein shall have been delivered.
(i)    Certain Events. None of the following events has occurred: (i) any information submitted to the Administrative Agent or any Lender by or on behalf of the Borrower, any Borrower Subsidiary, AerCap or any Service Provider in connection with such Additional Advance or related proposed Additionally Financed Aircraft proves to have been inaccurate or incomplete in any material respect; and (ii) there shall be any pending or threatened litigation or other proceeding (private or governmental) with respect to the Borrower Acquisition Documents relating to the proposed Additionally Financed Aircraft.
(j)    Description of Additionally Financed Aircraft, etc. The Administrative Agent shall have received amended and restated copies of Schedule I, Schedule II and Schedule III incorporating all information required thereunder regarding (i) the Additionally Financed Aircraft or interests therein acquired with such Additional Advances, (ii) each Aircraft Owning Entity and, if applicable, Owner Participant and Owner Trustee related to any such Additionally Financed Aircraft, and (iii) the Lease with respect to each Additionally Financed Aircraft.

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(k)    No Event of Loss. No Event of Loss has occurred with respect to any such Additionally Financed Aircraft as of the Additional Advance Date.
(l)    Security Deposits. The Administrative Agent shall have received evidence reasonably satisfactory to it that the Borrower is complying with the covenants applicable to funding of amounts in respect of Security Deposits set forth at Section 8.1(c)(i), to the extent applicable.
(m)    No Violation of Law. The consummation of the transactions contemplated by this Agreement and the other Credit Documents and the Borrower Acquisition Documents, as the same relate to the relevant Additionally Financed Aircraft, do not (A) violate in any material respect any law (including, without limitation, any Environmental Law), rule or regulation applicable to the Borrower or any Borrower Subsidiaries or to such Borrower Acquisition Documents or relevant Additionally Financed Aircraft, or (B) violate any writ, order, judgment or decree binding on or affecting the Borrower or any Borrower Subsidiaries of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Borrower or any Borrower Subsidiaries and relating to such Borrower Acquisition Documents or relevant Additionally Financed Aircraft.
(n) Non-Licensed Lessee Limitation. Immediately after giving effect to such Additional Advance, no more than one (1) Lessee of a Funded Aircraft will be a Non-Licensed Lessee.
    (o) Single Lessee Limitation. Immediately after giving effect to such Additional Advance, no more than ten (10) Aircraft will be leased to any one Lessee or any Affiliates thereof; provided that, in the case of a merger of two Lessees or Affiliates thereof, such Lessees or Affiliates will be deemed to be one Lessee or an Affiliate thereof only in the case where (i) any such Lessee or Affiliate (or any of their respective Affiliates) are providing any guarantees of any of the other’s Indebtedness and six months have passed since the date of the first such guaranty or (ii) any two or more of such Lessees or Affiliates actually become one legal entity.

    (p) Top Three Lessee Limitation. Immediately after giving effect to such Additional Advance, no more than seventeen (17) Aircraft will be leased to any three Lessees or any Affiliates thereof; provided that, in the case of a merger of two Lessees or Affiliates thereof, such Lessees or Affiliates will be deemed to be one Lessee or an Affiliate thereof only in the case where (i) any such Lessee or Affiliate (or any of their respective Affiliates) are providing any guarantees of any of the other’s Indebtedness and six months have passed since the date of the first such guaranty or (ii) any two or more of such Lessees or Affiliates actually become one legal entity.

SECTION 7.3 Improvement Advances. The making of any Additional Advance under this Agreement constituting an Improvement Advance is, in addition to the conditions precedent specified in Section 7.1C and Section 7.5, subject to the fulfillment or waiver of the following conditions precedent (provided that such conditions may only be waived with the consent of the Majority Lenders):

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(a)    No Borrowing Base Deficiency. After giving effect to any Improvement Advance (and for the avoidance of doubt, determining each Borrowing Base for this purpose giving effect to the inclusion of the Aircraft as so improved within the Borrower’s Portfolio), no Borrowing Base Deficiency will exist (and the Administrative Agent shall have received an Additional Advance Request containing a borrowing base certification demonstrating the foregoing).
(b)    Occurrence of Other Improvement Effective Date. The Other Improvement Effective Date shall have occurred.
(c)    Insurance. Evidence that applicable insurance coverages have been increased to account for the increase in value attributable to the improved Aircraft.
(d)    No Mechanics Liens, etc. Evidence reasonably satisfactory to the Administrative Agent that all mechanics, materialmen and other providers of services in connection with the improvement, shall have been paid in full and that no Liens relating to or attributable to such services exist (or any such Liens have been discharged by payment in full).
(e)    Update Lien Filings, etc. Evidence that any necessary amendments of filings in any public or aviation Lien records have been made.
(f)    Payment Date.    The Improvement Advance shall be funded only on a Payment Date.
(g)    Deliveries. The Administrative Agent shall have received all of the following, in form and substance satisfactory to the Administrative Agent:
(i)    Other Improvement Effective Date Deliveries. The documentation contemplated in the definition of Other Improvement Effective Date.
(ii)    Appraisals. A related Improvement Base Value Appraisal and Improvement Current Market Value Appraisal.
SECTION 7.4 Critical Mass Event Advance; Increased Availability Advance. The making of any Additional Advance under this Agreement constituting a Critical Mass Event Advance or an Increased Availability Advance is, in addition to the conditions precedent specified in Section 7.1C and Section 7.5, subject to the fulfillment or waiver (provided that such conditions may only be waived with the consent of the Majority Lenders) of the following conditions precedent:
(a)    No Borrowing Base Deficiency. After giving effect to any Critical Mass Event Advance or Increased Availability Advance, no Borrowing Base Deficiency will exist (and where an Increased Availability Advance is requested, the amount of such Increased Availability Advance requested shall be no greater than the product of (x) the increase to the Advance Rate resulting from the applicable Advance Rate Adjustment and (y) the Adjusted Borrowing Value of the Aircraft subject of such Increased Availability Advance (after giving effect to any Aircraft

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Type Concentration Adjustment) as of such date (and the Administrative Agent shall have received an Additional Advance Request and a Monthly Report demonstrating the foregoing)).
(b)    Number. In the case of a Critical Mass Event Advance, no Critical Mass Event Advance has previously been requested and funded.
(c)    Timing. The related Advances are to be funded on a Payment Date.
(d)    Critical Mass or Advance Rate Adjustment. Critical Mass or other conditions shall exist, with the result that availability of the Borrowing Base has increased due to a Critical Mass Advance Rate Adjustment or other change in an Advance Rate Adjustment.
SECTION 7.5 All Advances. The making of the Initial Advance and any Additional Advance under this Agreement is, in addition to the conditions precedent specified in Section 7.1C, Section 7.2, Section 7.3 and Section 7.4 (in each case as applicable), subject to the fulfillment or waiver (provided that such conditions may only be waived with the consent of the Majority Lenders) of conditions precedent that:
(a)    No Event of Default. No Default, Event of Default, Early Amortization Event (including a Servicer Termination Event), or event that would constitute a Servicer Termination Event or Early Amortization Event but for the passage of time or the giving of notice or both, has occurred and is continuing or will result from the effectiveness of this Agreement or the making of the applicable Advance; and
(b)    Representations and Warranties. As of the date of such Advance, and after giving effect to such Advance and the consummation of the transactions contemplated in the making of such Advance, the representations and warranties of the Borrower contained in Article IX and of the Service Providers contained in Section 8.3 are true and correct as of the date of such requested Advance, with the same effect as though made on the date of such Advance (except, that any such representations or warranties expressly stated by their terms to be made only at or as of one or more particular dates or times, shall be made only at or as of such specified dates or times and are not so deemed to be a condition to Advance).
ARTICLE VIII

ADMINISTRATION AND SERVICING OF AIRCRAFT AND LEASES
SECTION 8.1 Collection Procedures.
(a)    Administration.
(i)    Except as otherwise provided herein or in any other Transaction Documents, the Collections shall be administered by the Service Providers, in accordance with the terms of this Agreement and the terms of the Service Provider Agreements. The Borrower shall provide to the Service Providers on a timely basis all information needed for such administration. The Borrower hereby appoints the Service Providers (to the

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extent so appointed under the relevant Service Provider Agreement) as its agent to administer the Aircraft, the Leases and the Related Security and collect the Collections in accordance with this Agreement and the Service Provider Agreements.
(ii)    AerCap hereby covenants and agrees to act as Servicer under this Agreement and the Servicing Agreement for a term, commencing on the Effective Date and ending on the date of receipt by the Servicer of a notice of termination from the Administrative Agent in accordance with Section 13.2. AerCap hereby agrees that, as of the Effective Date, it shall become bound to continue as the Servicer subject to and in accordance with the other provisions of this Agreement and the Servicing Agreement.
(iii)    Each Service Provider agrees that its servicing of the Aircraft Assets shall be conducted in conformance with the applicable Servicer Standard of Performance and otherwise in accordance with this Agreement and the relevant Service Provider Agreement. Each Service Provider’s duties shall be set forth in the relevant Service Provider Agreement.
(b)    Change in Payment Instructions to Obligors. Neither the Service Providers nor the Borrower will add or terminate any bank or bank account as an Account Bank, Non-Trustee Account Bank, Collection Account, Security Deposit Account, Maintenance Reserve Account, or Liquidity Reserve Account from those listed in Schedule VI to this Agreement, or make any change in its instructions to Obligors regarding payments to be made under any Lease related to any Aircraft to the Collection Account, a Non-Trustee Account or the Maintenance Reserve Account, unless (i) except in the case of the addition of the Irish VAT Refund Account, the Administrative Agent shall have consented thereto in writing and (ii) the Administrative Agent and the Collateral Agent shall have received notice of such addition, termination or change (including an updated Schedule VI) and a fully executed account control agreement with respect to such bank and/or bank account, in each case, in form and substance satisfactory to the Administrative Agent.
(c)    Deposits to Accounts. The Borrower will, or will cause the applicable Service Provider to, (x) direct all Obligors related to Leases of Funded Aircraft to remit all Collections and all payments in respect of Security Deposits with respect to such Aircraft to the Collection Account or a Non-Trustee Account, and (y) direct all Obligors related to Leases of Funded Aircraft to remit all payments in respect of Maintenance Reserves with respect to such Aircraft to the Maintenance Reserve Account or a Non-Trustee Account and (z) direct all Non-Trustee Account Banks, if any, to transfer all available funds (other than a nominal amount consented to by the Administrative Agent) in each Non-Trustee Account (1) in the case of all such funds representing payments in respect of Maintenance Reserves, the Maintenance Reserve Account and (2) in the case of all other available funds, to the Collection Account, in each case, at such times and in such a manner as shall be satisfactory to the Administrative Agent. Further, and without limiting the immediately preceding sentence, the Borrower will, or will cause the applicable Service Provider to:
(i)    on or prior to each related Advance Date (A) with respect to a Widebody Aircraft, transfer or otherwise deposit, into the Security Deposit Account, an

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amount equal to the outstanding balance of the amount of Security Deposit then required under the Lease applicable to such Aircraft, and (B) with respect to a Narrowbody Aircraft, only if such Aircraft is subject to an SD Reserve Lease as of such Advance Date or if the Borrower shall elect to do so in its sole discretion, transfer or otherwise deposit, into the Security Deposit Account, an amount equal to the outstanding balance of the amount of Security Deposit then required under the Lease applicable to such Aircraft;
(ii)    at any time after the Advance Date on which an Advance is made with respect to an Aircraft, promptly, and in any event on the Business Day of receipt of any Security Deposit with respect to such Aircraft (x) directly from any Obligor or (y) in the Collection Account, deposit all such Security Deposits to the Security Deposit Account; and
(iii)    at any time after the Advance Date on which an Advance is made with respect to an Aircraft, promptly, and in any event on the Business Day of the receipt of any Maintenance Reserves with respect to such Aircraft (x) directly from any Obligor or (y) in the Collection Account (and the Borrower’s or the Servicer’s determination that such funds constitute Maintenance Reserves), deposit all such Maintenance Reserves to the Maintenance Reserve Account.
If the Borrower or any Service Provider shall receive any funds constituting Collections (other than Security Deposits and Maintenance Reserves) directly, it shall promptly (and, in any event, on the Business Day of the Borrower’s or the Servicer’s receipt of such funds) deposit the same to the Collection Account.
Neither the Borrower nor any Service Provider will deposit or otherwise credit, or cause to be so deposited or credited:
(A)    to the Collection Account, cash or cash proceeds other than Collections and Security Deposits relating to the Aircraft;
(B)    to the Security Deposit Account, cash or cash proceeds other than Security Deposits relating to the Aircraft (or the related payment amount in respect of Aircraft described in subsection (c)(i) of this Section); and
(C)    to the Maintenance Reserve Account, cash or cash proceeds other than Maintenance Reserves.
The Borrower and the Service Providers will use commercially reasonable efforts to direct the Collateral Agent to withdraw and transfer to an appropriate account any cash or cash proceeds deposited or otherwise credited:
(A)    to the Collection Account, other than Collections and Security Deposits relating to the Aircraft;

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(B)    to the Security Deposit Account, other than Security Deposits relating to the Aircraft; and
(C)    to the Maintenance Reserve Account, other than Maintenance Reserves.
(d)    Letters of Credit. In the event a Lessee in accordance with its applicable Lease has procured a letter of credit in lieu of cash funding of its obligations regarding Maintenance Reserves or Security Deposits, (x) the Borrower and the Servicer will maintain access to such letter of credit, and (y) following the occurrence of an Event of Default, and upon request by the Administrative Agent, the Borrower and the Servicer will each use reasonable commercial efforts to cause the issuing bank to make the Collateral Agent an additional beneficiary of such letter of credit.
(e)    Settlement Date Distributions. (I) On each Payment Date, (a) the Cash Manager shall, at the direction of the Borrower, transfer from the Maintenance Reserves Account into the Collection Account up to an amount equal to the Maintenance Reserves Surplus Amount and (b) after giving effect to such deposit all Available Collections will be applied by the Collateral Agent (x) in the case of clause (i) below, in accordance with instructions and directions to the Collateral Agent set forth on the Monthly Report to be delivered by the Service Providers to the Collateral Agent on the related Determination Date (or, if the Collateral Agent fails to do so, by the Administrative Agent), and (y) in the case of clause (ii) below, in accordance with a written direction received by the Collateral Agent from the Administrative Agent, and in each case as follows directly from the Collection Account to the applicable payees below (and in the order of priority listed):
(i)    so long as no Event of Default has occurred and, in any case, prior to the declaration, or automatic occurrence, of the Facility Termination Date:
(A)    to the Collateral Agent in payment in full of all accrued Collateral Agent Fees and Expenses;
(B)    pro rata, to each Lender, the fees payable pursuant to the Fee Letter in respect of the unused portion of such Lender’s Commitment;
(C)    pro rata, to the applicable payees, for payment or reimbursement of Borrower Expenses and, during the Amortization Period, for Borrower Income Tax Expenses;
(D)    to the applicable Service Providers, in payment in full of their Service Provider Fees with respect to such Payment Date;
(E)    pro rata (1) to the counterparties on any Hedge Agreements for the hedge payments due thereunder (other than termination payments), if any, and (2) to each Lender, any Yield due under this Agreement in respect of

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outstanding Advances to such Lender based upon the outstanding principal amount of Advances funded by such Lender;
(F)    ratably to the Administrative Agent and the Lenders for all costs and expenses and other similar amounts (including, without limitation, any amounts payable under Sections 6.1 through 6.4 hereof and under Section 17.4 hereof) payable to the Administrative Agent or a Lender pursuant to the terms of any of the Transaction Documents;
(G)    pro rata (1) to each Lender, the amount of the Borrowing Base Deficiency, if any, on such Payment Date, based upon the outstanding principal amount of Advances funded by such Lender, and (2) to the counterparties on any Hedge Agreements for the hedge termination payments, if any, until paid in full;
(H)    to fund the Liquidity Reserve Account the amount equal to the lesser of (i) an amount equal to 15% of Available Collections (calculated as of such Payment Date prior to any applications in accordance with this clause (e), and excluding any Sale Deposit Amounts) and (ii) the Liquidity Top-Up Amount;
(I)    during the Amortization Period, pro rata to each Lender, in reduction of the Outstanding Principal Amount to zero, based upon the outstanding principal amount of Advances funded by such Lender;
(J)    to the Service Providers in payment in full of any expenses and/or indemnification payments payable thereto under the Service Provider Agreements as of the last day of the prior calendar month, to the extent not previously paid under clause (D) above or otherwise;
(K)    prior to the Amortization Period, to or at the direction of the Borrower, for Borrower Income Tax Expenses;
(L)    to the Servicer, for Servicer Advance Reimbursements (together with accrued and unpaid interest thereon); and
(M)    to or at the direction of the Borrower (including to cure a Maintenance Reserves Deficiency or to make payments of interest, principal and premium, if any, on one or more AerCap Sub Notes and of accrued interest on the AerCap Liquidity Facility), the remaining portion of such funds, provided that the Borrower may elect, in its sole discretion, to retain all or a portion of such funds in the Collection Account; and

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(ii)    if an Event of Default has occurred and is continuing or, in any case, after the declaration, or automatic occurrence, of the Facility Termination Date:
(A)    to the Collateral Agent in payment in full of all accrued Collateral Agent Fees and Expenses;
(B)    pro rata, to each Lender, the fees payable pursuant to the Fee Letter in respect of the unused portion of such Lender’s Commitment;
(C)    pro rata, to the applicable payee, for payment or reimbursement of Borrower Expenses and Borrower Income Tax Expenses;
(D)    to the applicable Service Providers in payment in full of their Service Provider Fees with respect to such Payment Date;
(E)    pro rata (1) to the counterparties on any Hedge Agreements for the hedge payments due thereunder (other than termination payments), if any, and (2) to each Lender, any Yield due under this Agreement in respect of outstanding Advances, including Yield payable at the Default Rate, to such Lender based upon the outstanding principal amount of Advances funded by such Lender;
(F)    ratably to the Administrative Agent and the Lenders for all costs and expenses and other similar amounts (including, without limitation, any amounts payable under Sections 6.1 through 6.4 hereof and under Section 17.4 hereof) payable to the Administrative Agent or a Lender pursuant to the terms of any of the Transaction Documents;
(G)    pro rata (1) to each Lender, the amount of the Borrowing Base Deficiency, if any, on such Payment Date, based upon the outstanding principal amount of Advances funded by such Lender, and (2) to the counterparties on any Hedge Agreements for the hedge termination payments, if any, until paid in full;
(H)    pro rata to each Lender, in reduction of the Outstanding Principal Amount to zero, based upon the outstanding principal amount of Advances funded by such Lender;
(I)    to the Servicer, for Servicer Advance Reimbursements (together with accrued and unpaid interest thereon);
(J)    to the Service Providers in payment in full of any expenses and/or indemnification payments payable thereto under the Servicing Agreement as of the last day of the prior calendar month, to the extent not previously paid under clause (D) above or otherwise; and

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(K)    to or at the direction of the Borrower (including to cure a Maintenance Reserves Deficiency or to make payments of interest, principal and premium, if any, on one or more AerCap Sub Notes and of accrued interest on the AerCap Liquidity Facility), the remaining portion of such funds, provided that the Borrower may elect, in its sole discretion, to retain all or a portion of such funds in the Collection Account.
(II)    If a mandatory prepayment is due pursuant to Section 4.2(b)(i) in respect of a disposition of an Aircraft (or related Equity Interest), on the applicable Settlement Date (and, if a Payment Date, prior to the applicable transfers and payments referred to in Section 8.1(e)(I) above), and unless the payment priorities in Section 8.1(e)(I)(ii) apply, (a) the Cash Manager shall, at the direction of the Borrower, transfer from the Maintenance Reserves Account and the Security Deposit Account amounts attributable to the applicable Aircraft, that are not payable to the applicable Lessee or buyer of the applicable disposed Aircraft or Equity Interest and (b) after giving effect to such deposit the Sale Deposit Amount will be applied by the Collateral Agent (in accordance with instructions and directions to the Collateral Agent, if such Settlement Date is a Payment Date, as set forth on the Monthly Report on the related Determination Date, or if such Settlement Date is not a Payment Date, to be delivered in writing no later than the third Business Day immediately preceding the applicable Settlement Date, by the Service Providers to the Collateral Agent) directly from the Collection Account to the applicable payees below (and in the order of priority listed):
(A)    pro rata, to the applicable payees, for payment or reimbursement of Borrower Expenses and Collateral Agent Fees and Expenses relating to the applicable disposition, to the extent due and not separately paid;
(B)    pro rata to each Lender, any Yield due pursuant to Section 4.2(b)(i) relating to the applicable disposition (after giving effect to the payment of Yield pursuant to Section 8.1(e)(I)(i) on such date, if applicable), based upon the outstanding principal amount of Advances funded by such Lender;
(C)    pro rata (1) pro rata to each Lender, the other amounts due pursuant to Section 4.2(b)(i) relating to the applicable disposition, based upon the outstanding principal amount of Advances funded by such Lender, and (2) to the counterparties on any Hedge Agreements for the hedge termination payments relating to such disposition, if any, until paid in full;
(D)    to each Lender, any breakage amounts, if any, owing to such Lender in respect of such repayment pursuant to Section 6.4, to the extent invoiced at least three Business Days prior to such date of prepayment (with any other such breakage amounts payable by the Borrower on the applicable Payment Date following receipt of the applicable invoice therefor, pursuant to the Flow of Funds); and

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(E)    the remaining amounts shall be retained in the Collection Account and applied on the next applicable Payment Date (or, if such Settlement Date is a Payment Date, on such Payment Date pursuant to, and in accordance with, Section 8.1(e)(I) above).
(f)    Returned Collections. For the purposes of this Section 8.1, if and to the extent the Administrative Agent, the Collateral Agent or any Lender shall be required for any reason to pay over to an Obligor any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Borrower and, accordingly, the Administrative Agent, the Collateral Agent or such Lender, as the case may be, shall have a claim against the Borrower for such amount, payable pursuant to the Flow of Funds above.
(g)    Servicer Advances.
(i)    The Servicer shall be entitled, but is not obliged, to make one or more advances (any of which, a “Servicer Advance”), provided that the Servicer may not make Servicer Advances during the period between the Effective Date and the Facility Termination Date in an aggregate outstanding amount (excluding amounts repaid) exceeding $200,000,000 at any one time. The proceeds of Servicer Advances will, at the election of the Borrower (x) be deposited into the Maintenance Reserves Account to cure a Maintenance Reserves Deficiency or (y) to the Collection Account for application as if they were Available Collections for the Payment Date relating to the monthly collection period in respect of which made. The Servicer shall be entitled to reimbursement for such Servicer Advances, payable under the Flow of Funds as a Servicer Advance Reimbursement (together with interest accrued thereon as provided in clause (ii) of this subsection (g)). In addition, the Servicer shall be entitled, but is not obligated, to provide cash collateral, a letter of credit or other security as contemplated in clause (B) of the definition of Effectively Bonded (a “Bond Amount”), and any amount of such cash or letter of credit that is drawn or applied shall be treated as a Servicer Advance, without regard to the limitation on the permitted amount of Servicer Advances.
(ii)    The outstanding unpaid principal balance of Servicer Advances shall bear interest, at a rate per annum equal to Term SOFR (determined as set forth in the definition of Term SOFR) plus a rate of 1.70% plus an additional rate of 0.85% per annum, payable monthly on each Payment Date (to the extent of Available Collections) pursuant to an allocation thereto in the Flow of Funds.
(h)    Withdrawals From Accounts; Maintenance Reserves Eligible Letter of Credit.
    (i)    The Borrower, Borrower Subsidiaries and the Service Providers at all times shall be entitled to withdraw funds from the Maintenance Reserve Account and the Security Deposit Account to the extent such parties are required to pay amounts in respect of Maintenance Reserves or Security Deposits to Lessees or other third parties pursuant to the terms of any Lease or the Service Provider Agreements.
    (ii)    The Borrower shall at all times be entitled to have one or more Maintenance Reserves Eligible Letters of Credit issued in favor of the Collateral Agent. In the

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event that one or more Maintenance Reserves Eligible Letters of Credit are so issued, on each Payment Date, the Cash Manager shall, at the direction of the Borrower, transfer from the Maintenance Reserve Account to the Collection Account up to an amount equal to the Maintenance Reserves Surplus Amount.
    (iii)     In the event (A) that on any Payment Date (after giving effect to the flow of funds set forth in Section 8.1(e)) there exists a Maintenance Reserves Deficiency or (B) of the occurrence and continuance of an Event of Default, the Collateral Agent shall, at the direction of the Majority Lenders, make a drawing under one or more Maintenance Reserves Eligible Letter of Credit and shall deposit the proceeds thereof into the Maintenance Reserves Account.
(i)    Maintenance Reserves Payments. Following the termination of a Lease, the Borrower, Borrower Subsidiaries and the Service Providers shall be entitled to withdraw from the Maintenance Reserve Account any balances contained therein attributable to the related Aircraft for the payment of any expenses incurred in maintaining, repairing, remarketing, storing, insuring or getting the applicable Off-Lease Aircraft generally in a condition for Lease, to another Eligible Carrier. The Borrower shall transfer any surplus remaining after the completion of such repair or remarketing to the Collection Account.
(j)    Expenses. Notwithstanding anything to the contrary herein or in any other Transaction Document, the Cash Manager may, from time to time on any Business Day, upon written request to the Account Bank, withdraw from the Collection Account such amounts as are needed to discharge any Borrower Expense or, except during periods when such expenses would not be payable at the level of the third allocation under Section 8.1(e)(i), Borrower Income Tax Expense. The Borrower agrees to cause the amount of such non-Payment Date withdrawals to be disclosed and set forth on the Monthly Report relating to the month in which such withdrawals occur.
(k)    Irish VAT Refund Account. All payments of refunds with respect to Irish value-added tax and any other amounts related to Irish tax payments payable to any Borrower Group Member shall be, when received, deposited in the Irish VAT Refund Account. Funds held in the Irish VAT Refund Account shall be converted into Dollars with a recognized foreign exchange dealer or foreign commercial bank (which may be the bank where the Irish VAT Refund Account is located or the Account Bank or an affiliate). Upon conversion and receipt of Dollars, the Collateral Agent shall cause such amounts to be deposited from the Irish VAT Refund Account to the Collection Account as soon as administratively practicable. The cost and expense of any such conversion shall be added to and reflected in the rate obtained for conversion and in no event shall the Borrower, the Collateral Agent or any of their respective affiliates be liable in respect of the exchange rate obtained for any such conversion or any related cost or expense.
All amounts held in the Irish VAT Refund Account from time to time shall remain uninvested pending conversion to Dollars and transfer to the Collection Account.
The Service Provider Administrative Agent shall promptly notify the Collateral Agent in writing of the expected payment of any such refund and the anticipated amount thereof.

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(l)    AerCap Sub Notes Advance. If on any Advance Date there are Lenders who do not make available their ratable share of the Advance to be made on such Advance Date and no other Lenders (or the Administrative Agent) have made available such shortfall in accordance with Section 2.3(b) of this Agreement, then the holders of the AerCap Sub Notes, ratably, may advance any such shortfall to the Borrower on such Advance Date so that the Borrower has sufficient funds available to purchase the subject Aircraft Asset or Aircraft Owning Entity on such Advance Date and to satisfy its obligations under the AerCap-Borrower Purchase Agreement. In the event that the holders of the AerCap Sub Notes elect to advance the Borrower such shortfall, then any amounts recovered from the failing Lenders shall be paid directly to the holders of the AerCap Sub Notes, ratably, and such funds shall not constitute Collections to be applied under Section 8.1(e).
SECTION 8.2 Investments. All funds on deposit in the Collection Account, the Maintenance Reserve Account, the Security Deposit Account and the Liquidity Reserve Account shall be invested only in Eligible Investments as specified by the Borrower in writing to the Account Bank from time to time; provided that, if the Borrower shall fail to specify such Eligible Investments in a timely manner, the Collateral Agent, at the direction of the Administrative Agent, may specify such Eligible Investments. All investments of funds on deposit in the Collection Account, the Maintenance Reserve Account, the Security Deposit Account and the Liquidity Reserve Account shall mature, or may be sold or withdrawn without loss, not later than the Business Day preceding the next Payment Date. Income earned on funds deposited to the Collection Account, the Maintenance Reserve Account, the Security Deposit Account and the Liquidity Reserve Account shall be transferred by the Account Bank to the Collection Account on the Business Day prior to each Payment Date for distribution pursuant to the Flow of Funds; provided that the Servicer shall notify the Account Bank of any income earned on funds deposited to the Maintenance Reserve Account or the Security Deposit Account which must be retained in such accounts pursuant to the terms of any applicable Leases (and such income shall not be so transferred).
SECTION 8.3 Covenants, Representations and Warranties of Service Providers. In addition to the covenants of the applicable Service Provider set forth in the applicable Service Provider Agreement, each Service Provider hereby makes the following applicable representations, warranties and covenants to the other parties hereto on which the Lenders shall rely in making the Advances:
(a)    Covenants. The applicable Service Provider covenants to the Borrower, the Administrative Agent and the Lenders as follows:
(i)    No Service Provider shall do anything to impair the rights of the Borrower, the Administrative Agent or the Lenders in the Aircraft Assets, including, without limitation, in the Related Security.
(ii)    Each Service Provider shall at all times maintain its principal executive office within Ireland and will not at any time be organized or domiciled in Germany.

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(iii)    The Insurance Servicer shall maintain customary amounts of insurance coverage with respect to the Service Providers under the Service Provider Agreements, including, without limitation, coverage for errors and omissions (but not , employee fidelity bond), fire, theft, workers compensation and servicer liability arising from the collection or remarketing, as applicable, of the Leases, provided that the coverage for errors and omissions applicable to the Service Providers as a whole shall in all cases be maintained at a level of coverage at least equal to $10,000,000 (subject to customary deductibles and co-payments, if applicable).
(iv)    The Servicer shall, on every third Determination Date occurring following the Original Closing Date, prepare and forward a Quarterly Report to the Administrative Agent and the Lenders.
(v)    Each Service Provider shall, consistent with the scope and area of its duties and responsibilities set forth in the applicable Service Provider Agreements to which it is a party, provide services to the Borrower and the Borrower Subsidiaries so as to enable them to comply with their respective obligations under this Agreement, including without limitation in respect of their covenant obligations set forth in Article X. Each Service Provider further agrees to refrain from taking actions that are inconsistent with such obligations of the Borrower and Borrower Subsidiaries.
(vi)    Each Service Provider shall maintain (a) its legal existence and, if applicable, good standing in the jurisdiction of its formation, incorporation, or organization and (b) its qualification and, if applicable, good standing in all other jurisdictions in which the failure to maintain such qualification and good standing could reasonably be expected to cause a Material Adverse Effect.
(vii)    The Servicer shall furnish to the Collateral Agent and the Administrative Agent from time to time such statements and schedules further identifying and describing the Borrower Collateral as the Collateral Agent or the Administrative Agent may reasonably request, all in reasonable detail.
(viii)    The Servicer will not maintain, nor permit a Lessor to maintain, for any purposes related to perfection or the effect of perfection in the applicable jurisdiction, the possession of any executed original counterparts of the Leases that would be deemed a Chattel Paper Original, in a jurisdiction other than Ireland, unless such Lease is a Chattel Paper Original deposited with the Collateral Agent.
(ix)    Each Service Provider shall maintain its computer systems so that, from and after the time of the Initial Advance under this Agreement, its Records indicate clearly that the Borrower Collateral is directly or indirectly owned by the Borrower or another Borrower Group Member.
(x)    The Servicer on behalf of the Borrower shall maintain records of the Aircraft and the Leases, consistent with Leasing Company Practice.

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(xi)    With respect to technical and maintenance Records relating to a Funded Aircraft, the Servicer agrees on behalf of the Borrower to provide the Collateral Agent and the Administrative Agent, promptly upon request, access to (i) while the Aircraft is under Lease, such Records of the Lessee that the Lessor is entitled itself to access under, and subject to the restrictions of, the related Lease and the cooperation of the Lessee (which cooperation the Servicer will pursue consistent with the Servicer Standard of Performance), and (ii) in any case, such Records that the Borrower or the Lessor maintains on its own account through the Servicer. The Servicer agrees to maintain and update such Records consistent with the Servicer Standard of Performance.
(xii)    Each Service Provider shall advise the Lenders, the Collateral Agent and the Administrative Agent promptly, in reasonable detail, (i) of any Adverse Claim known to it made or asserted against any of the Borrower Collateral (other than Permitted Liens), (ii) of the occurrence of any event (other than a change in general market conditions) which would have a material adverse effect on the assignments and security interests granted by the Borrower or AerCap under any Credit Document, and (iii) as soon as such Service Provider becomes aware, of any loss, theft, damage, or destruction to any Aircraft if the potential cost of repair or replacement of such asset (without regard to any insurance claim related thereto) may exceed $10,000,000.
(xiii)    No Service Provider shall directly or indirectly, (i) knowingly conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in Section 9.21, in each case, in violation of any Anti-Terrorism Law, Anti-Money Laundering Law, OFAC Law or Sanctions, (ii) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Money Laundering Law, OFAC Law or Anti-Terrorism Law (and the Service Provider shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming their compliance with this section). No Service Provider shall directly or indirectly use the proceeds of any Advance or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or any other Person, to fund any activities or business of or with any Embargoed Person, or in any Prohibited Country, or in a manner that will constitute a violation of Sanctions by any Person (including any Person participating in any Advance hereunder, whether as underwriter, advisor, investor, or otherwise).
(xiv)    Subject to the availability to the respective Service Provider of adequate funding to comply with its obligations under this section and the Service Provider Agreement to which it is a party, each Service Provider shall keep the Borrower in compliance with its obligations and covenants herein and under any other Transaction Documents provided to such Service Provider by the Borrower, to the extent that such obligations and covenants specifically relate to the “Services” as defined in the Service

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Provider Agreement to which such Service Provider is a party. Nothing in this section or in the Service Provider Agreement to which such Service Provider is a party shall be deemed to constitute or be construed as (i) a delegation or other transfer to, or an assumption by, such Service Provider or any of its Affiliates of any obligations of any Borrower Group Member to make any payment to any Lessee, any Lender (without limiting any express obligation of the Service Provider under the applicable Service Provider Agreement) or other Person, or to comply with any other monetary obligation, under any Lease or any other Transaction Document, or (ii) a transfer to such Service Provider or any of its Affiliates of any right, title or interest in any Lease or related agreement or any Aircraft Asset covered thereby.
(xv)    The Service Providers agree to procure and deliver to the Borrower, so as to allow the Borrower to comply with its corresponding reporting obligation under Section 10.19(a), as soon as available and in any event within 120 days after the end of each Fiscal Year, a copy of the audited consolidated financial statements, prepared in accordance with GAAP, for such year of the AerCap Group, certified by any firm of nationally recognized independent certified public accountants acceptable to the Administrative Agent, accompanied by a certificate of the officer in charge of financial matters of AerCap Group, confirming that AerCap Group is in compliance with the net worth requirement in Section 12.1(f) hereof;
(xvi)    The Service Providers agree to procure and deliver to the Borrower, so as to allow the Borrower to comply with its corresponding reporting obligation under Section 10.19(a), as soon as available and in any event within 75 days after the end of each of the first three quarters of each Fiscal Year, with respect to the AerCap Group, unaudited consolidated balance sheets as of the end of such quarter and as at the end of the previous Fiscal Year, and consolidated statements of income for such quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter prepared in accordance with GAAP, certified by the officer in charge of financial matters of the AerCap Group, identifying such balance sheets or statements as being the balance sheets or statements of such Person described in this paragraph (xvi) and stating that the information set forth therein fairly presents the financial condition of the AerCap Group as of and for the periods then ended, subject to year-end adjustments consisting only of normal, recurring accruals and omissions of footnotes and subject to the auditors’ year end report, and accompanied by a certificate of the officer in charge of financial matters of AerCap Group confirming that AerCap Group is in compliance with the net worth requirements in Section 12.1(f) hereof.
(b)    Representations and Warranties. Each Service Provider represents and warrants to the Borrower, the Administrative Agent and the Lenders, as of (unless otherwise explicitly set forth below) the Effective Date, the Initial Advance Date, the date of each Additional Advance and each Payment Date (provided that the representation and warranty in Section 8.3(b)(vii)(E) is made only as of the Initial Advance Date), as to itself that:

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(i)    Such Service Provider has been duly incorporated and is validly existing under the laws of the Republic of Ireland, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted;
(ii)    There is no existing default under any Operating or Organizational Document of such Service Provider or any event which, with the giving of notice or the passage of time or both, would have a Material Adverse Effect;
(iii)    Each Service Provider is duly qualified to do business as a foreign corporation, and has obtained all necessary licenses and approvals, in all jurisdictions in which the conduct of its business (including, as applicable, the servicing of the Aircraft, the Leases and the Related Security as required by this Agreement) requires such qualification and where the failure to be so qualified would have a material adverse effect on its business and assets taken as a whole or on its ability to perform the applicable services provided for in the related Service Provider Agreements;
(iv)    Such Service Provider has the power and authority to execute and deliver this Agreement and the other Credit Documents to which it is a party and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party have been duly authorized by such Service Provider by all necessary corporate action;
(v)    This Agreement and the other Credit Documents to which such Service Provider is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, examinership, moratorium, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;
(vi)    The consummation of the transactions contemplated by this Agreement and the other Credit Documents to which such Service Provider is a party, and the fulfillment of the terms of this Agreement and the other Transaction Documents to which it is a party, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, any Operating Documents or Organizational Document of such Service Provider, or any indenture, agreement, mortgage, deed of trust or other instrument to which such Service Provider is a party or by which it is bound or any of its properties are subject, or result in the creation or imposition of any Lien (other than a Permitted Lien) upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust on other instrument, other than this Agreement, or violate any law (including, without limitation, any Environmental Laws), order, rule or regulation applicable to the Service Provider of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Service Provider or any

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of its properties, except where any such conflict or violation would not have a Material Adverse Effect;
(vii)    There are no proceedings or investigations pending against such Service Provider, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over such Service Provider or its properties (A) asserting the invalidity of this Agreement or any of the Credit Documents, (B) seeking to prevent the consummation or performance of any of the transactions contemplated by this Agreement or any of the Credit Documents to which such Service Provider is a party, (C) seeking any determination or ruling that might materially and adversely affect the performance by such Service Provider of its obligations under, or the validity or enforceability of, this Agreement or any of the Credit Documents to which such Service Provider is a party, (D) that could otherwise have a Material Adverse Effect (but without giving effect to clause (ii) of the definition thereof), or (E) as of the Effective Date only, that could otherwise have a Material Adverse Effect (but giving effect to the entire definition of such term);
(viii)    All approvals, authorizations, consents, licenses, registrations, declarations, orders or other actions of any Person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery by such Service Provider of this Agreement and the other Credit Documents to which it is a party and the consummation of the transactions contemplated thereby have been or will be taken, made or obtained on or prior to respective dates of execution and delivery of this Agreement and such other Credit Documents;
(ix)    The Service Provider has complied in all material respects with all applicable laws (including, without limitation, any Environmental Law), rules, regulations, judgments (unless such judgment has been properly appealed and such appeal is being diligently prosecuted by such Person), agreements, decrees and orders, as any of the same relate to performance by it of its services under the applicable Service Provider Agreements;
(x)    In each case, to the extent that the failure of such representation to be true would have a material adverse effect on its ability to perform its obligations under the applicable Service Provider Agreements, (A) the Service Provider has filed on a timely basis all Tax Returns (including, without limitation, foreign, federal, state, local and otherwise) required to be filed, (B) the Service Provider is not liable for Taxes payable by any other Person, (C) the Service Provider has paid, or made adequate provisions for the payment in accordance with GAAP of, all Taxes, assessments and other governmental charges due from the Service Provider, (D) all such Tax Returns are true and correct in all material respects, (E) no tax lien or similar Adverse Claim has been filed, and no claim is being asserted, with respect to any such Tax, assessment or other governmental charge, (F) any Taxes, fees and other governmental charges payable by the Service Provider in connection with the execution and delivery of this Agreement and the other Credit Documents and the transactions contemplated hereby or thereby, have been

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paid or will be paid when due, and (G) the Service Provider is unaware of any proposed or pending tax assessments, deficiencies or audits that could be reasonably expected to, individually or in the aggregate, result in such a material adverse effect.
(xi)    All written information furnished by or on behalf of the Service Provider to any Lender, the Collateral Agent or the Administrative Agent in connection with this Agreement or any transaction contemplated hereby, when taken together with all reports, statements, schedules and other information included in filings made by AerCap Holdings N.V. with the Securities and Exchange Commission, taken as a whole, is true and complete in all material respects on and as of the date of delivery of such written information, and does not omit to state a material fact necessary to make the statements contained therein not misleading on and as of such date of delivery;
(xii)    In each case, to the extent that the failure of such representation to be true would have a material adverse effect on its ability to perform its obligations under the applicable Service Provider Agreements, (A) the Service Provider is in compliance in all material respects with all, and has no liability under any, applicable Environmental Laws and has been issued and currently maintains all required foreign, federal, state and local permits, licenses, certificates and approvals, and (B) the Service Provider has not been notified of any pending action, suit, proceeding or investigation, and is not aware of any facts, which (1) calls into question, or could reasonably be expected to call into question, compliance by it with any Environmental Laws, (2) seeks, or could reasonably be expected to form the basis of a meritorious proceeding, to suspend, revoke or terminate any license, permit or approval necessary for the operation of its business, assets or facilities or for the generation, handling, storage, treatment or disposal of any Hazardous Materials, or (3) seeks to cause, or could reasonably be expected to form the basis of a meritorious proceeding to cause, any of its property to be subject to any restrictions on ownership, use, occupancy or transferability under any Environmental Law;
(xiii)    Each Service Provider is not engaged in nor has it engaged in any course of conduct that could subject any of its properties to any Adverse Claim, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law, civil or criminal, or other similar laws, whether foreign or domestic;
(xiv)    No Service Provider nor any of their Subsidiaries, nor any of their respective directors or officers (nor to the knowledge of such Service Provider, any of their affiliates, agents or employees) has engaged in any activity or conduct which would violate any Anti-Money Laundering Laws, any Anti-Terrorism Laws, including the Executive Order, and the Patriot Act or any anti-bribery or anti-corruption laws or regulations, in each case applicable to such Person, in any applicable jurisdiction and each Service Provider has instituted and maintains policies and procedures designed to prevent violation of such laws, regulations and rules.

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No Service Provider nor any of their Subsidiaries, nor any of their respective directors or officers, nor any of their brokers or other agents acting in any capacity in connection with the Advances is any of the following:
(A)    an Embargoed Person, including a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;
(B)    (to the knowledge of such Service Provider, with respect to any brokers or agents or any of their affiliates or employees, in each case acting in any capacity in connection with the Advances) a Person owned or controlled by, or acting directly or indirectly for or on behalf of, any Embargoed Person or any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; or
(C)    (to the knowledge of such Service Provider, with respect to any brokers or agents or any of their affiliates or employees, in each case acting in any capacity in connection with the Advances) a Person that is subject to or the target of Sanctions;
No Service Provider, nor (to the knowledge of such Service Provider) any broker or other agent of any of them acting in any capacity in connection with the Advances (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in the preceding paragraph, in each case, in violation of any Anti-Terrorism Law, Anti-Money Laundering Law, OFAC Law or Sanctions, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any Sanctions or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, Anti-Money Laundering Law or OFAC Law;
(xv)    Each of the representations and warranties of the Service Provider set forth in the applicable Service Provider Agreements to which it is a party, each of which is hereby incorporated in this subsection (xv) by reference, is true and correct in all material respects (it being understood that a representation or warranty that by its express terms is expressed to be made as of, and only as of, a particular date or time, is only represented to be true and correct at and as of such time), and the Administrative Agent and the Lenders shall be entitled to rely on each of them as if they were fully set forth herein;
(xvi)    On and as of each Advance Date (and after giving effect to the transactions contemplated to occur on such Advance Date), there does not exist any Servicer Termination Event or event that would constitute a Servicer Termination Event but for the passage of time or the giving of notice or both;

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(xvii)    The Servicer represents and warrants that each Monthly Report and Quarterly Report delivered hereunder is accurate in all material respects as of the date thereof; and
(xviii)    On the Effective Date, the Servicer represents and warrants that the consolidated balance sheets of the AerCap Group as at December 31, 2023, and the related statements of income and retained earnings of the AerCap Group for the Fiscal Year then ended, copies of which have been furnished to the Administrative Agent, fairly present the financial condition of the AerCap Group as at such date and the results of the operations of the AerCap Group for the period ended on such date, all in accordance with GAAP consistently applied.
ARTICLE IX

REPRESENTATIONS AND WARRANTIES OF THE BORROWER
In order to induce the other parties hereto to enter into this Agreement and, in the case of the Lenders, to make Advances hereunder, the Borrower hereby represents and warrants to the Administrative Agent, the Collateral Agent and the Lenders, as of (unless otherwise explicitly set forth below) the Effective Date, the Initial Advance Date, the date of each Additional Advance and each Payment Date, as follows:
SECTION 9.1 Subsidiaries. The Borrower has no Subsidiaries other than the Aircraft Owning Entities, Applicable Intermediaries, Holdco Subsidiaries and Owner Participants and any Persons owning beneficial interests therein or which were or are expected to become one of the foregoing.
SECTION 9.2 Organization and Good Standing.
(a)    Borrower. The Borrower has been duly organized and is validly existing as an exempted company under the laws of Bermuda, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times and now has, power and authority and legal right to acquire and own the Aircraft, Leases and Related Security, the other Aircraft Assets and the Equity Interests of the Borrower Subsidiaries and to grant to the Collateral Agent, for the benefit of the Lenders, a first priority security interest in the Borrower Collateral and to enter into and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party.
(b)    Subsidiaries. Each of the Borrower Subsidiaries has been duly formed, incorporated or organized and is validly existing as a corporation, private company limited by shares, limited liability company, partnership, limited partnership, business or statutory trust, owner trust or other business entity in good standing under the laws of the jurisdiction of its formation (to the extent such concept is recognized in such jurisdiction), incorporation or organization as set forth in Schedule VIII, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently

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conducted, and had at all relevant times and now has, power and authority and legal right to acquire and own Aircraft, Leases, Related Security, other Aircraft Assets and, if applicable, Equity Interests of other Borrower Subsidiaries and perform its obligations under each of the Transaction Documents to which it is a party.
(c)    Constitutive Documents. There is no existing material default under any Operating or Organizational Document of the Borrower or any Borrower Subsidiaries or any event which, with the giving of notice or passage of time or both, would constitute a default by any party thereunder.
SECTION 9.3 Due Qualification.
The Borrower and each of the Borrower Subsidiaries is duly qualified to do business as a foreign entity in good standing (to the extent such concept is applicable), and has obtained all necessary licenses and approvals, in all jurisdictions in which the failure to so qualify, or obtain such license or approval, would result in a Material Adverse Effect.
SECTION 9.4 Enforceability. This Agreement and the other Transaction Documents to which the Borrower or any of the Borrower Subsidiaries are a party constitute legal, valid and binding obligations of the Borrower and such Borrower Subsidiaries, as applicable, enforceable in accordance with their respective terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization or other similar law, and (ii) general principles of equity.
SECTION 9.5 Security Interest.
(a)    The Security Trust Agreement creates or shall create upon registration where registration is required to secure priority, a first priority valid security interest in the Borrower Collateral in favor of the Collateral Agent subject to the terms and conditions of the Perfection Standards, enforceable against the Borrower and the Borrower Subsidiary grantors thereunder, and creditors of and purchasers from such grantors.
(b)    None of the Borrower Collateral has been pledged, assigned, sold or otherwise encumbered other than pursuant to the terms of AerCap-Borrower Purchase Agreement or any applicable Borrower Acquisition Document or the terms hereof or of the Security Trust Agreement and except for Permitted Liens, and no Borrower Collateral is described in (i) any UCC financing statements filed against AerCap, any Seller or the Borrower other than UCC financing statements which have been terminated and the UCC financing statements filed in connection with the Security Trust Agreement, each of which name the Collateral Agent as secured party or the AerCap-Borrower Purchase Agreement, which names the Borrower as purchaser/secured party, or (ii) any other registries or filing records that may be applicable to the Borrower Collateral in any other relevant jurisdiction, other than such filings or registrations made in connection with the Security Trust Agreement or any other security document in favor of the Collateral Agent.

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SECTION 9.6 No Violation. The consummation of the transactions contemplated by this Agreement and the other Credit Documents to which the Borrower or any Borrower Subsidiaries are a party, and the fulfillment of the terms of this Agreement and the other Credit Documents to which the Borrower or any Borrower Subsidiaries are a party, shall not (A) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the Operating Documents or Organizational Documents of the Borrower or any Borrower Subsidiaries, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Borrower or any Borrower Subsidiary is a party or by which it is bound or any of its properties are subject, or (B) result in the creation or imposition of any Adverse Claim upon any of the properties of the Borrower or any Borrower Subsidiaries pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than the Security Trust Agreement, and/or AerCap-Borrower Purchase Agreement, or (C) violate in any material respect any law (including, without limitation, any Environmental Law), rule or regulation applicable to the Borrower or any Borrower Subsidiaries or with respect to any Borrower Collateral, except (but only with respect to the remaking of this representation on each Payment Date and each Advance Date, when applicable) to the extent that the failure so to comply would not materially adversely affect the Borrower Collateral, the collectibility of a substantial portion of the Leases or the ability of the Borrower, any Service Provider or such Borrower Subsidiary to perform its obligations under the Credit Documents, or (D) violate any writ, order, judgment or decree binding on or affecting the Borrower or any Borrower Subsidiaries of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Borrower or any Borrower Subsidiaries or any of their respective properties.
SECTION 9.7 No Proceedings. There are no proceedings or investigations pending against the Borrower or any Borrower Subsidiaries, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Borrower or any Borrower Subsidiaries or any of their respective properties (A) asserting the invalidity or unenforceability of this Agreement or any of the other Credit Documents, (B) seeking to prevent the consummation or performance of any of the transactions contemplated by this Agreement or any of the other Credit Documents, (C) as of the Effective Date only, seeking any determination or ruling that might materially and adversely affect the performance by the Borrower or any Borrower Subsidiaries of its obligations under any of the Credit Documents or (D) as of the Effective Date only, that could have a material adverse effect on the Borrower or any Borrower Subsidiaries, the Aircraft, the Leases, or any other Borrower Collateral.
SECTION 9.8 Approvals. As of each Advance Date, with respect to the Transaction Documents that specifically relate to the Advance occurring on that date, all approvals, authorizations, consents, licenses, registrations, declarations, orders or other actions of any Person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery by the Borrower or any Borrower Subsidiaries of any such Transaction Document to which it is a party and the consummation of the transactions contemplated thereby have been or will be taken or obtained on or prior to the respective dates of execution and delivery of such Transaction Documents.

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SECTION 9.9 Subsidiaries. As of the Effective Date, Schedule VIII sets forth (a) a correct and complete list of the relationship of the Borrower and the Borrower Subsidiaries and all of their respective Subsidiaries, (b) the location of the registered office or chief executive office (as applicable) of each of them, (c) the jurisdiction of formation, incorporation or organization of each of them, (d) a true and complete listing of each class of the Equity Interests of each of them, of which all of such issued Equity Interests are validly issued, outstanding, fully paid and non-assessable, and owned beneficially and of record by the Persons identified in Schedule VIII, (e) the type of entity of each of them, and (f) if applicable, the employer or taxpayer identification number of each of them and the organizational identification number issued by each of their respective jurisdictions of formation, incorporation, or organization. Each of the Borrower and each Borrower Subsidiary has only one jurisdiction of formation, incorporation, or organization, except that the Borrower is a resident of Ireland for tax purposes.
SECTION 9.10 Solvency. As of the Effective Date and each Advance Date, each of the Borrower and each of the Borrower Subsidiaries is Solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents. None of the Borrower or any Borrower Subsidiaries has any Indebtedness to any Person other than as permitted pursuant to Section 10.27 hereof.
SECTION 9.11 Compliance with Laws. The Borrower and each Borrower Subsidiary, (a) as of each Advance Date, has complied in all material respects with all applicable laws (including, without limitation, any Environmental Law), rules, regulations, judgments (unless such judgment has been properly appealed and such appeal is being diligently prosecuted by such Person), agreements, decrees and orders with respect to, as of any Advance Date, the Aircraft, Leases and other Aircraft Assets that are the subject of funding on such Advance Date, and (b) as of each Advance Date and each Payment Date, has complied in all material respects with all applicable laws (including, without limitation, any Environmental Law), rules, regulations, judgments (unless such judgment has been properly appealed and such appeal is being diligently prosecuted by such Person), agreements, decrees and orders with respect to its the Aircraft, Leases and other Aircraft Assets generally, except, in the case of this clause (b), where non-compliance could not reasonably be expected to have a Material Adverse Effect.
SECTION 9.12 Taxes. The Borrower and each Borrower Subsidiary has filed on a timely basis all Tax Returns (including, without limitation, foreign, United States federal, state, local and otherwise) required to be filed for which failure to file would have a Material Adverse Effect, and has paid, or in accordance with GAAP made adequate provisions for the payment of, all Taxes due from the Borrower and each of the Borrower Subsidiaries, as applicable. All such Tax Returns are true and correct in all material respects. No tax lien or similar Adverse Claim has been filed, and no claim is being asserted, with respect to any such Taxes. Any Taxes, fees and other governmental charges payable by the Borrower or any Borrower Subsidiaries in connection with the execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby including the transfer of the Aircraft and the Leases and Related Security, if any, and the transfer of the Equity Interests of the Borrower Subsidiaries to the Borrower have been paid or will be paid when due. The Borrower is unaware of any proposed or pending tax assessments, deficiencies or audits that

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could be reasonably expected to, individually or in the aggregate, result in a material adverse change in the business, operations, property, prospects or financial or other condition of the Borrower and each of the Borrower Subsidiaries.
SECTION 9.13 Monthly Report. Each Monthly Report and Quarterly Report is accurate in all material respects as of the date thereof.
SECTION 9.14 No Liens, Etc.
(a)    The Borrower Collateral and each part thereof is owned by the Borrower free and clear of any Adverse Claim other than Permitted Liens, and the Borrower has the full right, corporate power and lawful authority to assign, transfer and pledge the same and interests therein, and upon the making of the Initial Advances, the Collateral Agent, for the benefit of the Administrative Agent and the Lenders, will have, upon registration if required, acquired a perfected, first priority and valid security interest in such Borrower Collateral, free and clear of any Adverse Claim other than Permitted Liens. No effective control agreement, financing statement or other instrument similar in effect covering all or any part of the Borrower Collateral has been executed or is on file in any recording office, except such as may have been filed in favor of the Collateral Agent for the benefit of the Administrative Agent and the Lenders pursuant to Article VII of this Agreement or, with respect to the Leases, in favor of the Borrower pursuant to the AerCap-Borrower Purchase Agreement. The use by the Borrower of the Borrower Collateral and all rights with respect thereto do not infringe on the rights of any person.
(b)    The rights and obligations of the Borrower Group Members as Lessors under the Leases with respect to the Aircraft, and any Equity Interests in any other Person held by such Borrower Group Members, are, in each case, held free and clear of any Adverse Claim other than Permitted Liens, or prohibition with respect to transferability and each such Borrower Group Member has the full right, corporate power and lawful authority to assign, transfer and pledge the same and interests therein, and upon the making of the Initial Advances or Additional Advance relating thereto, the Collateral Agent, for the benefit of the Administrative Agent and the Lenders, will have, upon registration if required, acquired a perfected, first priority and valid security interest in such rights, obligations and Equity Interests, free and clear of any Adverse Claim (other than Permitted Liens).
SECTION 9.15 Purchase and Sale. The Equity Interests of each Borrower Subsidiary, was purchased by the Borrower on the Initial Advance Date or on the date of an Additional Advance, provided that for Initial Advance Dates or Additional Advance Dates involving the financing of the acquisition of an Aircraft not effected by the acquisition of such Equity Interests, the Borrower or an existing Borrower Subsidiary purchases such assets directly.
SECTION 9.16 Securities Act of 1933. Each of the sales and purchases under the Borrower Acquisition Documents and the purchase of the Equity Interests under AerCap-Borrower Purchase Agreement is exempt from the registration requirements of the Securities Act of 1933, as amended.

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SECTION 9.17 Information True and Correct. All written information furnished by or on behalf of the Borrower or any Borrower Subsidiaries to any Lender, the Collateral Agent or the Administrative Agent in connection with this Agreement or any transaction contemplated hereby, when delivered (and when taken in connection with previous information so furnished for the purpose of completeness and when taken together with all reports, statements, schedules and other information included in filings made by AerCap Holdings N.V. with the Securities and Exchange Commission) is true and, when taken as a whole, complete in all material respects and does not omit to state a material fact necessary to make the statements contained therein not misleading.
SECTION 9.18 Environmental Laws. The Borrower and each Borrower Subsidiary is in compliance in all material respects with all, and has no liability under any, applicable Environmental Laws and has been issued and currently maintains all required foreign, federal, state and local permits, licenses, certificates and approvals, except in each case where the failure to so comply or maintain would not have a material adverse effect on the Borrower or the Borrower Subsidiaries or their assets or property, taken as a whole. None of the Borrower or any Borrower Subsidiaries has been notified of any pending or threatened action, suit, proceeding or investigation, and none of the Borrower or any Borrower Subsidiary is aware of any facts, which (a) calls into question, or could reasonably be expected to call into question, compliance by the Borrower or any Borrower Subsidiaries with any Environmental Laws, (b) seeks, or could reasonably be expected to form the basis of a meritorious proceeding, to suspend, revoke or terminate any license, permit or approval necessary for the operation of any the Borrower’s or any Borrower Subsidiaries’ business, assets or facilities or for the generation, handling, storage, treatment or disposal of any Hazardous Materials, or (c) seeks to cause, or could reasonably be expected to form the basis of a meritorious proceeding to cause, any property of the Borrower or any Borrower Subsidiaries to be subject to any restrictions on ownership, use, occupancy or transferability under any Environmental Law.
SECTION 9.19 Employment Matters. None of the Borrower or any Borrower Subsidiary has or has ever had (i) any Employee Benefit Plan, any Multiemployer Plan or any Pension Plan, or any obligation to fund any such plan or (ii) any employee other than officers thereof.
SECTION 9.20 RICO. None of the Borrower or any Borrower Subsidiary is engaged in or has engaged in any course of conduct that could subject any of their respective properties to any Adverse Claim, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law, civil or criminal, or other similar laws, whether foreign or domestic.
SECTION 9.21 Anti-Terrorism Law. None of the Borrower, any Borrower Subsidiary, nor any of their respective directors or officers (nor to the knowledge of the Borrower or such Borrower Subsidiary, any of their affiliates, agents or employees) nor, to the knowledge of the Borrower as of the Advance Date relating to a Lessee, any such Lessee, has engaged in any activity or conduct which would violate any Anti-Terrorism Law, OFAC Law, Anti-Money Laundering Law or any anti-bribery or anti-corruption laws or regulations, in each case applicable to such Person, in any applicable jurisdiction.

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None of the Borrower, any Borrower Subsidiary, nor any of their respective directors or officers nor any of their brokers or other agents acting in any capacity in connection with the Advances is any of the following
(a)    an Embargoed Person, including a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;
(b)    (to the knowledge of the Borrower or any Borrower Subsidiary, with respect to any brokers or agents or any of their affiliates or employees, in each case acting in any capacity in connection with the Advances) a Person owned or controlled by, or acting directly or indirectly for or on behalf of, any Embargoed Person or any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; or
(c)    (to the knowledge of the Borrower or any Borrower Subsidiary, with respect to any brokers or agents or any of their affiliates or employees, in each case acting in any capacity in connection with the Advances) a Person that is subject to or the target of Sanctions;
None of the Borrower or any Borrower Subsidiaries nor, to the knowledge of the Borrower or any Borrower Subsidiary, any broker or other agent of any of them acting in any capacity in connection with the Advances (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in the preceding paragraph, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or Sanctions, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, Anti-Money Laundering Law or OFAC Law.
SECTION 9.22 Depositary Banks. The names and addresses of the Account Bank and each Non-Trustee Account Bank and the Irish Bank, together with the account numbers of the Collection Account, the Security Deposit Account, the Maintenance Reserve Account, the Liquidity Reserve Account, the Irish VAT Refund Account and each Non-Trustee Account are as specified in Schedule VI hereto, as such Schedule VI may be updated from time to time pursuant to Section 8.1(b). The Collection Account, Security Deposit Account, Non-Trustee Accounts, the Liquidity Reserve Account, the Irish VAT Refund Account and the Maintenance Reserve Account are the only accounts into which Collections are deposited or remitted. There are no lock-boxes or lockbox accounts associated with any of the Collection Account, the Security Deposit Account, the Maintenance Reserve Account, the Liquidity Reserve Account, the Irish VAT Refund Account or any Non-Trustee Account.
SECTION 9.23 Financial Condition. The actual balance sheet of the Borrower as of the Initial Advance Date, giving effect to the Borrower Acquisition, the initial Advances to be made under this Agreement and the transactions contemplated by this Agreement, the AerCap-Borrower Purchase Agreement and the other Transaction Documents, a copy of which shall have

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been furnished to the Administrative Agent on or before the Initial Advance Date, shall fairly present the financial condition of the Borrower as at such date, in accordance with GAAP.
SECTION 9.24 Investment Company Status. None of the Borrower or any Borrower Subsidiary is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”). The Borrower will not be required to register as an “investment company” as such term is defined in the 1940 Act in reliance on an exemption or exclusion available under Section 3(b)(1) of the 1940 Act, although there may be other exemptions or exclusions available to the Borrower. The making of the Advances by the Lenders, the application of the proceeds and repayment thereof by the Borrower and the consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which the Borrower or any Borrower Subsidiary is a party will not violate any provision of such 1940 Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.
SECTION 9.25 [Reserved].
SECTION 9.26 Representations and Warranties True and Accurate. Each of the representations and warranties of the Borrower and each Borrower Subsidiary contained in this Agreement and the other Credit Documents was true and accurate as and when deemed made.
SECTION 9.27 No Event of Loss. No Event of Loss has occurred with respect to any Initial Financed Aircraft as of the Initial Advance Date, or any Additionally Financed Aircraft as of the related Additional Advance Date.
SECTION 9.28 Description of Aircraft and Leases.
(a)    Schedule I attached hereto, as supplemented from time to time pursuant to Section 7.2(l), or Section 10.8 hereof is a true and correct list of all Aircraft acquired under the AerCap-Borrower Purchase Agreement from time to time and owned by Borrower Group Members.
(b)    Schedule II attached hereto, as supplemented from time to time pursuant to Section 7.2(l), or Section 10.8 hereof, is a true and correct list of all Borrower Group Members and the Aircraft Owned thereby from time to time.
(c)    Schedule III attached hereto, as supplemented from time to time pursuant to Section 7.2(l), Section 10.8 or Section 10.9 hereof, is a true and correct list of all Leases (including, without limitation, any head leases and sub-leases) in effect with respect to the Aircraft Owned by Borrower Group Members.
SECTION 9.29 No Default, Etc.
There does not exist (as of the Effective Date, the Initial Advance Date and any Additional Advance Date), any Default, Event of Default, Early Amortization Event (including a

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Servicer Termination Event), or event that would constitute a Servicer Termination Event or Early Amortization Event but for the passage of time or the giving of notice or both.
SECTION 9.30 Subsidiary Constituent Documents. There is in full force and effect with respect to each Borrower Subsidiary, as applicable, a constitution, a limited liability company agreement, trust agreement or other corporate constituent document substantially in the form of one of the documents attached hereto as Exhibit Q or otherwise reasonably acceptable to Administrative Agent.
ARTICLE X

COVENANTS
From the Effective Date until the later of the Facility Termination Date or the day thereafter on which all Obligations shall have been finally and fully paid and performed, the Borrower hereby covenants and agrees as follows:
SECTION 10.1 Legal Existence and Good Standing. The Borrower shall, and the Borrower shall cause each of the Borrower Subsidiaries to, maintain (a) its legal existence and, if applicable, good standing in the jurisdiction of its formation, incorporation, or organization; (b) its qualification and, if applicable, good standing in all other jurisdictions in which the failure to maintain such qualification and good standing could reasonably be expected to cause a Material Adverse Effect; and (c) its state of organization and domicile outside of Germany.
SECTION 10.2 Protection of Security Interest of the Lenders.
(a)    (i)    At or prior to the Initial Advance Date, the Borrower shall have filed or caused to be filed, with respect to itself and each other Borrower Group Member that is a grantor of security interests under the Security Trust Agreement, UCC-1 financing statements and amendments thereto, naming such Borrower Group Member as debtor, naming the Collateral Agent (for the benefit of the Lenders and the Administrative Agent) as secured party and describing the applicable Borrower Collateral (such UCC-1 financing statements and amendments to be satisfactory to the Administrative Agent and the Collateral Agent), with the Washington, D.C. Office of Registry and in such other jurisdictions and locations as may be required to perfect the security interests in the Borrower Collateral granted under the Security Trust Agreement and/or as the Collateral Agent or the Administrative Agent shall have reasonably required. From time to time, on or after the Initial Advance Date, the Borrower shall execute and file (or cause to be executed and filed) such financing statements and cause to be executed and filed such continuation statements, and shall make such registrations of international interests and assignments thereof existing or arising under the Cape Town Convention, including without limitation any prospective filings or other filings necessary or advisable under the Cape Town Convention (provided that if a Lessee’s cooperation is necessary to effectuate any such registrations, the Borrower shall only be required to make such registration to the extent feasible using commercially reasonable efforts), all to the extent required by the Perfection Standards and in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Administrative Agent, the Collateral Agent and

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the Lenders under this Agreement and the Security Trust Agreement in the Borrower Collateral, and in the proceeds thereof. In addition, with respect to the delivery of any legal opinion in respect of the Cape Town Convention, stated to be a condition precedent to Advances under Section 7.1C or Section 7.2 hereof, but the execution and delivery of which is relegated to an undertaking of the Borrower under this subsection (a)(i), the Borrower agrees to obtain the relevant legal opinion as soon as feasible but in no event later than ten (10) Business Days following the date of the related release of funds to the Borrower in respect of the Advance. The Borrower shall in any case deliver (or cause to be delivered) to the Administrative Agent file-stamped copies of, or filing receipts for, any document filed or registration effected as provided above, as soon as available following such filing or registration. In the event that the Borrower fails to perform its obligations under this subsection, the Collateral Agent and the Administrative Agent may do so at the expense of the Borrower, to the extent that they are legally entitled to do so.
(ii)    Notwithstanding anything herein or in any other Credit Document to the contrary, the Collateral Agent shall be under no obligation to file or prepare any financing statement or continuation statement or to take any action or to execute any further documents or instruments in order to create, preserve or perfect the security interest granted hereunder, such obligations being solely the obligations of the Borrower (or, as applicable, a Service Provider).
(b)    The Borrower shall not, and shall not permit any other Borrower Group Member that is a grantor of a security interest under the Security Trust Agreement to, change its name, identity, or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of § 9-402(7) of the UCC, unless the Borrower shall have given the Administrative Agent at least thirty (30) days prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.
(c)    The Borrower shall give the Administrative Agent at least sixty (60) days’ prior written notice of any change of the Borrower’s, or any other Borrower Group Member’s, jurisdiction of formation, incorporation or organization. The Borrower shall at all times maintain its registered office within Bermuda, provided that the Borrower may be an Irish tax resident.
(d)    The Borrower shall furnish to the Collateral Agent, the Administrative Agent from time to time such statements and schedules further identifying and describing the Borrower Collateral and such other reports in connection with the Borrower Collateral as the Collateral Agent or the Administrative Agent may reasonably request, all in reasonable detail.
(e)    The Borrower will not maintain, nor permit a Lessor to maintain, for purposes of determining perfection by possession under applicable law, possession of any executed original counterparts of the Leases that would be deemed the Chattel Paper Original in a jurisdiction other than Ireland, unless such Lease is an executed original or Chattel Paper Original deposited with the Collateral Agent.

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SECTION 10.3 Records.
(a)    The Borrower shall maintain its computer systems so that, from and after the time of the Initial Advance under this Agreement, its Records indicate clearly that the Borrower Collateral is directly or indirectly owned by Borrower or another Borrower Group Member.
(b)    The Borrower shall, at its own cost and expense, maintain complete records of the Aircraft, the Leases and the other Aircraft Assets, consistent with Leasing Company Practice. Upon request of the Collateral Agent, the Borrower shall, and shall cause the Borrower Subsidiaries to, deliver and turn over to the Collateral Agent or to its representatives, or upon the request of the Administrative Agent, shall provide the Administrative Agent or its representatives with access to, during ordinary business hours, upon reasonable notice by the Administrative Agent, which shall in no event be less than three (3) Business Days (except if an Event of Default shall have occurred), all of the Borrower’s and the Borrower Subsidiaries’ facilities, appropriate supervisory personnel and Records pertaining to the Aircraft and Aircraft Assets. Promptly upon request therefor, the Borrower shall, and shall cause the Borrower Subsidiaries to, provide access to the Administrative Agent to Records reflecting activity relating to the Aircraft and Aircraft Assets through the close of business on the immediately preceding Business Day.
(c)    With respect to technical and maintenance Records relating to a Funded Aircraft, the Borrower agrees (and agree to cause the applicable Lessor) to provide the Collateral Agent and the Administrative Agent, promptly upon request, access to (i) while the Aircraft is under Lease, such Records of the Lessee that the Lessor is entitled itself to access under, and subject to the restrictions of, the related Lease, and (ii) in any case, such Records that the Borrower or the Lessor maintains on its own account. The Borrower agrees to maintain and update such Records consistent with the Servicer Standard of Performance.
SECTION 10.4 Other Liens or Interests.
(a)    Except for the security interest granted under the Security Trust Agreement, and as otherwise permitted under the Transaction Documents, the Borrower will not sell, assign or transfer (other than as permitted hereunder) or pledge to any other Person, or grant, create, incur, assume or suffer to exist any Adverse Claim (other than Permitted Liens) on any of the Borrower’s assets, including without limitation, any Aircraft or other Aircraft Assets, the Borrower Collateral or any interest therein, and the Borrower shall defend the right, title, and interest of the Collateral Agent (for the benefit of the Administrative Agent and the Lenders) in and to the Borrower Collateral against all claims of third parties claiming through or under the Borrower.
(b)    Except for the security interest granted under the Security Trust Agreement, and as otherwise permitted under the Transaction Documents, the Borrower shall cause each Borrower Subsidiary not to sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Adverse Claim (other than Permitted Liens) on any of their assets, including any Aircraft or other Aircraft Assets, or any Lease, Related Security or other Borrower Collateral owned by, entered into by or related to such Borrower Subsidiary, or any interest therein. Without limiting the foregoing, the Borrower will not, and will not cause or

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permit any Borrower Subsidiary to, do anything to impair the rights of the Administrative Agent or the Lenders in any Aircraft or other Aircraft Assets, or any Leases, Related Security or other Borrower Collateral owned by, entered into by or related to such Borrower Subsidiary, or any interest therein other than to the extent expressly permitted under the Transaction Documents.
SECTION 10.5 Negative Pledge Clause. The Borrower shall not, and the Borrower shall not cause or permit any Borrower Subsidiary to enter into or cause, suffer or permit to exist, any agreement with any Person other than the Collateral Agent, Administrative Agent and the Lenders pursuant to this Agreement or any other Transaction Documents which prohibits or limits the ability of the Borrower or any Borrower Subsidiary to create, incur, assume or suffer to exist any Adverse Claim upon any of its property, assets or revenues, whether now owned or hereafter acquired.
SECTION 10.6 Maintain Properties. The Borrower shall (i) with respect to each Aircraft that is subject to a Lease, but in any case subject to all applicable legal and contractual restraints on performing such obligation including such Lease (and subject to the cooperation of the applicable Lessee, which the Borrower agrees to direct the Servicer to pursue, consistent with the Servicer Standard of Performance), cause, directly or indirectly, through any Borrower Subsidiary, such Aircraft to be maintained in a state of repair and condition consistent with Leasing Company Practice with respect to similar aircraft under lease, taking into consideration, among other things, the age and condition of the Aircraft and the jurisdiction in which such Aircraft will be operated or registered under any Lease, and (ii) with respect to each Aircraft that is not subject to a Lease, maintain, and cause each Borrower Subsidiary to maintain, such Aircraft in a state of repair and condition consistent with Leasing Company Practice with respect to aircraft not under lease. The Borrower shall and shall cause each Borrower Subsidiary to maintain all other properties (i.e., other than Funded Aircraft) necessary to its operations in good working order and condition, make all needed repairs, replacements and renewals to such properties, and maintain free from Adverse Claims all trademarks, trade names, patents, copyrights, trade secrets, know-how, and other intellectual property and proprietary information (or adequate licenses thereto), in each case as are reasonably necessary to conduct its business as currently conducted or as contemplated hereby, all in accordance with Leasing Company Practice.
SECTION 10.7 Ownership, Operation and Leasing of Funded Aircraft. The Borrower shall not, and shall not permit any Borrower Subsidiary to:
(a)    Other than in connection with a sale, transfer or other disposition permitted under Section 10.8, permit any Person other than the applicable Aircraft Owning Entity (or an Owner Participant as the Owner of all of the beneficial interest in an Owner Trust) to own beneficially or of record any Aircraft (except to the extent required by applicable law);
(b)    Enforce any Lease with respect to any Aircraft in a manner other than the manner in which the Servicer is required to enforce such Lease under the Servicing Agreement;

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(c)    Enter into a Lease with respect to an Aircraft after the Initial Advance Date unless such Lease is an Eligible Lease and, while Critical Mass exists, such action does not constitute a Lessee Limitation Event;
(d) Enter into a Future Lease with a Lessee that is domiciled in or organized under the laws of a country that is not, at the time of entry into such Future Lease, either (i) on the Approved Country List, (ii) a country as to which the Borrower shall have procured the Required Coverage Amount (with such Required Coverage Amount being determined after giving effect to the origination of such Future Lease), or (iii) unless the Borrower shall have first given the Administrative Agent at least ten (10) Business Days’ written notice of its intent to enter into such Lease. Following such written notice, and before the Borrower may enter into such Lease, the Administrative Agent shall have up to ten (10) Business Days to determine whether it will request an additional legal opinion of the type it would be able to request, under Section 7.2(e)(vii)(C) hereof, if an Aircraft leased to such Lessee were to be the subject of an Additional Advance Request as a proposed Additionally Financed Aircraft hereunder. If the Administrative Agent makes such a request prior to the end of such ten Business Day period, the Borrower may not enter into such Lease until it has first delivered such a legal opinion to the Administrative Agent. If the Administrative Agent notifies the Borrower during such ten Business Day period that it is not requesting delivery of such a legal opinion, or if the Administrative Agent fails to notify the Borrower of its intent by the end of such ten Business Day period, then the Borrower may proceed to enter into such Lease (subject to any other applicable conditions or requirements herein or in any other Credit Document). It is understood that the foregoing provisions and conditions concerning a request for an additional legal opinion shall only apply to proposed or incipient Future Leases with a Lessee not currently the Lessee of the applicable Funded Aircraft, i.e., such provisions and conditions shall not apply to Future Leases that are renewals or extensions of a Lease of the applicable Funded Aircraft with its existing Lessee;
(e) Enter into a Future Lease if, after giving effect to such Future Lease, more than ten (10) Aircraft in the Borrower’s Portfolio will be leased to such Lessee or any Affiliate thereof; and
(f) Enter into a Future Lease if, after giving effect to such Future Lease, more than seventeen (17) Aircraft in the Borrower’s Portfolio will be leased to such Lessee and any two other Lessees or any of their respective Affiliates.
SECTION 10.8 Limitation on Disposition of Aircraft. Without the prior written consent of the Administrative Agent acting at the direction of the Majority Lenders, which such consent shall be granted or withheld in their sole and absolute discretion, the Borrower shall not sell, transfer or otherwise dispose of any Aircraft or any Equity Interest in any Borrower Subsidiary, including, without limitation, in connection with a Portfolio Transaction, or allow any Borrower Subsidiary to sell, transfer or otherwise dispose of any Aircraft or any Equity Interest in any Borrower Subsidiary, including, without limitation, in connection with a Portfolio Transaction, except (x) in connection with transfers wholly among the Borrower Group Members (including,

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without limitation, transfers by the Borrower of Equity Interest in Aircraft Owning Entities to one or more newly formed Borrower Subsidiaries in connection with any Approved Restructuring), (y) pursuant to a Qualifying Purchase Option, or (z) pursuant to any such other sale, transfer or other disposition in which the following conditions are satisfied:
(a)    such sale, transfer or other disposition is not structured as a sale and leaseback transaction;
(b)    the price for such sale, transfer or other disposition (net of closing costs, broker fees and other related expenses, and net of Tax liabilities payable by the Borrower or any Borrower Subsidiary attributable to such sale, transfer or disposition), together with the amount of any concurrent repayments to the Borrower of inter-company loans by any Holdco Subsidiary being sold, and/or by any Borrower Subsidiaries which such Holdco Subsidiary owns, equals or exceeds an amount equal to the Allocable Advance Amount with respect to the related Aircraft as of the date of such sale, transfer or other disposition (if the date of such sale, transfer or other disposition is a Payment Date) or as of the immediately preceding Payment Date (if the date of such sale, transfer or other disposition is not a Payment Date);
(c)    such sale, transfer or other disposition (i) does not constitute an Aircraft Limitation Event or a Lessee Limitation Event, and (ii) does not have as its immediate effect causing Critical Mass to no longer exist, and (iii) occurs at a time when Critical Mass exists, and (iv) does not have as its immediate effect, that after giving effect to such sale, transfer or other disposition, that the outstanding Advances allocable to Aircraft that are Off-Lease are not more than 7.5% of the outstanding Advances allocable to all Aircraft in the Borrower’s Portfolio; provided that, during the Amortization Period, such sale, transfer or other disposition may occur even if any of the foregoing conditions in clause (i), (ii) or (iii) is not met, so long as the price for such sale, transfer or other disposition (net of closing costs, broker fees and other related expenses, and net of Tax liabilities payable by the Borrower or any Borrower Subsidiary attributable to such sale, transfer or disposition) equals or exceeds an amount equal to at least 125% of the Allocable Advance Amount with respect to the affected Aircraft as of the date of such sale, transfer or other disposition (if the date of such sale, transfer or other disposition is a Payment Date) or as of the immediately preceding Payment Date (if the date of such sale, transfer or other disposition is not a Payment Date), and provided further that, during either the Amortization Period or the period prior to the Amortization Period, such sale, transfer or other disposition may occur even if any of the foregoing conditions in clause (i), (ii) or (iii) is not met, so long as (A) such sale is occurring in connection with a Portfolio Transaction, and (B) after giving effect to the sale, no Borrowing Base Deficiency will then exist;
(d)    no Event of Default or Early Amortization Event shall have occurred at or prior to the time of, or shall occur as a result of, such sale, transfer or other disposition;
(e)     after giving effect to such sale, transfer or other disposition, and after giving effect to the mandatory prepayment pursuant to Section 4.2(b)(i) with respect

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thereto as if made at the time of such sale, transfer or other disposition, no Borrowing Base Deficiency will exist; and
(f)    the board of directors of the Borrower shall have authorized the sale, transfer or other disposition.
The Borrower shall deposit, and shall cause the Borrower Subsidiaries to immediately deposit, in each case with written notice to the Collateral Agent, the proceeds of any such sale, transfer or other disposition, including, without limitation any such sale, transfer or other disposition of any Aircraft or any Equity Interests in any Borrower Subsidiary in connection with any Portfolio Transaction, into the Collection Account for application in accordance with Section 4.2 in the order of priority set forth in the Flow of Funds with such holdbacks with respect to applications of funds (other than applications to the repayment of Advances) as the Administrative Agent deems desirable in accordance with the Flow of Funds. On the date of any such sale, transfer or other disposition, the Borrower shall deliver to the Administrative Agent, amended and restated copies of Schedule I, Schedule II, and Schedule III hereto containing information that is correct after giving effect to such sale, transfer or other disposition.
In addition, and notwithstanding any provision of the Servicing Agreement, the Borrower agrees that it shall (1) cause each Borrower Subsidiary to only sell, transfer or otherwise dispose of, directly or indirectly, (a) any engine or part relating to an Aircraft (i) on the date that such Aircraft is sold, transferred or otherwise disposed of, or (ii) in connection with the replacement of such engine or part, and (b) an Aircraft to the extent permitted under the related Lease or any other Transaction Document, and (2) provide prior written notification of the sale, transfer or disposition of any Aircraft to the Administrative Agent.
Notwithstanding the foregoing, an Aircraft that has suffered an Event of Loss may be disposed of at the direction of an insurer that provided insurance covering such Event of Loss and has paid into the Collection Account all insurance proceeds to which the Collateral Agent, the Borrower and/or the applicable Borrower Subsidiary are entitled to receive in connection with such Event of Loss.
The provisions of this Section 10.8 shall not apply to or prohibit any repurchase or purchase in accordance with the remedial provisions of the AerCap-Borrower Purchase Agreement.
Each of the Administrative Agent and the Collateral Agent hereby consents to, and shall execute and deliver any document provided and reasonably requested (in writing, with respect to the Collateral Agent) by the Borrower in connection with, the liquidation, dissolution, termination or similar process (including any relevant releases of security) of any Borrower Subsidiary which at such time does not directly or indirectly own any Aircraft and is not party to a Lease (other than any Lease that has expired or been terminated), including as a result of a disposition permitted pursuant to this Section 10.8.

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SECTION 10.9 Extension, Amendment or Replacement of Leases.
(a)    Except as provided by this Section 10.9 (and in any case subject to the limitations of Section 10.7), the Borrower shall not allow any Borrower Subsidiary to transfer, assign, extend, amend, replace, or waive any term of, or otherwise modify any Lease, in any way that may cause such Lease to no longer constitute an Eligible Lease, or that would have a material adverse effect on the validity, perfection or priority of the security interest of the Collateral Agent therein.
(b)    Upon the termination of any Lease with respect to any Aircraft, the Borrower shall cause the applicable Borrower Subsidiary to use its reasonable commercial efforts to renew such Lease or lease such Aircraft to another Eligible Carrier pursuant to an Eligible Lease and otherwise in compliance with the terms of the Servicing Agreement. No such renewal or additional Lease shall be permitted if it would constitute a Lessee Limitation Event.
(c)    Upon execution of any renewal or replacement Lease, the Borrower or the applicable Borrower Subsidiary shall deliver:
(i)    to the Collateral Agent, and only if the Lease is with a Lessor organized under the laws of a State (or the District of Columbia) within the United States within the meaning of Article 9 of the UCC, the Chattel Paper Original of such renewal or replacement Lease;
(ii)    to the Collateral Agent, a Notice and Acknowledgment with respect to such Lease;
(iii)    to the Collateral Agent and the Administrative Agent, certificates of insurance from qualified brokers of aircraft insurance or other evidence satisfactory to the Administrative Agent, evidencing all insurance required to be maintained by the applicable Obligor together with endorsements naming (i) the Collateral Agent, for the benefit of the Administrative Agent and the Lenders, as a “contract party” and listing the relevant Transaction Documents as “contracts” for purposes of certificates incorporating Lloyd’s AVN67B endorsements or similar language or as “loss payee” or as an “additional insured”, if applicable and (ii) each of the Borrower, the Borrower Subsidiary that is the owner, or lessor, of such Aircraft, the Collateral Agent and the Administrative Agent, on behalf of the Lenders, as an additional insured;
(iv)    to the Administrative Agent, promptly and in any case within 15 days, a copy of such Lease, and an amended and restated Schedule III hereto incorporating all information required under such schedule with respect to such renewed or replacement Lease; and
(v)    to the Collateral Agent, with respect to any renewal or replacement Lease, copies of such legal opinions with regard to compliance with the registration requirements of the relevant jurisdiction, enforceability of such Lease and such other

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matters customary for such transactions to the extent that receiving such legal opinions is consistent with Leasing Company Practice.
(d)    The Borrower shall, and shall cause each applicable Borrower Subsidiary to, in each case, whether directly or through the Servicer, commence the negotiation of any commitment for an Eligible Lease or Leases in a manner consistent with the practices employed by the Servicer with respect to its aircraft operating leasing services business generally and in accordance with the terms of the Servicing Agreement.
SECTION 10.10 Acquisitions of Aircraft. The Borrower shall not acquire, and shall not cause or permit any Borrower Subsidiary to acquire, any aircraft other than an Aircraft and aircraft that are anticipated to become Additionally Financed Aircraft upon satisfaction of the applicable conditions.
SECTION 10.11 Servicing Agreement.
(a)    No Modifications. The Borrower shall not amend, terminate, restate, supplement or otherwise modify any Service Provider Agreement in any respect without the consent of the Administrative Agent, provided that, with respect to any amendment, supplement or modification to be entered into for the purposes of adding additional terms and conditions to any Service Provider Agreement or in order to comply with applicable law, such consent may not be unreasonably withheld or delayed; provided further that no such consent shall be required to add parties via an applicable accession agreement as contemplated in the Service Provider Agreement.
(b)    Service Provider Agreements. The Borrower shall take all actions as are necessary to be in compliance with the Service Provider Agreements and to cause the applicable Service Provider to be in compliance with the applicable Service Provider Agreement to which it is party.
(c)    Fees. The Borrower shall not, and shall not cause or permit any Borrower Subsidiary to, pay any management or other fee to AerCap or any Affiliate thereof other than payment of Service Provider Fees to the extent contemplated by this Agreement and the Service Provider Agreements.
(d)    Breaches. The Borrower shall not commit or permit any material breach of any Service Provider Agreement.
SECTION 10.12 Representations Regarding Operation. The Borrower shall not, and shall not cause or permit any Borrower Subsidiary to represent or hold out, or permit any Applicable Carrier or Owner Trustee to represent or hold out, the Collateral Agent, the Administrative Agent or any Lender as (i) the owner or lessor of any Aircraft, (ii) carrying goods or passengers on any Aircraft, or (iii) being in any way responsible for any operation of carriage (whether for hire or reward or gratuitously) with respect to any Aircraft.

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SECTION 10.13 Costs and Expenses. The Borrower shall pay all of its and its Subsidiaries’ reasonable costs and disbursements in connection with the performance of its obligations hereunder and under the Transaction Documents.
SECTION 10.14 Compliance with Laws, Etc. The Borrower will, and the Borrower will cause each Borrower Subsidiary to, comply in all material respects with all Requirements of Law (including, without limitation, any Environmental Law), rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not materially adversely affect the Borrower Collateral, the collectibility of the Leases or the ability of the Borrower, any Service Provider or such Borrower Subsidiary to perform its obligations under the Transaction Documents.
Without limiting the foregoing, the Borrower shall, and shall cause the Aircraft Owning Entities and Owner Participants to,  obtain all material governmental (including regulatory) registrations, certificates, licenses, permits and authorizations required for the use and operation of the Aircraft Owned by it, including, without limitation, a current certificate of airworthiness for each Aircraft (issued by the applicable aviation authority and in the appropriate category for the nature of operations of such Aircraft), except that (A) no certificate of airworthiness will be required for any Aircraft (x) during any period when such Aircraft is undergoing maintenance, modification or repair or (y) following the withdrawal or suspension by such applicable aviation authority of certificates of airworthiness in respect of all aircraft of the same model or period of manufacture as such Aircraft (in which case the Borrower and any applicable Borrower Subsidiary will comply, and cause each of its subsidiaries to comply, with all directions of such applicable aviation authority in connection with such withdrawal or suspension), or (z) with respect to a Lessee in any individual case, so long as the Servicer is enforcing, in accordance with the Servicer Standard of Performance, the applicable provisions of the Lease requiring the Lessee to cure such lapse and obtain a reinstatement of the applicable lapsed certificate of airworthiness, (B) no registrations, certificates, licenses, permits or authorizations required for the use or operation of any Aircraft need be obtained with respect to any period when such Aircraft is not being operated and (C) no such registrations, certificates, licenses, permits or authorizations will be required to be maintained for any Aircraft that is not the subject of a Lease, except to the extent required under Requirements of Law.
Notwithstanding the foregoing, no breach of this Section 10.14 shall be deemed to have occurred by virtue of any act or omission of a lessee or sub-lessee, or of any Person which has possession of the Aircraft or any engine for the purpose of repairs, maintenance, modification or storage, or by virtue of any requisition, seizure, or confiscation of the Aircraft (other than seizure or confiscation arising from a breach by the Borrower or a Borrower Subsidiary of this Section 10.14) (each, a “Third Party Event”); provided that (i) neither the Borrower nor any Borrower Subsidiary consents or has consented to such Third Party Event; and (ii) the Borrower or Borrower Subsidiary which is the lessor or owner (or beneficial owner) of such Aircraft promptly and diligently takes actions consistent with Leasing Company Practice in respect of such Third Party Event, including, without limitation, as deemed appropriate (taking into

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account, inter alia, the laws of the jurisdictions in which the Aircraft are located), seeking to compel any applicable Obligor or any other relevant Person to remedy such Third Party Event or seeking to repossess the relevant Aircraft or engine.
SECTION 10.15 Environmental Compliance. If the Borrower or any of the Borrower Subsidiaries shall receive any letter, notice, complaint, order, directive, claim or citation alleging that the Borrower, any Service Provider or any of the Borrower Subsidiaries has violated any Environmental Law, has released any Hazardous Material, or is liable for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, the Borrower shall, and shall cause any such Borrower Subsidiary to, within the time period permitted and to the extent required by the applicable Environmental Law or the Government Entity responsible for enforcing such Environmental Law, remove or remedy such violation or release or satisfy such liability.
SECTION 10.16 Employee Benefit Plans; Employees. None of the Borrower or any Borrower Subsidiary shall have (i) any Employee Benefit Plan, any Multiemployer Plan or any Pension Plan, or any obligation to fund any such plan, or (ii) any employees other than as required by any provisions of local law, provided that trustees and directors shall not be deemed to be employees for purposes of this covenant.
SECTION 10.17 Change in Business. The Borrower will not, nor will it permit or cause any of the Borrower Subsidiaries to, alter its policies and procedures relating to the operation of its aircraft leasing business in a manner which would materially adversely affect the collectibility of a substantial portion of the Leases or the ability of the Borrower to perform its obligations under this Agreement or any Transaction Document, without the prior written consent of the Administrative Agent.
SECTION 10.18 Notice of Adverse Claim or Loss. The Borrower shall notify the Lenders, the Collateral Agent and the Administrative Agent promptly, in writing and in reasonable detail, (i) of any Adverse Claim known to it made or asserted against any of the Borrower Collateral (other than Permitted Liens), (ii) of the occurrence of any event (other than a change in general market conditions) which would have a material adverse effect on the assignments and security interests granted by the Borrower or AerCap under any Transaction Document, and (iii) as soon as the Borrower or any Borrower Subsidiary becomes aware, of any loss, theft, damage, or destruction to any Aircraft if the potential cost of repair or replacement of such asset (without regard to any insurance claim related thereto) may exceed $10,000,000.
SECTION 10.19 Reporting Requirements.
(a)    The Borrower (through itself or any applicable Service Provider) shall furnish to the Administrative Agent, each Lender and, in the case of clauses (i) and (vi) below, to the Collateral Agent:
(i)    on each Determination Date, a certificate in substantially the form of Exhibit H to the Administrative Agent (the “Monthly Report”);

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(ii)    as soon as available and in any event within 120 days after the end of each Fiscal Year, a copy of the audited consolidated financial statements, prepared in accordance with GAAP, for such year of each of the AerCap Group and the Borrower and their respective consolidated Subsidiaries, certified by any firm of nationally recognized independent certified public accountants acceptable to the Administrative Agent, accompanied by a certificate of the officer in charge of financial matters of AerCap Group, confirming that AerCap Group is in compliance with the net worth requirement in Section 12.1(f) hereof;
(iii)    as soon as available and in any event within 75 days after the end of each of the first three quarters of each Fiscal Year, with respect to (x) the AerCap Group and (y) the Borrower and its consolidated Subsidiaries, unaudited consolidated balance sheets as of the end of such quarter and as at the end of the previous Fiscal Year, and consolidated statements of income for such quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter prepared in accordance with GAAP, certified by the officer in charge of financial matters of the AerCap Group or the Borrower, as applicable, identifying such balance sheets or statements as being the balance sheets or statements of such Person described in this paragraph (iii) and stating that the information set forth therein fairly presents the financial condition of the AerCap Group or the Borrower, as applicable, and its consolidated Subsidiaries as of and for the periods then ended, subject to year-end adjustments consisting only of normal, recurring accruals and omissions of footnotes and subject to the auditors’ year end report, and accompanied by a certificate of the officer in charge of financial matters of AerCap Group confirming that AerCap Group is in compliance with the net worth requirements in Section 12.1(f) hereof;
(iv)    promptly after receipt thereof, a copy of any “management letter” received by the Borrower from its certified public accountants and the management’s response thereto;
(v)    on every third Determination Date following the Original Closing Date, a Quarterly Report;
(vi)    as soon as possible and in any event within five (5) days after the occurrence of a Default, an Event of Default, a Servicer Termination Event, an Early Amortization Event, an event that would constitute a Servicer Termination Event or Early Amortization Event but for the passage of time or the giving of notice or both, a written statement of an officer in charge of financial matters of the Borrower setting forth complete details of such Default, Event of Default, Servicer Termination Event, Early Amortization Event or any such other event, and the action, if any, which the Borrower has taken, is taking and proposes to take with respect thereto;
(vii)    promptly after the Borrower obtains knowledge thereof, notice of any default that has occurred and is continuing under the AerCap-Borrower Purchase Agreement or any Borrower Acquisition Document;

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(viii)    promptly after receipt thereof, copies of all formal notices (other than an inconsequential notices) received by the Borrower or the Servicer from the seller under the AerCap-Borrower Purchase Agreement;
(ix)    promptly, from time to time, such other information, documents, Records or reports respecting the Aircraft, the Leases, the Equity Interests of the Borrower Subsidiaries, the Related Security or the condition or operations, financial or otherwise, of the Borrower, the Borrower Subsidiaries or any of their respective Subsidiaries which the Collateral Agent or the Administrative Agent may, from time to time, reasonably request;
(x)    promptly, from time to time, such information and documents as any Lender, the Administrative Agent or the Collateral Agent may reasonably request in order to satisfy its “know your customer” or regulatory compliance requirements; and
(xi)    prompt written notice of the issuance by any court or governmental agency or authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of the Advances hereunder, or invalidating, or having the effect of invalidating, any provision of this Agreement, or any other Transaction Document, or the initiation of any litigation or similar proceeding seeking any such injunction, order, decision or other restraint, in each case, of which it has knowledge.
(b)    The Borrower shall provide each Service Provider with any and all information reasonably necessary or appropriate for such Service Provider in connection with its duties hereunder and under the applicable Service Provider Agreements.
(c)    The Administrative Agent and the Lenders are hereby authorized to deliver a copy of any such financial or other information delivered hereunder to the Lenders (or any affiliate of any Lender) or to the Administrative Agent, to any Government Entity having jurisdiction over any such Person pursuant to any written request therefor or in the ordinary course of examination of loan files, to any rating agency in connection with their respective ratings of commercial paper issued by any Lender or to any other Person who shall acquire or consider the assignment of, or acquisition of any participation interest in, any Obligation permitted by this Agreement; provided that such Person agrees in writing to the confidentiality provisions set forth in Section 17.15.
SECTION 10.20 Corporate Separateness.
(a)    The Borrower shall at all times maintain independent directors (which must constitute a majority of all directors), each of which (i) does not have any direct financial interest or any material indirect financial interest in AerCap, the Borrower, or in any Affiliate of the Borrower, (ii) is not, and has not been, connected with AerCap, the Borrower, or any Affiliate of the Borrower as an officer, employee, promoter, underwriter, trustee, partner or Person performing similar functions and is not a member of the immediate family of any such person and (iii) is not, and has not been, a director, member or a trustee (other than as an independent director, member or trustee for an Affiliate which is a special purpose entity) or stockholder of

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AerCap, the Borrower, or any Affiliate of the Borrower and is not a member of the immediate family of any such person. The Borrower shall cause each Borrower Subsidiary (other than an Owner Trust) to at all times maintain independent directors, members or trustees (which must constitute a majority of all such positions), as applicable, each of which (i) does not have any direct financial interest or any material indirect financial interest in AerCap, the Borrower, or any Affiliate of the Borrower, (ii) is not, and has not been, connected with AerCap, the Borrower, or any Affiliate of the Borrower as an officer, employee, promoter, underwriter, trustee, partner or Person performing similar functions and is not a member of the immediate family of any such person and (iii) is not, and has not been, a director, member or a trustee (other than as an independent director, member or trustee for an Affiliate which is a special purpose entity) or stockholder of AerCap, the Borrower, or any Affiliate of the Borrower and is not a member of the immediate family of any such person.
(b)    The Borrower shall not direct or participate in the management of any other Person’s operations other than in its capacity as owner of Equity Interests in the Borrower Subsidiaries, and (except to the extent permitted under the Service Provider Agreements) no other Person, other than the officers, trustees and owner of the Borrower, shall be permitted to direct or participate in the management of the Borrower. The Borrower shall cause each Borrower Subsidiary to (i) not direct or participate in the management of any other Person’s operations other than in its capacity as owner of Equity Interests in any other Borrower Subsidiaries and (ii) (except to the extent permitted under the Service Provider Agreements) prevent any other Person, other than the officers, trustees and owners of such Borrower Subsidiary, from directing or participating in the management of such Borrower.
(c)    [Reserved]
(d)    The Borrower shall limit its business and activities to (i) the acquisition and ownership of the Borrower Subsidiaries and/or Aircraft, (ii) effectuating any Approved Restructuring, (iii) the sale of the Borrower Subsidiaries and/or Aircraft as and when permitted hereunder, (iv) entering into and performing under the Transaction Documents, (v) entering into and performing under the documents relating to, and taking other actions related to, any Portfolio Transaction or Lease, and (vi) business incidental to such activities. The Borrower will be permitted to guarantee the obligations under Leases of the Aircraft Owning Entities and the Applicable Intermediaries. The Borrower shall cause each Borrower Subsidiary to limit its business and activities to (i) the acquisition and ownership (or beneficial ownership) and lease of the Aircraft and/or the ownership of other Borrower Subsidiaries, (ii) the sale of the Aircraft as and when permitted hereunder, (iii) entering into and performing under the Transaction Documents, (iv) entering into and performing under the documents relating to, and taking other actions related to, any Portfolio Transaction (including any Approved Restructuring) or Lease, and (v) business incidental to such activities.
(e)    The Borrower shall have stationery and other business forms separate from that of any other Person. The Borrower shall cause each Borrower Subsidiary to have stationery and other business forms separate from that of any other Person.

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(f)    The Borrower shall ensure that, to the extent that it, or any Borrower Subsidiary, jointly contracts with any of its equity holders or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities and that each such entity shall bear its fair share of such costs and shall ensure that, to the extent that the Borrower, or any Borrower Subsidiary, contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided and that each such entity shall bear its fair share of such costs.
(g)    The Borrower shall at all times provide for its own operating expenses and liabilities from its own funds, shall not allow its funds to be diverted to any other Person or for any use other than the use of the Borrower and any Borrower Subsidiary, and shall not, except as may be expressly permitted by the Transaction Documents, allow its funds to be commingled with those of any other Person other than any Borrower Subsidiary. The Borrower shall cause each Borrower Subsidiary to at all times provide for its own operating expenses and liabilities from its own funds, not allow its funds to be diverted to any other Person or for other than the corporate use of such Borrower Subsidiary, and shall not, except as may be expressly permitted by the Transaction Documents, allow its funds to be commingled with those of any other Person, other than with the Borrower and any other Borrower Subsidiary.
(h)    Except as otherwise required to effectuate an Approved Restructuring, the Borrower shall maintain its assets and transactions separately from those of any other Person, and evidence such assets and transactions by appropriate entries in books and records separate and distinct from those of any other Person. Except as otherwise required to effectuate an Approved Restructuring, the Borrower shall cause each Borrower Subsidiary to maintain its assets and transactions separately from those of any other Person and evidence such assets and transactions by appropriate entries in books and records separate and distinct from those of any other Person.
(i)    The Borrower shall ensure that all transactions between the Borrower and any of its Affiliates shall be only on an arm’s-length basis (it being understood and agreed that the foregoing shall not prohibit transfers by the Borrower of Equity Interest in Aircraft Owning Entities to one or more newly formed Borrower Subsidiaries, or any related transactions, in connection with any Approved Restructuring). The Borrower shall cause each Borrower Subsidiary to ensure that all transactions between such Borrower Subsidiary and any of its Affiliates shall be only on an arm’s-length basis (it being understood and agreed that the foregoing shall not prohibit transfers by the Borrower of Equity Interest in Aircraft Owning Entities to one or more newly formed Borrower Subsidiaries, or any related transactions, in connection with any Approved Restructuring).
(j)    The Borrower shall hold itself out to the public under its own name as a legal entity separate and distinct from any other Person, shall act solely in its own name and through its own authorized officers and agents, and no Affiliate of the Borrower shall be appointed to act

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as agent by the Borrower, except as may be expressly permitted by any agreements of the Borrower.
(k)    The Borrower shall not hold itself out as having agreed to pay, or as being liable, primarily or secondarily, for any obligations of any other Person other than it may guaranty the obligations of a Borrower Subsidiary. The Borrower shall cause each Borrower Subsidiary to not hold itself out as having agreed to pay, or as being liable, primarily or secondarily, for any obligations of any other Person, except as contemplated by the Transaction Documents.
(l)    Except as provided herein, the Borrower shall not maintain, or allow any Borrower Subsidiary to maintain, any joint account with any other Person.
(m)    The Borrower shall not make any payment or distribution of assets with respect to any obligation of any other Person, except the Borrower Subsidiaries, or grant any Lien on any of its assets to secure any obligation of any other Person. The Borrower shall not allow any Borrower Subsidiary to make any payment or distribution of assets with respect to any obligation of any other Person or grant any Lien on any of its assets to secure any obligation of any other Person other than the Obligations of the Borrower.
(n)    The Borrower shall not make loans, advances or otherwise extend credit to any other Person (provided that the Borrower may guaranty obligations of its Subsidiaries), except on an arm’s-length basis, and shall not permit any Affiliate of the Borrower to advance funds to the Borrower or otherwise supply funds to, or guaranty debts of, the Borrower (provided that nothing in this clause (n) shall be construed as prohibiting Servicer Advances and advances under the AerCap Liquidity Facility to fund Approved Asset Improvements, and advances under the AerCap Sub Notes or as otherwise permitted under this Agreement), it being understood and agreed that the foregoing shall not prohibit any loans or advances made in connection with any Approved Restructuring or the repayment of such loans and advances in connection with a Portfolio Transaction, nor the provision of any Maintenance Reserves Eligible Letter of Credit, Liquidity Reserve Eligible Letter of Credit or Bond Amount. The Borrower shall not allow any Borrower Subsidiary to make loans, advances or otherwise extend credit to any other Person, except on an arm’s-length basis, and shall not permit any Affiliate of such Borrower Subsidiary, other than the Borrower, to advance funds to such Borrower Subsidiary or otherwise supply funds to, or guaranty debts of, such Borrower Subsidiary, it being understood and agreed that the foregoing shall not prohibit any loans or advances made in connection with any Approved Restructuring or the repayment of such loans and advances in connection with a Portfolio Transaction.
(o)    The Borrower shall hold regular duly noticed meetings of the holders of its Equity Interests, no less than once annually, and make and retain minutes of such meetings. The Borrower shall cause each Borrower Subsidiary to hold regular duly noticed meetings of the holders of its Equity Interests, no less than once annually, and make and retain minutes of such meetings.
(p)    The Borrower shall file its own Tax Returns or, if it is a member of a consolidated group, will join in the consolidated return of such group as a separate member thereof and shall

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ensure that any financial reports required of the Borrower shall comply with GAAP and shall be issued separately from, but may be consolidated with, any reports prepared for any of its Affiliates. The Borrower shall cause each Borrower Subsidiary to file its own Tax Returns or, if such Borrower Subsidiary is a member of a consolidated group, will join in the consolidated return of such group as a separate member thereof and shall ensure that any financial reports required of such Borrower Subsidiary shall comply with GAAP and shall be issued separately from, but may be consolidated with, any reports prepared for any of its Affiliates.
(q)    The Borrower shall maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person. The Borrower shall cause each Borrower Subsidiary to maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person.
(r)    The Borrower shall comply with and exercise its rights under all provisions of the Operating Documents and Organizational Documents. The Borrower shall cause each Borrower Subsidiary to comply with all provisions of its Operating Documents and Organizational Documents.
SECTION 10.21 Purchase Agreement. The Borrower will not amend, waive or modify any provision of the AerCap-Borrower Purchase Agreement (other than any such amendment, waiver or modification which shall not affect, directly or indirectly, the rights, benefits and privileges of the Borrower or any Lender thereunder or the obligations and duties of AerCap thereunder) or waive the occurrence of any default under the AerCap-Borrower Purchase Agreement, without in each case the prior written consent of the Administrative Agent. The Borrower will perform all of its obligations under the AerCap-Borrower Purchase Agreement in all respects and will enforce all of its rights under the AerCap-Borrower Purchase Agreement (including without limitation, its rights to require a repurchase thereunder pursuant to Article 4.5 thereof), in accordance with its terms in all respects.
SECTION 10.22 Limitation on Certain Restrictions on Borrower Subsidiaries. The Borrower shall not, and shall not cause or permit any Borrower Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Borrower Subsidiary to (i) pay dividends or make any other distributions on its Equity Interests owned by the Borrower or any other Borrower Subsidiary or pay any Indebtedness owed to the Borrower or any other Borrower Subsidiary, (ii) make loans or advances to the Borrower or any other Borrower Subsidiary or (iii) transfer any of its properties to the Borrower or any other Borrower Subsidiary, except for such encumbrances or restrictions existing under or by reason of (x) a Requirement of Law, (y) this Agreement or any other Transaction Documents or (z) any Lease or any agreement regarding the sale of an Aircraft or a Borrower Subsidiary to be made in compliance with Section 10.8 hereof.
SECTION 10.23 Mergers, Etc.
Other than to the extent permitted by Section 10.8 hereof, the Borrower will not, and shall not cause or permit any Borrower Subsidiary to, amalgamate, merge with or into or

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consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, or enter into any joint venture or partnership agreement with, any Person.
SECTION 10.24 Distributions, Etc. The Borrower will not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any Equity Interests of the Borrower, or return any capital to its equity holders as such, or purchase, retire, defease, redeem or otherwise acquire for value or make any payment in respect of any of the Equity Interests of the Borrower or any warrants, rights or options to acquire any such Equity Interests, now or hereafter outstanding; provided, however, that the Borrower may declare and pay cash or other dividends on its Equity Interests to its equity holders from funds distributed to the Borrower pursuant to the Flow of Funds so long as (a) no Event of Default shall then exist or would occur as a result thereof, (b) such dividends are in compliance with all applicable law, and (c) such dividends have been approved by all necessary and appropriate entity action of the Borrower.
SECTION 10.25 Subsidiaries; Investments. The Borrower shall not, and shall not cause or permit any Borrower Subsidiary to, own, create or permit to exist any Subsidiary (except for Borrower Subsidiaries in existence as of the Initial Advance Date or Applicable Intermediaries or other Borrower Subsidiaries created after the Initial Advance Date provided that (i) such Applicable Intermediaries and other Borrower Subsidiaries comply with all representations, warranties and covenants hereunder regarding Borrower Subsidiaries and (ii) the beneficial interests in such Applicable Intermediaries have been pledged under the Security Trust Agreement), or otherwise purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities, or make or permit to exist any interest whatsoever in any other Person or permit to exist any loans or advances to any Person (other than Eligible Investments), other than loans to the Borrower or any Borrower Subsidiary.
SECTION 10.26 Guarantees. The Borrower shall not, and shall cause each Borrower Subsidiary not to, make, issue, or become liable on any Contingent Liabilities, except (a) the Security Trust Agreement and the other Transaction Documents, (b) guarantees of the Indebtedness allowed under Section 10.27, (c) endorsement in the ordinary course of business of negotiable instruments for deposit or collection and (d) in the case of the Borrower, guarantees of the obligations of Aircraft Owning Entities and Applicable Intermediaries.
SECTION 10.27 Indebtedness. The Borrower shall not, and shall cause each Borrower Subsidiary not to, incur or maintain any Indebtedness, other than the (a) the Obligations, (b) Indebtedness permitted under Section 10.25, (c) Indebtedness among Borrower Group Members, (d) accounts payable in the ordinary course of business so long as the payment therefor is due within one year, and (e) Indebtedness for the purpose of funding the acquisition of Aircraft Assets or Aircraft Owning Entities or Approved Asset Improvements or for other purposes approved by the Administrative Agent; provided that such Indebtedness is evidenced by an AerCap Sub Note.

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SECTION 10.28 Organizational Documents. Except as otherwise required to effectuate an Approved Restructuring, the Borrower shall not, and shall not cause or permit any Borrower Subsidiary to, modify, amend, or alter any of its Organizational Documents or its Operating Documents without the prior written consent of the Administrative Agent.
SECTION 10.29 Audits; Inspections. Until the date on which all Obligations are paid in full, and in any case not more frequently than four (4) times per calendar year (unless an Event of Default shall have occurred), each of the Borrower and the Servicer will, and the Borrower will cause the Borrower Subsidiaries to, at their respective expense from time to time during regular business hours as requested by the Administrative Agent, permit such Person or its agents or representatives (which shall not include independent public accountants) (i) subject to any limitations in a Lease, to conduct periodic inspections of the Aircraft, the Leases, the Related Security, the other Aircraft Assets and the related books and records and collections systems of the Borrower, the Servicer and any Borrower Subsidiary, as the case may be, (ii) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Borrower, the Servicer and any Borrower Subsidiary, as the case may be, relating to the Aircraft, the Leases, the Related Security and the other Aircraft Assets, and (iii) to visit the offices and properties of the Borrower, the Servicer and any Borrower Subsidiary, as the case may be, for the purpose of examining such materials described in clause (ii) above, and to discuss matters relating to Aircraft, the Leases, the Related Security, the other Aircraft Assets or the Borrower’s, the Servicer’s or any Borrower Subsidiary’s performance under the Transaction Documents or under the Leases with any of the officers or employees of the Borrower, the Servicer or any Borrower Subsidiary, as the case may be, having knowledge of such matters. In addition, upon the request of the Administrative Agent, no more than once per year (with such limitation applicable only prior to the occurrence of an Event of Default), the Borrower will, at its expense (not to exceed $50,000 in any calendar year prior to the occurrence of an Event of Default, after which such expense limitation shall no longer apply), appoint an agent or representative of the Administrative Agent, including a consulting arm of an accounting firm of independent public accountants (but otherwise not an independent public accountant), or utilize the representatives or auditors of the Administrative Agent, to prepare and deliver to the Administrative Agent, a written report with respect to the Aircraft and the Leases (including, in each case, the systems, procedures and records relating thereto) on a scope and in a form reasonably requested by the Administrative Agent.
SECTION 10.30 Use of Proceeds; Margin Regulations.
(a)    Use of Proceeds. The proceeds of the Advances are to be used solely: (i) to refinance the Original Agreement Refinancing Amount, (ii) to finance the purchase by the Borrower from AerCap, on a “true sale” basis, of Equity Interests in Aircraft Owning Entities and Owner Participants, pursuant to the AerCap-Borrower Purchase Agreement, which interests AerCap has acquired from the applicable Sellers pursuant to the related Aircraft Acquisition Documents (collectively, the “Borrower Acquisition”), (iii) in the case of Improvement Advances, to finance a reimbursement or otherwise in respect of Approved Asset Improvement Costs, (iv) in the case of Critical Mass Event Advances and Increased Availability Advances, to

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utilize availability arising under this Agreement due to Critical Mass Advance Rate Adjustments or other changes in Advance Rate Adjustments and (v) in the case of Initial Advances, to pay certain expenses.
(b)    Margin Regulations. The Borrower shall not permit the proceeds of any Advance to be used for any purpose which entails a violation of, or is inconsistent with, Regulation T, U or X of the Board of Governors of the Federal Reserve System of the United States.
SECTION 10.31 Accounting; Irish Tax Residency. The Borrower shall not, and shall not cause or permit any Borrower Subsidiary, to (i) change its Fiscal Year, or have any fiscal year other than the Fiscal Year or (ii) make or permit any change in accounting policies or reporting practices, without the consent of the Administrative Agent, except changes that are required by or in accordance with GAAP. In addition, the Borrower shall not take any affirmative action which would cause it to no longer be tax resident in Ireland.
SECTION 10.32 Hedging Policy; Currency Risks.
(a)    The Borrower shall maintain, as of and after the Effective Date, a hedging policy (“Hedging Policy”) consistent with the criteria and provisions set forth on Exhibit O hereto, and with any changes in such Hedging Policy to be made subject to the provisions set forth on Exhibit O.
(b)    The Borrower further covenants and agrees to implement and comply with its Hedging Policy as in effect from time to time, by entering into Eligible Hedge Agreements with Eligible Counterparties as necessary to so comply. Notwithstanding anything to the contrary herein, the Borrower shall be permitted to amend any Hedge Agreement with a Lender (or its Affiliate) signing this Agreement as of the date hereof, or any assignee thereof (or its Affiliate), without the consent of the Administrative Agent or any Lender if such Hedge Agreement, as so amended, remains an Eligible Hedge Agreement.
(c)    The Borrower agrees that it will not maintain Leases payable in Euros, with respect to Leases on Aircraft that in the aggregate have an Allocable Advance Amount exceeding $50,000,000.
SECTION 10.33 Maintenance Reserves Deficiency. The Borrower shall ensure that no Maintenance Reserves Deficiency shall exist at any time.
SECTION 10.34 Insurance.
(a)    The Borrower shall maintain in full force and effect the Contingent Policy and shall maintain, and shall cause the Insurance Servicer and each Borrower Subsidiary to, maintain or cause to be maintained with respect to each Aircraft and all other Borrower Collateral all other insurance required pursuant to the Servicing Agreement.
(b)    Neither the Contingent Policy, nor any policy implementing the Required Coverage Amount as described in subsection (d) below, shall be amended without the prior

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written consent of the Administrative Agent, which consent with respect to any amendment that does not adversely affect the coverages or other terms or protections provided by the Contingent Policy or such other policy, will not be unreasonably withheld or delayed.
(c)    With respect to each Aircraft that is subject to an Eligible Lease, the Borrower shall deliver to the Administrative Agent copies of Lessee insurance certificates evidencing the insurance coverages required under the applicable Lease upon the earlier of the date such Aircraft becomes a Funded Aircraft and the date such Funded Aircraft is delivered to the applicable Eligible Carrier (and at the time thereafter, if any, that such Funded Aircraft becomes subject to a different Eligible Lease) and, upon request, shall deliver to the Administrative Agent evidence of renewal of each insurance and, if applicable, reinsurance certificate; provided that, with respect to the Aircraft in the Borrower’s Portfolio on the Effective Date, notwithstanding any other provision hereof, the parties hereto agree that the Borrower shall not be required to obtain or deliver until the next renewal date of the insurance policies for each such Aircraft (to the extent such Aircraft is in the Borrower’s Portfolio on such date) a new insurance certificate, which new insurance certificate will name the Administrative Agent (rather than the prior administrative agent) to the extent the Administrative Agent is required to be named pursuant hereto.
(d)    The Borrower agrees that, to the extent that it shall have obtained the Required Coverage Amount in respect of a country to be included (or treated as if included) on the Approved Country List, that it will maintain such Required Coverage Amount in effect for so long as the Borrower’s Portfolio has exposure to such country.
SECTION 10.35 Anti-Terrorism Law; Anti-Money Laundering. The Borrower shall not, nor shall it permit or cause any Borrower Subsidiary to:
(a)    Anti-Terrorism Law. Directly or indirectly, (i) knowingly conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in Section 9.21, (ii) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the any OFAC Law or Anti-Terrorism Law, or (iii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, Anti-Money Laundering Law or OFAC Law (and the Borrower, the Aircraft Owning Entities and the Owner Participants shall, and shall cause any Borrower Subsidiary to, deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming their compliance with this Section 10.35). The Borrower shall, promptly upon becoming aware, provide to the Administrative Agent details of any claim, proceeding, formal notice or investigation with respect to Sanctions relating to the Borrower, any Borrower Subsidiary or any of their officers or directors in connection with the transactions contemplated by this Agreement.
(b)    Money Laundering. Cause or permit any of the funds of any of them that are used to repay the Advances to be derived from any unlawful activity or dealings with any Embargoed

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Person with the result that the making of the Advances would be in violation of any Anti-Money Laundering Laws or Sanctions.
SECTION 10.36 Embargoed Person and Use of Proceeds. The Borrower and each Borrower Subsidiary, will not, directly or indirectly use, lend, make payments of, contribute or otherwise make available, all or any part of the proceeds of any Advance or other transaction(s) contemplated by this Agreement to fund any trade, business or other activities (i) involving or for the benefit of any Embargoed Person or in any country or territory, that, at the time of such funding, is a Prohibited Country, (ii) in any other manner that would result in a violation of Sanctions by any Person (including a Person participating in any Advance hereunder, whether as underwriter, advisor, investor or otherwise) or (iii) for any purpose that would breach anti-bribery or anti-corruption laws and regulations. The Borrower shall not, nor shall it permit or cause any Borrower Subsidiary to, cause or permit (a) any of the funds or properties of any of them that are used to repay the Advances to constitute property of, or be beneficially owned directly or indirectly by, any Embargoed Person or (b) any Embargoed Person to have any direct or indirect interest of any nature whatsoever in any of the Borrower or any Borrower Subsidiary.
SECTION 10.37 Rating. If following the Conversion Date the outstanding principal amount of the Advances are in excess of $300,000,000, upon the request of the Majority Lenders, the Borrower shall use good faith efforts to obtain within 90 days of such request, and maintain at all times thereafter, a rating issued by Moody’s and S&P with respect to the Advances so long as such ratings are at least BBB- from S&P and Baa3 from Moody’s.
SECTION 10.38 LTV.
(a)    On or prior to each LTV Determination Date, the Borrower shall provide to the Administrative Agent and the Lenders an LTV Certificate attaching three appraisals of the Base Value and the Current Market Value (each adjusted for actual maintenance status) from three Approved Appraisers with respect to each Aircraft then in the Borrower’s Portfolio, such appraisals to be as of a date within 45 days prior to the applicable LTV Determination Date.
(b)    If, on an LTV Determination Date, an LTV Trigger exists, then the Borrower shall cause an LTV Cure Date to occur on or prior to the third Payment Date following such LTV Determination Date.
(c)    The Borrower may effect an LTV Cure in order to avoid an anticipated LTV Trigger or cure an existing LTV Trigger; provided that if any amount is deposited into the Liquidity Reserve Account or the Maintenance Reserve Account or if the amounts available under the Liquidity Reserve Eligible Letter of Credit or Maintenance Reserves Eligible Letter of Credit are increased, in each case for the purpose of effecting an LTV Cure, to the extent such amount deposited and/or increased would cause the aggregate amounts available in the Liquidity Reserve Account or the Maintenance Reserve Account, as applicable, and under such applicable letters of credit to be in excess of the Liquidity Reserve Maximum Amount or Maintenance Reserves Required Amount, respectively (the “Excess LTV Cure Amount”), then the Liquidity Reserve Maximum Amount or Maintenance Reserves Required Amount, as applicable, shall be deemed increased by the Excess LTV Cure Amount until an LTV Cure Date occurs on which the

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LTV does not exceed the Maximum LTV without regard to the amounts constituting the Excess LTV Cure Amount.
(d)    In the case of any addition of Aircraft, including to effect an LTV Cure, the Borrower may request an Advance in the amount of $0 with respect thereto, and the Advance Date therefore shall occur upon satisfaction or waiver of all of the conditions to the making of an Advance relating to an Additionally Financed Aircraft set forth in Section 7.2 (other than clauses (a), (d)(ii) and (d)(iii) of Section 7.2) with respect to such added Aircraft as if an Advance with respect thereto had been made (and the Administrative Agent shall confirm the occurrence of such Advance Date in writing to the Borrower, with a copy to the Collateral Agent, which may be by email). Upon such Advance Date having occurred in accordance with the foregoing sentence (which, in order to effect an LTV Cure, shall have occurred on or prior to the relevant LTV Determination Date or LTV Cure Date), such Aircraft shall be considered an Aircraft and an Additionally Financed Aircraft in all respects.

ARTICLE XI

THE SERVICE PROVIDERS
SECTION 11.1 CRR. AerCap Ireland, as originator, covenants that on any date that the Outstanding Principal Amount of the Advances is greater than zero (1) it shall own an aggregate principal amount of the AerCap Sub Notes equal to or greater than the Required Holding, (2) it shall not enter into any credit risk mitigation or any short positions or any other hedges (except as permitted by the CRR) with respect to its ownership of the Required Holding and (3) it shall provide all data and information to a Lender or Conduit Lender which such Lender or Conduit Lender may reasonably request to the extent required in order for such Lender or Conduit Lender to comply with its obligations under Article 406 of the CRR.  By delivery of each Monthly Report, AerCap Ireland represents to each Lender or Conduit Lender that, as of the date of such Monthly Report, AerCap Ireland (a) owns an aggregate principal amount of the AerCap Sub Notes equal to or greater than the Required Holding and (b) is not a party to any credit risk mitigation or any short positions or any other hedges (except as permitted by the CRR) with respect to its ownership of the Required Holding.
“CRR” means Regulation (EU) No. 575/2013 of the European Parliament and of the Council of 26 June 2013 and any related guidelines and regulatory technical standards or implementing technical standards published by the European Banking Authority and adopted by the European Commission.

“Required Holding” means the ownership of a principal amount of AerCap Sub Notes equal to a first loss position of 5% of the aggregate Adjusted Borrowing Value of the Aircraft (as most recently determined pursuant to this Agreement).

SECTION 11.2 Service Providers Not to Resign. No Service Provider shall resign from the obligations and duties imposed on it by this Agreement or the applicable Service Provider

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Agreements to which it is a party, except upon a determination that, by reason of a change in legal requirements, the performance of its duties under this Agreement or the applicable Service Provider Agreements, as the case may be, would cause it to be in violation of such legal requirements in a manner which would result in a material adverse effect on such Service Provider, and the Administrative Agent does not elect to waive the obligations of the Service Provider to perform the duties which render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of the Service Provider shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Administrative Agent. No resignation of a Service Provider shall become effective until an entity acceptable to the Administrative Agent shall have assumed the responsibilities and obligations of such Service Provider.

ARTICLE XII

SERVICE PROVIDER TERMINATION EVENTS
SECTION 12.1 Servicer Termination Event. For purposes of this Agreement, each of the following shall constitute a “Servicer Termination Event”:
(a)    (i) Any failure by any Service Provider to make any deposit of funds to the Security Deposit Account, the Maintenance Reserve Account, or the Collection Account required to be made by the applicable Service Provider by the later of (A) ten (10) Business Days after such deposit is required under this Agreement or any other Credit Document; or (B) if such funds were not identifiable, when received, as being a payment related to an Aircraft Owned by a Borrower Group Member, five (5) Business Days after the applicable Service Provider has determined that such funds were a payment related to an Aircraft Owned by a Borrower Group Member or (ii) any failure by the Servicer to (x) deliver a Quarterly Report within ten (10) Business Days after the due date thereof or (y)  deliver a Monthly Report within two (2) Business Days after the due date thereof;
(b)    Failure on the part of (i) the Insurance Servicer to maintain the insurance required by Section 10.34 hereof or (ii) any Service Provider, to duly observe or perform any covenants or agreements of such Service Provider set forth in this Agreement or the applicable Service Provider Agreement (other than those described in clause (a) above), or any other Transaction Document on its part to be performed or observed and any such failure shall remain unremedied for thirty (30) days;
(c)    Any representation, warranty or statement of any Service Provider made in this Agreement or the applicable Service Provider Agreement, or any certificate, report or other writing delivered pursuant hereto or thereto shall prove to be untrue or incorrect in any material and adverse respect as of the time when the same shall have been made;
(d)    The Servicer shall cease to be otherwise engaged (i.e., not solely due to the transactions financed hereby) in the aircraft leasing business;

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(e)    An Event of Bankruptcy shall have occurred with respect to any Service Provider or the Supporting Party;
(f)    AerCap Group shall fail to maintain a consolidated net worth calculated in accordance with GAAP equal to at least $2,000,000,000, or any Service Provider shall cease to be a direct or indirect Subsidiary of AerCap Holdings N.V. (or the successor parent entity described in the succeeding proviso in this sentence), provided that to the extent that AerCap Holdings N.V. is succeeded as the parent entity of AerCap Group and such successor entity issues a replacement supporting obligation, equivalent in form and substance, to both the Indemnification Agreement and the Purchase Agreement Guaranty, then the aforementioned consolidated net worth test will thereafter apply to such successor parent entity and its consolidated subsidiaries; or
(g) (i) The Indemnification Agreement shall, in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Supporting Party; or (ii) the Supporting Party shall, directly or indirectly, contest in writing the effectiveness, validity, binding nature or enforceability of the Indemnification Agreement, or (iii) the Supporting Party shall default in the performance of its obligations under the Indemnification Agreement.
SECTION 12.2 Consequences of a Servicer Termination Event. If a Servicer Termination Event shall occur and be continuing, the Administrative Agent, by written notice given to any Service Provider, may and, at the direction of the Majority Lenders shall, terminate all of the rights and obligations of any one or more individual Service Providers, or all the Service Providers, under this Agreement and the Service Provider Agreements. On such date as is indicated in such written notice, or in a subsequent written notice given by the Administrative Agent to the applicable Service Providers, all authority, power, obligations and responsibilities of such Service Providers under this Agreement and the applicable Service Provider Agreements, automatically shall terminate and shall pass to, be vested in and become obligations and responsibilities of a successor Service Provider selected in accordance with Section 12.3; provided, however, that the successor Service Provider shall have no liability with respect to any obligation which was required to be performed by the prior Service Provider prior to the date that the successor Service Provider becomes the Service Provider or any claim of a third party based on any alleged action or inaction of the prior Service Provider. The successor Service Provider is authorized and empowered by this Agreement to execute and deliver, on behalf of the prior Service Provider, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The prior Service Provider agrees to cooperate with the successor Service Provider in effecting the termination of the responsibilities and rights of the prior Service Provider under this Agreement and the applicable Service Provider Agreement, including, without limitation and at the prior Service Provider’s expense, in the case of the removal of the Cash Manager, to transfer to the successor Service Provider for administration by it of all cash amounts that shall at the time be held by the Cash Manager in trust for the Borrower, or have been deposited by any prior Service Provider, in the Security Deposit Account, the Maintenance Reserve Account, the Liquidity Reserve Account, any Non-Trustee Account and/or the

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Collection Account or thereafter received with respect to any Collections and the delivery to the successor Service Provider of all Records and computer data in readable form containing all information necessary to enable the successor Service Provider to perform its services under the applicable Service Provider Agreement including, with respect to the replacement of the Servicer, to service the Leases and the Aircraft and manage the interests of the Borrower, the Aircraft Owning Entities and the Owner Participants and otherwise assume the rights and obligations of the prior Service Provider under this Agreement and the applicable Service Provider Agreement; provided, however, that the prior Service Provider may retain copies of any items so delivered; and provided further that the prior Service Provider shall not be liable for any acts, omissions or obligations of any successor Service Provider. If requested by the Administrative Agent, in the event the Servicer is replaced it shall, and if the prior Servicer fails to, the successor Servicer or the Collateral Agent may, notify the Obligors and direct them to make all payments under the Leases directly to (x) the successor Servicer (in which event the successor Servicer shall process such payments in accordance with Section 8.1), or (y) to a lockbox established by the successor Servicer at the direction of the Administrative Agent, at the prior Servicer’s expense. The terminated Service Provider shall grant the Collateral Agent, the Administrative Agent and the successor Service Provider reasonable access within one (1) Business Day’s notice to the terminated Service Provider’s premises at the terminated Service Provider’s expense.
SECTION 12.3 Appointment of Successor Service Provider; New Service Provider Agreement.
(a)    On and after the time a Service Provider receives a notice of termination pursuant to Section 12.2 or Section 13.2(c), the Administrative Agent, at the written direction of the Majority Lenders, shall appoint any Eligible Service Provider as a successor Service Provider for such services, and shall have no liability to the Administrative Agent, the Lenders, the Borrower, the Aircraft Owning Entities, the Owner Participants or AerCap in doing so, to be the successor in all respects to the terminated Service Provider in its capacity as service provider under this Agreement and the applicable Service Provider Agreement and the transactions set forth or provided for in this Agreement and the applicable Service Provider Agreement, and such successor Service Provider shall be subject to all the responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the prior applicable Service Provider by the terms and provisions of this Agreement; provided, however, that such successor Service Provider shall not be liable for any acts, omissions or obligations of the applicable Service Provider prior to such succession or for any breach by such prior Service Provider of any of its representations and warranties contained in this Agreement or the applicable Service Provider Agreement or in any related document or agreement. Such successor shall take such action, consistent with this Agreement, and the applicable Service Provider Agreement, as shall be necessary to effectuate any such succession. The Borrower, the Aircraft Owning Entities and the Owner Participants shall enter into a market standard servicing agreement (or administrative agency agreement or cash management agreement, as applicable) with any successor Service Provider with market acceptance for the servicing of a portfolio of aircraft and aircraft leases in form and substance satisfactory to the Administrative Agent. If a successor Service Provider is

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acting as Service Provider hereunder, it shall be subject to termination under Section 12.2 or Section 13.2(c) hereof.
(b)    If any successor Service Provider appointed by the Administrative Agent shall be legally unable to act as a Service Provider and the Administrative Agent shall not have, at the written direction of the Majority Lenders, appointed a successor Service Provider that is legally able and willing to act as Service Provider, such successor Service Provider may petition a court of competent jurisdiction to appoint any Eligible Service Provider as its successor. Pending such appointment, the outgoing Service Provider shall continue to act as Service Provider under the applicable Service Provider Agreement until a successor has been appointed and accepted such appointment.
(c)    Any successor Service Provider shall be entitled to such compensation as the outgoing Service Provider would have been entitled to under the applicable Service Provider Agreement if the applicable Service Provider had not resigned or been terminated hereunder. If any successor Service Provider is appointed for any reason, the Administrative Agent and such successor Service Provider may agree on additional compensation to be paid by the Borrower to such successor Service Provider. In addition, any successor Service Provider shall be entitled to reimbursement by the Borrower of reasonable transition expenses incurred in acting as successor Service Provider under the relevant Service Provider Agreement.
(d)    In the event of the termination of the rights and obligations of the a Service Provider (or any successor thereto) pursuant to Section 12.2 or Section 13.2(c), or a resignation by a Service Provider pursuant to this Agreement or the relevant Service Provider Agreement, such Service Provider shall be deemed to be the applicable Service Provider pending appointment of a successor Service Provider pursuant to this Section 12.3.
ARTICLE XIII

EVENTS OF DEFAULT
SECTION 13.1 Events of Default. Each of the following shall constitute an event of default (an “Event of Default”) under this Agreement:
(a)    (i)  Default by the Borrower in the payment of any principal of any Advance on the Stated Maturity Date, (ii) default by the Borrower in the payment within three (3) Business Days after the due date of any Yield on any Advance or any Commitment Fees payable to a Lender (including in each case, without limitation, due to the unavailability of funds to be distributed for such purpose on any Payment Date pursuant to the Flow of Funds); (iii) default by the Borrower in the payment within ten (10) Business Days after the due date of any Collateral Agent Fees and Expenses (including, without limitation, due to the unavailability of funds to be distributed for such purpose on any Payment Date pursuant to the Flow of Funds), or (iv) any failure by the Borrower to, or cause the Servicer to, make any deposit of funds to the Security Deposit Account, the Maintenance Reserve Account, the Liquidity Reserve Account or the Collection Account within three Business Days after receipt of notice thereof, provided that such

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three Business Days after notice grace period shall not apply to any such failure relating to the Liquidity Reserve Account;
(b)    The Borrower, AerCap (other than in its capacity as the Servicer under this Agreement or the Servicing Agreement), or any Borrower Subsidiary shall fail to perform or observe any other term, covenant or agreement contained in this Agreement (other than those described in clause (a) above), or any other Credit Document on its part to be performed or observed and any such failure shall remain unremedied for thirty (30) days after the earlier of (i) the receipt by the Borrower of notice of such failure from the Administrative Agent, and (ii) the Borrower’s acquiring actual knowledge of such breach;
(c)    Any representation or warranty of the Borrower, AerCap (other than in its capacity as the Servicer under this Agreement or the Servicing Agreement), or any Borrower Subsidiary (other than any representation or warranty of AerCap under the AerCap-Borrower Purchase Agreement the breach of which can be, and has been, cured by an indemnification payment under the AerCap—Borrower Purchase Agreement or under the Purchase Agreement Guaranty) made or deemed to have been made hereunder or in any other Credit Document or any written information or certificate furnished by or on behalf of the Borrower, AerCap, or any Borrower Subsidiary (other than any written information or certificate of AerCap furnished pursuant to the AerCap—Borrower Purchase Agreement the incorrectness of which can be, and has been, cured by an indemnification payment under the AerCap—Borrower Purchase Agreement or under the Purchase Agreement Guaranty) to the Collateral Agent, the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any other Credit Document (including, without limitation, any certificates delivered pursuant to Article VII and any Quarterly Report or Monthly Report) shall prove to have been incorrect or untrue in any material respect when made, and, within thirty (30) days, the circumstances or condition in respect of which such representation, warranty or statement was untrue or incorrect (if capable of elimination or otherwise curable) shall not have been eliminated or otherwise cured;
(d)    An Event of Bankruptcy shall have occurred and remained continuing with respect to the Borrower or the Supporting Party;
(e)    One or more judgments, orders or decrees for the payment of money in an aggregate amount at any one time outstanding in excess of the lesser of (x) an amount equal to (1) the Adjusted Borrowing Value of all Aircraft less (2) the Outstanding Principal Amount and (y) $50,000,000 shall be entered against the Borrower or any Borrower Subsidiary (excluding any portion thereof that is Effectively Bonded) and either (i) there is a period of sixty (60) consecutive days during which such judgments, orders or decrees in excess of such aggregate amount shall not be paid, vacated, discharged, effectively stayed or Effectively Bonded (or such longer period during which there is no reasonable risk of a judgment creditor attaching or levying upon any Collateral to enforce any such judgment to the extent not a Permitted Lien) or (ii) such judgment, order or decree is final and non-appealable and enforcement proceedings shall have been commenced by a judgment creditor to levy upon any Collateral of the Borrower or any Borrower Subsidiary to enforce any such judgment in excess of such aggregate amount on or

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after the date any payment thereof is due and payable under the terms of such judgment, order or decree and shall not have been stayed within five (5) consecutive Business Days after the later of the date such enforcement proceedings are commenced and the date the Borrower becomes aware of such proceedings; provided that such five Business Day period shall not apply unless the Borrower is actively procuring either to repay the Advances in an amount sufficient to release the applicable Collateral or to post additional Collateral reasonably acceptable to the Administrative Agent;
(f)    The Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower and such lien shall not have been released within thirty (30) days;
(g)     (i) Any Credit Document shall (except in accordance with its terms, including under any termination rights), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower or any Borrower Subsidiary or the Supporting Party, as applicable; (ii) the Borrower, any Borrower Subsidiary, the Supporting Party shall, directly or indirectly, contest in writing the effectiveness, validity, binding nature or enforceability of any Credit Document; or (iii) any assignment or security interest granted by the Borrower or any Borrower Subsidiary under or in connection with any Credit Document or any of the transactions contemplated thereby shall, in whole or in part, cease to be a perfected, first priority assignment or security interest, as the case may be, against the Borrower or such Borrower Subsidiary or the Collateral Agent shall otherwise fail to have a first priority, perfected security interest in any Borrower Collateral, in each case in accordance with the Perfection Standards;
(h)    Any Hedge Agreement is terminated by the counterparty thereunder on account of a default thereunder by the Borrower;
(i)    Failure of the Borrower (or any Borrower Subsidiary, so long as it is an owner of Funded Aircraft) to maintain its legal existence;
(j)    The Borrower is required to register as an investment company under the Investment Company Act of 1940;
(k)    The Supporting Party shall have defaulted on its obligations under the Purchase Agreement Guaranty;
(l)    AerCap shall cease to be a direct or indirect Subsidiary of AerCap Holdings N.V. unless AerCap Holdings N.V. is succeeded as the parent entity of AerCap Group and such successor entity issues a replacement supporting obligation, equivalent in form and substance, to both the Indemnification Agreement and the Purchase Agreement Guaranty; or
(m)    Any breach of Section 10.38(b).

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SECTION 13.2 Effect of Event of Default.
(a)    Optional Termination. Upon the occurrence of an Event of Default and so long as such Event of Default continues unremedied (other than an Event of Default described in Section 13.1(d)), the Administrative Agent shall, upon the direction of the Majority Lenders, give a default notice and declare the Facility Termination Date to have occurred.
(b)    Automatic Termination. Upon the occurrence of an Event of Default described in Section 13.1(d), the Facility Termination Date shall be deemed to have occurred automatically.
(c)    Service Provider Termination. Upon the occurrence of an Event of Default and so long as such Event of Default continues unremedied, if any member of the AerCap Group or any Affiliate of the Borrower is then serving as a Service Provider, the Administrative Agent shall, at the written direction of the Majority Lenders, by written notice to such Service Provider, terminate all of the Service Provider’s rights and obligations as Service Provider under the applicable Service Provider Agreement, and the Administrative Agent shall, at the written direction of the Majority Lenders, appoint a successor Service Provider in accordance with Section 12.3 (such termination to be effective as specified in this Agreement).
SECTION 13.3 Rights Upon the Facility Termination Date.
(a)    Remedies. On the Facility Termination Date, all outstanding Advances under this Agreement, together with accrued Yield, and all other Obligations under this Agreement shall become immediately due and payable, without presentment, demand, protest, or notice of any kind. If the Borrower fails to pay in full all such accrued Yield, and all other Obligations on the Facility Termination Date, the Administrative Agent, shall, upon the direction of the Majority Lenders (and subject to Section 13.3(c)), exercise any of the following remedies (or direct the Collateral Agent in writing so to exercise):
(i)    [Reserved].
(ii)    Subject to any Obligors’ rights under the Leases, immediately sell or otherwise dispose of the Borrower Collateral in a commercially reasonable manner, in a recognized market (if one exists) at such price or prices as the Administrative Agent (acting at the direction of the Majority Lenders), may reasonably deem satisfactory and apply the proceeds thereof to the Obligations in the order of priority set forth in the Flow of Funds.
(iii)    The parties recognize that it may not be possible to purchase or sell all of the Borrower Collateral on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market therefor may not be liquid. Accordingly, the Administrative Agent (acting at the direction of the Majority Lenders), may elect, acting at the direction of the Majority Lenders, the time and manner of liquidating any item of Borrower Collateral and nothing contained herein shall (A) obligate the Collateral Agent to liquidate any Borrower Collateral on the occurrence of the Facility Termination Date or to liquidate all of the Borrower Collateral in the same

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manner or on the same Business Day or (B) constitute a waiver of any right or remedy of the Lenders.
(iv)    The Administrative Agent and the Lenders shall have, in addition to all the rights and remedies provided herein and provided by applicable federal, state, foreign, and local laws (including, without limitation, the rights and remedies of a secured party under the Uniform Commercial Code of any applicable state, to the extent that the Uniform Commercial Code is applicable, and the right to offset any mutual debt and claim), all rights and remedies available to the Lenders in law, in equity, or under any other agreement between the Lenders and the Borrower.
(b)    Excess Proceeds. Any amounts received from any sale or liquidation of the Borrower Collateral pursuant to this Section 13.3 in excess of the Obligations will be returned to the Borrower, its successors or assigns, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may otherwise direct.
(c) AerCap Sub Note Buyout. Prior to any sale or liquidation or other exercise of remedies against or in respect of the Borrower Collateral pursuant to this Section 13.3, the holder(s) of any AerCap Sub Note(s) may elect to purchase all, but not less than all, of the entire outstanding principal balance of the Advances, at a purchase price equal to the unpaid principal balance of such Advances, plus accrued interest thereon, together with any fees, indemnity amounts or other amounts owed the Lenders hereunder (and not including any amount in respect of expected but lost future benefit or profit). Such right shall be exercised by such holder(s) giving the Administrative Agent written notice of the intent to purchase such Advances within twenty (20) Business Days of the date that the Facility Termination Date has occurred or been declared, and the date on which such purchase is to be consummated, which shall be not more than ten (10) Business Days after delivery of such written notice. None of the Collateral Agent, the Administrative Agent nor any Lender may sell, liquidate or otherwise exercise remedies against or in respect of the Borrower Collateral prior to the end of such twenty and (if applicable) ten Business Day period.
The Administrative Agent shall promptly deliver a copy of each such purchase option notice that is timely given, to the Lenders and the Administrative Agent. On the date specified in the purchase option notice, the Lenders shall transfer, by an instrument of assignment suitable for such purpose, all of their right, title and interest in and to such Advances and any related Note, upon the tender to them of the purchase price specified above. If the applicable holder(s) of the AerCap Sub Note(s) fail to consummate the purchase of such Advances after giving a notice of intent, or fails to timely give a notice of intent, such holder(s) shall be deemed to have irrevocably waived the right to purchase such Advances.

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ARTICLE XIV

THE ADMINISTRATIVE AGENT
SECTION 14.1 Authorization and Action. Each of the Lenders and the Conduit Lenders hereby appoints BofA as agent for purposes of the Transaction Documents and authorizes BofA, in such capacity, to take such action on its behalf under each Transaction Document and to exercise such powers, hereunder and thereunder as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Each party hereto hereby (a) acknowledges receipt of the resignation of the Outgoing Administrative Agent as administrative agent under the Original Agreement, effective as of the Effective Date, (b) waives the requirement for such notice to have been provided 30 days in advance of such resignation, (c) consents to the appointment hereunder of BofA as Administrative Agent as of the Effective Date and (d) waives the requirement for any additional notice of the appointment of BofA as successor Administrative Agent.
SECTION 14.2 Exculpation. Neither the Administrative Agent (acting in such capacity under the Transaction Documents) nor any of its directors, officers, agents or employees shall be liable to any Lender or any Conduit Lender for any action taken or omitted to be taken by it or them under or in connection with the Transaction Documents, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent: (a) may consult with legal counsel (including counsel for the Borrower and the Service Providers), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Lender or any Conduit Lender, and shall not be responsible to any Lender or any Conduit Lender, for any statements, warranties or representations made by the Borrower or Service Providers, in or in connection with any Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Transaction Document on the part of AerCap, the Borrower, any Service Provider or any of their respective Affiliates or to inspect the property (including the books and records) of AerCap, the Borrower, any Service Provider or any of their respective Affiliates; (d) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any Note, any other Transaction Document or any other instrument or document provided for herein or delivered or to be delivered hereunder or in connection herewith; and (e) shall incur no liability under or in respect of any Transaction Document by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex or facsimile transmission) believed by it to be genuine and signed or sent by the proper party or parties.
SECTION 14.3 Administrative Agent and Affiliates. The Administrative Agent, including, but not limited to, BofA and any of its Affiliates may generally engage in any kind of business with AerCap, the Borrower, the Service Providers, any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of AerCap, the Borrower, the Service Providers, any Obligor or any of their respective Affiliates, all as if the

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Administrative Agent were not the Administrative Agent hereunder and without any duty to account therefor to any Lender or any Conduit Lender.
SECTION 14.4 Lender’s Credit Decision. Each Lender and Conduit Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any of its Affiliates or any other Lender or any Conduit Lender and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement. Each Lender and Conduit Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any of its Affiliates or any other Lender or Conduit Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement.
SECTION 14.5 Certain Matters Affecting the Administrative Agent.
(a)    The Administrative Agent may rely and shall be protected in acting or refraining from acting upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.
(b)    The Administrative Agent may consult with counsel, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the Administrative Agent under this Agreement in good faith and in accordance with such Opinion of Counsel.
(c)    Notwithstanding anything to the contrary, the Administrative Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of any Lender or any Conduit Lender pursuant to the provisions of this Agreement unless the Lender or Conduit Lender, as the case may be, shall have furnished to the Administrative Agent security or indemnity satisfactory to the Administrative Agent against the costs, expenses and liabilities that may be incurred therein or thereby.
(d)    The Administrative Agent shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Majority Lenders; provided, however, that if the payment within a reasonable time to the Administrative Agent of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Administrative Agent, not reasonably assured to the Administrative Agent by the security afforded to it by the terms of this Agreement, the Administrative Agent may require indemnity satisfactory to it against such cost, expense or liability as a condition to so proceeding; the reasonable expense of every such examination shall be paid by the Person making such request or, if paid by the Administrative Agent, shall be reimbursed by the Person making such request upon demand.

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(e)    The Administrative Agent may execute any of the trusts or powers under this Agreement or any other Transaction Document or perform any duties under this Agreement or any other Transaction Document either directly or by or through agents or attorneys or custodians. The Administrative Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by the Administrative Agent. The Administrative Agent shall not be responsible for any misconduct or negligence attributable to the acts or omissions of any Service Provider.
(f)    The Administrative Agent may rely, as to factual matters relating to any Service Provider, on an officer’s certificate of the applicable Service Provider.
(g)    The Administrative Agent shall not be required to take any action or refrain from taking any action under this Agreement, or any Transaction Document referred to herein, nor shall any provision of this Agreement or any such Transaction Document be deemed to impose a duty on the Administrative Agent to take action, if the Administrative Agent shall have been advised by counsel that such action is contrary to the terms of this Agreement or any Transaction Document or is contrary to law.
(h)    The Borrower and the Service Providers hereby (i) acknowledge that the Lenders and Conduit Lenders have the right, in certain instances, to require the Administrative Agent to take or refrain from taking certain actions under the terms of this Agreement and the other Transaction Documents and (ii) agree that the Administrative Agent has no liability to the Borrower, or the Service Providers, with respect to taking or refraining from taking any such actions at the request of any Lender or Conduit Lender.
(i)    When this Agreement or any other Credit Document provides that a right, consent, approval or duty is expressly stated to be exercisable or performable by the Administrative Agent, the parties hereto understand and agree that the Administrative Agent is entitled to exercise its rights under such provision without the consent of the Lenders or Conduit Lenders.
(j)    Except as otherwise expressly provided in this Agreement or the other Transaction Documents and without limitation of any provision requiring the Administrative Agent to obtain the instructions, consent or agreement of a percentage of the Lenders other than the Simple Majority prior to taking or refraining from any action, if the Administrative Agent shall request instructions from the Lenders with respect to any act or action (including the failure to take an action) under this Agreement or any of the other Transaction Documents, the Administrative Agent shall not be required to exercise any discretion or take any action (and shall be fully protected in so acting or refraining from acting) unless it has received instructions of the Lenders who are not affiliated with AerCap which have advanced (or whose Conduit Lenders have advanced) more than 50% of the Outstanding Principal Amount of all Advances held by Lenders who are not affiliated with AerCap (the “Simple Majority”), and the Administrative Agent shall follow such instructions and such instructions shall be binding upon all Lenders, Conduit Lenders and all holders of Notes; provided that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement, any other Transaction Document or applicable law.

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SECTION 14.6 Administrative Agent Not Liable. The Administrative Agent makes no representations as to the validity or sufficiency of this Agreement, any Note or any other Transaction Document. The Administrative Agent shall at no time have any responsibility or liability for or with respect to the legality, validity or enforceability of any security interest in any Borrower Collateral, or the perfection and priority of such a security interest or the maintenance of any such perfection and priority or its ability to generate the payments to be distributed to Lenders or Conduit Lenders under this Agreement, including, without limitation, the existence, condition, location and ownership of any property; the performance or enforcement of any Lease; the compliance by the Borrower, AerCap, any Service Provider, or the Collateral Agent with any covenant or the breach by the Borrower, AerCap, any Service Provider or the Collateral Agent, of any warranty or representation made under this Agreement or any other Transaction Document or in any related document and the accuracy of any such warranty or representation prior to the Administrative Agent’s receipt of notice or other discovery of any noncompliance therewith or any breach thereof, any investment of monies by or at the direction of the Borrower or the applicable Service Provider, or any loss resulting therefrom (it being understood, however, that the Administrative Agent shall remain otherwise responsible for any Borrower Collateral that it may hold directly); the acts or omissions of the Borrower, any Service Provider, the Collateral Agent, AerCap or any Obligor, any action of a Service Provider taken in the name of AerCap, the Borrower or the Administrative Agent, the Lenders and/or the Conduit Lenders which are authorized to provide such instruction in accordance with this Agreement or any of the other Transaction Documents; provided, however, that the foregoing shall not relieve the Administrative Agent of its obligations to perform its duties under this Agreement. The Administrative Agent shall not be accountable for the use or application by the Borrower of any proceeds of the Advances, or for the use or application of any funds paid to a Service Provider in respect of the Leases or any other Aircraft Assets related to the Aircraft.
SECTION 14.7 Agent May Own Notes. The Administrative Agent in its individual or any other capacity may become the owner or pledgee of Notes or any rights evidenced by Section 15.5(a) with the same rights as it would have if it were not the Administrative Agent and may deal with the Service Providers in banking transactions with the same rights as it would have if it were not the Administrative Agent.
SECTION 14.8 Resignation or Removal of Agent.
(a)    Subject to the provisions of subsection (c) of this Section 14.8, any Person acting as Administrative Agent may at any time resign as Administrative Agent under this Agreement and the other Transaction Documents by giving thirty (30) days’ written notice thereof to the Service Providers, the Borrower and the Lenders. Upon receiving such notice of resignation, the Majority Lenders (with, so long as no Event of Default has occurred and is continuing, approval of the Borrower and, so long as no Servicer Termination Event has occurred and is continuing, the Service Providers, not to be unreasonably withheld or delayed) shall promptly appoint a successor Administrative Agent by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Administrative Agent and the other copy of which instrument shall be delivered to the successor Administrative Agent. If no successor Administrative Agent shall have been so appointed and have accepted appointment within thirty

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(30) days after the giving of such notice of resignation, the resigning Administrative Agent may petition any court of competent jurisdiction for the appointment of a successor Administrative Agent. The Borrower shall reimburse the resigning Administrative Agent pursuant to the Flow of Funds for all expenses that shall have been incurred by such resigning Administrative Agent in accordance with this Agreement and the other Transaction Documents prior to the effective date of resignation of such resigning Administrative Agent.
(b)    If at any time the Administrative Agent shall be legally unable to act, or shall be adjudged a bankrupt or insolvent or a receiver of the Administrative Agent or of its property shall be appointed or any public officer shall take charge or control of the Administrative Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Majority Lenders may remove the Administrative Agent. If the Administrative Agent shall have been removed under the authority of the immediately preceding sentence, the Majority Lenders (with approval of the Borrower and the Service Providers, not to be unreasonably withheld or delayed) shall promptly appoint a successor Administrative Agent by written instrument, in duplicate, one copy of which instrument shall be delivered to the Administrative Agent so removed and the other copy of which instrument shall be delivered to the successor Administrative Agent. The Borrower shall reimburse the removed Administrative Agent pursuant to the Flow of Funds for all expenses which shall have been incurred by such removed Administrative Agent in accordance with this Agreement and the other Transaction Documents prior to the effective date of removal of such removed Administrative Agent.
(c)    Any resignation or removal of the Administrative Agent and appointment of a successor Administrative Agent pursuant to any of the provisions of this Section 14.8 shall not become effective until acceptance of appointment by the successor agent as provided in Section 14.9.
SECTION 14.9 Successor Administrative Agent. Any successor Administrative Agent appointed as provided in this Article XIV shall execute, acknowledge and deliver to the Borrower, the Service Providers and to its predecessor Administrative Agent an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Administrative Agent shall become effective and such successor Administrative Agent, without any further act, deed or conveyance (except as provided below), shall become fully vested with all the rights, power, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Administrative Agent; but, on request of the Borrower or any Service Provider, or the successor Administrative Agent, such predecessor Administrative Agent shall, upon payment of its expenses then unpaid, execute and deliver an instrument transferring to such successor Administrative Agent all of the rights, powers and trusts of the Administrative Agent so ceasing to act, and shall duly assign, transfer and deliver to such successor Administrative Agent all property and money held by such Administrative Agent so ceasing to act hereunder. Upon request of any such successor Administrative Agent, the Borrower shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Administrative Agent all such rights, powers and trusts. The predecessor Administrative Agent shall deliver to the successor Administrative Agent all documents and statements held by it under this Agreement or any Transaction Document; and

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the predecessor Administrative Agent and the other parties to the Transaction Documents shall amend any Transaction Document to make the successor Administrative Agent the successor to the predecessor Administrative Agent thereunder; and the applicable Service Provider and the predecessor Administrative Agent shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Administrative Agent all such rights, powers, duties and obligations. No successor Administrative Agent shall accept its appointment as provided in this Section 14.9 unless at the time of such acceptance such successor Administrative Agent shall be eligible under the provisions of Section 14.10. Upon acceptance of appointment by a successor Administrative Agent as provided in this Section 14.9, the Borrower shall mail notice by first-class mail of the appointment of the successor of such Administrative Agent and the address of the successor Administrative Agent’s corporate trust office under this Agreement to all Lenders and Conduit Lenders at their addresses as shown in the Account Register or such other address or such other address as shall be maintained for such Lender or Conduit Lender by the Administrative Agent. If the Borrower fails to mail such notice within ten (10) days after acceptance of appointment by the successor Administrative Agent, the successor Administrative Agent shall cause such notice to be mailed at the expense of the Borrower.
SECTION 14.10 Eligibility Requirements for Successor Agent. Any successor Administrative Agent under this Agreement shall be a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $500,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 14.10, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time any successor Administrative Agent shall cease to be eligible in accordance with the provisions of this Section 14.10, such successor Administrative Agent shall resign immediately in the manner and with the effect specified in Section 14.8.
SECTION 14.11 Merger or Consolidation of Agent. Any corporation into which the Administrative Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Administrative Agent shall be a party, or any corporation succeeding to the corporate trust business of the Administrative Agent, shall be the successor of the Administrative Agent under this Agreement, provided such corporation shall be eligible under the provisions of Section 14.10, without the execution or filing of any instrument or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding.
SECTION 14.12 Administrative Agent May Enforce Claims Without Possession of Notes. All rights of action and claims under this Agreement and/or the Notes may be prosecuted and enforced by the Administrative Agent, any Lender or any Conduit Lender without the possession of any Note or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Administrative Agent shall be brought in its own name as agent.

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SECTION 14.13 Suit for Enforcement. If a Servicer Termination Event shall occur and be continuing, the Administrative Agent, in its discretion may (but shall have no duty or obligation so to proceed) proceed to protect and enforce its rights and the rights of the Lenders and the Conduit Lenders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy as the Administrative Agent, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Administrative Agent, the Lenders or the Conduit Lenders.
SECTION 14.14 Indemnification of Agent. Each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower and without relieving the Borrower of its obligation to do so), ratably according to the amount of the such Lender’s Commitment, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by the Administrative Agent under this Agreement or any other Transaction Document; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct. Each party hereto hereby agrees that no Conduit Lender shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the relevant Granting Lender).
SECTION 14.15 Erroneous Payment. (a) If the Administrative Agent or the Collateral Agent (x) notifies a Lender or Secured Party (as defined in the Security Trust Agreement), or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent or the Collateral Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent or the Collateral Agent) received by such Payment Recipient from the Administrative Agent or the Collateral Agent were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent or the Collateral Agent, as applicable, pending its return or repayment as contemplated below in this Section 14.15 and held in trust for the benefit of the Administrative Agent or the Collateral Agent, as applicable, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Administrative Agent or the Collateral Agent, as

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applicable, may, in its sole discretion, specify in writing), return to the Administrative Agent or the Collateral Agent, as applicable, the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent or the Collateral Agent, as applicable) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent or the Collateral Agent, as applicable, in same day funds at a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent or the Collateral Agent, as applicable, to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)    Without limiting the immediately preceding clause (a), each Lender, Secured Party or any Person who has received funds on behalf of a Lender or Secured Party (and each of their respective successors and assigns), agrees that if it (or a Payment Recipient on its behalf) receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent or the Collateral Agent, as applicable (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent or the Collateral Agent, as applicable (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent or the Collateral Agent, as applicable (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)    it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent or the Collateral Agent, as applicable, to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)    such Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent or the Collateral Agent, as applicable, of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent or the Collateral Agent, as applicable, pursuant to this Section 14.15(b).
For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent or the Collateral Agent, as applicable, pursuant to this Section 14.15(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 14.15(a) or on whether or not an Erroneous Payment has been made

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(c)    Each Lender or other Secured Party hereby authorizes the Administrative Agent or the Collateral Agent, as applicable, to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Credit Document, or otherwise payable or distributable by the Administrative Agent or the Collateral Agent, as applicable, to such Lender or Secured Party under any Credit Document or from any other source against any amount that the Administrative Agent or the Collateral Agent, as applicable, has demanded to be returned under the immediately preceding clause (a).
(d)    The parties hereto agree that (x) irrespective of whether the Administrative Agent or the Collateral Agent, as applicable, may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent or the Collateral Agent, as applicable, shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Secured Party, to the rights and interests of such Lender or Secured Party, as the case may be) under the Transaction Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Borrower or any other Secured Party; provided that this Section 14.15 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent or the Collateral Agent, as applicable; provided further that, for the avoidance of doubt, the immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent or the Collateral Agent, as applicable, from the Borrower for the purpose of making such Erroneous Payment.
(e)    Notwithstanding anything to the contrary contained herein, and for the avoidance of doubt, in no event shall the occurrence of an Erroneous Payment (or the existence of any Erroneous Payment Subrogation Rights or other rights of the Administrative Agent or the Collateral Agent, as applicable, in respect of an Erroneous Payment) result in the Administrative Agent or the Collateral Agent, as applicable, becoming, or being deemed to be, a Lender hereunder or the holder of any Advance hereunder.
(f)    To the extent permitted by applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent or the Collateral Agent, as applicable, for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.
(g)    Each party’s obligations, agreements and waivers under this Section 14.15 shall survive the resignation or replacement of the Administrative Agent or the Collateral Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the

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Commitments and/or the repayment, satisfaction or discharge of all obligations (or any portion thereof) under any Credit Document.
ARTICLE XV

ASSIGNMENTS
SECTION 15.1 Assignments. The Borrower may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Administrative Agent. The Lenders shall have the right to assign and/or participate their respective Commitments and Advances with prior notice to the Borrower, but without the consent of the Borrower; provided, however, that, at any time prior to the occurrence of an Event of Default, (a) any assignee or participant shall not be an entity which, at the time of assignment or participation, competes with AerCap in a material manner in the leasing of commercial aircraft unless the Borrower has otherwise consented to such assignee or participant (an assignee or participant meeting such criteria, an “Eligible Assignee”), (b) the indemnities to which any such assignee or participant shall be entitled under Section 6.2 or 6.3 hereof shall not be greater at and as of the time of assignment or participation than the indemnity to which the assignor or participant grantor would have been entitled under Section 6.2 or 6.3 hereof had such assignment or participation not occurred, (c) any assignee or participant shall be a Qualifying Lender and (d) any assignor shall only be released from its Commitments to the extent provided in the immediately succeeding sentence. Upon the issuance of a Commitment to provide a portion of the Advances by any assignee of such Commitment of Lender, which assignee either (A) has a long term debt rating of at least “A” from S&P and/or “A2” from Moody’s, or a short term debt rating of at least “A-1” from S&P and/or “P-1” from Moody’s, or (B) has otherwise been consented to by the Borrower (such consent not to be unreasonably withheld or delayed), such Lender shall be released from the portion of its Commitment in an aggregate amount equal to the Commitment of such assignee. In addition, any Lender or any of its Affiliates may pledge or assign any of its rights under this Agreement and under the Transaction Documents to any federal reserve or central bank, including any Federal Reserve Bank within the United States, or if a Qualifying Lender at the time of such pledge or assignment, to any liquidity or credit support provider or any commercial paper conduit collateral trustee without notice to or consent of the Borrower or the Administrative Agent. In the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of Borrower or the Administrative Agent, collaterally assign or pledge all or any portion of its rights under this Agreement and under the Transaction Documents, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities, in each case provided that each such holder is a Qualifying Lender. Upon the assignment by any Granting Lender of any of its rights and obligations under this Agreement, its Conduit Lender shall no longer (without any further action) have any rights hereunder arising after the time of such assignment relating to such assigned rights.
Notwithstanding the foregoing, any Conduit Lender shall have the right, at any time, to (and if so directed by its Granting Lender, shall) assign its rights hereunder to (x) any other Person who meets the requirements of a Conduit Lender, (y) to its Granting Lender or (z) to any

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Support Party therefore, in each case with consent of its Granting Lender and with prompt notice (but no later than the next Business Day) to the Borrower (which notice shall include any applicable notice information and any other reasonably detailed information required by the Borrower or the Administrative Agent to perform their obligations hereunder), but without the consent of the Borrower. Each Conduit Lender may disclose any non-public information relating to its Advances to any rating agency, commercial paper dealer or Support Party (any of which shall be informed of the confidential nature of the information). The identity and obligations of the Granting Lender with respect to the rights assigned by such Conduit Lender shall not be limited or otherwise affected by any such assignment by the Conduit Lender.
If the Borrower delivers a notice, request or payment to a Lender or Conduit Lender prior to receiving notice of an assignment by such Lender or Conduit Lender under this Section 15.1 (together with any applicable information required to be delivered by such assignor or assignee relating to such assignment), the Borrower shall be deemed to have delivered such notice, request or payment to such assignee to the extent such assignee would otherwise be required to have received such notice, request or payment at a time earlier than the Borrower received such notice of the assignment (and related information).
SECTION 15.2 Documentation. The assignor and the assignee involved in an assignment referred to in Section 15.1 shall execute and deliver to the Administrative Agent an Assignment and Assumption, duly executed by each such party, and the assigning Lender shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to perfect, protect or more fully evidence the assignee’s right, title and interest in, and to enable the assignee to exercise or enforce any rights hereunder or under any applicable Note. The Administrative Agent shall promptly deliver to the Borrower a copy of each Assignment and Assumption that it receives pursuant to the terms of this Section 15.2.
SECTION 15.3 Rights of Assignee. The respective assignee receiving such assignment shall have all of the rights of such Lender hereunder and all references to the Lenders in Section 16.1 shall be deemed to apply to such assignee.
SECTION 15.4 Endorsement. Each Lender authorizes the Administrative Agent to, and the Administrative Agent agrees that it shall, endorse any applicable Note to reflect any assignments made pursuant to this Article XV or otherwise (but failure to endorse such Note shall not affect the right of any Lender hereunder).
SECTION 15.5 Registration; Registration of Transfer and Exchange.
(a)    The Administrative Agent shall maintain an account or accounts evidencing the indebtedness of the Borrower to each Lender resulting from each Advance made by such Lender hereunder, including the name and address of, and amounts of principal and Yield (including stated interest) payable and paid to such Lender from time to time hereunder (the “Account Register”). The entries made in such accounts shall be conclusive and binding for all purposes, absent manifest error.

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(b)    To the extent that any Lender has requested a Note pursuant to Section 2.5, the Administrative Agent shall provide for the registration of Notes in the Account Register and of transfer of such Notes.
(c)    With respect to any Lender, the transfer of any commitment of any Lender and the rights to principal of, and interest on, any such commitment shall not be effective until such transfer is recorded on the Account Register maintained by the Administrative Agent with respect to ownership of such commitments prior to such recordation all amounts owing to the transferor with respect to such commitments shall remain owing to the transferor, notwithstanding the transfer of any Note or any notation on any Note.
(d)    Each Person who has or who acquired a Note, any Advances and/or any Commitment shall be deemed by the acceptance or acquisition thereof to have (i) agreed to be bound by the provisions of this Section 15.5 and (ii) represented to the Administrative Agent that the transfer of such Advance and/or Commitment to such Person is exempt from registration or qualification under the Securities Act of 1933, as amended, and all applicable state securities laws and that such transfer does not constitute a “prohibited transaction” under ERISA (and agreed to deliver to the Administrative Agent evidence of the foregoing upon request the Administrative Agent).
(e)    At the option of the holder thereof, any Note may be exchanged for one or more new Notes of any authorized denominations and of a like aggregate principal amount at an office or agency of the Administrative Agent. Whenever any Notes are so surrendered for exchange, the Borrower shall execute the new Notes which the holder making the exchange is entitled to receive.
(f)    Upon surrender for registration of transfer of any Note at an office or agency of the Administrative Agent, the Borrower shall, at the request of the applicable Lender, execute and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and aggregate principal amount.
(g)    All Notes issued upon any registration of transfer or exchange of any Note in accordance with the provisions of this Agreement shall be the valid obligations of the Borrower, evidencing the same debt, and entitled to the same benefits under this Agreement, as the Note(s) surrendered upon such registration of transfer or exchange.
(h)    Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Borrower or the Administrative Agent) be fully endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Administrative Agent, duly executed by the holder thereof or his attorney duly authorized in writing. Each such Note shall be accompanied by a statement providing the name of the transferee and indicating whether the transferee is subject to income tax backup withholding requirements and whether the transferee is the sole beneficial owner of such Notes.
(i)    No service charge shall be made for any registration of transfer or exchange of Notes, but the Borrower may require payment from the transferee holder of a sum sufficient to

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cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of exchange of Notes, other than exchanges pursuant to this Section 15.5.
(j)    The holders of the Notes shall be bound by the terms and conditions of this Agreement.
SECTION 15.6 Mutilated, Destroyed, Lost and Stolen Notes.
(a)    If any mutilated Note is surrendered to the Administrative Agent, the Borrower shall, at the request of the Administrative Agent, execute and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.
(b)    If there shall be delivered to the Borrower and the Administrative Agent prior to the payment of any Note (i) evidence to its satisfaction of the destruction, loss or theft of such Note and (ii) such security or indemnity as may be required by them to save each of them and any of its agents harmless, then the Borrower shall, at the request of the Administrative Agent, execute and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.
(c)    Upon the issuance of any new Note under this Section 15.6, the Borrower may require the payment from the transferor holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Administrative Agent) connected therewith.
(d)    The provisions of this Section 15.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
SECTION 15.7 Cancellation. All Notes surrendered for payment or registration of transfer or exchange shall be delivered to the Administrative Agent, and shall be promptly canceled by it and may be destroyed pursuant to the Administrative Agent’s securities retention policies. The Borrower shall promptly deliver to the Administrative Agent for cancellation any Notes previously delivered hereunder which the Borrower may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Administrative Agent. No Notes shall be executed in lieu of or in exchange for any Notes canceled as provided in this Section 15.7, except as expressly permitted by this Agreement.
ARTICLE XVI

INDEMNIFICATION
SECTION 16.1 General Indemnity of the Borrower. Without limiting any other rights which any such Person may have hereunder or under applicable law, the Borrower hereby agrees to indemnify the Administrative Agent, the Collateral Agent, each Lender, each Conduit Lender and each of their respective Affiliates, and each of their respective successors, transferees,

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participants and assigns (and successors, transferees, participants and assigns thereof) and all officers, directors, shareholders, controlling Persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called an “Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively called “Indemnified Amounts”) awarded against or incurred by any of them arising out of or relating to any Transaction Document (or the Original Agreement or the Initial Agreement) or the transactions contemplated thereby or the use of proceeds therefrom by the Borrower, including (without limitation) in respect of the funding of any Advance or in respect of any Aircraft, excluding, however, (a) Indemnified Amounts to the extent determined by a final non-appealable decision of a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of any Indemnified Party or its Affiliate, (b) any Taxes, loss of Tax benefits, or costs incurred in contesting any Taxes or loss of Tax benefits (the related indemnities for which are set out solely in Section 6.3 of this Agreement), (c) any Indemnified Amounts the liabilities for which are explicitly set out in another provision of this Agreement or the Transaction Documents, including costs and expenses covered by Section 17.4 of this Agreement, and (d) any Indemnified Amounts that constitute a cost or expense that is required to be borne by any Indemnitee pursuant to any other explicit provision of the Transaction Documents. Without limiting the foregoing, but subject to the exclusions described in clauses (a), (b), (c) and (d) above, the Borrower agrees to indemnify each Indemnified Party for Indemnified Amounts arising out of or relating to:
(i)    the grant of a security interest to the Collateral Agent (for the benefit of the Lenders);
(ii)    the breach of any representation or warranty made by the Borrower, any Service Provider, any Borrower Subsidiary (or any of their respective officers) under or in connection with this Agreement or the other Transaction Documents, any Quarterly Report, Monthly Report, officer’s certificate or any other information, report or certificate delivered by the Borrower or any Service Provider pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;
(iii)    the failure by the Borrower, any Service Provider or any Borrower Subsidiary to comply in any material way with any applicable law, rule or regulation with respect to any Aircraft or Lease, or the nonconformity of any Aircraft or Lease with any such applicable law, rule or regulation;
(iv)    the failure to vest and maintain vested in the Collateral Agent, for the benefit of the Lenders, a first-priority security interest in all the Borrower Collateral, free and clear of any Adverse Claim;
(v)    the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Borrower Collateral;

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(vi)    any dispute, claim, offset or defense (other than discharge in bankruptcy) of an Obligor to the payment of any Lease (including, without limitation, a defense based on such Lease not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);
(vii)    the commingling of the proceeds of the Aircraft, the Leases or any other Borrower Collateral at any time with other funds;
(viii)    any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Advances or the Ownership of the Aircraft, the Leases or any other Borrower Collateral;
(ix)    any failure of the Borrower, any Service Provider, or any Borrower Subsidiary to comply with its covenants contained in this Agreement or any other Transaction Document; or
(x)    any claim brought by any Person other than an Indemnified Party arising from any activity by the Borrower, any Service Provider, or any Borrower Subsidiary or any Affiliate of any of them in servicing, administering or collecting any Aircraft or Lease.
SECTION 16.2 Waiver of Consequential Damages, Etc. To the fullest extent permitted by any applicable Requirement of Law, none of the Borrower, the Service Providers, or any Borrower Subsidiary shall assert, and each of them hereby waives, any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Advance or the use of the proceeds thereof. No Indemnified Party shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby.
ARTICLE XVII

MISCELLANEOUS
SECTION 17.1 No Waiver; Remedies. Neither the execution and delivery of this Agreement nor any failure on the part of any Lender, the Administrative Agent, the Collateral Agent, any Indemnified Party or any Affected Party to exercise, nor any delay by any such Person in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any such Person of any right, power or remedy hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each Lender is hereby authorized by the

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Borrower at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all obligations of the Borrower, now or hereafter existing under this Agreement, to the Administrative Agent, any Affected Party, any Indemnified Party or any Lender or their respective successors and assigns.
SECTION 17.2 Amendments, Waivers.
(a)     Neither this Agreement nor any other Transaction Document, nor any provision hereof or thereof, may be waived, amended, supplemented or modified except, in each case, with the written consent of the Majority Lenders and Administrative Agent; provided, however, that no such waiver, amendment, supplement or modification shall be effective if the effect thereof would:
(i)    waive, amend, supplement or modify any provision set forth in any of the following definitions without the consent of each of the Lenders: Additional Advance Commitment Period, Advance Rate, Amortization Period, Applicable Margin, Facility Limit, Base Advance Rate, Borrowing Base, Borrowing Base Deficiency, Conversion Date, Facility Termination Date, Liquidity Reserve Initial Required Amount, Liquidity Reserve Maximum Amount and Maximum Aggregate Principal Amount;
(ii)    reduce the principal amount of any Advance or reduce the Yield payable in respect thereof, or reduce any fee payable hereunder, or change the form or currency of payment of any Obligation, without the written consent of each Lender;
(iii)    (A) change the Stated Maturity Date or any scheduled date of payment of any principal, (B) postpone the date for payment of any Obligation hereunder or (C) change the amount of, waive or excuse any such payment, without the written consent of each Lender affected thereby;
(iv)    increase the maximum duration of Interest Periods hereunder, without the written consent of each Lender affected thereby;
(v)    permit the assignment or delegation by AerCap, the Borrower or any of the Borrower Subsidiaries of any of its respective rights or obligations under any Transaction Document (except as delegated pursuant to the Service Provider Agreements), without the written consent of each Lender;
(vi)    release any material portion of the Collateral from the Lien of the Security Trust Agreement (other than in connection with a transfer, sale or other disposition permitted under Section 10.8 hereof or as otherwise provided in or contemplated by the Transaction Documents), or alter the relative priorities of the Obligations entitled to the Liens of the Security Trust Agreement, without the consent of each Lender;

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(vii)    change the amount of, or order of priority in which, payments of funds on deposit in the Collection Account, or the proceeds of draws from the Liquidity Reserve Account, are to be applied in accordance with the terms hereof, without the written consent of each Lender affected thereby;
(viii)    change any provision in Section 4.4 or any other provision hereof in any manner which would alter the pro rata allocation among the Lenders of Advances to be made hereunder or repayments in respect thereof, in each case without the written consent of each Lender;
(ix)    change any provision of this Section 17.2, without the consent of each Lender affected thereby;
(x)    change the percentage set forth in the definition of Majority Lenders without the written consent of each Lender affected thereby;
(xi)    change or waive any provision of Article XIV as the same applies to the Administrative Agent, or any other provision hereof as the same applies to the rights or obligations of the Administrative Agent, in each case without the written consent of the Administrative Agent;
(xii)    change or waive any provision hereof as the same applies to the rights or obligations of the Administrative Agent, in each case without the written consent of the Administrative Agent;
(xiii)    change or waive any provision hereof as the same applies to the rights, protections or obligations of the Collateral Agent or the Account Bank, in each case, without the written consent of the Collateral Agent or the Account Bank, respectively, or
(xiv)    change any provision of Sections 2.8, 15.1, 17.12, 17.15 or 17.21 without the consent of each Lender.
(b)    The Borrower and the Service Providers agree to make such amendments to this Agreement from time to time as may be necessary to evidence the addition of a new Lender hereunder.
(c)    Notwithstanding anything herein to the contrary, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent that by its terms requires the consent of all the Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended, or the maturity of any of its Advances may not be extended, the rate of interest on any of its Advances may not be reduced and the principal amount of any of its Advances may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any amendment, waiver or consent requiring the consent of all the Lenders or each affected Lender that by its

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terms affects any Defaulting Lender more adversely than the other affected Lenders shall require the consent of such Defaulting Lender.
Any Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent pursuant to a Transaction Document shall be restricted as set forth in the definition of Majority Lenders and this Section 17.2.
SECTION 17.3 Notices, Etc.
(a)    Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service or sent by telecopier, to the intended party at the address or telecopier number of such party set forth under its name on the signature pages hereof or at such other address or telecopier number as shall be designated by such party in a written notice to the other parties hereto. Notices sent by hand or overnight courier service shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)    Electronic Communications. Notices and other communications to the Lenders hereunder may (subject to Section 17.3(c)) be delivered or furnished by electronic communication (including e mail and Internet or intranet websites); provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Collateral Agent, the Account Bank, the Borrower or the Servicer may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it (including as set forth in this Section 17.3(b) or Section 17.3(c)); provided that approval of such procedures may be limited to particular notices or communications; and provided further that any notices or other communications to be delivered to the Collateral Agent or the Account Bank shall, if delivered by electronic means, be delivered as a .PDF (Portable Document Format) or other attachment to email, unless otherwise agreed by the applicable parties.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

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Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Agreement and all other Transaction Documents and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Agreement or any other Transaction Document or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Agreement or the other Transaction Documents or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto. When the Collateral Agent or the Account Bank acts on any Executed Documentation sent by electronic transmission, the Collateral Agent or the Account Bank will not be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Collateral Agent and the Account Bank shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Collateral Agent or the Account Bank acting on unauthorized instructions and the risk of interception and misuse by third parties.

(c)    Posting. Each of the Borrower and the Service Providers hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to such Person pursuant to this Agreement and any other Transaction Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for an Advance, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications, collectively, the “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to such Person at the e-mail address of such party set forth under its name on the signature pages hereof or at such other e-mail address(es) provided to the Service Providers or the Borrower from time to time or in such other form, including hard copy delivery thereof, as

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such Person shall require. In addition, each of the Borrower and the Service Providers agrees to continue to provide the Communications to such Person in the manner specified in this Agreement or any other Transaction Document or in such other form, including hard copy delivery thereof, as such Person shall require. Nothing in this Section 17.3 shall prejudice the right of any party hereto to give any notice or other communication pursuant to this Agreement or any other Transaction Document in any other manner specified in this Agreement or any other Transaction Document or as any such party shall require. Also, nothing in this Section 17.3 shall be interpreted as requiring any Borrower Group Member or the Servicer to provide copies of Leases in a manner that would disclose Lease rentals thereon, although copies of Leases with rental redacted, and other portfolio information may be provided.
Each of the Borrower and the Service Providers further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available.” The Administrative Agent does not warrant the accuracy or completeness of the Communications, or the adequacy of the Platform and it expressly disclaims liability for errors or omissions in the communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Administrative Agent in connection with the Communications or the Platform. In no event shall the Administrative Agent have any liability to the Borrower, any Service Provider, or any of their Affiliates, any Lender or any other person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any transmission of communications through the Internet, except to the extent such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the Administrative Agent’s gross negligence or willful misconduct.
(d)    Conduit Lenders. Any Person delivering any notice to a Conduit Lender hereunder shall also deliver a copy of such notice to the applicable Granting Lender.
SECTION 17.4 Costs and Expenses. In addition to the rights of indemnification granted under Section 16.1, the Borrower agrees to pay on demand, at any time on or after the Effective Date, all costs and expenses (other than with respect to Taxes, the indemnities for which are set out solely in Section 6.3 of this Agreement) in connection with the preparation, execution, delivery and administration of this Agreement, the other Transaction Documents, and the other documents and agreements to be delivered hereunder, and any amendments, waivers or consents executed in connection with this Agreement and/or the other Transaction Documents, including, without limitation, (i) the reasonable legal fees and disbursements of Vedder Price P.C., counsel to the Administrative Agent hereunder, and McCann FitzGerald and Conyers, Dill & Pearman Limited, (ii) the other reasonable out-of-pocket costs and expenses of the Administrative Agent and the Lenders (the “Credit Parties”), including, without limitation, due diligence expenses, and printing, reproduction, document delivery and communication costs, each as incurred in connection with the transactions contemplated hereunder, or the preparation, review, negotiation, execution and delivery and/or enforcement of the Transaction Documents (but excluding legal

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fees and disbursements for any counsel other than the counsel described in clause (i) above and a single counsel in each applicable jurisdiction that is not a country listed on the current version of the Approved Country List), (iii) any amendments, waivers and consents (but not any assignments or participation agreements) executed in connection with the Transaction Documents, (iv) all costs and expenses, if any (including counsel fees and expenses), of the Credit Parties, in connection with the enforcement of the Transaction Documents, and (v) all costs and expenses (including counsel fees and expenses) of the Collateral Agent and the Account Bank. The Borrower shall pay all amounts under this Section 17.4 from time to time upon demand pursuant to the Flow of Funds and after the Borrower and the Service Providers have been furnished with reasonably detailed evidence thereof. The Borrower’s obligations under this paragraph shall survive any termination of this Agreement.
SECTION 17.5 Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and the provisions of Article VI, Article XI and Article XVI shall inure to the benefit of the Indemnified Parties, respectively, and their respective successors and assigns; provided, however, nothing in the foregoing shall be deemed to authorize any assignment not permitted by Article XV. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Facility Termination Date when all Obligations have been finally and fully paid and performed. The rights and remedies with respect to any breach of any representation and warranty made by the Borrower pursuant to Article IX and the indemnification and payment provisions of Article VI and Article XVI and Section 17.4 shall be continuing and shall survive any termination of this Agreement, the payment of all amounts payable hereunder and any termination of any member of the AerCap Group’s rights to act as a Service Provider hereunder or under any other Transaction Document.
SECTION 17.6 Captions and Cross References. The various captions (including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Schedule or Exhibit are to such Section of or Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.
SECTION 17.7 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 17.8 Governing Law; Venue.
(a)    THIS AGREEMENT SHALL IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD

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TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION, EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF THE COLLATERAL AGENT FOR THE BENEFIT OF THE LENDERS IN THE BORROWER COLLATERAL, THE PARENT COLLATERAL, OR REMEDIES HEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.
(b)    EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK SATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, LEGAL ACTION OR PROCEEDING ARISING DIRECTLY OR INDIRECTLY UNDER OR RELATING TO THIS AGREEMENT IN ANY SUCH COURT AND HEREBY FURTHER WAIVES ANY CLAIM THAT ANY SUCH COURT IS NOT A CONVENIENT FORUM FOR ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING.
(c)    EACH OF THE BORROWER AND THE SERVICE PROVIDERS AGREES THAT THE PROCESS BY WHICH ANY SUIT, ACTION OR PROCEEDING IS BEGUN MAY BE SERVED ON IT BY BEING DELIVERED IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING IN THE CITY OF NEW YORK TO AERCAP INC., WITH AN OFFICE ON THE DATE HEREOF AT 801 BRICKELL AVE, 11th FLOOR, MIAMI, FL 33131, AND EACH OF THEM HEREBY APPOINTS AERCAP INC. ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF SUCH SERVICE OF LEGAL PROCESS.
SECTION 17.9 Counterparts.
(a)    Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopier or electronic means, including by email with a

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pdf copy thereof attached, shall be effective as delivery of an original executed counterpart of this Agreement.
(b)    Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Transaction Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Requirement of Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 17.10 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE BORROWER, THE ADMINISTRATIVE AGENT, THE LENDERS OR ANY OTHER AFFECTED PERSON OR INDEMNIFIED PARTY. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER TRANSACTION DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER TRANSACTION DOCUMENT.
SECTION 17.11 Third Party Beneficiary. This Agreement shall only inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns and no third party is entitled to benefit from this Agreement or the terms hereof.
SECTION 17.12 No Proceedings. (a) Each of the Service Providers and the Collateral Agent agrees that it will not institute against the Borrower or any Borrower Subsidiary, or join any other Person in instituting against the Borrower or any Borrower Subsidiary, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as any Advances or other amounts due from the Borrower hereunder shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Advances or other amounts shall be outstanding. The foregoing shall not limit such Person’s right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than such Person.
(b)    Each of the parties hereto agrees that it will not institute against any Conduit Lender, or join any other Person in instituting against any Conduit Lender, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as any commercial paper issued by such any Conduit Lender shall be

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outstanding or there shall not have elapsed one year plus one day since the last day on which any commercial paper issued by such Conduit Lender shall have been outstanding. The foregoing shall not limit a Person’s right to file any claim in or otherwise participate in any such proceedings instituted by any Person other than such Person.

(c)    The provisions of this Section 17.12 shall survive the termination of this Agreement.

SECTION 17.13 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS EXECUTED AND DELIVERED HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
SECTION 17.14 Resolution of Drafting Ambiguities. Each of the Borrower and the Service Providers acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of the Transaction Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.
SECTION 17.15 Confidentiality
(a)    Unless otherwise required by applicable law, the Borrower and the Service Providers each agrees to maintain the confidentiality of the financial terms and conditions of this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby and the identity of the parties hereto, to the other Transaction Documents and otherwise participating in such transactions; provided that this Agreement may be disclosed to (i) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Administrative Agent, (ii) the Borrower’s legal counsel and auditors and (iii) any Government Entity if required by law.
(b)    Each of the Administrative Agent, the Collateral Agent, the Account Bank (in each case, for itself and not on behalf of any Lender or other party hereto) and each of the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it or its Affiliates or as required by the rules of any stock exchange on which its shares or those of its Affiliates are listed (including the Japanese central bank, in the case of a Lender organized under the laws of Japan, or any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Requirements of Law or by any subpoena or similar legal process,

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(d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Transaction Document or any action or proceeding relating to this Agreement or any other Transaction Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 17.15(b), to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) any rating agency for the purpose of obtaining a credit rating applicable to any Lender or affiliate thereof, commercial paper dealer or Support Party (any of which shall be informed of the confidential nature of the information), (h) to the Borrower, any member of the AerCap Group or any of their respective Subsidiaries or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 17.15(b) or (y) becomes available to the Administrative Agent, the Collateral Agent, the Account Bank, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than a member of the AerCap Group, the Borrower, a Service Provider or any of their respective Subsidiaries. For purposes of this Section, “Information” means all information received from AerCap or any member of the AerCap Group, the Borrower or any of their respective Subsidiaries relating to AerCap, the AerCap Group, the Borrower or any of their respective Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, the Collateral Agent, the Account Bank or any Lender on a nonconfidential basis prior to disclosure by AerCap, any member of the AerCap Group, the Borrower or any of their respective Affiliates. Any person required to maintain the confidentiality of Information as provided in this Section 17.15(b) shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord to its own confidential information.
SECTION 17.16 USA Patriot Act Notice
The Administrative Agent (for itself and not on behalf of any Lender) and each Lender hereby notifies the Borrower and AerCap that pursuant to the requirements of the Patriot Act, such Person is required to obtain, verify, and record information that identifies the Borrower and AerCap, which information includes the name and address of the Borrower and AerCap and other information that will allow such Person to identify the Borrower and AerCap in accordance with the Patriot Act.
SECTION 17.17 Compliance with Applicable Law
    In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions including but not limited to those relating to the funding of terrorist activities and money laundering, including without limitation , Section 326 of the USA PATRIOT Act of the United States (“Applicable Laws”), the Collateral Agent and the Account Bank are required to obtain, verify and record and update certain information relating to individuals and entities which maintain a business relationship with the Collateral Agent or the Account Bank. Accordingly, each of the parties hereto agrees to provide the Collateral Agent and the Account Bank, upon its request from time to time, such identifying

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information or documentation as may be available for such party in order to enable the Collateral Agent and the Account Bank to comply with Applicable Laws.
SECTION 17.18 Collateral Agent/Account Bank Protections. The rights, protections and indemnities of the Collateral Agent as set forth in the Security Trust Agreement shall be incorporated in this Section 17.18 for the benefit of the Collateral Agent and the Account Bank, as applicable, as though explicitly set forth in this Section 17.18.
SECTION 17.19 Termination
(a)    Termination. The Borrower may, at its option, terminate this Agreement and the other Credit Documents (collectively, the “Termination”); provided that:
(i)    the Borrower has prepaid the Outstanding Principal Amount and paid all Yield accrued thereon, all accrued Fees and all other Obligations (collectively, the “Termination Payment”);
(ii)    the Borrower shall have provided to the Administrative Agent and each Lender at least five Business Days’ prior written notice of the Termination Payment and Termination; and
(iii)    either (x) the Termination Payment and Termination shall occur after the first anniversary of the Effective Date or (y) the Borrower shall have paid to the Lenders (on a pro rata basis), a fee equal to the aggregate Commitment Fees that, but for the occurrence of the Termination, would have been payable under the Fee Letter with respect to the period commencing on the date of the Termination and ending on the first anniversary of the Effective Date (such Commitment Fees to be calculated assuming that the Outstanding Principal Amount shall be zero during such period).
SECTION 17.20 Judgment Currency
    In respect of any judgment or order given or made for any amount due under this Agreement or any other Credit Document that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Obligors will indemnify the Administrative Agent and any Lender against any loss incurred by them as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange, as quoted by the Administrative Agent or by a known dealer in the judgment currency that is designated by the Administrative Agent, at which the Administrative Agent or such Lender is able to purchase United States dollars with the amount of the judgment currency actually received by the Administrative Agent or such Lender. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

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SECTION 17.21 Limited Recourse to Conduit Lenders
(a)    No recourse under any obligation, covenant or agreement of a Conduit Lender as contained in any Credit Document shall be had against any incorporator, stockholder, member, affiliate, officer, employee or director of a Conduit Lender (other than the related Granting Lender), by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of each Conduit Lender contained in any Credit Document are solely corporate or limited liability company obligations of such Conduit Lender and that no personal liability whatsoever shall attach to or be incurred by the incorporators, stockholders, members, affiliates, officers, employees or directors of such Conduit Lender, under or by reason of any of the respective obligations, covenants or agreements of such Conduit Lender (other than the related Granting Lender) contained in any Credit Document, or implied therefrom, and that any and all personal liability of every such incorporator, stockholder, member, affiliate, officer, employee or director of such Conduit Lender (other than the related Granting Lender) with respect to any such obligation, covenant or agreement (including arising out of any breach thereof by such Conduit Lender), which liability may arise either at common law or in equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.
(b)    Each of the parties to this Agreement hereby (i) acknowledges and agrees that the Conduit Lenders shall have no obligation to pay any amounts under this Agreement unless and until such Conduit Lender shall have received such amounts pursuant to this Agreement and (ii) agrees that the Conduit Lender shall have no obligation to pay any amounts constituting fees, a reimbursement for expenses, or indemnities (collectively, “Expense Claims”), and such Expense Claims shall not constitute a claim (as defined in Section 101 of Title 11 of the United States Bankruptcy Code or any similar law in another jurisdiction) against the Conduit Lender, unless or until the Conduit Lender has received amounts sufficient to pay such Expense Claims pursuant to this Agreement and such amounts are not required to pay the indebtedness of the Conduit Lender; provided in each case that the Granting Lender relating to such Conduit Lender shall have all obligations that a Conduit Lender would have but for this clause (b).
(c)    The provisions of this Section 17.21 shall survive the termination of this Agreement.
SECTION 17.22 Continuing Liens
    Notwithstanding the refinancing of the Original Agreement Refinancing Amount pursuant hereto, the parties hereto hereby agree that the Liens created pursuant to the Security Trust Agreement and the other Credit Documents prior to such refinancing shall continue in full force and effect and shall not be terminated or released as a result of such refinancing.
SECTION 17.23 Direction to Execute.
    The Administrative Agent and each of the undersigned Lenders hereby irrevocably requests and directs the Collateral Agent to execute and deliver this Agreement and the Eighth

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Omnibus Amendment to Security Trust Agreement and Service Provider Agreements, dated as of July 1, 2024 among the Borrower, the Borrower Subsidiaries party thereto, AerCap, AASL, CML, the Administrative Agent and the Collateral Agent, and to take any and all further action necessary or appropriate to give effect to the transactions contemplated hereby and thereby, as the case may be.

    SECTION 17.24 Acknowledgement and Consent to Bail-In of Affected Financial Institutions.
Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
By its making of a portion of the Advances, each Lender (including the respective successors and permitted assignees of each Lender), to the extent permitted by law, waives any and all claims against the Collateral Agent and the Account Bank for, agrees not to initiate a suit against the Administrative Agent, the Collateral Agent or the Account Bank in respect of, and agrees that none of the Administrative Agent, the Collateral Agent or the Account Bank shall be liable for, any action that the Administrative Agent, the Collateral Agent or the Account Bank takes, or abstains from taking, in either case in accordance with the exercise of the Write-Down and Conversion Powers by the applicable Resolution Authority with respect to the Advances.
By its making of a portion of the Advances, each Lender (including the respective successors and permitted assignees of each Lender), acknowledges and agrees that, upon the

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exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority, (a) none of the Administrative Agent, the Collateral Agent or the Account Bank shall be required to take any further directions from the Administrative Agent (in the case of the Collateral Agent and the Account Bank) and/or the Lenders under the terms of this Agreement or any other Transaction Document unless secured or indemnified to its satisfaction, and that they may not direct the Administrative Agent, the Collateral Agent or the Account Bank to take any action whatsoever, including without limitation, any challenge to the exercise of Write-Down and Conversion Powers or a request to call a meeting or take any other action under this Agreement or the other Transaction Documents in connection with the exercise of Write-Down and Conversion Powers unless secured or indemnified to its satisfaction and (b) this Agreement and the other Transaction Documents shall not impose any duties upon the Administrative Agent, the Collateral Agent or the Account Bank whatsoever with respect to the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority.
The Borrower’s obligations to indemnify the Administrative Agent, the Collateral Agent and the Account Bank in accordance with the terms of this Agreement and the other Transaction Documents shall survive the exercise of the Write-Down and Conversion Powers by the applicable Resolution Authority (but, for the avoidance of doubt, the foregoing shall not constitute any increase or addition to the Borrower’s indemnity obligations as set forth in the Transaction Documents).
The parties hereto agree that they will not amend, change or modify this Section 17.24 and the related rights, immunities, indemnities and protections of the Administrative Agent, the Collateral Agent and the Account Bank without the Administrative Agent’s, the Collateral Agent’s or the Account Bank’s written consent, as the case may be.
    SECTION 17.25 Acknowledgement Regarding any Supported QFCs.
To the extent that the Credit Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest,

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obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Lender that fails to make an Advance when required pursuant to the terms of this Agreement shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
As used in this Section 17.25, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
    SECTION 17.26 Specified Aircraft. Notwithstanding anything to the contrary herein or in any other Transaction Document:
(a)The Base Advance Rate, Borrowing Base and Base Value for each Specified Aircraft shall be 0%, $0 and $0, respectively.
(b)No provision herein or in any other Transaction Document shall prohibit, restrict or require conditions to any acquisition, sale, transfer or other disposition of any Specified Aircraft (or part thereof) or the Equity Interest in any Borrower Subsidiary owning such Specified Aircraft (and not directly or indirectly owning or leasing any other Aircraft). The parties hereto (in the case of the Collateral Agent, at the Administrative Agent’s direction, which the Administrative Agent shall provide) shall cooperate at the cost of the Borrower with any actions or documentation releasing the Collateral Agent’s security interests in such Specified Aircraft, such Equity Interest, and the related Lease (and other related Collateral) to the extent reasonably requested by a Borrower Group Member or Service Provider in connection with such sale, transfer or other disposition.

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(c)Unless an Event of Default has occurred and is continuing, all amounts (“Specified Aircraft Proceeds”) received and whether or not on deposit in an account maintained with the Account Bank in connection with, derived from or otherwise relating to a Specified Aircraft (including, without limitation, all Lease payments, indemnity payments, drawings under letters of credit, guarantees and other collateral security relating to a Lease, payments relating to a Lease restructuring, claim recoveries, sale proceeds, insurance proceeds, and amounts maintained in the Maintenance Reserve Account and the Security Deposit Account, in each case attributable to such Aircraft), shall be paid and applied to or at the direction of the Borrower (including to cure a Maintenance Reserves Deficiency or to make payments of interest, principal and premium, if any, on one or more AerCap Sub Notes and of accrued interest on the AerCap Liquidity Facility), provided that the Borrower may elect, in its sole discretion, to retain all or a portion of such funds in the Collection Account; provided further that the Borrower shall direct any indemnity payment or insurance proceeds received by a Borrower Group Member and on deposit in an account maintained with the Account Bank but payable to an indemnified or insured person other than a Borrower Group Member be paid to such other person.
(d)No Specified Aircraft Proceeds (whether or not retained in the Collection Account) shall constitute Collections or Available Collections unless the Borrower shall so elect.
(e)The Borrower may, and the parties hereto shall cooperate with any reasonable request by the Borrower to, establish one or more separate accounts of an applicable Borrower Group Member with a bank (other than the Account Bank) in which only Specified Aircraft Proceeds may be deposited (which may include a confirmation of consent to a Lessee as to changed payments instructions), which shall not be required to be subject to a security interest of the Collateral Agent, and neither the Collateral Agent nor the Account Bank shall have any obligation or liability in connection with such accounts or the funds on deposit therein.
(f)To the extent a Borrower Group Member is required to make payments of costs or expenses attributable to a Specified Aircraft (including fees and expenses of the Servicer and other applicable advisors and service providers), such costs or expenses shall be paid solely out of Specified Aircraft Proceeds, amounts in the accounts referred to in clause (e) above (if any), amounts the Borrower received pursuant to the Flow of Funds, Servicer Advances or advances under an AerCap Sub Note.
(g)Neither the Collateral Agent nor the Account Bank shall have any responsibility for, or liability in connection with, identifying, monitoring, segregating or maintaining the portion of the amounts on deposit in the Collection Account or other accounts maintained with the Account Bank that constitute Specified Aircraft Proceeds. Any instruction of the Borrower to the Collateral Agent or the Account Bank pursuant to Section 17.26(c), (d) or (f) shall specifically state that it is being delivered pursuant to Section 17.26(c), (d) or (f), as the case may be, and, by delivery thereof, the Borrower shall be deemed to have confirmed that such instruction has been given in compliance with the applicable terms and provisions of this Agreement; it being understood and agreed that the Collateral Agent and the Account Bank shall be entitled to conclusively rely on such deemed confirmation and the instruction received by it

Eighth Amended and Restated Credit Agreement    189
#4890-1996-9475v9

without independent inquiry, investigation or consent of the Administrative Agent or any other Person.
For the avoidance of doubt, the foregoing shall not prejudice the obligations of the Borrower under Section 4.2(b)(i) with respect to the conversion of a Funded Aircraft to a Specified Aircraft.
[Signature pages follow.]

Eighth Amended and Restated Credit Agreement    190
#4890-1996-9475v9

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.
AERFUNDING 1 LIMITED, as Borrower

By:    /s/ Liam Meade
Name: Liam Meade
Title: Director
AerFunding 1 Limited
Clarendon House
2 Church Street
Hamilton, HM 11
Bermuda
Attention: Company Secretary

Facsimile No.: 441-292-4720 / 295-1861
                        E-mail: contractualnotices@aercap.com

with a copy to:

AerCap Administrative Services Limited
Aviation House
Shannon, Co. Clare
Ireland
Attention: Legal Department

Tel: + 353-61-723-800
                        E-mail: contractualnotices@aercap.com

Eighth Amended and Restated Credit Agreement

AERCAP IRELAND LIMITED
By:    /s/ Vilma O’Malley
Name: Vilma O’Malley
Title: Attorney
AerCap Ireland Limited
Aviation House
Shannon, Co. Clare
Ireland
Attention: Legal Department

Tel: + 353-61-723-800
E-mail: contractualnotices@aercap.com

Eighth Amended and Restated Credit Agreement

AERCAP ADMINISTRATIVE SERVICES LIMITED
By:    /s/ Vilma O’Malley
Name: Vilma O’Malley
Title: Attorney
AerCap Administrative Services Limited
Aviation House
Shannon, Co. Clare
Ireland
Attention: Legal Department

Tel: + 353-61-723-800
E-mail: contractualnotices@aercap.com

Eighth Amended and Restated Credit Agreement

CASH MANAGER LIMITED
By:    /s/ Vilma O’Malley
Name: Vilma O’Malley
Title: Attorney
Cash Manager Limited
c/o AerCap Ireland Limited
Aviation House
Shannon, Co. Clare
Ireland
Attention: Legal Department

Tel: + 353-61-723-800
E-mail: contractualnotices@aercap.com

Eighth Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as Administrative Agent
By:    /s/ Andrew Cantillon
Name: Andrew Cantillon
Title: Director

Bank of America, N.A.
620 S. Tryon St.
NC1-030-21-01
Charlotte, NC 28255

                            Attention: Sean Walsh
Email:     sean.c.walsh@bofa.com / dg.sfg-treasury@bofa.com
Tel: 980-386-0159

Eighth Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as a Lender
By:    /s/ Andrew Cantillon
Name: Andrew Cantillon
Title: Director

Eighth Amended and Restated Credit Agreement

FIFTH THIRD BANK, NATIONAL ASSOCIATION,
as a Lender
By:    /s/ Matthew Glahn
Name: Matthew Glahn
Title: AVP

Eighth Amended and Restated Credit Agreement

ROYAL BANK OF CANADA, as a Lender
By:    /s/ Edward V. Westerman
Name: Edward V. Westerman
Title: Authorized Signatory

By:    /s/ Lisa Wang
Name: Lisa Wang
Title: Authorized Signatory

Eighth Amended and Restated Credit Agreement

SOCIETE GENERALE, as a Lender
By:    /s/ Geoffroy Robin
Name: Geoffroy Robin
Title: Analyst – Aviation Finance

Eighth Amended and Restated Credit Agreement

MORGAN STANLEY BANK, N.A., as a Lender
By:    /s/ Stephen Marchi
Name: Stephen Marchi
Title: Authorized Agent

Eighth Amended and Restated Credit Agreement

DBS BANK LTD., as a Lender
By:    /s/ Cheng Yu Hua
Name: Cheng Yu Hua
Title: Attorney-in-fact

Eighth Amended and Restated Credit Agreement

NATIONAL WESTMINSTER BANK PLC, as a Lender
By:    /s/ Shaun Pickering
Name: Shaun Pickering
Title: Director

Eighth Amended and Restated Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, as a Lender
By:    /s/ Nina Austin
Name: Nina Austin
Title: Senior Vice President

Eighth Amended and Restated Credit Agreement

ING BANK, A BRANCH OF ING-DIBA AG, as a Lender
By:    /s/ Hugo Kanters
Name: Hugo Kanters
Title: Managing Director

By:    /s/ Bernard van Duuren
Name: Bernard van Duuren
Title: Director

Eighth Amended and Restated Credit Agreement

SCOTIABANK (IRELAND) DESIGNATED ACTIVITY COMPANY, as a Lender
By:    /s/ Frank Murphy
Name: Frank Murphy
Title: Director

By:    /s/ Carlos Ivan Duarte
Name: Carlos Ivan Duarte
Title: Associate Director

Eighth Amended and Restated Credit Agreement

KEYBANK, N.A., as a Lender
By:    /s/ Richard Andersen
Name: Richard Andersen
Title: Senior Vice President

Eighth Amended and Restated Credit Agreement

BNP PARIBAS, as a Lender
By:    /s/ Antoine Treguer
Name: Antoine TREGUER
Title: Aviation Finance Group
By:    /s/ Céline Chatainier
Name: Céline CHATAINIER
Title: Director, Aviation Finance Group

Eighth Amended and Restated Credit Agreement

HSBC BANK PLC, as a Lender
By:    /s/ Patrick Prange
Name: Patrick Prange
Title: Managing Director

Eighth Amended and Restated Credit Agreement

FAIRWAY FINANCE COMPANY, LLC, as a Conduit Lender
By:    /s/ April Grosso
Name: April Grosso
Title: Vice President

Eighth Amended and Restated Credit Agreement

LA FAYETTE ASSET SECURITIZATION LLC,
as Conduit Lender
By:    Crédit Agricole Corporate and Investment Bank, as attorney-in-fact
By:    /s/ Michael Regan
Name: Michael Regan
Title: Managing Director
By:    /s/ Roger Klepper
Name: Roger Klepper
Title: Managing Director

Eighth Amended and Restated Credit Agreement

WELLS FARGO BANK, N.A., as a Lender
By:    /s/ William R. Eustis
Name: William R. Eustis
Title: Managing Director

Eighth Amended and Restated Credit Agreement

COMMONWEALTH BANK OF AUSTRALIA (EUROPE) N.V., as a Lender
By:    /s/ Lachlan Evans
Name: Lachlan Evans
Title: Head of Coverage, Europe
By:    /s/ Peter Disberg
Name: Peter Disberg
Title: Head of Legal & Corporate Secretary

Eighth Amended and Restated Credit Agreement

APPLE BANK, as a Lender
By:    /s/ Dana R. MacKinnon
Name: Dana R. MacKinnon
Title: Managing Director

Eighth Amended and Restated Credit Agreement

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent and as Account Bank
By:    /s/ Timothy Johnson
Name: Timothy Johnson
Title: Assistant Vice President
By:    /s/ Richard Vieta
Name: Richard Vieta
Title: Associate

Deutsche Bank Trust Company Americas
c/o Deutsche Bank National Trust Company
1761 E. Saint Andrew Place
Santa Ana, CA  92705-4934
Attention:  ABS Client Service – UBSAFL
Email:  ABSClientServices@list.db.com

Eighth Amended and Restated Credit Agreement

Appendix I
Portfolio Limitations and Eligible Aircraft

TABLE 1

Aircraft Type	Maximum Aircraft Type Concentration Percentage
A320 NEO	75%
A321 NEO	40%
A330 NEO	25%
B737 MAX	75%
A350	40%
B787-8, B787-9 and B787-10 (combined)	40%
E190-E2 and E195-E2 (combined)	20%

Eighth Amended and Restated Credit Agreement    App I-1
#4890-1996-9475v9

Base Advance Rates:

TABLE 2

Aircraft Type	Base Advance Rate while Critical Mass does not exist			Base Advance Rate while Critical Mass exists
	Adjusted Book Value	Adjusted Appraised Base Value	Adjusted Appraised Market Value	Adjusted Book Value	Adjusted Appraised Base Value	Adjusted Appraised Market Value
A320 NEO	65.0%	65.0%	65.0%	70.0%	70.0%	70.0%
A321 NEO	65.0%	65.0%	65.0%	70.0%	70.0%	70.0%
E190-E2	65.0%	65.0%	65.0%	70.0%	70.0%	70.0%
E195-E2	65.0%	65.0%	65.0%	70.0%	70.0%	70.0%
B737 MAX	65.0%	65.0%	65.0%	70.0%	70.0%	70.0%
A330 NEO	65.0%	65.0%	65.0%	70.0%	70.0%	70.0%
A350	65.0%	65.0%	65.0%	70.0%	70.0%	70.0%
B787-8	65.0%	65.0%	65.0%	70.0%	70.0%	70.0%
B787-9	65.0%	65.0%	65.0%	70.0%	70.0%	70.0%
B787-10	65.0%	65.0%	65.0%	70.0%	70.0%	70.0%

[continues next page]

Eighth Amended and Restated Credit Agreement    App I -2
#4890-1996-9475v9

Geographical Diversification:

Country Concentration Limits

Country	Percentage

United States	40%
United Kingdom	30%
Countries rated BBB/Baa2 (or the equivalent) or better (1)	20%
India	15%
Other	15%(3)

Region Concentration Limits

Region	Percentage

Any Developed Market Region (2)	50%
Any Emerging Market Region other than Asia (2)	35%
Emerging Market Asia (2)	45%
Other (2)	20% (3)
Asia/Pacific (2)	55%

(1) Based on the sovereign foreign currency debt rating assigned by the rating agencies to the country in which a Lessee is domiciled at the time the relevant lease is executed
(2)    The designations of Emerging Markets and Developed Markets are set out below, as may be amended by the Borrower from time to time based on, among other things, gross domestic product levels, regulation of foreign ownership of assets, applicable regulatory environment, exchange controls and perceived investment risk; provided that the Borrower shall have received the written consent of the Administrative Agent to such amendment, which the Administrative Agent shall provide if such requested amendment is consistent with a similar designation determined and published by Morgan Stanley Capital International or other information source as shall be acceptable to the Administrative Agent.
(3) In addition, within the “Other” designation, no more than 5% shall be leased to Lessees or Affiliates thereof domiciled in “Other” countries in Africa.

Region	Country

Developed Markets

Eighth Amended and Restated Credit Agreement    App I -3
#4890-1996-9475v9

Europe	EU (except Bulgaria, Cyprus, Czech Republic, Estonia, Hungary, Latvia, Lithuania, Luxembourg, Malta, Poland, Romania, Slovakia and Slovenia), Iceland, Norway, United Kingdom and Switzerland
North America	Canada and United States
Pacific	Australia, Hong Kong, Japan, New Zealand and Singapore

Region (continued)	Country (continued)

Emerging Markets
Asia	China, Guam, India, Indonesia, Macau, Malaysia, Pakistan, Philippines, South Korea, Sri Lanka, Taiwan, Thailand, Vietnam
Europe, Africa and Middle East
Bahrain, Bulgaria, Channel Islands, Croatia, Cyprus, Czech Republic, Egypt, Estonia, Hungary, Israel, Jordan, Kuwait, Latvia, Lithuania, Malta, Morocco, Oman, Poland, Qatar, Saudi Arabia, South Africa, Slovakia, Slovenia, Tunisia, Turkey and United Arab Emirates

Latin America	Argentina, Bermuda, Brazil, Cayman Islands, Chile, Colombia, Costa Rica, El Salvador, Guatemala, Jamaica, Mexico, Panama, Peru, Puerto Rico, Trinidad & Tobago and Venezuela
Other	All other countries (generally those that have small or underdeveloped capital markets)

Eighth Amended and Restated Credit Agreement    App I -4
#4890-1996-9475v9

APPENDIX II

Lender	Commitment ($)
Bank of America, N.A.	210,000,000
Fifth Third Bank, National Association	210,000,000
Royal Bank of Canada	170,000,000
Société Générale	170,000,000
Morgan Stanley Bank, N.A.	160,000,000
DBS Bank Ltd.	135,000,000
National Westminster Bank PLC	135,000,000
PNC Bank N.A.	135,000,000
ING Bank, a branch of ING-DiBa AG	115,000,000
Scotiabank (Ireland) Designated Activity Company	115,000,000
KeyBank NA	115,000,000
BNP Paribas	90,000,000
HSBC Bank plc	90,000,000
Bank of Montreal	90,000,000
Crédit Agricole Corporate and Investment Bank	90,000,000
Wells Fargo Bank, N.A.	90,000,000
Commonwealth Bank of Australia (Europe) N.V.	90,000,000
Apple Bank for Savings	40,000,000
Total	2,250,000,000

Designation of Conduit Lenders:
Granting Lender                    Conduit Lenders
Bank of Montreal                     Fairway Finance Company, LLC

Crédit Agricole Corporate
and Investment Bank                    La Fayette Asset Securitization LLC

Eighth Amended and Restated Credit Agreement    App II -1
#4890-1996-9475v8

EXHIBIT A
Form of Advance Request

[         __, 20__]
BANK OF AMERICA, N.A.,
as Administrative Agent for the Lenders under the Credit Agreement referred to below
c/o Bank of America, N.A.
620 S. Tryon St.
NC1-030-21-01
Charlotte, NC 28255
Attention: Sean Walsh
Email:     sean.c.walsh@bofa.com / dg.sfg-treasury@bofa.com
Tel: 980-386-0159

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Collateral Agent and as Account Bank
under the Credit Agreement referred to below
c/o Deutsche Bank National Trust Company
1761 E. Saint Andrew Place
Santa Ana, CA  92705-4934
Attention:  ABS Client Service – UBSAFL
Email:  ABSClientServices@list.db.com

EACH OF THE LENDERS SET FORTH ON SCHEDULE 1
ATTACHED HERETO

Ladies and Gentlemen:

The undersigned, AerFunding 1 Limited, an exempted company incorporated under the laws of Bermuda (the “Borrower”) refers to that certain Eighth Amended and Restated Credit Agreement dated as of July 1, 2024 (as it may be amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, AerCap Ireland Limited, as Servicer, AerCap Administrative Services Limited, individually and as Service Provider Administrative Agent, Cash Manager Limited, individually and as Financial Administrative Agent, Cash Manager and Insurance Servicer, the Lenders party thereto from time to time, Bank of America, N.A., as Administrative Agent, and Deutsche Bank Trust Companies Americas, as Collateral Agent and Account Bank, and hereby gives you notice

Eighth Amended and Restated Credit Agreement    Exh. A-1
#4890-1996-9475v9

pursuant to Section 2.2 of the Credit Agreement that the undersigned requests one or more Advances under the Credit Agreement, and in that connection sets forth below the information relating to each such Advance as required by Section 2.2 and, as applicable, Section 2.3(c) of the Credit Agreement (capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Credit Agreement):

(i)The Advance Date is [__, 20__].

(ii)The aggregate principal amount of the Advances is $[__________].

(iii)Each Lender is to fund the portion of such amount set forth on Schedule 2. Each Lender is to fund the entire proceeds of its Advance directly to the following account at the Account Bank:

Bank Name: Deutsche Bank Trust Company Americas
Location: New York, NY 10005
Account Name: NYLTD Funds Control NY
Account #: 01419647
ABA #: 021001033
Ref.: AerFunding 1 Ltd Borrower Funding Account

Immediately upon receipt of the proceeds of the Advances in the above-referenced account, the Account Bank shall transfer the entire proceeds of the Advances to the Borrower Funding Account:

Bank Name: Deutsche Bank Trust Company Americas
Account Name: NYLTD Funds Control NY
Location: New York, NY 10005
ABA #: 021001033
Account #: 01419647
FFC: UBSAFL.5
Ref: AERFUNDING 1 LTD BORROWER FDG

(iv)The Account Bank shall not release any funds in the Borrower Funding Account to, or at the direction of, the Borrower unless the Account Bank shall have received written instructions (which written instructions may be provided by e-mail) to do so from the Administrative Agent.

(v)The Borrower hereby directs the Account Bank, upon the Account Bank’s receipt of such instructions to release funds pursuant to clause (iv) above from the Administrative Agent, to wire the proceeds of the Advances to the following account in the following amount:

    The following account:        $________

Eighth Amended and Restated Credit Agreement    Exh. A-2
#4890-1996-9475v9

Bank Name:
Location:
Swift:
Account #:
Name:
Correspondent bank details:
Bank Name:
ABA #:
Swift:
Reference:

(vi)If such Advances are Additional Advances, the requested Additional Advances are to constitute the following types of Advances, in the principal amounts set forth below (please check applicable box(es)):

    Additional Advances for the purpose of directly or indirectly acquiring Additionally Financed Aircraft in an aggregate principal amount of $___________.

    Critical Mass Event Advance in a principal amount of $___________.

Improvement Advance in a principal amount of $___________.

Increased Availability Advance in a principal amount of $___________.

(vii)Either (please check applicable box):

the Advance Date is __________ __, 20__ (which is a Payment Date) [for Critical Mass Event Advances, Improvement Advances and Increased Availability Advances]; or

    the requested Advance Date is __________ __, 20__, which is at least three Business Days after the date of this Advance Request. Annex I attached hereto sets forth the date or period of dates (any of which shall be a Business Day), not more than eight, Business Days from the requested Advance Date (such period, the “Holding Period”), that the Borrower anticipates that the conditions precedent to funding against any Aircraft to be financed pursuant to the Advances (the “Requested Aircraft”) set forth in Section 7.2 and Section 7.5, of the Credit Agreement shall be satisfied as to each such Requested Aircraft described in Annex I attached hereto; or

Eighth Amended and Restated Credit Agreement    Exh. A-3
#4890-1996-9475v9

(viii)Attached hereto as Annex II is a true and correct copy of the borrowing base certification required by Section 2.2 of the Credit Agreement.
(ix)Attached hereto as Annex III are true and correct copies of each of the schedules, annexes, exhibits and other attachments required to be updated or added to the various Transaction Documents, under the terms thereof, pursuant to the consummation of the transactions contemplated in the making of the requested Advances, if any.
The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the Advance Date after giving effect to the Advances requested hereunder and the consummation of the transactions contemplated in the making of such Advances:

(A)    The date of such Advances is a Business Day;

(B)    The representations and warranties of the Borrower contained in Article IX of the Credit Agreement and the Service Providers contained in Section 8.3 of the Credit Agreement are true and correct, with the same effect as though made on such date (except with respect to any such representations or warranties expressly stated by their terms to be made only at or as of one or more particular dates other than the date hereof or the Advance Date); and

(C)    No Default, Event of Default, Early Amortization Event (including a Servicer Termination Event), or event that would constitute a Servicer Termination Event or Early Amortization Event but for the passage of time or the giving of notice or both, has occurred and is continuing, or will result from the making of such Advances.

[Signature page follows]

Eighth Amended and Restated Credit Agreement    Exh. A-4
#4890-1996-9475v9

Very truly yours,
AERFUNDING 1 LIMITED, as Borrower

By:
Name:
Title:

Eighth Amended and Restated Credit Agreement    Exh. A-5
#4890-1996-9475v9

ANNEX I
Holding Period Information
[To be completed by Borrower, as applicable]

Eighth Amended and Restated Credit Agreement    Annex I-1
#4890-1996-9475v9

ANNEX II

Borrowing Base Certification

Eighth Amended and Restated Credit Agreement    Annex II-1
#4890-1996-9475v9

ANNEX III

Modified and Additional Attachments
[To be attached by Borrower, as applicable]

\Eighth Amended and Restated Credit Agreement    Annex III-1
#4890-1996-9475v9

SCHEDULE 2

Lender Funding Amounts

Lender	Amount	Percentage
		%
		%
		%
		%
Total		100.00%

Eighth Amended and Restated Credit Agreement    Sch 2-1
#4890-1996-9475v9

EXHIBIT A-1
FORM OF INITIAL ADVANCE REQUEST
[__], 2024
BANK OF AMERICA, N.A.,
as Administrative Agent for the Lenders under the Credit Agreement referred to below
c/o Bank of America, N.A.
620 S. Tryon St.
NC1-030-21-01
Charlotte, NC 28255
Attention: Sean Walsh
Email:     sean.c.walsh@bofa.com / dg.sfg-treasury@bofa.com
Tel: 980-386-0159

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Collateral Agent and as Account Bank
under the Credit Agreement referred to below
c/o Deutsche Bank National Trust Company
1761 E. Saint Andrew Place
Santa Ana, CA  92705-4934
Attention:  ABS Client Service – UBSAFL
Email:  ABSClientServices@list.db.com

Ladies and Gentlemen:
The undersigned, AerFunding 1 Limited, an exempted company incorporated under the laws of Bermuda (the “Borrower”) refers to that certain Eighth Amended and Restated Credit Agreement dated as of July 1, 2024 (as it may be amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, AerCap Ireland Limited, as Servicer, AerCap Administrative Services Limited, individually and as Service Provider Administrative Agent, Cash Manager Limited, individually and as Financial Administrative Agent, Cash Manager and Insurance Servicer, the Lenders party thereto from time to time, Bank of America, N.A., as Administrative Agent, and Deutsche Bank Trust Companies Americas, as Collateral Agent and Account Bank, and hereby gives you notice pursuant to Section 2.2 of the Credit Agreement that the undersigned requests the Original Agreement Refinancing Advance under the Credit Agreement, and in that connection sets forth below the information relating to such Advance that is required by Section 2.2 of the Credit Agreement (capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Credit Agreement):
(i)The Advance Date is [__], 2024.

    Exh. A-1-1
#4890-1996-9475v9

(ii)The aggregate principal amount of the Advances is $[______].

(iii)Attached hereto as Annex I is a true and correct copy of the borrowing base certification required by Section 2.2(a) of the Credit Agreement.

(iv)Attached hereto as Annex III is the Initial Advance Schedule.

(v)The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the Initial Advance Date after giving effect to the Advances requested hereunder and the consummation of the transactions contemplated in the making of such Advances:

(A)    The date of such Advances is a Business Day;

(B)    The representations and warranties of the Borrower contained in Article IX of the Credit Agreement and the Service Providers contained in Section 8.3 of the Credit Agreement are true and correct, with the same effect as though made on such date (except with respect to any such representations or warranties expressly stated by their terms to be made only at or as of one or more particular dates other than the date hereof or the Advance Date); and

(C)    No Default, Event of Default, Early Amortization Event (including a Servicer Termination Event), or event that would constitute a Servicer Termination Event or Early Amortization Event but for the passage of time or the giving of notice or both, has occurred and is continuing, or will result from the making of such Advances.

(vi)Notwithstanding the amounts set forth in clause (ii) above, if, on or prior to the Advance Date, the Borrower provides to the Administrative Agent (1) written notification of a different aggregate principal amount of the Advances requested to be made on the Advance Date (the “New Advance Amount”) and (2) a true and correct copy of a borrowing base certification satisfactory to the Administrative Agent, then the aggregate principal amount of the Advances requested hereunder shall be deemed to be the New Advance Amount.

(vii)The undersigned hereby acknowledges and agrees that a portion of the Advances requested, or deemed requested, hereunder shall be set off against the portions of the Original Agreement Repayment Amount which are to be paid by the Borrower to the Lenders (or a Lender’s Affiliate) on the Effective Date and, therefore, the Lenders shall be required to fund the Advances requested hereunder to the Account Bank for transfer to the Borrower Funding Account only to the extent described in the first table in Annex II hereto.

    Exh. A-1-2
    [Advance Request]
#4890-1996-9475v9

(viii)The account information for the Account Bank to which Lenders are required to fund a portion of the Advances as described in Annex II is:

Bank Name: Deutsche Bank Trust Company Americas
Location: New York, NY 10005
Account Name: Corporate Trust and Agency Account
Account #: 01419647
ABA #: 021001033
Ref.: AerFunding 1 Ltd Borrower Funding Account

(ix)Immediately upon receipt of the proceeds of the Advances by the Account Bank in the above-referenced account, the Account Bank shall transfer the entire proceeds of the Advances to the Borrower Funding Account:

Bank Name: Deutsche Bank Trust Company Americas
Location: New York, NY 10005
Account Name: AERFUNDING 1 LTD BORROWER FDG
Account #: UBSAFL.5
ABA #: 021001033

[Signature page follows]

    Exh. A-1-3
    [Advance Request]
#4890-1996-9475v9

Very truly yours,

AERFUNDING 1 LIMITED, as Borrower

By:
Name:
Title:

    Exh. A-1-4
    [Advance Request]
#4890-1996-9475v9

ANNEX I
Borrowing Base Certification

[To be provided by Borrower and attached.]

    Annex-1
#4890-1996-9475v9

ANNEX II
Initial Advance Schedule

[To be provided by Borrower and attached.]

    Exh. A-1-2
    [Advance Request]
#4890-1996-9475v9

ANNEX III
Lender Funding Amounts (not including set off amounts)

Funding Required by Lenders	Amount USD
[_______]	[_______]
Total	[_______]

Initial Advance Allocations (including set off amounts)

Lender	Initial Advance Allocation USD	% Allocation
[_______]	[_______]	[_______]%
Total	[_______]	[_______]%

    Exh. A-1-3
    [Advance Request]
#4890-1996-9475v9

EXHIBIT B
FORM OF NOTE
NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER HEREOF UNLESS SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT AND SUCH STATE LAWS, AND WILL NOT BE A “PROHIBITED TRANSACTION” UNDER THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”). BY ACCEPTANCE OF THIS NOTE, THE HOLDER AGREES TO BE BOUND BY ALL THE TERMS OF THE CREDIT AGREEMENT.
BY ITS ACCEPTANCE OF THIS NOTE, THE HOLDER AGREES TO BE BOUND BY THE PROVISIONS OF SECTION 15.5 OF THE CREDIT AGREEMENT HEREINAFTER REFERRED TO. THIS NOTE IS NOT NEGOTIABLE.
$[__]    [__], 20[__]

FOR VALUE RECEIVED, the undersigned, AerFunding 1 Limited, an exempted company organized and existing under the laws of Bermuda (the “Borrower”), promises to pay to the order of [___] (the “Lender”), for its account, at the office of the Administrative Agent, the lesser of (i) the principal sum of [__] ($[__]) or (ii) the aggregate unpaid principal amount of all Advances shown in the records of the Administrative Agent and made by the Lender pursuant to that certain Eighth Amended and Restated Credit Agreement, dated as of July 1, 2024 (as it may be amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, AerCap Ireland Limited, as Servicer, AerCap Administrative Services Limited, individually and as Service Provider Administrative Agent, Cash Manager Limited, individually and as Financial Administrative Agent, Cash Manager and Insurance Servicer, the lenders party thereto from time to time (the “Lenders”), Bank of America, N.A., as Administrative Agent (together with its successors and assigns, the “Administrative Agent”), and Deutsche Bank Trust Company Americas, as Collateral Agent and Account Bank, at such times and in such amounts as set forth in the Credit Agreement. Unless otherwise defined, capitalized terms used herein have the meanings provided in the Credit Agreement.
The Borrower also promises to pay Yield on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

    Exh. B-1
    [Note]
#4890-1996-9475v9

Payments of both principal and Yield are to be made in lawful money of the United States of America in same day or immediately available funds to the account specified by Section 4.3 of the Credit Agreement.
This Note is one of the Notes referred to in, is subject to the terms and provisions of, and evidences the Advances made by the Lender under the Credit Agreement. Reference is made to the Credit Agreement and the other Transaction Documents for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the indebtedness evidenced by this Note and on which such indebtedness may be declared to be immediately due and payable.
This Note is one of the Notes which collectively replaces and supersedes the “Note” under and as defined in the Original Agreement (as such term is defined in the Credit Agreement).
All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.
As provided in the Credit Agreement and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Account Register, upon surrender of this Note for registration of transfer at the office or agency of the Administrative Agent in New York, New York, and at any other office or agency maintained by the Administrative Agent for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Administrative Agent duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. Without limiting the foregoing, the Administrative Agent may endorse this Note to reflect any assignment made pursuant to the terms of the Credit Agreement or otherwise (but failure to endorse this Note shall not affect the right of any applicable Lender hereunder or under the Credit Agreement).
The Notes are issuable only in registered form. As provided in the Credit Agreement and subject to certain limitations therein set forth, Notes are exchangeable for a like class and aggregate principal amount of Notes of any authorized denomination, as requested by the holder surrendering the same.
No service charge shall be made for any such registration of transfer or exchange, but the Borrower may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than exchanges pursuant to Section 15.5 of the Credit Agreement.
The date and amount of the Advances made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, if the Lender so elects in connection with any transfer or enforcement hereof, endorse on the reverse side of this Note or on the schedule attached hereto and made a part hereof appropriate

    Exh. B-2
    [Note]
#4890-1996-9475v9

notations to evidence the foregoing information with respect to the outstanding loan evidenced hereby; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement. Notwithstanding any notation on any Note, the register maintained by the Administrative Agent shall be conclusive and binding absent manifest error in accordance with the terms of Section 15.5(a) of the Credit Agreement.
All amounts payable by Borrower in respect of its obligations hereunder shall be recoverable only from and to the extent of the assets of the Borrower and its Borrower Subsidiaries and any proceeds thereof, provided, however, that the provisions of this sentence shall not limit or restrict in any way the accrual of interest on any unpaid amount.
No recourse under any obligation of the Borrower evidenced by this Note shall be had against any shareholder, officer or director of the Borrower, by the enforcement of any assessment or by any proceeding, by virtue of any statue or otherwise; it being expressly agreed and understood that this Note evidences a corporate obligation of the Borrower and no personal liability shall attach to or be incurred by the shareholders, officers, agents or directors of the Borrower as such, or any of them under or by reason of any of the obligations evidenced by this Note, and that any and all personal liability for breaches by the Borrower of any of such obligations, covenants or agreements, either at law or by statute or constitution, of every such shareholder, officer, agent or director is hereby expressly waived by the holder hereof by its acceptance of this Note.
[Remainder of Page Intentionally Left Blank.]

    Exh. B-3
    [Note]
#4890-1996-9475v9

THIS NOTE SHALL IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.
AERFUNDING 1 LIMITED

By:    ______________________________
    Name:
    Title:

    Exh. B-4
    [Note]
#4890-1996-9475v9

Personally appeared before me ________________________ [name of notary], in _____________________[county], ____________________ [state], the above-named _______________________ [name of person executing], known or proved to me to be the same person who executed the foregoing instrument and to be the _______________________ [title] of AerFunding 1 Limited and acknowledged to me that he executed the same as his free act and deed and the free act and deed of AerFunding 1 Limited.
Subscribed and sworn before me this ____ day of _________, 20__.

                        NOTARY PUBLIC

                        SHANNON COUNTY, IRELAND

                        My commission [expires the ____ day of     ____________, ____ / is for life].

    Exh. B-5
    [Note]
#4890-1996-9475v9

Schedule attached to Note dated ____, 20__ of AerFunding 1 Limited, as Borrower
Date of Advance	Amount of Advance	Amount of Repayment

    Exh. B-6
    [Note]
#4890-1996-9475v9

EXHIBIT C
Form of Assignment and Assumption

ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [_________], in its capacity as a Lender1 under the Credit Agreement identified below (as amended, the “Credit Agreement”) (such Lender, the “Assignor”), and [___________] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amounts and percentage interests identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity, in each case, solely to the extent related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty of any kind, whether express or implied, by the Assignor.
1 Revise references to Lender and other terms as applicable for assignment by Conduit Lender.

Eighth Amended and Restated Credit Agreement    Exh. C-1
#4890-1996-9475v9

(a) Assignor:	______________________________
(b) Assignee:	______________________________
(c) Borrower:	AerFunding 1 Limited
(d) Administrative Agent:	Bank of America, N.A., as the administrative agent under the Credit Agreement
(e) Collateral Agent:	Deutsche Bank Trust Company Americas
(f) Credit Agreement:	That certain Eighth Amended and Restated Credit Agreement dated as of July 1, 2024 by and among AerFunding 1 Limited as Borrower, AerCap Ireland Limited as Servicer, the other Service Providers party thereto, the financial institutions named therein (or that become parties thereto), as Lenders, Bank of America, N.A., as the Administrative Agent, and the Collateral Agent.
(g) Assignee Notice Information (h) Assigned Interest:	[______________]

Amount of Lender Commitment of _____	Amount of Commitment of _____ assigned	Percentage of Commitment of _______ assigned	Amount of Advances of _________	Amount of Advances of _____ assigned	Percentage of Advances of _____ assigned
$ ________	$ ________	__._____%	$ _______	$ _______	__._____%

Eighth Amended and Restated Credit Agreement    Exh. C-2
#4890-1996-9475v9

Effective Date: _____________ ___, 20___
The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR
[NAME OF ASSIGNOR]
By:    ______________________________
Name:
Title:
ASSIGNEE
[NAME OF ASSIGNEE]
By:    ______________________________
Name:
Title:

Eighth Amended and Restated Credit Agreement    Exh. C-3
#4890-1996-9475v9

Consented to and Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent
By    _________________________________
Name:
Title:

Eighth Amended and Restated Credit Agreement    Exh. C-4
#4890-1996-9475v9

ANNEX 1 to
Assignment and Assumption
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
(AerFunding 1 Limited Credit Agreement)
1.    Representations and Warranties.
1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim created by the Assignor and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby, including providing prior notice of the assignment contemplated by this Assignment and Assumption to the Borrower; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Transaction Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Transaction Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Transaction Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Transaction Document.
1.2    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, [(ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement),]2 (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement, including the requirements concerning confidentiality and indemnification, as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is a Qualifying Lender as of the Effective Date, and it will notify the Borrower reasonably promptly after it becomes aware that it is no longer a Qualifying Lender, (v) it has received a copy of the Credit Agreement and the other Transaction Documents, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and (vi) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly comp
2     Delete if an Event of Default has occurred.

Eighth Amended and Restated Credit Agreement    Annex 1-1
#4890-1996-9475v9

leted and executed by the Assignee3; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Transaction Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Transaction Documents are required to be performed by it as a Lender. Without limiting any other provision of this Assignment and Assumption, the Assignee hereby agrees to be bound by and to abide by the provisions of Section 15.5 of the Credit Agreement.
2.    General Provisions.
This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic means, including by email with a pdf copy attached, shall be effective as delivery of an original executed counterpart of this Assignment and Assumption. THIS ASSIGNMENT AND ASSUMPTION SHALL IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.
3     Including, without limitation, if the Assignee is legally entitled to so deliver, any form or information prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in withholding tax duly completed together with such supplementary documentation as may be prescribed by any applicable Requirement of Law to permit the Borrower or any Lender to determine the withholding or deduction required to be made.

Eighth Amended and Restated Credit Agreement    Exh. F-2
#4890-1996-9475v9

EXHIBIT D
Form of Quarterly Report

AerFunding 1 Limited
Quarterly Report for the period from to
Presented to Administrative and Funding Agents -
All amounts in US dollars unless otherwise stated

Quarterly Report Number
Determination Date

Portfolio Update

New Leases entered into during the Quarter

MSN	Aircraft Type	New Lessee	Lease Expiry		Any other updates

Lease Renewals during the Quarter
MSN	Aircraft Type	Lessee	Old Lease Expiry	New Lease Expiry	Any other update

Lease Expiry coming up during the next Quarter
MSN	Aircraft Type	Lessee	Lease Expiry		Any other update

Leases Terminated / Aircraft sold / Aircraft refinanced during the Quarter
MSN	Aircraft Type	Lessee	Date Terminated / Sold / Refinanced		Any other update

Letter of Intent Signed
MSN	Aircraft Type	Current Lessee	Lease Expiry	New Lease Expiry	Any other update

Eighth Amended and Restated Credit Agreement    Exh. D-1
#4890-1996-9475v9

Major Maintenance Events during the Current Quarter
MSN	Aircraft Type	Lessee

Major Maintenance Events Upcoming during the Next Quarter
MSN	Aircraft Type	Lessee	Estimate	Any Other Update

Conversion to Freighter Aircraft
Event of Loss

Eighth Amended and Restated Credit Agreement    Exh. D-2
#4890-1996-9475v9

Borrowing Base

Aircraft by Aircraft Total Adjusted Borrowing Base at

MSN	Borrowing Value	Advance Rate	Adjusted Borrowing Base ($)	Region	Country	Facility Limits	Current Month Borrowing Base Deficiency Payments ($)

Total

Eighth Amended and Restated Credit Agreement    Exh. D-3
#4890-1996-9475v9

EXHIBIT E
Form of AerCap Sub Note
[Attach]

Eighth Amended and Restated Credit Agreement    Exh. E-1
#4890-1996-9475v9

EXHIBIT F

Form of LTV Certificate

LTV CERTIFICATE

_______ __, 20__

This LTV Certificate is delivered pursuant to Section 10.38 of that certain Eighth Amended and Restated Credit Agreement, dated as of July 1, 2024 (as it may be amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among AerFunding Limited (the “Borrower”), AerCap Ireland Limited, as Servicer, AerCap Administrative Services Limited, individually and as Service Provider Administrative Agent, Cash Manager Limited, individually and as Financial Administrative Agent, Cash Manager and Insurance Servicer, the lenders party thereto from time to time (the “Lenders”), Bank of America, N.A., as Administrative Agent (together with its successors and assigns, the “Administrative Agent”), and Deutsche Bank Trust Company Americas, as Collateral Agent and Account Bank. Capitalized terms used and not defined herein have the meanings given to such terms in the Credit Agreement.

The Borrower hereby certifies, that:4

(i)The [LTV Determination Date] / [LTV Cure Date] is _______ __, 20__ (the “Certificate Date”).

(ii)The aggregate Outstanding Principal Amount of the Advances as of the Certificate Date is $[__], taking into account any payment or prepayment of the Advances made or to be made on or before such date and giving effect to the application of any Sale Deposit Amount received but not yet applied.

(iii)The amount on deposit in the Liquidity Reserve Account as of the Certificate Date is $[__].

(iv)The amount available under the Liquidity Reserve Eligible Letter of Credit as of the Certificate Date is $[__].

(v)The aggregate Maintenance Adjusted Base Values of each Aircraft in the Borrower’s Portfolio as of the Certificate Date is $[__].

4 If relevant, add additional language clarifying that the description takes into account the actions (or unwinding of actions) constituting an LTV Cure taking effect on such LTV Determination Date or LTV Cure Date.

Eighth Amended and Restated Credit Agreement    Exh. F-1
#4890-1996-9475v9

(vi)The amount on deposit in the Maintenance Reserve Account as of the Certificate Date is $[__].

(vii)The amount available under the Maintenance Reserve Eligible Letter of Credit as of the Certificate Date is $[__].

(viii)The aggregate amount available under all letters of credit provided to a Borrower Group Member pursuant to a Lease in respect of the maintenance obligations of a Lessee under a Lease, including any letters of credit supporting end-of-lease payments, is $[__].

(ix)The amount on deposit in the Collection Account (excluding any Sale Deposit Amounts) is $[__].

(x)The sum of (ii) through (iv) is $[__].

(xi)The sum of (v) through (ix) is $[__].

(xii)The LTV as of the Certificate Date (the ratio of (x) to (xi), expressed as a percentage) is [__]%.

(xiii)The LTV [does] [does not] exceed the Maximum LTV applicable for this Certificate Date.

(xiv)[The Appraisals required to be delivered on the date hereof are attached in Annex I hereto].5

AERFUNDING LIMITED

By: ________________________________
Name:
Title:

5 Include on each LTV Determination Date, and only if applicable on an LTV Cure Date.

Eighth Amended and Restated Credit Agreement    Exh. D-2
#4890-1996-9475v9

Annex I to LTV Certificate

Eighth Amended and Restated Credit Agreement    Exh. D-3
#4890-1996-9475v9

EXHIBIT G
[Reserved]

Eighth Amended and Restated Credit Agreement    Exh. G-1
#4890-1996-9475v9

EXHIBIT H
Form of Monthly Report

[See attached]

Eighth Amended and Restated Credit Agreement    Exh. H-1
#4890-1996-9475v9

Monthly Report Template

Determination Date
Payment Date

1. Portfolio Data

Portfolio Information	Actual	Requirement	Result
(Detailed Portfolio Summarised in Appendix)
Widebody (against Facility Limit)		40% Max

Concentration Limits

Aircraft Type	Actual	Limit	Result
A320-200 & A320 NEO (combine)		75%
A321-NEO		40%
A330-NEO		25%
A350		40%
B737-800 & B737 MAX (combined)		75%
B787-8, B787-9 & B787-10 (combined)		40%
E190-E2 and E195-E2 (combined)		20%

Country Concentration	Actual	Limit	Result
United States		40.0%
United Kingdom		30.0%
India (Limit for one lessee)		15.0%
Other		15.0%
Vietnam		15.0%
Other		15.0%
Countries Rated BBB/Baa2 or better

Chile		20.0%
France		20.0%
Norway		20.0%
New Zealand		20.0%
Italy		20.0%
China		20.0%
Canada		20.0%
Mexico		20.0%
Mauritius		20.0%

Regional Concentration		Limit	Result
Developed Market Region		50.0%
Emerging Market - Non Asia		35.0%
Emerging Market - Asia		45.0%
Other		20.0%
Asia/Pacific		55.0%

Top Lessee	Actual	Limit	Result
Top Single Lessee - number of aircraft		10
Top Three Lessees - number of aircraft		17

	Actual	Threshold	Result
Critical Mass		400,000,000

	Actual
Adjusted Borrowing Value - Actual
Total Outstanding Advances
Borrowing Base Deficiency Exists?

Portfolio-based Advance Adjustments
Portfolio Lessee Diversity Score	[%]
Lessee Diversity Score Adjustment	Y
Critical Mass Adjustment	N

Eighth Amended and Restated Credit Agreement    Exh. H-2
#4890-1996-9475v9

Servicer-related Covenants				Currently	Required ($MM)
Net Worth of AerCap Holdings N.V.					2,000.00
Cumulative Servicer Advance					200.00

2. Hedging

Summary Hedge Portfolio

Derivative	Hedge start date	Hedge End date	Counterparty	Initial notional $M	Strike Rate

3. Distributions & Cash Flow Analysis
3.1 Payment day distributions (excl. dispositions)	Ref
Distributions funded by
Balance in collection account available for distribution	3.2
Interest Earned on trust accounts to be transferred on payment date
Adjustment to Liquidity Reserve cash balance to reflect reduction in debt / interest received
Amount to be distributed on payment date

Payment day distributions
(A) Fees and Expenses to Collateral Trustee
Collateral Agent Fees
Collateral Agent Expenses & Administrative Agent Fees
Total:

(B) Commitment Fees

(C) Aircraft Asset Expenses/Related Expenses/Operating Expenses (pro rata)
Aircraft Asset Expenses
Related Expenses
Operating Expenses
Total:

(D) Service Provider Fees

(E) Interest and Swap Payments
Interest Payments
Cap Payments
Total:

(F) Costs and Expenses of Admin Agent/Funding Agent/Lenders
Costs
Expenses
Total:

(G) Borrowing Base Deficiency/Swap Termination Payments (pro rata)
Borrowing Base Deficiency
Swap Termination Payments
Total:

(H) Payments to the Liquidity Reserve Account
Funding of Liquidity Reserve by the lesser of
- 15% of Available Collections
- Liquidity Reserve Top -Up amount

(I) Borrower Income Tax Expenses

(J) Expenses and Indemnification Payments to Servicer Providers

(K) Excess Sale Proceeds

(L) Turbo Payments

Eighth Amended and Restated Credit Agreement    Exh. H-3
#4890-1996-9475v9

(M) Servicer Advance Reimbursements

Expenses	-
Indemnification Payments	-
Total:		-
(L-M) At the direction of the Borrower;
-
Maintenance Reserve Deficiency
Retained in Collections Account
Repay AerCap Subordinated Notes

Total payment day distributions:

3.1A Payment day distributions (dispositions)	Ref
Distributions funded by
Sale Deposit Amount

Payment day distributions
(A) Borrower Expenses and Fees and Expenses to Collateral Trustee relating to disposition
Borrower Expenses
Collateral Agent Fees
Collateral Agent Expenses
Total:

(B) Interest relating to disposition
Interest Payments

(C) Mandatory prepayment to Lenders and Swap Termination Payments relating to disposition
Mandatory prepayment to Lender
Swap Termination Payments
Total:

(D) Breakage to Lenders

(E) Remainder to Collections; Total Payment Day Distributions

Total payment day distributions:

Eighth Amended and Restated Credit Agreement    Exh. H-4
#4890-1996-9475v9

3.2 Bank account balances
	Security Deposits	Maintenance Reserves	Sub total
Beginning Balance at [ ]
- Interest transferred on previous distribution date
- Interest Income
- Maintenance received
- Maintenance claim
- Transfer from / (to) Collections Account
- Release of balance on sale/re-financing
- Release of balance on lease transition
- Non-SD/maintenance receipts transferred
- Maintenance Letter of Credit
- Offset of Security Deposits
- Security Deposits trf'd / received

Ending Balance at [ ]

	Liquidity Reserve	Collection Account	Sub-total
Beginning Balance at [ ]

Liquidity Reserve Account Transfers
- Transfer of Liquidity Reserve amount from collections
- Transfer of excess from Liquidity Reserve (5% advances outstanding)

Transfers on Previous Payment Date
- Aggregate Note Principal & Interest Payments
- Commitment Fees
- Servicer Fees
- Collateral Agent Fees & Administrative Agent Fees
- Costs and Expenses of Admin Agent/Funding Agent/Lenders
- Transfer between Collections Acc and Liquidity Reserve
- Subordinate Note Repayment
- Interest Income

Retained in the Accounts on Previous Payment Date

Collections during Period
- Lease Revenue
- EOL Compensation Income
- Non AerFunding Revenue Received (transferred) / to be transferred
- Security Deposit Receipts
- Other Fees
- Maintenance claim paid
- Interest Received
- Interest Rate Cap receipts
- Transfer to Liquidity Reserve

Total Collections

Transfers during Period

Principal Repayment
- Receipt of funds - Liquidity Reserve Letter of Credit
- Transfers from reserves
- Payment of Interest/Commitment fees
- Repayment of debt
- Repayment of Servicer Fee
- Release from Security Deposits
- Transfer of Maintenance Reserves

Ending Balance at [ ]

Amount available for distribution from collection a/c

Eighth Amended and Restated Credit Agreement    Exh. H-5
#4890-1996-9475v9

3.3 Interest distribution calculations (incl amounts drawn between determination date & payment date)

Current Interest Accrual Period			Next Interest Accrual Period
From and including Advance Date			From and including Current Payment Date
To and excluding Current Payment date			To and excluding Next Payment date
No of days			No of days
One Month Term SOFR rate for existing advances			Term SOFR for next Interest Period to be emailed by BofA

Total US$
Current SOFR rate
Margin
Interest rate

Advance Date/ No of days in period
Opening Advances under new facility	28

Closing Advances under new facility

Interest on opening advances
SOFR for existing advances, settled on prepayment date	Average Daily SOFR	[__]%
Interest increase on purchases during period

Total Interest to be paid on payment date

3.4 Servicer Advances
Beginning Balance				-
Advances Made this Period				-
Reimbursements				-
Interest on Servicer Advance				-
Ending Balance				-
Cumulative Advances to Date				-

Eighth Amended and Restated Credit Agreement    Exh. H-6
#4890-1996-9475v9

3.5 Loan Balances/Drawdowns
Total

Advances
Opening Balance
Initial Advances during period
Additional Advances during period
Repaid Advances during period
Closing Advances before payment day distributions

	Opening Actual Balance	Target Balance

Principal movements due on current payment date
Asset Deficiency Payment
Turbo Principal Payment
Total payment date distributions

Closing Advances on payment date

Reserve Balance adjusted for payment date drawdowns
Maintenance Reserve account balance
Liquidity Reserve Letter of Credit
Maintenance Letter of Credit
Closing Advances on payment date (net of Liquidity Reserves/Maintenance Reserves)

LIQUIDITY RESERVE ACCOUNT ANALYSIS

Opening Liquidity Reserve balance

Transfers from / (to) collections on payment date
Liquidity Reserve Letter of Credit

Closing Liquidity Reserve balance

Liquidity Reserves as % of Outstanding Advances

Liquidity Reserve Maximum Amount

ADVANCE RATE DISCLOSURES

Effective Adjusted Borrowing value equivalent of MACMV used at initial drawdown
Total Advances outstanding
Effective advance rate - Total advances outstanding compared with effective Adjusted Borrowing value if MACMV was used at initial drawdown rather than purchase price in the calculation of the drawdown amount

Eighth Amended and Restated Credit Agreement    Exh. H-7
#4890-1996-9475v9

Deferral Summary
Lessee	MSN	Allocable Advance	Deferral Months remaining	PBH months remaining	Deferral/PBH details

Remarketing Summary
MSN	Allocable Advance	Aircraft Status (off-lease vs. nearing lease expiration)	Remarketing Activity Details	Notes

Receivables Summary

MSN	Airline	Total Amounts due at xx month end	Amounts owing < 30 days	Amounts owing > 30 days < 90 days	Amounts owing > 90 days	Note

Eighth Amended and Restated Credit Agreement    Exh. H-8
#4890-1996-9475v9

Security Deposit Account Summary
Lessee	MSN	Blocked Amount

Total security deposits related to Narrow-body aircrafts on deferral: [ ]

Portfolio Test Event – New Fundings

MSN	Airline	Allocable Loan	Allocable % of total facility	Bankruptcy	Long Term Deferral / PBH	Off-lease	Total

For New advances, for the purposes of the Portfolio Test Event, the total % of aircraft falling under the definition is [ ] %

Key Developments

Eighth Amended and Restated Credit Agreement    Exh. H-9
#4890-1996-9475v9

EXHIBIT I
[Reserved]

Eighth Amended and Restated Credit Agreement    Exh. I-1
#4890-1996-9475v9

EXHIBIT J
                Form of Accession Agreement

___________, 20__

AerFunding 1 Limited, as Borrower
Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to the Eighth Amended and Restated Credit Agreement dated as of July 1, 2024 by and among AerFunding 1 Limited as Borrower, AerCap Ireland Limited as Servicer, the Other Service Providers party thereto, the financial institutions named therein (or that become parties thereto), as Lenders, Bank of America, N.A., as the Administrative Agent, and the Collateral Agent (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Credit Agreement.

Pursuant to Section 2.7 of the Credit Agreement, from and after _______, _____ (the “Increased Amount Date”), [name of New Lender] (the “New Lender”) shall be bound by the provisions of the Credit Agreement as a Lender thereunder and have the rights and obligations of a Lender thereunder, with an aggregate Commitment equal to $[ ].
As of the Increased Amount Date, the aggregate amount of all Commitments will be $[ ].
Each New Lender hereby: (i) confirms that it is an Eligible Assignee and a Qualifying Lender; (ii) represents and warrants that it is legally authorized to enter into this Accession Agreement; (iii) confirms that it has received a copy of the Credit Agreement, the other Credit Documents; (iv) agrees that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Credit Documents; (v) appoints and authorizes each of the Administrative Agent and the Collateral Agent to take such action on its behalf and to exercise such powers under the Credit Agreement or any other Credit Document as are delegated to each of the Administrative Agent and the Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vi) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

Eighth Amended and Restated Credit Agreement    Exh. J-1
#4890-1996-9475v9

    This Accession Agreement shall be a Credit Document. This Accession Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Accession Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Accession Agreement by telecopy or other electronic means, including by email with a pdf copy attached, shall be effective as delivery of an original executed counterpart of this Accession Agreement. THIS ACCESSION AGREEMENT SHALL IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

[Signature pages follow.]

Eighth Amended and Restated Credit Agreement    Exh. J-2
#4890-1996-9475v9

IN WITNESS WHEREOF, the undersigned has executed this Accession Agreement as of the day and year first above written.

[_________], as the New Lender
By:
Name:
Title:

Acknowledged and agreed:

BANK OF AMERICA, N.A., as Administrative Agent
By:
Name:
Title:
AERFUNDING 1 LIMITED, as Borrower
By:
Name:
Title:

Eighth Amended and Restated Credit Agreement    Exh. J-3
#4890-1996-9475v9

EXHIBIT K
Forms of Opinions of Counsel

to Borrower Group/AerCap

Eighth Amended and Restated Credit Agreement    Exh. K-1
#4890-1996-9475v9

EXHIBIT L
[Reserved]

Eighth Amended and Restated Credit Agreement    Exh. L-1
#4890-1996-9475v9

EXHIBIT M
[Reserved]

Eighth Amended and Restated Credit Agreement    Exh. M-1
#4890-1996-9475v9

EXHIBIT N
[Reserved]

Eighth Amended and Restated Credit Agreement    Exh. N-1
#4890-1996-9475v9

EXHIBIT O
AerFunding 1 Limited Hedging Policy
As of July 10, 2024

Hedging Methods/Objectives
•The Borrower will use interest rate derivatives to hedge the interest rate risk (“Exposure”) arising from the mis-match between its fixed and floating rate lease assets, cash balances held in the Liquidity Reserve Account, and Advances provided through this Credit Agreement, and will use currency derivatives to hedge the currency risk arising from entering into any Lease with amounts payable by in Euros.
Strategy
•The Exposure will be calculated based on the current and projected outstanding principal balances of Advances, the Borrower’s existing interest rate derivatives portfolio, the Borrower’s cash balances held in the Liquidity Reserve Account, all other AerFunding cash, and the maturity profile of the Borrower’s Lease portfolio.
•At least 70% of the Exposure (the “Hedge Requirement”) will be hedged through the use of Eligible Hedge Agreements.
•If any Eligible Hedge Agreement constituting interest rate caps are used, the spread above the then “at-the-money” strike rate shall not exceed 1.50%. Eligible Hedge Agreements constituting interest rate swaps will require the Borrower to pay a fixed rate and receive a monthly floating rate, against the notional amount stated therein.
•The Borrower will evaluate monthly whether it is in compliance with the Hedge Requirement and if its determination concludes that it is not in compliance, the Borrower will promptly make adjustments to its portfolio of Eligible Hedge Agreements to restore compliance.
Modification
    If the Borrower desires to amend the Hedging Policy, it may present the proposed change in or replacement Hedging Policy to the Administrative Agent. The Administrative Agent must approve the proposed change or replacement in order for it to be adopted and become the Hedging Policy hereunder. Any proposed modification not so approved shall not be given effect, and the existing current Hedging Policy shall continue as the Hedging Policy for purposes of the Credit Agreement.

Eighth Amended and Restated Credit Agreement    Exh. O-1
#4890-1996-9475v9

EXHIBIT P
[Reserved]

Eighth Amended and Restated Credit Agreement    Exh. P-1
#4890-1996-9475v9

EXHIBIT Q
Forms of limited liability company agreement, trust agreement and corporate constituent documents

Eighth Amended and Restated Credit Agreement    Exh. Q-1
#4890-1996-9475v9

#4890-1996-9475v8

* = Specified Aircraft
SCHEDULE I
List of Aircraft

Manufacturer’s Serial Number	Type of Aircraft
62178	Boeing B787-9
11389	Airbus A321-NEO
11363	Airbus A321-NEO
7538	Airbus A320-200NEO
38774	Boeing 787-9
145	Airbus A350-900 XWB
38786	Boeing 787-9
0282	Airbus A350-900
19020018	Embraer E195-E2
8844	Airbus A320-NEO
0313	Airbus A350-900
9198	Airbus A321-271 NX
7757	Airbus A320-NEO
7851	Airbus A320-NEO
7697	Airbus A321-251N
7663	Airbus A321-251N
7387	Airbus A320-200NEO
8184	Airbus A320-251N
7386	Airbus A320-200NEO
8598	Airbus A321-271N
8995	Airbus A321-271N
8087	Airbus A321-271N
Eighth Amended and Restated Credit Agreement    Sch. I-1
#4890-1996-9475v9

9343	Airbus A320-271N
65088	Boeing 787-9
9070	Airbus A321-NEO
9426	Airbus A320-251N
*66163	Boeing B787-9
*10521	Airbus A321-NEO
*31172	Boeing 737-800
*33322	Boeing 737-800
*33487	Boeing 737-800
*33488	Boeing 737-800
*36917	Boeing 737-800
*41811	Boeing 737-800
*8490	Airbus A320-NEO
*8572	Airbus 320-251N
*8089	Airbus 320-251N
*38761	Boeing 787-9
*8686	Airbus A320-251N
*8675	Airbus A320-251N
*8144	Airbus A321-271N
*19020020	Embraer E195-E2
Eighth Amended and Restated Credit Agreement    Sch. I - 2
#4890-1996-9475v9

* = Specified Aircraft
SCHEDULE II
List of Aircraft Owning Entities, the Aircraft Owned
by Such Aircraft Owning Entities and the associated
Owner Participants and Owner Trustees

Aircraft Owner/Owner Trustee	Manufacturer’s Serial Number	Type of Aircraft	Owner Participant
Wilmington Trust SP Services (Dublin) Limited	62178	Boeing B787-9	Aircraft Portfolio Holding Company No. 2 Limited
Wilmington Trust SP Services (Dublin) Limited	11389	Airbus A321-NEO	Aircraft Portfolio Holding Company No. 2 Limited
Wilmington Trust SP Services (Dublin) Limited	11363	Airbus A321-NEO	Aircraft Portfolio Holding Company No. 2 Limited
Wells Fargo Trust Company, National Association	7538	Airbus A320- 200NEO	Aircraft Portfolio Holding Company No. 2 Limited
Wilmington Trust SP Services (Dublin) Limited	7386	Airbus A320- 200NEO	Aircraft Portfolio Holding Company No. 2 Limited
Quadrant MSN 38774 Limited	38774	Boeing 787-9	N/A
Wilmington Trust SP Services (Dublin) Limited	145	Airbus A350-900 XWB	Aircraft Portfolio Holding Company No. 2 Limited
Wilmington Trust SP Services (Dublin) Limited	38786	Boeing 787-9	Aircraft Portfolio Holding Company No. 2 Limited
Bank of Utah	0282	Airbus A350-900	Aircraft Portfolio Holding Company No. 2 Limited
Wilmington Trust SP Services (Dublin) Limited	19020018	Embraer E195-E2	Aircraft Portfolio Holding Company No. 2 Limited
Wilmington Trust Company	8844	Airbus A320-NEO	Aircraft Portfolio Holding Company No. 2 Limited
Bank of Utah	0313	Airbus A350-941	Aircraft Portfolio Holding Company No. 2 Limited
Wilmington Trust SP Services (Dublin) Limited	9198	Airbus A321-271 NX	SkyFunding Leasing 1 Limited
Wilmington Trust Company	7757	Airbus A320-NEO	SkyFunding Leasing 1 Limited
Wilmington Trust Company	7851	Airbus A320-NEO	SkyFunding Leasing 1 Limited
Eighth Amended and Restated Credit Agreement    Sch. II - 1
#4890-1996-9475v9

SkyFunding Leasing 1 Limited	7697	Airbus A321-251N	N/A
SkyFunding Leasing 1 Limited	7663	Airbus A321-251N	N/A
Bank of Utah	7387	Airbus A320-NEO	SkyFunding Leasing 1 Limited
Aircraft Portfolio Holding Company No. 2 Limited	8184	Airbus A320-251N	N/A
Aircraft Portfolio Holding Company No. 2 Limited	8598	Airbus A321-271N	N/A
Aircraft Portfolio Holding Company No. 2 Limited	8995	Airbus A321-271N	N/A
Wilmington Trust Company	9343	Airbus A320-271N	Aircraft Portfolio Holding Company No. 2 Limited
Wilmington Trust Company	8087	Airbus A321-271N	Aircraft Portfolio Holding Company No. 2 Limited
Wilmington Trust SP Services (Dublin) Limited	65088	Boeing 787-9	Aircraft Portfolio Holding Company No. 2 Limited
Wilmington Trust Company	9070	Airbus A321-NEO	Aircraft Portfolio Holding Company No. 2 Limited
Wilmington Trust SP Services (Dublin) Limited	9426	Airbus A320-251N	Aircraft Portfolio Holding Company No. 2 Limited
Wilmington Trust SP Services (Dublin) Limited	*66163	Boeing B787-9	Aircraft Portfolio Holding Company No. 2 Limited
Wilmington Trust SP Services (Dublin) Limited	*10521	Airbus A321-NEO	Aircraft Portfolio Holding Company No. 2 Limited
Bank of Utah	*31172	Boeing 737-800	SkyFunding Leasing 1 Limited
Bank of Utah	*33322	Boeing 737-800	SkyFunding Leasing 1 Limited
Bank of Utah	*33487	Boeing 737-800	SkyFunding Leasing 1 Limited
Bank of Utah	*33488	Boeing 737-800	SkyFunding Leasing 1 Limited
Wells Fargo Trust Company, National Association	*36917	Boeing 737-800	Aircraft Portfolio Holding Company No. 2 Limited
Wilmington Trust SP Services (Dublin) Limited	*41811	Boeing 737-800	Aircraft Portfolio Holding Company No. 2 Limited
Wilmington Trust Company	*8490	Airbus A320-NEO	Aircraft Portfolio Holding Company No. 2 Limited
Aircraft Portfolio Holding Company No. 2 Limited	*8572	Airbus A320-251N	N/A
Eighth Amended and Restated Credit Agreement    Sch. II - 2
#4890-1996-9475v9

Aircraft Portfolio Holding Company No. 2 Limited	*8089	Airbus A320-251N	N/A
SkyFunding Leasing 1 Limited	*38761	Boeing 787-9	N/A
Aircraft Portfolio Holding Company No. 2 Limited	*8686	Airbus A320-251N	N/A
Aircraft Portfolio Holding Company No. 2 Limited	*8675	Airbus A320-251N	N/A
Wilmington Trust Company	*8144	Airbus A321-271N	Aircraft Portfolio Holding Company No. 2 Limited
Bank of Utah	*19020020	Embraer E195-E2	Aircraft Portfolio Holding Company No. 2 Limited
Eighth Amended and Restated Credit Agreement    Sch. II - 3
#4890-1996-9475v9

SCHEDULE III
List of Leases

MSN	Lease Documents
62178
Aircraft Lease Agreement dated 29 August 2022 between Air Europa Líneas Aéreas, S.A.U. (as lessee) and Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as trustee (as lessor).
Side Letter #01 to Aircraft Lease Agreement dated 29 August 2022 between Air Europa Líneas Aéreas, S.A.U. (as lessee) and Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as trustee (as lessor).
Notice of Change of Beneficial Owner dated 14 December 2023 from Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as trustee (as lessor) and Aircraft Portfolio Holding Company No.2 Limited (as new beneficial owner) to Air Europa Líneas Aéreas, S.A.U. (as lessee).
Notice and Acknowledgment dated 14 December 2023 from Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as trustee (as lessor) and Deutsche Bank Trust Company Americas, not in its individual capacity, but solely as collateral agent (as collateral agent) to Air Europa Líneas Aéreas, S.A.U. (as lessee).

*66163
Aircraft Lease Agreement dated 29 August 2022 between Air Europa Líneas Aéreas, S.A.U. (as lessee) and Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as trustee (as lessor).
Side Letter #01 to Aircraft Lease Agreement dated 29 August 2022 between Air Europa Líneas Aéreas, S.A.U. (as lessee) and Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as trustee (as lessor).
Notice of Change of Beneficial Owner dated 22 January 2024 from Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as trustee (as lessor) and Aircraft Portfolio Holding Company No.2 Limited (as new beneficial owner) to Air Europa Líneas Aéreas, S.A.U. (as lessee).
Notice and Acknowledgment dated 22 January 2024 from Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as trustee (as lessor) and Deutsche Bank Trust Company Americas, not in its individual capacity, but solely as collateral agent (as collateral agent) to Air Europa Líneas Aéreas, S.A.U. (as lessee).

11389
Aircraft Lease Agreement dated 10 July 2017 between Air Transat A.T. Inc. (as lessee) and Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as trustee (as lessor).
Global Side Letter #01 dated 10 July 2017 between, amongst others, Air Transat A.T. Inc. (as lessee) and Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as trustee (as lessor).
Global Side Letter #02 dated 28 June 2018 between, amongst others, Air Transat A.T. Inc. (as lessee) and Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as trustee (as lessor).
Amendment to Global Side Letter #01 dated 8 September 2017 between, amongst others, Air Transat A.T. Inc. (as lessee) and Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as trustee (as lessor).
Amendment #01 to Aircraft Lease Agreement dated 20 September 2018 between Air Transat A.T. Inc. (as lessee) and Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as trustee (as lessor).
Amendment #02 to Aircraft Lease Agreement dated 12 June 2020 between Air Transat A.T. Inc. (as lessee) and Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as trustee (as lessor).
Amendment #03 to Aircraft Lease Agreement dated 11 September 2020 between Air Transat A.T. Inc. (as lessee) and Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as trustee (as lessor).
Amendment #04 to Aircraft Lease Agreement dated 13 November 2020 between Air Transat A.T. Inc. (as lessee) and Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as trustee (as lessor).
Amendment #05 to Aircraft Lease Agreement dated 28 September 2021 between Air Transat A.T. Inc. (as lessee) and Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as trustee (as lessor).
Amendment #06 to Aircraft Lease Agreement dated 21 January 2022 between Air Transat A.T. Inc. (as lessee) and Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as trustee (as lessor).
Amendment #07 to Aircraft Lease Agreement dated 18 April 2023 between Air Transat A.T. Inc. (as lessee) and Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as trustee (as lessor).
Amendment #08 to Aircraft Lease Agreement dated 26 July 2023 between Air Transat A.T. Inc. (as lessee) and Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as trustee (as lessor).
Rent Confirmation Letter dated 26 July 2023 between Air Transat A.T. Inc. (as lessee) and Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as trustee (as lessor).
Notice and Acknowledgment dated 27 November 2023 from Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as trustee (as lessor) to Air Transat A.T. Inc. (as lessee).
Notice and Acknowledgment of New Beneficial Owner dated 27 November 2023 from Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as trustee (as lessor) to Air Transat A.T. Inc. (as lessee).
Short Form Lease Agreement dated 26 July 2023 between Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee (Lessor) and Air Transat A.T. Inc. (Lessee).

11363
Aircraft Lease Agreement dated 20 September 2018 between Air Transat A.T. Inc. (as lessee) and Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as trustee (as lessor).
Global Side Letter #01 dated 20 September 2018 between, amongst others, Air Transat A.T. Inc. (as lessee) and Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as trustee (as lessor).
Amendment #01 to Aircraft Lease Agreement dated 12 June 2020 between Air Transat A.T. Inc. (as lessee) and Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as trustee (as lessor).
Amendment #02 to Aircraft Lease Agreement dated 11 September 2020 between Air Transat A.T. Inc. (as lessee) and Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as trustee (as lessor).
Amendment #03 to Aircraft Lease Agreement dated 13 November 2020 between Air Transat A.T. Inc. (as lessee) and Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as trustee (as lessor).
Amendment #04 to Aircraft Lease Agreement dated 30 November 2020 between Air Transat A.T. Inc. (as lessee) and Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as trustee (as lessor).
Amendment #05 to Aircraft Lease Agreement dated 25 May 2023 between Air Transat A.T. Inc. (as lessee) and Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as trustee (as lessor).
Amendment #06 to Aircraft Lease Agreement dated 25 May 2023 between Air Transat A.T. Inc. (as lessee) and Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as trustee (as lessor).
Amendment #07 to Aircraft Lease Agreement dated 27 June 2023 between Air Transat A.T. Inc. (as lessee) and Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as trustee (as lessor).
Rent Confirmation Letter dated 27 June 2023 between Air Transat A.T. Inc. (as lessee) and Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as trustee (as lessor).
Notice and Acknowledgment dated 23 November 2023 from Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as trustee (as lessor) to Air Transat A.T. Inc. (as lessee).
Notice and Acknowledgment of New Beneficial Owner dated 23 November 2023 from Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as trustee (as lessor) to Air Transat A.T. Inc. (as lessee).
Short Form Lease Agreement dated 27 June 2023 between Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee (Lessor) and Air Transat A.T. Inc. (Lessee).

*10521
Aircraft Lease Agreement dated 20 September 2018 between Air Transat A.T. Inc. (as lessee) and Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as trustee (as lessor).
Global Side Letter #01 dated 20 September 2018 between, amongst others, Air Transat A.T. Inc. (as lessee) and Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as trustee (as lessor).
Amendment #01 to Aircraft Lease Agreement dated 12 June 2020 between Air Transat A.T. Inc. (as lessee) and Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as trustee (as lessor).
Amendment #02 to Aircraft Lease Agreement dated 13 November 2020 between Air Transat A.T. Inc. (as lessee) and Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as trustee (as lessor).
Amendment #03 to Aircraft Lease Agreement dated 20 May 2021 between Air Transat A.T. Inc. (as lessee) and Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as trustee (as lessor).
Rent Confirmation Letter dated 28 June 2021 between Air Transat A.T. Inc. (as lessee) and Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as trustee (as lessor).
Second Amended and Restated Global Rent Deferral Agreement dated 28 September 2021 between, amongst others, Air Transat A.T. Inc. (as lessee) and Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as trustee (as lessor).
Amendment #01 to Second Amended and Restated Global Rent Deferral Agreement dated 30 November 2023 between, amongst others, Air Transat A.T. Inc. (as lessee) and Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as trustee (as lessor).
Notice and Acknowledgment dated 27 February 2024 from Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as trustee (as lessor) to Air Transat A.T. Inc. (as lessee).
Notice and Acknowledgment of New Beneficial Owner dated 27 February 2024 from Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as trustee (as lessor) to Air Transat A.T. Inc. (as lessee).
Short Form Lease Agreement dated 28 June 2021 between Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee (Lessor) and Air Transat A.T. Inc. (Lessee).

*31172
Purchase and Lease Agreement (MSN 31172), dated as of June 14, 2013, among American Airlines, Inc., AerCap Ireland Limited and Wells Fargo Bank Northwest, National Association, not in its individual capacity, but solely as owner trustee.
Lease Agreement (MSN 31172), dated as of June 14, 2013, between Wells Fargo Bank Northwest, N.A., not in its individual capacity, but solely as owner trustee, and American Airlines, Inc.
Lease Supplement No. 1 (MSN 31172), dated as of June 14, 2013, between Wells Fargo Bank Northwest, N.A., not in its individual capacity, but solely as owner trustee, and American Airlines, Inc.
Additional Matters Side Letter (MSN 31172), dated as of June 14, 2013, among American Airlines, Inc., Wells Fargo Bank Northwest, National Association, not in its individual capacity, but solely as owner trustee, AerCap Ireland Limited and Next Generation Aircraft Purchase Limited.
Assignment and Assumption Agreement (MSN 31172), dated as of July 5, 2013, among AerCap Ireland Limited, SkyFunding Leasing 1 Limited, Wells Fargo Bank Northwest, National Association, not in its individual capacity, but solely as owner trustee, and American Airlines, Inc.
Lessee Consent and Agreement (MSN 31172), dated as of July 5, 2013, among American Airlines, Inc., Wells Fargo Bank Northwest, National Association, not in its individual capacity, but solely as owner trustee, SkyFunding Leasing 1 Limited, Aerfunding 1 Limited, AerCap Ireland Limited, Credit Suisse AG, Cayman Islands, Thomas Creek Capital Corporation, Bank of America, N.A., Royal Bank of Canada, Nomura Corporate Funding Americas, LLC, Citibank N.A., Scotiabank (Ireland) Limited, BNP Paribas, ING Bank N.V., Bound Brook Capital Corporation, The Royal Bank of Scotland PLC, EverBank Commercial Finance, Inc., Credit Suisse AG, New York Branch and Deutsche Bank Trust Company Americas.
Joinder No. 1 to Lessee Consent and Agreement (MSN 31172) dated October 30, 2013 among HSBC Bank PLC and American Airlines, Inc.
Joinder No. 2 to Lessee Consent and Agreement (MSN 31172) dated March 28, 2014 among Fifth Third Bank and American Airlines, Inc.
Confirmation of Notice Information dated November 30, 2020 from American Airlines, Inc. to AerCap Ireland Limited
Lessee Consent and Agreement (MSN 31172) dated October 14, 2022, among, inter alios, American Airlines, Inc., Bank of Utah, not in its individual capacity, but solely as owner trustee as the lessor; SkyFunding Leasing 1 Limited, AerFunding 1 Limited, and AerCap Ireland Limited.
Assignment, Assumption and Amendment Agreement (MSN 31172), dated October 14, 2022, among, inter alios, Wells Fargo Trust Company, Bank of Utah not in its individual capacity but solely as owner trustee, SkyFunding Leasing 1 Limited and American Airlines, Inc.
Amendment to Purchase Agreement Assignment (MSN 31172) dated October 14, 2022, among Wells Fargo Trust Company, not in its individual capacity but solely as owner trustee, Bank of Utah, not in its individual capacity but solely as owner trustee, American Airlines, Inc. and The Boeing Company.

*33322
Purchase and Lease Agreement (MSN 33322), dated as of June 24, 2013, among American Airlines, Inc., AerCap Ireland Limited and Wells Fargo Bank Northwest, National Association, not in its individual capacity, but solely as owner trustee.
Lease Agreement (MSN 33322), dated as of June 24, 2013, between Wells Fargo Bank Northwest, N.A., not in its individual capacity, but solely as owner trustee and American Airlines, Inc.
Additional Matters Side Letter (MSN 33322), dated as of June 24, 2013, among American Airlines, Inc., Wells Fargo Bank Northwest, National Association, not in its individual capacity, but solely as owner trustee, AerCap Ireland Limited and Next Generation Aircraft Purchase Limited.
Lease Supplement No. 1 (MSN 33322), dated as of June 25, 2013, between Wells Fargo Bank Northwest, National Association not in its individual capacity, but solely as owner trustee and American Airlines, Inc.
Lessee Consent and Agreement (MSN 33322), dated as of July 5, 2013, among American Airlines, Inc., Wells Fargo Bank Northwest, National Association, not in its individual capacity, but solely as owner trustee, SkyFunding Leasing 1 Limited, Aerfunding 1 Limited, AerCap Ireland Limited, Credit Suisse AG, Cayman Islands, Thomas Creek Capital Corporation, Bank of America, N.A., Royal Bank of Canada, Nomura Corporate Funding Americas, LLC, Citibank N.A., Scotiabank (Ireland) Limited, BNP Paribas, ING Bank N.V., Bound Brook Capital Corporation, The Royal Bank of Scotland PLC, EverBank Commercial Finance, Inc., Credit Suisse AG, New York Branch and Deutsche Bank Trust Company Americas.
Assignment and Assumption Agreement (MSN 33322), dated as of July 5, 2013, among AerCap Ireland Limited, SkyFunding Leasing 1 Limited, Wells Fargo Bank Northwest, National Association, not in its individual capacity, but solely as owner trustee and American Airlines, Inc.
Joinder No. 1 to Lessee Consent and Agreement (MSN 33322) dated October 30, 2013 among HSBC Bank PLC and American Airlines, Inc.
Confirmation of Notice Information dated November 30, 2020 from American Airlines, Inc. to AerCap Ireland Limited
Lessee Consent and Agreement (MSN 33322) dated October 14, 2022, among, inter alios, American Airlines, Inc., Bank of Utah, not in its individual capacity, but solely as owner trustee as the lessor; SkyFunding Leasing 1 Limited, AerFunding 1 Limited, and AerCap Ireland Limited.
Assignment, Assumption and Amendment Agreement (MSN 33322), dated October 14, 2022, among, inter alios, Wells Fargo Trust Company, Bank of Utah not in its individual capacity but solely as owner trustee, SkyFunding Leasing 1 Limited and American Airlines, Inc.

*33487
Purchase and Lease Agreement (MSN 33487), dated as of July 8, 2013, among American Airlines, Inc., AerCap Ireland Limited and Wells Fargo Bank Northwest, National Association, not in its individual capacity, but solely as owner trustee.
Lease Agreement (MSN 33487), dated as of July 8, 2013, between Wells Fargo Bank Northwest, N.A., not in its individual capacity, but solely as owner trustee and American Airlines, Inc.
Lessee Consent and Agreement (MSN 33487), dated as of July 8, 2013, among American Airlines, Inc., Wells Fargo Bank Northwest, National Association, not in its individual capacity, but solely as owner trustee, SkyFunding Leasing 1 Limited, Aerfunding 1 Limited, AerCap Ireland Limited, Credit Suisse AG, Cayman Islands, Thomas Creek Capital Corporation, Bank of America, N.A., Royal Bank of Canada, Nomura Corporate Funding Americas, LLC, Citibank N.A., Scotiabank (Ireland) Limited, BNP Paribas, ING Bank N.V., Bound Brook Capital Corporation, The Royal Bank of Scotland PLC, EverBank Commercial Finance, Inc., Credit Suisse AG, New York Branch and Deutsche Bank Trust Company Americas.
Lease Supplement No. 1 (MSN 33487), dated as of July 8, 2013, between Wells Fargo Bank Northwest, National Association not in its individual capacity, but solely as owner trustee and American Airlines, Inc.
Additional Matters Side Letter (MSN 33487), dated as of July 8, 2013, among American Airlines, Inc., Wells Fargo Bank Northwest, National Association, not in its individual capacity, but solely as owner trustee, AerCap Ireland Limited and Next Generation Aircraft Purchase Limited.
Assignment and Assumption Agreement (MSN 33487), dated as of July 8, 2013, among AerCap Ireland Limited, SkyFunding Leasing 1 Limited, Wells Fargo Bank Northwest, National Association, not in its individual capacity, but solely as owner trustee and American Airlines, Inc.
Joinder No. 1 to Lessee Consent and Agreement (MSN 33487) dated October 30, 2013 among HSBC Bank PLC and American Airlines, Inc.
Confirmation of Notice Information dated November 30, 2020 from American Airlines, Inc. to AerCap Ireland Limited
Lessee Consent and Agreement (MSN 33487) dated November 03, 2022, among, inter alios, American Airlines, Inc., Bank of Utah, not in its individual capacity, but solely as owner trustee as the lessor; SkyFunding Leasing 1 Limited, AerFunding 1 Limited, and AerCap Ireland Limited.
Assignment, Assumption and Amendment Agreement (MSN 33487), dated November 03, 2022, among, inter alios, Wells Fargo Trust Company, Bank of Utah not in its individual capacity but solely as owner trustee, SkyFunding Leasing 1 Limited and American Airlines, Inc.

*33488
Purchase and Lease Agreement (MSN 33488), dated as of July 26, 2013, among American Airlines, Inc., AerCap Ireland Limited and Wells Fargo Bank Northwest, National Association, not in its individual capacity, but solely as owner trustee.
Lease Agreement (MSN 33488), dated as of July 26, 2013, between Wells Fargo Bank Northwest, N.A., not in its individual capacity, but solely as owner trustee and American Airlines, Inc.
Additional Matters Side Letter (MSN 33488), dated as of July 26, 2013, among American Airlines, Inc., Wells Fargo Bank Northwest, National Association, not in its individual capacity, but solely as owner trustee, AerCap Ireland Limited and Next Generation Aircraft Purchase Limited.
Lessee Consent and Agreement (MSN 33488), dated as of July 26, 2013, among American Airlines, Inc., Wells Fargo Bank Northwest, National Association, not in its individual capacity, but solely as owner trustee, SkyFunding Leasing 1 Limited, Aerfunding 1 Limited, AerCap Ireland Limited, Credit Suisse AG, Cayman Islands, Thomas Creek Capital Corporation, Bank of America, N.A., Royal Bank of Canada, Nomura Corporate Funding Americas, LLC, Citibank N.A., Scotiabank (Ireland) Limited, BNP Paribas, ING Bank N.V., Bound Brook Capital Corporation, The Royal Bank of Scotland PLC, EverBank Commercial Finance, Inc., Credit Suisse AG, New York Branch and Deutsche Bank Trust Company Americas.
Lease Supplement No. 1 (MSN 33488), dated as of July 26, 2013, between Wells Fargo Bank Northwest, National Association not in its individual capacity, but solely as owner trustee and American Airlines, Inc.
Assignment and Assumption Agreement (MSN 33488), dated as of July 26, 2013, among AerCap Ireland Limited, SkyFunding Leasing 1 Limited and Wells Fargo Bank Northwest, National Association not in its individual capacity, but solely as owner trustee and American Airlines, Inc.
Joinder No. 1 to Lessee Consent and Agreement (MSN 33488) dated October 30, 2013 among HSBC Bank PLC and American Airlines, Inc.
Confirmation of Notice Information dated November 30, 2020 from American Airlines, Inc. to AerCap Ireland Limited
Lessee Consent and Agreement (MSN 33488) dated October 18, 2022, among, inter alios, American Airlines, Inc., Bank of Utah, not in its individual capacity, but solely as owner trustee as the lessor; SkyFunding Leasing 1 Limited, AerFunding 1 Limited, and AerCap Ireland Limited.
Assignment, Assumption and Amendment Agreement (MSN 33488), dated October 18, 2022, among, inter alios, Wells Fargo Trust Company, Bank of Utah not in its individual capacity but solely as owner trustee, SkyFunding Leasing 1 Limited and American Airlines, Inc.

*36917
Purchase Agreement (MSN 36917), dated as November 22, 2013, among Wells Fargo Bank Northwest, N.A., not in its individual capacity, but solely as owner trustee, AerCap Ireland Limited and Southwest Airlines Co.
Purchase Agreement Assignment (MSN 36917), dated November 22, 2013, between Southwest Airlines Co. and Wells Fargo Bank Northwest, N.A., not in its individual capacity, but solely as owner trustee.
Operating Lease Agreement (MSN 36917), dated as of November 22, 2013, between Wells Fargo Bank Northwest, N.A., not in its individual capacity, but solely as owner trustee and Southwest Airlines Co.
Lease Supplement No. 1, dated as of December 3, 2013, between Wells Fargo Bank Northwest, N.A., not in its individual capacity, but solely as owner trustee and Southwest Airlines Co.
Notice and Acknowledgment dated December 3, 2013 from Wells Fargo Bank Northwest, National Association (Lessor) to Southwest Airlines Co. (Lessee)

*41811
Aircraft Lease Agreement dated as of July 10, 2014 between Lucky Air Company Limited as lessee and Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee, as lessor, in respect of one Boeing model B737-800 aircraft bearing manufacturer’s serial number 41811.
Rent Confirmation Letter dated 20 August 2015 between Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee, as lessor and Lucky Air Company Limited as lessee.
Notice and Acknowledgement dated 9 September 2015 from Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as owner trustee, as lessor to Lucky Air Company Limited as lessee.
Side Letter #01 to Aircraft Lease Agreement dated 5 November 2021 by and between Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as owner trustee, as lessor and Lucky Air Company Limited as lessee.
Debt and Lease Restructuring Agreement dated 8 April 2021 by and between Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely asowner trustee, as lessor and Lucky Air Company Limited as lessee.

7386
Aircraft Lease Agreement dated as of September 15, 2014 (as amended, novated and supplemented from time to time) between Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as Trustee (Lessor) and Azul Linhas Aéreas Brasileiras S.A. (Lessee) in respect of one Airbus A320-200 NEO aircraft bearing manufacturer’s serial number 7386.
Side Letter No. 1 to the Aircraft Lease Agreement, dated as of September 15, 2014, between Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as Trustee (Lessor) and Azul Linhas Aéreas Brasileiras S.A. (Lessee)
Global Side Letter (Airbus A320/A321NEOS), dated as of September 15, 2014, between AerCap Ireland Limited and Azul Linhas Aéreas Brasileiras S.A. (Lessee)
Global Side Letter No. 2 (Airbus A320/A321NEOS), dated as of September 15, 2014, between AerCap Ireland Limited and Azul Linhas Aéreas Brasileiras S.A. (Lessee)
Global Amendment #1 to Eight Aircraft Lease Agreements, dated as of June 16, 2015, between Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as Trustee (Lessor) and Azul Linhas Aéreas Brasileiras S.A. (Lessee)
Rent Confirmation Letter, dated December 22, 2016, between Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as Trustee (Lessor) and Azul Linhas Aéreas Brasileiras S.A. (Lessee)
Notice and Acknowledgment, dated December 22, 2016, from Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as Trustee (Lessor) and Deutsche Bank Trust Company Americas, as Collateral Agent to Azul Linhas Aéreas Brasileiras S.A. (Lessee)
Global Amendment #2 to 20 Aircraft Lease Agreements, dated as of March 21, 2017, between Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as Trustee (Lessor) and Azul Linhas Aéreas Brasileiras S.A. (Lessee)
Global Side Letter #4 to Five Aircraft Lease Agreements, dated as of March 30, 2017, between Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as Trustee (Lessor) and Azul Linhas Aéreas Brasileiras S.A. (Lessee)
Global Amendment Regarding Rent dated as of September 15, 2017 between Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as Trustee (Lessor) and Azul Linhas Aéreas Brasileiras S.A. (Lessee)
Amendment #1 to Aircraft Lease Agreement, dated as of December 21, 2018 between Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as Trustee (Lessor) and Azul Linhas Aéreas Brasileiras S.A. (Lessee)
Amended and Restated Global Payment Deferral Agreement, dated as of June 30, 2020 between Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as Trustee (Lessor) and Azul Linhas Aéreas Brasileiras S.A. (Lessee)
Amendment #1 to Amended and Restated Global Payment Deferral Agreement dated September 11, 2020 between Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as Trustee (Lessor) and Azul Linhas Aéreas Brasileiras S.A. (Lessee)
Amendment #2 to Aircraft Lease Agreement, dated as of September 11, 2020 between Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as Trustee (Lessor) and Azul Linhas Aéreas Brasileiras S.A. (Lessee)
Amendment #3 to Aircraft Lease Agreement, dated as of September 30, 2020 between Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as Trustee (Lessor) and Azul Linhas Aéreas Brasileiras S.A. (Lessee)
Global Partial Deferral Agreement, dated as of April 04, 2023 between Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely astrustee (Lessor) and Azul Linhas Aéreas Brasileiras S.A. (Lessee)
Global Framework Agreement, dated as of July 18, 2023 between Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely astrustee (Lessor) and Azul Linhas Aéreas Brasileiras S.A. (Lessee)
Aircraft Lease Amendment Agreement, dated as of September 29, 2023 between Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee (Lessor) AerFunding 1 Limited as Lessor Guarantor and Azul Linhas Aéreas Brasileiras S.A. (Lessee)
Aircraft Lease Amendment Agreement #2, dated as of November 22, 2023 between Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee (Lessor) AerFunding 1 Limited as Lessor Guarantor and Azul Linhas Aéreas Brasileiras S.A. (Lessee)

7538
Aircraft Lease Agreement, dated as of September 11, 2015 between Wells Fargo Bank Northwest, N.A., not in its individual capacity but solely as owner trustee, as lessor (“Lessor”) and Frontier Airlines, Inc. as lessee (“Lessee”), as supplemented by Side Letter #1 to Aircraft Lease Agreement, dated as of September 11, 2015 between Lessor and Lessee, and as further supplemented by Side Letter #2 to Aircraft Lease Agreement, dated as of October 28, 2016 between Lessor and Lessee, in respect of one (1) Airbus A320-251N aircraft bearing manufacturer’s serial number 7538 and FAA registration mark N308FR.
Lease Supplement No. 1 dated as of April 3, 2017 between Wells Fargo Bank Northwest, N.A., not in its individual capacity but solely as owner trustee, as Lessor and Frontier Airlines, Inc. as Lessee.
Lease Supplement No. 2 dated July 31, 2019 between Wells Fargo Trust Company, N.A. (formerly known as Wells Fargo Bank Northwest, N.A.), not in its individual capacity, but solely as Owner Trustee under the Amended and Restated Trust Agreement (MSN 7538) dated as of April 3, 2017 for the Owner Participant named therein and Wells Fargo Trust Company, N.A. (formerly known as Wells Fargo Bank Northwest, N.A.), and Frontier Airlines, Inc..
Supplement No. 1 to Mortgage and Lease Security Agreement dated July 31, 2019 between Wells Fargo Bank Northwest, N.A., not in its individual capacity but solely as owner trustee, and Deutsche Bank Trust Company Americas, not in its individual capacity but solely as Collateral Agent under the Mortgage.
Lease Amendment No 1. to Aircraft Lease Agreement dated May 10, 2024 between Wells Fargo Trust Company, N.A. (formerly known as Wells Fargo Bank Northwest, N.A.), not in its individual capacity, but solely as Owner Trustee under the Amended and Restated Trust Agreement (MSN 7538), as Lessor and Frontier Airlines, Inc. as Lessee.

38774
Aircraft Lease Agreement dated as of 3 November 2020 between NEOS S.p.A. as lessee and Quadrant MSN 38774 Limited as lessor.
Side Letter #1 to Aircraft Lease Agreement dated 3 November 2020 between NEOS S.p.A. as lessee and Quadrant MSN 38774 Limited as lessor.
Amended and Restated Partial Rent Deferral Agreement dated 31 March 2022 between, amongst others, Quadrant MSN 38774 Limited as lessor and NEOS S.p.A., as lessee.
Amendment No.1 to Aircraft Lease Agreement dated 18 April 2024 between Quadrant MSN 38774 Limited as lessor and NEOS S.P.A as lessee.

145
Aircraft Lease Agreement dated of as 7 November 2014 between Air Mauritius Limited as Lessee and Wilmington Trust SP Services (Dublin) Limited (not in its individual capacity but solely as Trustee) as Lessor (as novated, supplemented and amended from time to time).
Side Letter #1 to Aircraft Lease Agreement dated November 7, 2014 between AerCap Global Aviation Trust (on behalf of Series One) as Lessor and Air Mauritius Limited as Lessee.
Aircraft Lease Amendment Agreement No.1 dated March 17, 2017 between AerCap Global Aviation Trust (on behalf of Series One) as Lessor and Air Mauritius Limited as Lessee.
Aircraft Lease Novation and Amendment Agreement dated October 4, 2017 between AerCap Global Aviation Trust on behalf of Series One as Existing Lessor, Air Mauritius Limited as Lessee and Wilmington Trust SP Services (Dublin) Limited not in its individual capacity but solely as Trustee as New Lessor.
Aircraft Lease Amendment Agreement No.2 dated December 27, 2017 between Wilmington Trust SP Services (Dublin) Limited not in its individual capacity but solely as Trustee as Lessor and Air Mauritius Limited as Lessee.
Amendment to Aircraft Lease Amendment Agreement No.2 dated July 01, 2019 between Wilmington Trust SP Services (Dublin) Limited not in its individual capacity but solely as Trustee as Lessor and Air Mauritius Limited as Lessee.
Amendment No.2 to Aircraft Lease Amendment Agreement No.2 dated December 23, 2019 between Wilmington Trust SP Services (Dublin) Limited not in its individual capacity but solely as Trustee as Lessor and Air Mauritius Limited as Lessee.
Aircraft Lease Amendment Agreement No.3 dated December 16, 2020 between Wilmington Trust SP Services (Dublin) Limited not in its individual capacity but solely as Trustee as Lessor and Air Mauritius Limited as Lessee.
Aircraft Lease Amendment Agreement No.4 dated April 21, 2023 between Wilmington Trust SP Services (Dublin) Limited not in its individual capacity but solely as Trustee as Lessor and Air Mauritius Limited as Lessee.

38786
Aircraft Lease Agreement dated as of 29 March 2021 between Norse Atlantic ASA as lessee and Wilmington Trust SP Services (Dublin) Limited (not in its individual capacity but solely as trustee) as lessor.
Side Letter #1 to Aircraft Lease Agreement dated as of 29 March 2021 between Norse Atlantic ASA as lessee and Wilmington Trust SP Services (Dublin) Limited (not in its individual capacity but solely as trustee) as lessor.
Global Side Letter to Aircraft Lease Agreements dated 15 February 2022 between, amongst others, Norse Atlantic ASA as lessee and Wilmington Trust SP Services (Dublin) Limited (not in its individual capacity but solely as trustee) as lessor.
Aircraft Sublease Agreement dated 31 May 2022 between Norse Atlantic ASA as lessor and Norse Atlantic UK Ltd as sublessee.
Deed of Sublease Security Assignment and Consent dated 31 May 2022 between Norse Atlantic ASA, as assignor, and Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity, but solely as trustee for Aircraft 78B-38786 (Ireland) Trust, as assignee in respect of the sublease.
Sublease Subordination Acknowledgment dated 31 May 2022 between Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity, but solely as trustee for Aircraft 78B-38786 (Ireland) Trust and Norse Atlantic UK Ltd.

0282
Lease Agreement dated as of 27 August 2021 between Delta Air Lines, Inc. as lessee and Bank of Utah not in its individual capacity, except as expressly provided therein, but solely as owner trustee, as lessor.
Lease Supplement No.1 dated 27 August 2021 between Delta Air Lines, Inc. as lessee and Bank of Utah not in its individual capacity, except as expressly provided in the Lease, but solely as owner trustee, as lessor.
Bill of Sale dated 17 June 2021 delivered by Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee (seller) to Bank of Utah, not in its individual capacity but solely as owner trustee in respect of the Aircraft 35A-0282 (Utah) Trust (buyer).
Amended and Restated Trust Agreement dated 27 August 2021 between Aircraft Portfolio Holding Company No.2 Limited as owner participant, Bank of Utah as owner trustee.
Participation Agreement dated 27 August 2021 among Delta Air Lines, Inc. as lessee, Aircraft Portfolio Holding Company No.2 Limited, as owner participant and Bank of Utah notin its individual capacity, except as expressly provided therein, but solely as owner trustee, as owner trustee.
Lessee Consent and Agreement dated 27 August 2021 between, amongst others, Delta Air Lines, Inc. as lessee and Aircraft Portfolio Holding Company No.2 Limited as owner participant, Bank of Utah not in its individual capacity, except as expressly provided therein, but solely as owner trustee, as lessor, AerCap Ireland Limited as servicer, AerFunding 1 Limited as borrower, Credit Suisse AG, New York Branch as administrative agent and Deutsche Bank Trust Company Americas, not in its individual capacity, but solely as collateral agent, as secured party.
Servicer Letter of Undertaking 27 August 2021 between Delta Air Lines, Inc. as lessee and Aircraft Portfolio Holding Company No.2 Limited as owner participant, Bank of Utah not in its individual capacity, except as expressly provided therein, but solely as owner trustee, as lessor, and AerCap Ireland Limited as servicer.

19020018
Aircraft Lease Agreement dated September 15, 2017 (as amended, novated and supplemented from time to time) between Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee (Lessor) and Azul Linhas Aéreas Brasileiras S.A. (Lessee) in respect of one Embraer E195-E2 aircraft bearing manufacturer's serial number 19020018 and Brazilian Registration Mark PR-PJN.
Side Letter #1 to Aircraft Lease Agreement dated September as of 15, 2017 between Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee (Lessor) and Azul Linhas Aéreas Brasileiras S.A. (Lessee).
Side Letter #2 to Aircraft Lease Agreement dated as of September 3, 2019 between Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee (Lessor) and Azul Linhas Aéreas Brasileiras S.A. (Lessee).
Amendment #1 to Aircraft Lease Agreement dated September 3, 2019 between Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee (Lessor) and Azul Linhas Aéreas Brasileiras S.A. (Lessee).
Rent Confirmation Letter dated September 24, 2019 from Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee and acknowledged and agreed by Azul Linhas Aéreas Brasileiras S.A.
Amendment #2 to Aircraft Lease Agreement dated September 24, 2019 between Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee (Lessor) and Azul Linhas Aéreas Brasileiras S.A. (Lessee).
Notice and Acknowledgment dated April 6, 2020 to Azul Linhas Aéreas Brasileiras S.A. as lessee from Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee under the Trust Agreement (Aircraft E195-19020018 (Ireland) Trust) and Deutsche Bank Trust Company Americas, as Collateral Agent
Amendment #4 to Aircraft Lease Agreement, dated as of September 30, 2020 between Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee (Lessor) and Azul Linhas Aéreas Brasileiras S.A. (Lessee)
Global Partial Deferral Agreement, dated as of April 04, 2023 between Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely astrustee (Lessor) and Azul Linhas Aéreas Brasileiras S.A. (Lessee)
Global Framework Agreement, dated as of July 18, 2023 between Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely astrustee (Lessor) and Azul Linhas Aéreas Brasileiras S.A. (Lessee)
Aircraft Lease Amendment Agreement, dated as of September 29, 2023 between Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee (Lessor), AerCap Ireland Limited (Lessor Guarantor) and Azul Linhas Aéreas Brasileiras S.A. (Lessee)

8844
Aircraft Lease Agreement dated as of February 13, 2014 between Wilmington Trust Company, not in its individual capacity, but solely as owner trustee under the Trust Agreement (Aircraft 32A-8844 (Delaware) Trust (Lessor) and Concesionaria Vuela Compañia de Aviación, S.A.P.I. de C.V. (Lessee), as amended, modified or supplemented from time to time.
Side Letter No. 1 to Aircraft Lease Agreement dated as of February 13, 2014 between Wilmington Trust Company, not in its individual capacity but solely as owner trustee (Lessor) and Concesionaria Vuela Compañia de Aviación, S.A.P.I. de C.V. (Lessee).
Amendment #1 to Aircraft Lease Agreement dated as of August 31, 2017 between Wilmington Trust Company, not in its individual capacity but solely as owner trustee (Lessor) and Concesionaria Vuela Compañia de Aviación, S.A.P.I. de C.V. (Lessee).
Side Letter #2 to Aircraft Lease Agreement dated as of November 6, 2017 between Wilmington Trust Company, not in its individual capacity but solely as owner trustee (Lessor) and Concesionaria Vuela Compañia de Aviación, S.A.P.I. de C.V. (Lessee).
Rent Confirmation Letter dated July 31, 2019 from Wilmington Trust Company, not in its individual capacity but solely as owner trustee (Lessor) and acknowledged and agreed by Concesionaria Vuela Compañia de Aviación, S.A.P.I. de C.V. (Lessee).
Notice and Acknowledgement dated April 6, 2020 to Concesionaria Vuela Compañia de Aviación, S.A.P.I. de C.V. (Lessee) from Wilmington Trust Company, not in its individual capacity, but solely as owner trustee under the Trust Agreement (Aircraft 32A-8844 (Delaware) Trust) as lessor and Deutsche Bank Trust Company Americas, not in its individual capacity, but solely as collateral agent.
Side Letter No. 3 to Aircraft Lease Agreement dated as of December 8, 2022 between Wilmington Trust Company, not in its individual capacity but solely as owner trustee (Lessor) and Concesionaria Vuela Compañia de Aviación, S.A.P.I. de C.V. (Lessee).
Global Amendment to Six Aircraft Lease Agreements dated October 11, 2023 by and among each lessor and Concesionaria Vuela Compañia de Aviación, S.A.P.I. de C.V. (Lessee).
Master Aircraft Sublease Agreement dated as of November 30, 2023 Concesionaria Vuela Compañia de Aviación, S.A.P.I. de C.V. (Sublessor) and Vuela Aviación, S.A. together with Vuela El Salvador, S.A. de C.V. (Sublessees)
Security Assignment of Master Aircraft Sublease Agreement (MSN 8844) dated as of November 30, 2023 between Wilmington Trust Company, not in its individual capacity, but solely as owner trustee under the Trust Agreement (Aircraft 32A-8844 (Delaware) Trust) (as the secured party) and Concesionaria Vuela Compañia de Aviación, S.A.P.I. de C.V. (as the debtor)

0313
Lease Agreement (N576DZ) dated as of 30 September 2021 between Delta Air Lines, Inc. as lessee and Bank of Utah not in its individual capacity, except as expressly provided therein, but solely as owner trustee, as lessor.
Lease Supplement No.1 (N576DZ) dated as of 30 September 2021 between Delta Air Lines, Inc. as lessee and Bank of Utah not in its individual capacity, except as expressly provided in the Lease, but solely as owner trustee, as lessor.
Bill of Sale dated 11 August 2021 deliver by Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee (seller) to Bank of Utah, not in its individual capacity but solely as owner trustee in respect of the Aircraft 35A-0313 (Utah) Trust (buyer).
Amended and Restated Trust Agreement (N576DZ) dated 30 September 2021 between Aircraft Portfolio Holding Company No.2 Limited as owner participant, Bank of Utah as owner trustee.
Participation Agreement (N576DZ) dated 30 September 2021 between Delta Air Lines, Inc. as lessee and Aircraft Portfolio Holding Company No.2 Limited, as owner participant and Bank of Utah not in its individual capacity, except as expressly provided therein, but solely as owner trustee.
Lessee Consent and Agreement (N576DZ) dated 30 September 2021 between, amongst others, Delta Air Lines, Inc. as lessee and Aircraft Portfolio Holding Company No.2 Limited as owner participant, Bank of Utah not in its individual capacity, except as expressly provided therein, but solely as owner trustee, as lessor, AerCap Ireland Limited as servicer, AerFunding 1 Limited as borrower, Credit Suisse AG, New York Branch as administrative agent and Deutsche Bank Trust Company Americas, not in its individual capacity, but solely as collateral agent, as secured party.
Servicer Letter of Undertaking (N576DZ) 30 September 2021 between Delta Air Lines, Inc. as lessee and Aircraft Portfolio Holding Company No.2 Limited as owner participant, Bank of Utah not in its individual capacity, except as expressly provided therein, but solely as owner trustee, as lessor, and AerCap Ireland Limited as servicer.

9198
Aircraft Lease Agreement dated as of July 10, 2017 between Air Transat A.T. Inc.(Lessee) and Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee (Lessor).
Global Side Letter #01 (Airbus A321NEO LR Aircraft Lease Agreements) dated as of July 10, 2017 between Air Transat A.T. Inc. (Lessee) and Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee (Lessor).
Amendment to Global Side Letter #01 (Airbus 321NEO LR Aircraft Lease Agreement) dated as of September 8, 2017 between Air Transat A.T. Inc. (Lessee) and Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee (Lessor).
Global Side Letter #02 (Airbus A321NEO LR Aircraft Lease Agreements) dated as of June 28, 2018 between Air Transat A.T. Inc. (Lessee) and Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee (Lessor).
Amendment #01 to Aircraft Lease Agreement dated as of September 20, 2018 between Air Transat A.T. Inc. (Lessee) and Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee (Lessor).
FMP Consent Agreement (ESNs P771749 & P771753) entered into as of May 2, 2019 between Air Transat A.T. Inc. (Lessee) and Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee (Lessor).
Estoppel and Acceptance Certificate dated February 14, 2020 from Air Transat A.T. Inc. (Lessee).
Amendment #2 to Aircraft Lease Agreement dated as of February 14, 2020 between Air Transat A.T. Inc. (Lessee) and Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee (Lessor).
Rent Confirmation Letter dated February 14, 2020 between Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee (Lessor) and Air Transat A.T. Inc. (Lessee).
Short Form Lease Agreement dated 13 February 2020 between Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee (Lessor) and Air Transat A.T. Inc. (Lessee).
Amendment #3 to Aircraft Lease Agreement dated as of November 13, 2020 between Air Transat A.T. Inc. (Lessee) and Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee (Lessor).
Notice and Acknowledgment – MSN 9198 dated June 3, 2020 from Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee (Owner) to Air Transat A.T. Inc. (Lessee).
Notice and Acknowledgment of New Beneficial Owner – MSN 9198 dated May 27, 2020 from Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee (Owner) to Air Transat A.T. Inc. (Lessee).
Second Amended and Restated Global Rent Deferral Agreement dated September 28, 2021 between various Lessors in Schedule 1 (Lessors) and Air Transat A.T. Inc. (Lessee).
Amendment #01 to Second Amended and Restated Global Rent Deferral Agreement dated November 30, 2023 between various Lessors in Schedule 1 (Lessors) and Air Transat A.T. Inc. (Lessee).

7757
Aircraft Lease Agreement dated as of September 5, 2018 between Spirit Airlines, Inc., as lessee and Wilmington Trust Company, not in its individual capacity but solely as owner trustee, as lessor.
Lease Side Letter dated as of September 5, 2018 among Wilmington Trust Company, not in its individual capacity, but solely as owner trustee, as lessor and owner, AerCap Ireland Capital Designated Activity Company, as regular trustee for Series One of AerCap Global Aviation Trust, as beneficial owner, and Spirit Airlines, Inc., as lessee.
Omnibus Lease Amendment Side Letter dated as of September 5, 2018 between Spirit Airlines, Inc., as lessee and AerCap Ireland Limited, as the parent.
Aircraft Bill of Sale dated October 5, 2018 delivered by Airbus S.A.S., as seller in favor of Wilmington Trust Company, not in its individual capacity, but solely as owner trustee, as buyer.
Amendment #01 to Aircraft Lease Agreement dated as of January 3, 2019 between Wilmington Trust Company, not in its individual capacity, but solely as owner trustee under the Trust Agreement, as lessor, and Spirit Airlines, Inc., as lessee.
Rent Confirmation Letter dated February 6, 2019 from Wilmington Trust Company, as lessor and acknowledged and agreed by Spirit Airlines, Inc., as lessee.
Estoppel and Acceptance Certificate dated February 7, 2019 executed by Spirit Airlines, Inc., as lessee.
Bill of Sale dated 12 June 2020 delivered by UTF Installed Engine Leasing, LLC, as seller in favor of Wilmington Trust Company, not in its individual capacity but solely as owner trustee, as buyer.
Bill of Sale dated 12 June 2020 delivered by UTF Installed Engine Leasing, LLC, as seller in favor of Wilmington Trust Company, not in its individual capacity but solely as owner trustee, as buyer.
Amendment #02 to Aircraft Lease Agreement dated as of June 12, 2020 between Wilmington Trust Company, not in its individual capacity, but solely as owner trustee under the Trust Agreement, as lessor, and Spirit Airlines, Inc., as lessee.
Amendment #03 to Aircraft Lease Agreement dated as of September 30, 2020 between Wilmington Trust Company, not in its individual capacity, but solely as owner trustee under the Trust Agreement, as lessor, and Spirit Airlines, Inc., as lessee.

7851
Aircraft Lease Agreement dated as of September 5, 2018 between Spirit Airlines, Inc. as lessee and Wilmington Trust Company, except as otherwise expressly provided therein, acting not in its individual capacity but solely as owner trustee, as lessor.
Lease Side Letter dated as of September 5, 2018 among Wilmington Trust Company, not in its individual capacity, but solely as owner trustee, as lessor and owner, AerCap Ireland Capital Designated Activity Company, as regular trustee for Series One of AerCap Global Aviation Trust, as beneficial owner, and Spirit Airlines, Inc., as lessee.
Omnibus Lease Amendment Side Letter dated as of September 5, 2018 between Spirit Airlines, Inc., as lessee and AerCap Ireland Limited, as the parent.
Bill of Sale dated November 13, 2018 delivered by Airbus S.A.S., as seller, in favor of Wilmington Trust Company, not in its individual capacity, but solely as owner trustee.
Amendment #01 to Aircraft Lease Agreement dated as of January 3, 2019 between Wilmington Trust Company, not in its individual capacity but solely as owner trustee under the Trust Agreement, and Spirit Airlines, Inc., as lessee.
Rent Confirmation Letter dated February 26, 2019 from Wilmington Trust Company, as lessor and acknowledged and agreed by Spirit Airlines, Inc., as lessee.
Estoppel and Acceptance Certificate dated February 28, 2019 executed by Spirit Airlines, Inc., as lessee.
Bill of Sale dated 11 June 2020 delivered by UTF Installed Engine Leasing, LLC, as seller in favor of Wilmington Trust Company, not in its individual capacity but solely as owner trustee, as buyer.
Bill of Sale dated 11 June 2020 delivered by UTF Installed Engine Leasing, LLC, as seller in favor of Wilmington Trust Company, not in its individual capacity but solely as owner trustee, as buyer.
Notice of Transfer of Beneficial Interest dated June 11, 2020 to Spirit Airlines, Inc.
Amendment #02 to Aircraft Lease Agreement dated as of June 11, 2020 between Wilmington Trust Company, not in its individual capacity, but solely as owner trustee under the Trust Agreement, as lessor, and Spirit Airlines, Inc., as lessee.
Amendment #03 to Aircraft Lease Agreement dated as of September 30, 2020 between Wilmington Trust Company, not in its individual capacity, but solely as owner trustee, as lessor, and Spirit Airlines, Inc., as lessee.

7697
Aircraft Lease Agreement dated as of March 25, 2015 between SriLankan Airlines Limited, as lessee and AerCap Global Aviation Trust (on behalf of Series One), as lessor.
Side Letter No. 1 to Aircraft Lease Agreement dated March 25, 2015 between AerCap Global Aviation Trust (on behalf of Series One), as lessor, and SriLankan Airlines Limited, as lessee.
Amendment #01 to Aircraft Lease Agreement dated 4 January 2016 between AerCap Global Aviation Trust (on behalf of Series One), as lessor and SriLankan Airlines Limited, as lessee
Estoppel and Acceptance Certificate dated 27 October 2017 executed by SriLankan Airlines Limited, as lessee.
Rent and Agreed Value Confirmation Letter dated 27 October 2017 by AerCap Global Aviation Trust (on behalf of Series One), as lessor, and acknowledged by SriLankan Airlines Limited, as lessee.
Side Letter No. 2 to Aircraft Lease Agreement dated 24 January 2018 between AerCap Global Aviation Trust (on behalf of Series One), as lessor, and SriLankan Airlines Limited, as lessee.
Global Rent Deferral Agreement dated 9 June 2020 among, inter alios, AerCap Global Aviation Trust (on behalf of Series One), as existing lessor and SriLankan Airlines Limited, as lessee.
Aircraft Lease Novation Agreement dated 12 June 2020 among AerCap Global Aviation Trust (on behalf of Series One), as existing lessor, SkyFunding Leasing 1 Limited as new lessor and SriLankan Airlines Limited, as lessee.
Effective Time Notice dated 14 June 2020 among AerCap Global Aviation Trust (on behalf of Series One), as existing lessor, SkyFunding Leasing 1 Limited as new lessor and SriLankan Airlines Limited, as lessee.
Bill of Sale dated 14 June 2020 delivered by AerCap Ireland Capital Designated Activity Company (as Regular Trustee for Series One of AerCap Global Aviation Trust) in favor of SkyFunding Leasing 1 Limited, as buyer.
Second Global Rent Deferral Agreement dated 30 September 2020 among, inter alios, SkyFunding Leasing 1 Limited, as lessor, and SriLankan Airlines Limited, as lessee.
Amendment #02 to Aircraft Lease Agreement dated 3 February 2021 between SkyFunding Leasing 1 Limited, as lessor, and SriLankan Airlines Limited, as lessee.
Third Global Rent Deferral Agreement dated 30 June 2021 among, inter alios, SkyFunding Leasing 1 Limited, as lessor, and SriLankan Airlines Limited, as lessee.
Fourth Global Rent Deferral Agreement dated 30 March 2022 among, inter alios, SkyFundingLeasing 1 Limited, as lessor, and SriLankan Airlines Limited, as lessee.

7663
Aircraft Lease Agreement dated as of March 25, 2015 between SriLankan Airlines Limited, as lessee and AerCap Global Aviation Trust (on behalf of Series One), as lessor.
Side Letter No. 1 to Aircraft Lease Agreement dated March 25, 2015 between AerCap Global Aviation Trust (on behalf of Series One), as lessor, and SriLankan Airlines Limited, as lessee.
Estoppel and Acceptance Certificate dated 30 June 2017 executed by SriLankan Airlines Limited, as lessee.
Rent and Agreed Value Confirmation Letter dated 15 August 2017 by AerCap Global Aviation Trust (on behalf of Series One), as lessor, and acknowledged by SriLankan Airlines Limited, as lessee.
Side Letter No. 2 to Aircraft Lease Agreement dated 9 October 2017 between AerCap Global Aviation Trust (on behalf of Series One), as lessor, and SriLankan Airlines Limited, as lessee.
Global Rent Deferral Agreement dated 9 June 2020 among, inter alios, AerCap Global Aviation Trust (on behalf of Series One), as lessor and SriLankan Airlines Limited, as lessee.
Aircraft Lease Novation Agreement dated 12 June 2020 among AerCap Global Aviation Trust (on behalf of Series One), as existing lessor, SkyFunding Leasing 1 Limited as new lessor and SriLankan Airlines Limited, as lessee.
Effective Time Notice dated 14 June 2020 among AerCap Global Aviation Trust (on behalf of Series One), as existing lessor, SkyFunding Leasing 1 Limited as new lessor and SriLankan Airlines Limited, as lessee.
Bill of Sale dated 14 June 2020 delivered by AerCap Ireland Capital Designated Activity Company (as Regular Trustee for Series One of AerCap Global Aviation Trust) in favor of SkyFunding Leasing 1 Limited, as buyer.
Second Global Rent Deferral Agreement dated 30 September 2020 among, inter alios, SkyFunding Leasing 1 Limited, as lessor, and SriLankan Airlines Limited, as lessee.
Amendment #01 to Aircraft Lease Agreement dated 3 February 2021 between SkyFunding Leasing 1 Limited, as lessor, and SriLankan Airlines Limited, as lessee.
Third Global Rent Deferral Agreement dated 30 June 2021 among, inter alios, SkyFunding Leasing 1 Limited, as lessor, and SriLankan Airlines Limited, as lessee.
Fourth Global Rent Deferral Agreement dated 30 March 2022 among, inter alios, SkyFundingLeasing 1 Limited, as lessor, and SriLankan Airlines Limited, as lessee.
Side Letter #03 to Aircraft Lease Agreement dated 2 October 2023 between SkyFunding Leasing 1 Limited, as lessor, and SriLankan Airlines Limited, as lessee.
Global Side Letter #01 to Two Aircraft Lease Agreements dated 21 February 2024 and entered into between SkyFundingLeasing 1 Limited, as lessor, and SriLankan Airlines Limited, as lessee.

7387
Aircraft Lease Agreement dated as of September 11, 2015 between Frontier Airlines, Inc. as lessee and Wells Fargo Bank Northwest N.A., not in its individual capacity but solely as owner trustee, as lessor.
Side Letter #1 to Aircraft Lease Agreement dated as of September 11, 2015 between Frontier Airlines, Inc., as lessee and Wells Fargo Bank Northwest N.A., not in its individual capacity but solely as owner trustee, as lessor.
Side Letter #2 to Aircraft Lease Agreement dated as of October 28, 2016 between Frontier Airlines, Inc., as lessee and Wells Fargo Bank Northwest N.A., not in its individual capacity but solely as owner trustee, as lessor.
Lease Supplement No. 1 dated December 29, 2016 between Wells Fargo Bank Northwest, N.A., not in its individual capacity, but solely as owner trustee, as lessor and Frontier Airlines Inc., as lessee.
Aircraft Bill of Sale dated 29 December 2016 from Airbus S.A.S. as seller, executed in favor of Wells Fargo Bank Northwest N.A., not in its individual capacity but solely as owner trustee, as buyer.
Delivery Acceptance Certificate dated 29 December 2016 delivered by Frontier Airlines, Inc., as lessee.
Lease Supplement No. 2 dated January 5, 2017 between Wells Fargo Bank Northwest, N.A., not in its individual capacity, but solely as owner trustee, as lessor and Frontier Airlines Inc., as lessee.
Side Letter #3 to Aircraft Lease Agreement dated as of January 5, 2017 between Frontier Airlines, Inc., as lessee and Wells Fargo Bank Northwest N.A., not in its individual capacity but solely as owner trustee, as lessor.
Engine Bill of Sale dated 5 January 2017 from Airbus S.A.S. as seller, executed in favor of Wells Fargo Bank Northwest N.A., not in its individual capacity but solely as owner trustee, as buyer.
Engine Delivery Acceptance Certificate dated 5 January 2017 delivered by Frontier Airlines, Inc., as lessee.
Assignment, Assumption and Amendment Agreement (N305FR) dated 6 December 2023 between Wells Fargo Bank Northwest N.A., not in its individual capacity but solely as owner trustee (existing lessor), SkyFunding Leasing 1 Limited (as owner participant), Frontier Airlines, Inc (as lessee) and Bank of Utah, not in its individual capacity but solely as owner trustee (as new lessor).
Effective Time Certificate dated 6 December 2023 between Wells Fargo Bank Northwest N.A., not in its individual capacity but solely as owner trustee (existing lessor), SkyFunding Leasing 1 Limited (as owner participant), Frontier Airlines, Inc (as lessee) and Bank of Utah, not in its individual capacity but solely as owner trustee (as new lessor).
Lease Amendment No 1 to Aircraft Lease Agreement dated May 10, 2024, between Bank of Utah, not in its individual capacity but solely as owner trustee as lessor, and Frontier Airlines, inc. as lessee.

8184
Aircraft Lease Agreement dated 23 January 2017 between Zhejiang Loong Airlines Co., Ltd., as lessee and ILFC Ireland Limited, as lessor.
Side Letter #01 to Aircraft Lease Agreement dated 23 January 2017 by and between ILFC Ireland Limited, as lessor and Zhejiang Loong Airlines Co., Ltd., as lessee.
Global Amendment #01 to Aircraft Lease Agreements dated 28 April 2017 by and between ILFC Ireland Limited, as lessor and Zhejiang Loong Airlines Co., Ltd., as lessee.
Global Amendment #01 to Side Letters #01 to Aircraft Lease Agreements dated 28 April 2017 by and between ILFC Ireland Limited, as lessor and Zhejiang Loong Airlines Co., Ltd., as lessee.
Aircraft Sublease Agreement dated 26 February 2018 between Zhejiang Loong Airlines Co., Ltd., as lessee and Loongrun Aircraft Leasing (Tianjin) Co., Ltd., as lessor.
Deed of Novation, Amendment and Restatement dated 26 February 2018 between ILFC Ireland Limited, as lessor, Zhejiang Loong Airlines Co, Ltd., as existing lessee and Loongrun Aircraft Leasing (Tianjin) Co., Ltd., as new lessee.
Restructuring Agreement dated 18 October 2018 between Zhejiang Loong Airlines Co., Ltd., as sublessee, Loongrun Aircraft Leasing (Tianjin) Co., Ltd., as lessee, and ILFC Ireland Limited, as lessor.
Estoppel and Acceptance Certificate dated 18 October 2018 executed by Loongrun Aircraft Leasing (Tianjin) Co., Ltd., as lessee
Sublease Estoppel and Acceptance Certificate dated 18 October2018, executed by Zhejiang Loong Airlines Co., Ltd., as lessee.
Subordination Agreement dated 18 October 2018 between Loongrun Aircraft Leasing (Tianjin) Co., Ltd., as lessee, Zhejiang Loong Airlines Co., Ltd., as sublessee and ILFC Ireland Limited, as lessor.
Aircraft Bill of Sale dated 18 October, 2018 delivered by Airbus S.A.S. in favor of ILFC Ireland Limited.
Certificate of Acceptance dated 18 October 2018 executed ILFC Ireland Limited, as owner.
Effective Time Notice dated October 18, 2018 among Zhejiang Loong Airlines Co., Ltd., as existing lessee, Loongrun Aircraft Leasing (Tianjin) Co., Ltd., as new lessee and ILFC Ireland Limited, as lessor.
Global Letter Agreement #01 to Aircraft Lease Agreements dated as of 18 November 2019 by and among ILFC Ireland Limited, as lessor and Loonghe Aircraft Leasing (Tianjin) Co. Ltd., Loongrun Aircraft Leasing (Tianjin) Co. Ltd. and, Loongxing Aircraft Leasing (Tianjin) Co. Ltd., each individually a lessee.
Global Amendment #02 to Aircraft Lease Agreements dated 20 February 2020 by and between ILFC Ireland Limited, as lessor and Loonghe Aircraft Leasing (Tianjin) Co. Ltd., Loongrun Aircraft Leasing (Tianjin) Co. Ltd., Loongxing Aircraft Leasing (Tianjin) Co. Ltd., and Zhejiang Loong Airlines Co., Ltd., each individually a lessee.
Deed of Novation, Amendment and Restatement dated 26 September 2020 between ILFC Ireland Limited, as existing lessor, Aircraft Portfolio Holding Company No. 2 Limited, as new lessor, Loongrun Aircraft Leasing (Tianjin) Co., Ltd., as lessee, and AerCap Ireland Limited, as AerCap Ireland.
Effective Time Notice dated 26 September 2020 among Loongrun Aircraft Leasing (Tianjin) Co., Ltd., as lessee., ILFC Ireland Limited as Existing Lessor, and AerCap Ireland Limited and Aircraft Portfolio Holding Company No. 2 Limited as New Lessor.
Bill of Sale dated 26 September 2020 delivered by ILFC Ireland Limited in favor of AerCap Ireland Limited.
Bill of Sale dated 26 September 2020 delivered by AerCap Ireland Limited in favor of Aircraft Portfolio Holding Company No. 2 Limited.
Termination Agreement – MSN 8184 dated 26 September 2020 between Loongrun Aircraft Leasing (Tianjin) Co., Ltd., as lessee, Zhejiang Loong Airlines Co., Ltd., as sublessee and ILFCIreland Limited, as existing lessor.
Restructuring Agreement dated 26 September 2020 between Zhejiang Loong Airlines Co., Ltd., as sublessee , Loongrun Aircraft Leasing (Tianjin) Co., Ltd., as lessee, and Aircraft Portfolio Holding Company No. 2 Limited, as lessor.
Subordination Agreement dated 26 September 2020 between Loongrun Aircraft Leasing (Tianjin) Co., Ltd., as lessee , Zhejiang Loong Airlines Co., Ltd., as sublessee and Aircraft Portfolio Holding Company No. 2 Limited, as lessor.
Amendment to Aircraft Sublease Agreement dated 26 September 2020 by and between Loongrun Aircraft Leasing (Tianjin) Co., Ltd. and Zhejiang Loong Airlines Co. Ltd.

*8490
Aircraft Lease Agreement dated as of February 13, 2014 between Concesionaria Vuela Companìa de Aviaciòn, S.A.P.I. DE C.V., as lessee and Wilmington Trust Company, not in its individual capacity but solely as owner trustee, as lessor.
Side Letter No. 1 to Aircraft Lease Agreement dated as of February 13, 2014 between Wilmington Trust Company, not in its individual capacity but solely as owner trustee, as lessor and Concesionaria Vuela Companìa de Aviaciòn, S.A.P.I. DE C.V., as lessee and received and consented to by International Lease Finance Corporation.
Side Letter #2 to Aircraft Lease Agreement dated as of November 6, 2017 between Wilmington Trust Company, not in its individual capacity but solely as owner trustee, as lessor and Concesionaria Vuela Companìa de Aviaciòn, S.A.P.I. DE C.V., as lessee.
Certificate of Acceptance dated 16 October 2018 executed by Wilmington Trust Company, not in its individual capacity, but solely as owner trustee, as owner.
Aircraft Bill of Sale dated October 16, 2018 executed by Airbus S.A.S., as seller in favor of Wilmington Trust Company, not in its individual capacity, but solely as owner trustee, as buyer.
Estoppel and Acceptance Certificate dated October 16, 2018 by Concesionaria Vuela Companìa de Aviaciòn, S.A.P.I. DE C.V.
Rent Confirmation Letter dated 16 October 2018 from Wilmington Trust Company, not in its individual capacity but solely as owner trustee, as a lessor and acknowledged and agreed by Concesionaria Vuela Companìa de Aviaciòn, S.A.P.I. DE C.V., as lessee.
Side Letter #3 to Aircraft Lease Agreement dated as of June 11, 2019 between Wilmington Trust Company, not in its individual capacity but solely as owner trustee, as lessor and Concesionaria Vuela Companìa de Aviaciòn, S.A.P.I. de C.V., as lessee.
Notice and Acknowledgment dated as of April 9, 2020 to Concesionaria Vuela Compañia de Aviación, S.A.P.I. de C.V. as lessee from Wilmington Trust Company, not in its individual capacity but solely as owner trustee under the Trust Agreement (Aircraft 32A-8490 (Delaware) Trust)as lessor and Deutsche Bank Trust Company Americas, not in its individual capacity but solely as collateral agent.

*8572
Aircraft Lease Agreement dated 23 January 2017 between Zhejiang Loong Airlines Co., Ltd., as lessee and ILFC Ireland Limited, as lessor.
Side Letter #01 to Aircraft Lease Agreement dated 23 January 2017 by and between ILFC Ireland Limited, as lessor and Zhejiang Loong Airlines Co., Ltd., as lessee.
Global Amendment #01 to Aircraft Lease Agreements dated 28 April 2017 by and between ILFC Ireland Limited, as lessor and Zhejiang Loong Airlines Co., Ltd., as lessee.
Global Amendment #01 to Side Letters #01 to Aircraft Lease Agreements dated 28 April 2017 by and between ILFC Ireland Limited, as lessor and Zhejiang Loong Airlines Co., Ltd., as lessee.
Side Letter #02 to Aircraft Lease Agreement dated 11 September 2017 between ILFC Ireland Limited, as lessor and Zhejiang Loong Airlines Co., Ltd., as lessee.
Notice of Effective Date (Side Letter #02) dated 16 January 2018 from ILFC Ireland Limited and acknowledged and agreed to by Zhejiang Loong Airlines Co., Ltd.
Aircraft Sublease Agreement dated 9 November 2018 between Zhejiang Loong Airlines Co, Ltd., as lessee and Loongxing Aircraft Leasing (Tianjin) Co., Ltd., as lessor.
Deed of Novation, Amendment and Restatement dated 12 November 2018 between ILFC Ireland Limited, as lessor, Zhejiang Loong Airlines Co, Ltd., as existing lessee and Loongxing Aircraft Leasing (Tianjin) Co., Ltd., as new lessee.
Restructuring Agreement dated 28 November 2018 between Zhejiang Loong Airlines Co., Ltd., as sublessee, Loongxing Aircraft Leasing (Tianjin) Co., Ltd., as lessee, and ILFC Ireland Limited, as lessor.
Estoppel and Acceptance Certificate dated 28 November 2018 executed by Loongxing Aircraft Leasing (Tianjin) Co., Ltd., as lessee.
Estoppel and Acceptance Certificate dated 28 November 2018 executed by Zhejiang Loong Airlines Co., Ltd., as lessee.
Subordination Agreement dated 28 November 2018 between Loongxing Aircraft Leasing (Tianjin) Co., Ltd., as lessee, Zhejiang Loong Airlines Co., Ltd., as sublessee and ILFC Ireland Limited, as lessor.
Aircraft Bill of Sale dated 28 November 2018 delivered by Airbus S.A.S. in favor of ILFC Ireland Limited.
Certificate of Acceptance dated 28 November 2018 executed by ILFC Ireland Limited.
Effective Time Notice dated 28 November 2018 among Zhejiang Loong Airlines Co., Ltd., as existing lessee, Loongxing Aircraft Leasing (Tianjin) Co., Ltd., as new lessee and ILFC Ireland Limited, as lessor.
Global Letter Agreement #01 to Aircraft Lease Agreements dated as of 18 November 2019 by and among ILFC Ireland Limited, as lessor and Loonghe Aircraft Leasing (Tianjin) Co. Ltd., Loongrun Aircraft Leasing (Tianjin) Co. Ltd., and Loongxing Aircraft Leasing (Tianjin) Co. Ltd., each individually a lessee.
Global Amendment #02 to Aircraft Lease Agreements dated 20 February 2020 by and between ILFC Ireland Limited, as lessor and Loonghe Aircraft Leasing (Tianjin) Co. Ltd., Loongrun Aircraft Leasing (Tianjin) Co. Ltd., Loongxing Aircraft Leasing (Tianjin) Co. Ltd., and Zhejiang Loong Airlines Co., Ltd., each individually a lessee.
Deed of Novation, Amendment and Restatement dated 17 October 2020 between ILFC Ireland Limited, as existing lessor, Aircraft Portfolio Holding Company No. 2 Limited, as new lessor, Loongxing Aircraft Leasing (Tianjin) Co., Ltd., as lessee, and AerCap Ireland Limited, as AerCap Ireland.
Bill of Sale dated 17 October 2020 delivered by ILFC Ireland Limited in favor of AerCap Ireland Limited.
Bill of Sale dated 17 October 2020 delivered by AerCap Ireland Limited in favor of Aircraft Portfolio Holding Company No. 2 Limited.
Amendment to Aircraft Sublease Agreement dated 17 October 2020 by and among Loongxing Aircraft Leasing (Tianjin) Co., Ltd., as lessor and Zhejiang Loong Airlines Co., Ltd., as lessee.
Effective Time Notice dated 17 October 2020 among Loongxing Aircraft Leasing (Tianjin) Co., Ltd., lessee and ILFC Ireland Limited, as existing lessor, Aircraft Portfolio Holding Company No. 2 Limited, as new lessor, and AerCap Ireland Limited.
Termination Agreement – MSN 8572 dated 17 October 2020 between Loongxing Aircraft Leasing (Tianjin)Co., Ltd., as lessee, Zhejiang Loong Airlines Co., Ltd., as sublessee and ILFC Ireland Limited, as existing lessor.
Restructuring Agreement dated 17 October 2020 between Zhejiang Loong Airlines Co., Ltd., as sublessee, Loongxing Aircraft Leasing (Tianjin) Co., Ltd., as lessee, and Aircraft Portfolio Holding Company No. 2 Limited, as lessor.
Subordination Agreement dated 17 October 2020 between Loongxing Aircraft Leasing (Tianjin) Co., Ltd., as lessee, Zhejiang Loong Airlines Co., Ltd., as sublessee and Aircraft Portfolio Holding Company No. 2 Limited, as lessor.

8598
Aircraft Operating Lease Agreement dated as of 11 December 2014 between AerCap Ireland Limited, as lessor, China Southern Airlines Company Limited, as lessee, and China Southern Airlines Group Import and Export Trading Corp., Ltd., as consenting party.
Supplemental Agreement dated as of 23 April 2015 between ILFC Ireland Limited, AerCap Ireland Limited, as lessor, China Southern Airlines Company Limited, as lessee and China Southern Airlines Group Import and Export Trading Corp., Ltd., as consenting party.
Global Amendment #01 to Aircraft Operating Lease Agreements dated 24 January 2018 by and between AerCap Ireland Limited, as lessor and China Southern Airlines Company Limited, as lessee.
Aircraft Operating Lease Agreement dated as of 14 December 2018 between CSN No. 16 Aircraft Leasing (Guangzhou) Limited, as lessor, China Southern Airlines Company Limited, as lessee and China Southern Airlines Group Import and Export Trading Corp., Ltd., as consenting party.
Aircraft Operating Lease Agreement dated as of 11 December 2014 and amended and restated as of 28 December 2018 between AerCap Ireland Limited, as lessor, CSN No. 16 Aircraft Leasing (Guangzhou) Limited, as lessee, China Southern Airlines Group Import and Export Trading Corp., Ltd., as consenting party.
Aircraft Bill of Sale dated 28 December 2018 from Airbus S.A.S.
Certificate of Acceptance dated 28 December 2018 from AerCap Ireland Limited.
Deed of Novation dated 28 December 2018 between AerCap Ireland Limited, as lessor, China Southern Airlines Company Limited, as existing lessee, CSN No. 16 Aircraft Leasing (Guangzhou) Limited, as new lessee and China Southern Airlines Group Import and Export Trading Corp., Ltd., as consenting party.
Delivery Acceptance Certificate dated on 28 December 2018 delivered by China Southern Airlines Company Limited, as lessee, to CSN No. 16 Aircraft Leasing (Guangzhou) Limited, as lessor.
Delivery Acceptance Certificate dated 28 December 2018 delivered by CSN No. 16 Aircraft Leasing (Guangzhou) Limited, as lessee, to AerCap Ireland Limited, as lessor.
Rent Confirmation Letter dated 28 December 2018 from AerCap Ireland Limited, as lessor, and acknowledged and agreed by CSN No. 16 Aircraft Leasing (Guangzhou) Limited, as lessee, and China Southern Airlines Company Limited.
Effective Date Certificate dated 28 December 2018 from AerCap Ireland Limited, as lessor to China Southern Airlines Company Limited, as existing lessee and CSN No. 16 Aircraft Leasing (Guangzhou) Limited, as new lessee.
Global Side Letter to Aircraft Operating Lease Agreements dated 13 March 2019 by and between, inter alia, AerCap Ireland Limited, as a lessor, China Southern Airlines Company Limited, as a lessee, and CSN No. 16 Aircraft Leasing (Guangzhou) Limited, as a lessee.
Global Rent Deferral Agreement dated as of 12 March 2020 by and between the various lessors party thereto, the various lessees party thereto and China Southern Airlines Company Limited, as sublessee.
Deed of Novation – MSN 8598 dated 2 November 2020 between AerCap Ireland Limited, as existing lessor, Aircraft Portfolio Holding Company No. 2 Limited, as new lessor, CSN No. 16 Aircraft Leasing (Guangzhou) Limited, as lessee, China Southern Airlines Company Limited,as sublessee and China Southern Airlines Group Import and Export Trading Corp., Ltd., as consenting party.
Effective Date Certificate dated 2 November 2020 from Aircraft Portfolio Holding Company No. 2 Limited, as new lessor and AerCap Ireland Limited, as existing lessor to China Southern Airlines Company Limited, as sublessee and CSN No. 16 Aircraft Leasing (Guangzhou) Limited, as lessee.
Aircraft Operating Lease Agreement dated as of December 11, 2014 and amended and restated as of November 2 2020 between Aircraft Portfolio Holding Company No. 2 Limited, as lessor, CSN No. 16 Aircraft Leasing (Guangzhou) Limited, as lessee and China Southern Airlines Group Import and Export Trading Corp., Ltd., as consenting party.
Amendment to Aircraft Sublease Agreement dated 2 November 2020 by and among CSN No.16 Aircraft Leasing (Guangzhou) Limited, as lessor and China Southern Airlines Company Limited, as lessee.
Lease Assignment Agreement dated 2 November 2020 between CSN No. 16 Aircraft Leasing (Guangzhou) Limited, as assignor and Aircraft Portfolio Holding Company No. 2 Limited, as assignee.
Deed of Consent and Agreement dated 2 November 2020 by China Southern Airlines Company Limited, as sublessee, CSN No. 16 Aircraft Leasing (Guangzhou) Limited, as assignor and Aircraft Portfolio Holding Company No. 2 Limited, as assignee.
Deed of Subordination – MSN 8598 entered into 2 November 2020 by China Southern Airlines Company Limited, as sublessee, CSN No. 16 Aircraft Leasing (Guangzhou) Limited, as sublessor andAircraft Portfolio Holding Company No. 2 Limited, as headlessor.
Deed of Guarantee dated 2 November 2020 between China Southern Airlines Company Limited, as guarantor and Aircraft Portfolio Holding Company No. 2 Limited, as beneficiary.
Agreement of Pledge Over Receivables dated 2 November 2020 between CSN No. 16 Aircraft Leasing (Guangzhou) Limited, as pledgor and Aircraft Portfolio Holding Company No. 2 Limited, as pledgee.
Account Receivables Pledge Registration Agreement dated 2 November 2020 between CSN No. 16 Aircraft Leasing (Guangzhou) Limited, as pledgor and Aircraft Portfolio Holding Company No. 2 Limited, as pledgee.
All Parties Dispute Resolution Agreement dated 2 November 2020 by Aircraft Portfolio Holding Company No. 2 Limited, as headlessor, CSN No. 16 Aircraft Leasing (Guangzhou) Limited, as sublessor, China Southern Airlines Company Limited, as sublessee and guarantor.
Aircraft Bill of Sale dated 2 November 2020 from AerCap Ireland Limited, as seller in favor of Aircraft Portfolio Holding Company No. 2 Limited, as buyer.
Engine Bill of Sale dated 2 November 2020 from AerCap Ireland Limited, as seller in favor of Aircraft Portfolio Holding Company No. 2 Limited, as buyer.
Engine Bill of Sale dated 2 November 2020 from AerCap Ireland Limited, as seller in favor of Aircraft Portfolio Holding Company No. 2 Limited, as buyer.

8995
Aircraft Operating Lease Agreement dated as of 11 December 2014 between AerCap Ireland Limited, as lessor, China Southern Airlines Company Limited, as lessee and China Southern Airlines Group Import and Export Trading Corp., Ltd., as consenting party.
Supplemental Agreement dated as of 23 April 2015 between ILFC Ireland Limited (ILFC), AerCap Ireland Limited, as lessor, China Southern Airlines Company Limited, as lessee and China Southern Airlines Group Import and Export Trading Corp., Ltd., as consenting party.
Global Side Letter #1 to Aircraft Lease Agreement dated 15 January 2018 between ILFC Ireland Limited, as lessor, China Southern Airlines Company Limited, as lessee and China Southern Airlines Group Import and Export Trading Corp. Ltd., as consenting party.
Aircraft Operating Lease Agreement dated as of 11 December 2014 and amended and restated as of 30 October 2019 between AerCap Ireland Limited, as lessor, CSN No. 25 Aircraft Leasing (Guangzhou) Limited, as lessee and China Southern Airlines Group Import and Export Trading Corp., Ltd., as consenting party.
Global Amendment #01 to Aircraft Operating Lease Agreements dated 13 March 2019 by and between, inter alia, AerCap Ireland Limited, as a lessor, CSN No. 25 Aircraft Leasing (Guangzhou) Limited, and China Southern Airlines Company Limited, as a lessee.
Aircraft Operating Lease Agreement dated as of 8 October 2019 between CSN No. 25 Aircraft Leasing (Guangzhou) Limited, as lessor, China Southern Airlines Company Limited, as lessee and China Southern Airlines Group Import and Export Trading Corp., Ltd., as consenting party.
Deed of Novation – MSN 8995 dated 8 October 2019 between AerCap Ireland Limited, as lessor, China Southern Airlines Company Limited, as existing lessee, CSN No. 25 Aircraft Leasing (Guangzhou) Limited, as new lessee and China Southern Airlines Group Import and ExportTrading Corp., Ltd., as consenting party.
Delivery Acceptance Certificate dated on 30 October 2019 delivered by China Southern Airlines Company Limited, as a lessee, to CSN No. 25 Aircraft Leasing (Guangzhou) Limited., as lessor.
Delivery Acceptance Certificate dated 30 October 2019 delivered by CSN No. 25 Aircraft Leasing (Guangzhou) Limited, as lessee, and China Southern Airlines Company Limited, as sublessee, to AerCap Ireland Limited, as lessor.
Rent Confirmation Letter dated 30 October 2019 from AerCap Ireland Limited as lessor and acknowledged and agreed by CSN No. 25 Aircraft Leasing (Guangzhou) Limited and China Southern Airlines Company Limited.
Effective Date Certificate dated 30 October 2019 from AerCap Ireland Limited, as lessor to China Southern Airlines Company Limited, as existing lessee and acknowledged and agreed by CSN No. 25 Aircraft Leasing (Guangzhou) Limited, as new lessee.
Aircraft Bill of Sale dated 30 October 2019 from Airbus S.A.S.
Certificate of Acceptance dated 30 October 2019 from AerCap Ireland Limited.
Global Rent Deferral Agreement dated as of 12 March 2020 by and between the various lessors party thereto, the various lessees party thereto and China Southern Airlines Company Limited, as sublessee.
Global Side Letter to Aircraft Operating Lease Agreements dated 26 March 2020 by and between, inter alia, AerCap Ireland Limited, as a lessor, China Southern Airlines Company Limited, as a lessee, and CSN No. 25 Aircraft Leasing (Guangzhou) Limited, as a lessee.
Deed of Novation – MSN 8995 dated 3 November 2020 between AerCap Ireland Limited, as existing lessor, Aircraft Portfolio Holding Company No. 2 Limited, as new lessor, CSN No. 25 Aircraft Leasing (Guangzhou) Limited, as lessee, China Southern Airlines Company Limited,as sublessee and China Southern Airlines Group Import and Export Trading Corp., Ltd., as consenting party.
Effective Date Certificate dated 3 November 2020 from Aircraft Portfolio Holding Company No. 2 Limited, as new lessor and AerCap Ireland Limited, as existing lessor to China Southern Airlines Company Limited, as sublessee and CSN No. 25 Aircraft Leasing (Guangzhou) Limited, as lessee.
Aircraft Operating Lease Agreement dated as of December 11, 2014 and amended and restated as of November 3 2020 between Aircraft Portfolio Holding Company No. 2 Limited, as lessor, CSN No. 25 Aircraft Leasing (Guangzhou) Limited, as lessee and China Southern Airlines Group Import and Export Trading Corp., Ltd., as consenting party.
Amendment to Aircraft Sublease Agreement dated 3 November 2020 by and among CSN No. 25 Aircraft Leasing (Guangzhou) Limited, as lessor and China Southern Airlines Company Limited, as lessee.
Lease Assignment Agreement dated 3 November 2020 between CSN No. 25 Aircraft Leasing (Guangzhou) Limited, as assignor and Aircraft Portfolio Holding Company No. 2 Limited, as assignee.
Deed of Consent and Agreement dated 3 November 2020 by China Southern Airlines Company Limited, as sublessee, CSN No. 25 Aircraft Leasing (Guangzhou) Limited, as assignor and Aircraft Portfolio Holding Company No. 2 Limited, as assignee.
Deed of Subordination – MSN 8995 entered into 3 November 2020 by China Southern Airlines Company Limited, as sublessee, CSN No. 25 Aircraft Leasing (Guangzhou) Limited, as sublessor andAircraft Portfolio Holding Company No. 2 Limited, as headlessor.
Deed of Guarantee dated 3 November 2020 between China Southern Airlines Company Limited, as guarantor and Aircraft Portfolio Holding Company No. 2 Limited, as beneficiary.
Agreement of Pledge Over Receivables dated 3 November 2020 between CSN No. 25 Aircraft Leasing (Guangzhou) Limited, as pledgor and Aircraft Portfolio Holding Company No. 2 Limited, as pledgee.
Account Receivables Pledge Registration Agreement dated 3 November 2020 between CSN No. 25 Aircraft Leasing (Guangzhou) Limited, as pledgor and Aircraft Portfolio Holding Company No. 2 Limited, as pledgee.
All Parties Dispute Resolution Agreement dated 3 November 2020 by Aircraft Portfolio Holding Company No. 2 Limited, as headlessor, CSN No. 25 Aircraft Leasing (Guangzhou) Limited, as sublessor, China Southern Airlines Company Limited, as sublessee and guarantor.
Bill of Sale dated 3 November 2020 from AerCap Ireland Limited, as seller in favor of Aircraft Portfolio Holding Company No. 2 Limited, as buyer.
Bill of Sale dated 3 November 2020 from AerCap Ireland Limited, as seller in favor of Aircraft Portfolio Holding Company No. 2 Limited, as buyer.

*8089
Aircraft Lease Agreement dated 23 January 2017 between Zhejiang Loong Airlines Co., Ltd., as lessee and ILFC Ireland Limited, as lessor.
Side Letter #01 to Aircraft Leasing Agreement dated 23 January 2017 by and between ILFC Ireland Limited, as lessor and Zhejiang Loong Airlines Co., Ltd., as lessee.
Global Amendment #01 to Aircraft Lease Agreements dated 28 April 2017 by and between ILFC Ireland Limited, as lessor and Zhejiang Loong Airlines Co., Ltd., as lessee.
Global Amendment #01 to Side Letters #01 to Aircraft Lease Agreements dated 28 April 2017 by and between ILFC Ireland Limited, as lessor and Zhejiang Loong Airlines Co., Ltd., as lessee.
Aircraft Sublease Agreement dated 26 February 2018 between Zhejiang Loong Airlines Co., Ltd., as lessee and Loonghe Aircraft Leasing (Tianjin) Co., Ltd., as lessor.
Deed of Novation, Amendment and Restatement dated 26 February 2018 among ILFC Ireland Limited, as lessor, Zhejiang Loong Airlines Co, Ltd., as existing lessee and Loonghe Aircraft Leasing (Tianjin) Co., Ltd., as new lessee.
Estoppel and Acceptance Certificate dated 18 October 2018 acknowledged and agreed by Zhejiang Loong Airlines Co., Ltd., as lessee.
Estoppel and Acceptance Certificate dated 18 October 2018 acknowledged and agreed by Loonghe Aircraft Leasing (Tianjin) Co., Ltd., as lessee.
Subordination Agreement dated 18 October 2018 among Loonghe Aircraft Leasing (Tianjin) Co., Ltd., as lessee, Zhejiang Loong Airlines Co., Ltd., as sublessee and ILFC Ireland Limited, as lessor.
Aircraft Bill of Sale dated 18 October 2018 delivered by Airbus S.A.S. in favor of ILFC Ireland Limited.
Certificate of Acceptance dated 18 October 2018 by ILFC Ireland Limited.
Effective Time Notice dated 18 October 2018 between Zhejiang Loong Airlines Co., Ltd., as existing lessee, Loonghe Aircraft Leasing (Tianjin) Co., Ltd., as new lessee and ILFC Ireland Limited, as lessor.
Restructuring Agreement dated 18 October 2018 between Zhejiang Loong Airlines Co., Ltd., as sublessee, Loonghe Aircraft Leasing (Tianjin) Co., Ltd., as lessee, and ILFC Ireland Limited, as lessor.
Global Letter Agreement #01 to Aircraft Lease Agreements dated as of 18 November 2019 by and among ILFC Ireland Limited, as lessor and Loonghe Aircraft Leasing (Tianjin) Co. Ltd., Loongrun Aircraft Leasing (Tianjin) Co. Ltd., and Loongxing Aircraft Leasing (Tianjin) Co. Ltd., each individually a lessee.
Global Amendment #02 to Aircraft Lease Agreements dated 20 February 2020 by and between ILFC Ireland Limited, as lessor and Loonghe Aircraft Leasing (Tianjin) Co. Ltd., Loongrun Aircraft Leasing (Tianjin) Co. Ltd., Loongxing Aircraft Leasing (Tianjin) Co. Ltd., and Zhejiang Loong Airlines Co., Ltd., each individually a lessee.
Deed of Novation, Amendment and Restatement dated 29 November 2020 between ILFC Ireland Limited, as existing lessor, Aircraft Portfolio Holding Company No. 2 Limited, as new lessor, Loonghe Aircraft Leasing (Tianjin) Co., Ltd., as lessee and AerCap Ireland Limited, as AerCap Ireland.
Bill of Sale dated 29 November 2020 delivered by ILFC Ireland Limited in favor of AerCap Ireland Limited.
Bill of Sale dated 29 November 2020 delivered by AerCap Ireland Limited in favor of Aircraft Portfolio Holding Company No. 2 Limited.
Amendment to Aircraft Sublease Agreement dated 29 November 2020 by and among Loonghe Aircraft Leasing (Tianjin) Co., Ltd., as lessor and Zhejiang Loong Airlines Co., Ltd., as lessee.
Effective Time Notice dated 29 November 2020 among Loonghe Aircraft Leasing (Tianjin) Co., Ltd., lessee, ILFC Ireland Limited, as existing lessor, Aircraft Portfolio Holding Company No. 2 Limited, as new lessor, and AerCap Ireland Limited.
Termination Agreement dated 29 November 2020 between Loonghe Aircraft Leasing (Tianjin) Co., Ltd., as lessee, Zhejiang Loong Airlines Co., Ltd., as sublessee and ILFC Ireland Limited, as existing lessor.
Restructuring Agreement dated 29 November 2020 between Zhejiang Loong Airlines Co., Ltd., as sublessee, Loonghe Aircraft Leasing (Tianjin) Co., Ltd., as lessee, and Aircraft Portfolio Holding Company No. 2 Limited, as lessor.
Subordination Agreement dated 29 November 2020 between Loonghe Aircraft Leasing (Tianjin) Co., Ltd., as lessee, Zhejiang Loong Airlines Co., Ltd., as sublessee and Aircraft Portfolio Holding Company No. 2 Limited, as lessor.
Notice and Acknowledgement dated 3 December 2020 from Aircraft Portfolio Holding Company No. 2 Limited as lessor and Deutsche Bank Trust Company Americas, not in its individual capacity but solely as collateral Agent to Loonghe Aircraft Leasing (Tianjin) Co., Ltd. as lessee.
Global Amendment #05 to Aircraft Lease Agreements dated 29 February 2024 between Aircraft Portfolio Holding Company No. 2 Limited as lessor, Loonghe Aircraft Leasing (Tianjin) Co., Ltd. As lessee and Zhejiang Loong Airlines Co., Ltd. as guarantor.

*38761
Aircraft Lease Agreement dated as of July 31, 2007 between Vietnam Airlines Corporation, as lessee, and International Lease Finance Corporation, as lessor.
Side Letter #1 to Aircraft Lease Agreement dated as of July 31, 2007 between Vietnam Airlines Corporation, as lessee, and International Lease Finance Corporation, as lessor.
Side Letter #2 to Aircraft Lease Agreement dated as of October 22, 2007 between Vietnam Airlines Corporation, as lessee, and International Lease Finance Corporation, as lessor.
Amendment #1 to Aircraft Lease Agreement dated as of January 20, 2009 between Vietnam Airlines Corporation, as lessee, and International Lease Finance Corporation, as lessor.
Amendment #2 to Aircraft Lease Agreement dated as of April 13, 2010 between Vietnam Airlines Corporation, as lessee, and International Lease Finance Corporation, as lessor.
Amendment #3 to Aircraft Lease Agreement dated as of October 22, 2010 between Vietnam Airlines Company Limited (successor to Vietnam Airlines Corporation), as lessee, and International Lease Finance Corporation, as lessor.
Amendment #4 to Aircraft Lease Agreement dated as of May 10, 2011 between Vietnam Airlines Company Limited (successor to Vietnam Airlines Corporation), as lessee, and International Lease Finance Corporation, as lessor.
Side Letter #3 to Aircraft Lease Agreement dated as of May 10, 2011 between Vietnam Airlines Corporation, as lessee, and International Lease Finance Corporation, as lessor. Notice of Change of Name dated 23 April 2015 from Vietnam Airlines JSC to International Lease Finance Corporation.
Notice of Change of Address of Lessor dated 17 August 2015 from International Lease Finance Corporation to Vietnam Airlines JSC.
Lessee Notice of Information/Address Change dated September 4, 2015 from Vietnam Airlines JSC (successor to Vietnam Airlines Corporation and Vietnam Airlines Company Limited), as lessee to each lessor party thereto.
Assignment, Assumption and Amendment Agreement dated as of 14 December 2015 between International Lease Finance Corporation, as assignor, AerCap Ireland Capital Limited, as Regular Trustee for Series One of AerCap Global Aviation Trust, as assignee and Vietnam Airlines JSC, as lessee.
Aircraft Receipt dated December 22, 2015 acknowledged by AerCap Ireland Capital Limited, as Regular Trustee for Series One of AerCap Global Aviation Trust and Vietnam Airlines JSC.
Aircraft Bill of Sale dated 22 December 2015 delivered by the Boeing Company, as seller in favor of AerCap Ireland Capital Limited, as Regular Trustee for Series One of AerCap Global Aviation Trust, as buyer.
Estoppel and Acceptance Certificate dated 22 December 2015, executed by Vietnam Airlines JSC, as lessee.
Effective Time Notice dated as of 22 December 2015 from AerCap Ireland Capital Limited, as Regular Trustee for AerCap Global Aviation Trust (Series One) to Vietnam Airlines JSC. Rent Confirmation Letter dated 22 December 2015 from AerCap Ireland Capital Limited, as Regular Trustee for AerCap Global Aviation Trust (Series One) and acknowledged by Vietnam Airlines JSC.
Aircraft Bill of Sale dated 30 June 2016 delivered by AerCap Ireland Capital Limited, as Regular Trustee for Series One of AerCap Global Aviation Trust, as seller, in favor of Fortress Aircraft 78B-38761 Limited, as buyer.
Assignment, Assumption and Amendment Agreement dated as of 30 June 2016 between AerCap Ireland Capital Limited, as Regular Trustee for Series One of AerCap Global Aviation Trust, as assignor, Fortress Aircraft 78B-38761 Limited, as assignee and Vietnam Airlines JSC, as lessee.
Effective Time Notice dated as of 30 June 2016 from Fortress Aircraft 78B-38761 Limited to Vietnam Airlines JSC.
Global Amendment to Seven Aircraft Lease Agreements dated 28 May 2020 by and among the lessors party thereto and Vietnam Airlines JSC as lessee.
Assignment, Assumption and Amendment Agreement dated as of 2 June 2020 between Fortress Aircraft 78B-38761 Limited, as assignor, SkyFunding Leasing 1 Limited, as assignee, Vietnam Airlines JSC, as lessee and AerCap Ireland Limited.
Global Side Letter to Aircraft Lease Agreements dated 29 June 2020 by and among the lessors party thereto and Vietnam Airlines JSC (formerly known as Vietnam Airlines Corporation and Vietnam Airlines Company Limited) as lessee.
Side Letter to Assignment, Assumption and Amendment Agreement dated 10 July 2020 by and among Fortress Aircraft 78B-38761 Limited, as assignor, SkyFunding Leasing 1 Limited, as assignee, AerCap Ireland Limited and Vietnam Airlines JSC (formerly known as Vietnam Airlines Corporation and Vietnam Airlines Company Limited) as lessee
Effective Time Notice dated 11 July 2020 from SkyFunding Leasing 1 Limited to Vietnam Airlines JSC.
Bill of Sale dated 11 July 2020 delivered by Fortress Aircraft 78B-38761 Limited, as seller in favor of AerCap Ireland Limited, as buyer.
Bill of Sale dated 11 July 2020 delivered by AerCap Ireland Limited, as seller in favor SkyFunding Leasing 1 Limited, as buyer.
Engine Bill of Sale dated 11 July 2020 delivered by Fortress Aircraft 78B-38761 Limited, as seller in favor of AerCap Ireland Limited, as buyer.
Engine Bill of Sale dated 11 July 2020 delivered by AerCap Ireland Limited, as seller in favor SkyFunding Leasing 1 Limited, as buyer.
Guarantee dated 17 July 2020 from AerFunding 1 Limited to Vietnam Airlines JSC.
Notice and Acknowledgment dated 17 July 2020 between SkyFunding Leasing 1 Limited as assignee, Deutsche Bank Trust Company Americas, not in its individual capacity but solely as Collateral Agent and Vietnam Airlines JSC as lessee.
Global Amendment #2 to Seven Aircraft Lease Agreements dated 5 January 2022 by and among the lessors party thereto and Vietnam Airlines JSC (formerly known as Vietnam Airlines Corporation and Vietnam Airlines Company Limited) as lessee.

*8686
Aircraft Lease Agreement dated 23 January, 2017 between Zhejiang Loong Airlines Co., Ltd., as lessee and ILFC Ireland Limited, as lessor.
Side Letter #01 to Aircraft Lease Agreement dated 23 January, 2017 by and between ILFC Ireland Limited, as lessor and Zhejiang Loong Airlines Co., Ltd., as lessee.
Global Amendment #01 to Aircraft Lease Agreements dated 28 April, 2017 by and between ILFC Ireland Limited, as lessor and Zhejiang Loong Airlines Co., Ltd., as lessee.
Global Amendment #01 to Side Letters #01 to Aircraft Lease Agreements dated 28 April, 2017 by and between ILFC Ireland Limited, as lessor and Zhejiang Loong Airlines Co., Ltd., as lessee.
Side Letter #02 to Aircraft Leasing Agreement dated 11 September, 2017 by and between ILFC Ireland Limited, as lessor and Zhejiang Loong Airlines Co., Ltd., as lessee.
Notice of Effective Date (Side Letter #02) dated 16 January 2018 from ILFC Ireland Limited and acknowledged and agreed to by Zhejiang Loong Airlines Co., Ltd.
Aircraft Sublease Agreement dated 4 December, 2018 between Zhejiang Loong Airlines Co., Ltd., as lessee and Loongxing Aircraft Leasing (Tianjin) Co., Ltd., as lessor.
Deed of Novation, Amendment and Restatement dated 4 December, 2018 between ILFC Ireland Limited, as lessor, Zhejiang Loong Airlines Co, Ltd., as existing lessee and Loongxing Aircraft Leasing (Tianjin) Co., Ltd., as new lessee.
Aircraft Bill of Sale dated 18 January, 2019 delivered by Airbus S.A.S. in favor of ILFC Ireland Limited.
Certificate of Acceptance dated 18 January, 2019 by ILFC Ireland Limited.
Effective Time Notice dated 18 January, 2019 between Zhejiang Loong Airlines Co., Ltd., as existing lessee, Loongxing Aircraft Leasing (Tianjin) Co., Ltd., as new lessee and ILFC Ireland Limited, as lessor.
Global Letter Agreement #01 to Aircraft Lease Agreements dated as of 18 November, 2019 by and among ILFC Ireland Limited, as lessor and Loonghe Aircraft Leasing (Tianjin) Co. Ltd., Loongrun Aircraft Leasing (Tianjin) Co. Ltd., and Loongxing Aircraft Leasing (Tianjin) Co. Ltd., each individually a lessee.
Sublease Estoppel and Acceptance Certificate dated 18 January, 2019 executed by Zhejiang Loong Airlines Co., Ltd., as lessee.
Subordination Agreement dated 18 January, 2019 between Loongxing Aircraft Leasing (Tianjin) Co., Ltd., as lessee, Zhejiang Loong Airlines Co., Ltd., as sublessee and ILFC Ireland Limited, as lessor.
Estoppel and Acceptance Certificate dated 18 January 2019 executed by Loongxing Aircraft Leasing (Tianjin) Co., Ltd., as lessee.
Restructuring Agreement dated 18 January 2019 between Zhejiang Loong Airlines Co., Ltd., as sublessee, Loongxing Aircraft Leasing (Tianjin) Co., Ltd., as lessee, and ILFC Ireland Limited, as lessor.
Global Amendment #02 to Aircraft Lease Agreements dated 20 February, 2020 by and between, inter alia, ILFC Ireland Limited, as a lessor and Loonghe Aircraft Leasing (Tianjin) Co. Ltd., Loongrun Aircraft Leasing (Tianjin) Co. Ltd., Loongxing Aircraft Leasing (Tianjin) Co. Ltd., and Zhejiang Loong Airlines Co., Ltd., each individually as a lessee.
Deed of Novation, Amendment and Restatement dated 12 September 2020 between ILFC Ireland Limited, as existing lessor, Aircraft Portfolio Holding Company No. 2 Limited, as new lessor, Loongxing Aircraft Leasing (Tianjin) Co., Ltd., as lessee, and AerCap Ireland Limited as AerCap Ireland.
Amendment to Aircraft Sublease Agreement dated 12 September 2020 by and among Loongxing Aircraft Leasing(Tianjin) Co., Ltd., as lessor and Zhejiang Loong Airlines Co., Ltd., as lessee.
Effective Time Notice dated 12 September 2020 between ILFC Ireland Limited, as existing lessor, Aircraft Portfolio Holding Company No. 2 Limited, as new lessor, Loongxing Aircraft Leasing (Tianjin) Co., Ltd., as lessee, and AerCap Ireland Limited as AerCap Ireland.
Bill of Sale dated 12 September 2020 delivered by ILFC Ireland Limited in favor of AerCap Ireland Limited.
Bill of Sale dated 12 September 2020 delivered by AerCap Ireland Limited in favor of Aircraft Portfolio Holding Company No. 2 Limited.
Termination Agreement – MSN 8686 dated 12 September 2020 between Loongxing Aircraft Leasing (Tianjin) Co., Ltd., as lessee, Zhejiang Loong Airlines Co., Ltd., as sublessee and ILFCIreland Limited, as existing lessor.
Restructuring Agreement dated 12 September 2020 between Zhejiang Loong Airlines Co., Ltd., as sublessee , Loongxing Aircraft Leasing (Tianjin) Co., Ltd., as lessee, and Aircraft Portfolio Holding Company No. 2 Limited, as lessor.
Subordination Agreement dated 12 September 2020 between Loongxing Aircraft Leasing (Tianjin) Co., Ltd., as lessee , Zhejiang Loong Airlines Co., Ltd., as sublessee and Aircraft Portfolio Holding Company No. 2 Limited, as lessor.
Notice and Acknowledgement dated 17 September 2020 from Aircraft Portfolio Holding Company No. 2 Limited as lessor and Deutsche Bank Trust Company Americas, not in its individual capacity but solely as collateral Agent to Loongxing Aircraft Leasing (Tianjin) Co., Ltd. as lessee.
Global Amendment #05 to Aircraft Lease Agreements dated 29 February 2024 between Aircraft Portfolio Holding Company No. 2 Limited as lessor, Loongxing Aircraft Leasing (Tianjin) Co., Ltd. As lessee and Zhejiang Loong Airlines Co., Ltd. as guarantor.

*8675
Aircraft Lease Agreement dated 23 January 2017 between Zhejiang Loong Airlines Co., Ltd., as lessee and ILFC Ireland Limited, as lessor.
Estoppel and Acceptance Certificate dated 21 January 2019, executed by Loongxing Aircraft Leasing (Tianjin) Co., Ltd., as lessee.
Global Amendment #01 to Aircraft Lease Agreements dated 28 April 2017 by and between ILFC Ireland Limited, as lessor and Zhejiang Loong Airlines Co., Ltd., as lessee.
Global Amendment #01 to Side Letters #01 to Aircraft Lease Agreements dated 28 April 2017 by and between ILFC Ireland Limited, as lessor and Zhejiang Loong Airlines Co., Ltd., as lessee.
Side Letter #01 to Aircraft Lease Agreement dated 23 January 2017 by and between ILFC Ireland Limited, as lessor and Zhejiang Loong Airlines Co., Ltd., as lessee.
Side Letter #02 to Aircraft Lease Agreement dated 11 September 2017 by and between ILFC Ireland Limited, as lessor and Zhejiang Loong Airlines Co., Ltd., as lessee.
Notice Effective Date (Side Letter #02) dated 16 January 2018 from ILFC Ireland Limited, as lessor, to Zhejiang Loong Airlines Co., Ltd., as lessee.
Certificate of Acceptance dated 28 December 2018 executed by ILFC Ireland Limited. Deed of Novation, Amendment and Restatement dated 4 December 2018 between ILFC
Ireland Limited, as lessor, Zhejiang Loong Airlines Co, Ltd., as existing lessee and Loongxing Aircraft Leasing (Tianjin) Co., Ltd., as new lessee.
Aircraft Sublease Agreement dated 4 December 2018 between Zhejiang Loong Airlines Co., Ltd., as lessee and Loongxing Aircraft Leasing (Tianjin) Co., Ltd., as lessor.
Side Letter #03 to Aircraft Leasing Agreement dated 28 December 2018 by and between ILFC Ireland Limited, as lessor and Zhejiang Loong Airlines Co., Ltd., as lessee.
Sublease Estoppel and Acceptance Certificate dated 21 January 2019 executed by by Zhejiang Loong Airlines Co., Ltd., as lessee.
Restructuring Agreement dated 21 January 2019 between Zhejiang Loong Airlines Co., Ltd., as sublessee, Loongxing Aircraft Leasing (Tianjin) Co., Ltd., as lessee, and ILFC Ireland Limited, as lessor.
Subordination Agreement dated 21 January 2019 between Loongxing Aircraft Leasing (Tianjin) Co., Ltd., as lessee, Zhejiang Loong Airlines Co., Ltd., as sublessee and ILFC Ireland Limited, as lessor.
Aircraft Bill of Sale dated 21 January 2019 delivered by Airbus S.A.S. in favor of ILFC Ireland Limited.
Effective Time Notice dated 21 January 2019 among Zhejiang Loong Airlines Co., Ltd., as existing lessee, Loongxing Aircraft Leasing (Tianjin) Co., Ltd., as new lessee and ILFC Ireland Limited, as lessor.
Global Letter Agreement #01 to Aircraft Lease Agreements dated as of 18 November 2019 by and among ILFC Ireland Limited, as lessor and Loonghe Aircraft Leasing (Tianjin) Co. Ltd., Loongrun Aircraft Leasing (Tianjin) Co. Ltd., and Loongxing Aircraft Leasing (Tianjin) Co. Ltd. each individually a lessee.
Global Amendment #02 to Aircraft Lease Agreements dated 20 February 2020 by and between ILFC Ireland Limited, as lessor and Loonghe Aircraft Leasing (Tianjin) Co. Ltd., Loongrun Aircraft Leasing (Tianjin) Co. Ltd., Loongxing Aircraft Leasing (Tianjin) Co. Ltd., and Zhejiang Loong Airlines Co., Ltd., each individually a lessee.
Deed of Novation, Amendment and Restatement dated 15 September 2020 between ILFC Ireland Limited, as existing lessor, Aircraft Portfolio Holding Company No. 2 Limited, as new lessor, Loongxing Aircraft Leasing (Tianjin) Co., Ltd., as lessee, Zhejiang Loong Airlines Co., Ltd., as sublessee and AerCap Ireland Limited, as AerCap Ireland.
Amendment to Aircraft Sublease Agreement dated 17 September 2020 by and among Loongxing Aircraft Leasing(Tianjin) Co., Ltd., as lessor and Zhejiang Loong Airlines Co., Ltd., as lessee.
Effective Time Notice dated 17 September 2020 between ILFC Ireland Limited, as existing lessor, Aircraft Portfolio Holding Company No. 2 Limited, as new lessor, Loongxing Aircraft Leasing (Tianjin) Co., Ltd., as lessee, and AerCap Ireland Limited as AerCap Ireland.
Bill of Sale dated 17 September 2020 delivered by ILFC Ireland Limited in favor of AerCap Ireland Limited.
Bill of Sale dated 17 September 2020 delivered by AerCap Ireland Limited in favor of Aircraft Portfolio Holding Company No. 2 Limited.
Termination Agreement – MSN 8675 dated 17 September 2020 between Loongxing Aircraft Leasing (Tianjin) Co., Ltd., as lessee, Zhejiang Loong Airlines Co., Ltd., as sublessee and ILFCIreland Limited, as existing lessor.
Restructuring Agreement dated 17 September 2020 between Zhejiang Loong Airlines Co., Ltd., as sublessee , Loongxing Aircraft Leasing (Tianjin) Co., Ltd., as lessee, and Aircraft Portfolio Holding Company No. 2 Limited, as lessor.
Subordination Agreement dated 17 September 2020 between Loongxing Aircraft Leasing (Tianjin) Co., Ltd., as lessee , Zhejiang Loong Airlines Co., Ltd., as sublessee and Aircraft Portfolio Holding Company No. 2 Limited, as lessor.
Notice and Acknowledgement dated 22 September 2020 from Aircraft Portfolio Holding Company No. 2 Limited as lessor and Deutsche Bank Trust Company Americas, not in its individual capacity but solely as collateral Agent to Loongxing Aircraft Leasing (Tianjin) Co., Ltd. as lessee.
Global Amendment #05 to Aircraft Lease Agreements dated 29 February 2024 between Aircraft Portfolio Holding Company No. 2 Limited as lessor, Loongxing Aircraft Leasing (Tianjin) Co., Ltd. As lessee and Zhejiang Loong Airlines Co., Ltd. as guarantor.

9343
Aircraft Lease Agreement dated as of February 13, 2014 between Concesionaria Vuela Companìa de Aviaciòn, S.A.P.I. DE C.V., as lessee and Wilmington Trust Company, not in its individual capacity but solely as owner trustee, as lessor.
Side Letter No. 1 to Aircraft Lease Agreement dated as of February 13, 2014 between Wilmington Trust Company, not in its individual capacity but solely as owner trustee, as lessor and Concesionaria Vuela Companìa de Aviaciòn, S.A.P.I. DE C.V., as lessee and received and consented to by International Lease Finance Corporation.
Amendment #1 to Aircraft Lease Agreement dated as of August 31, 2017 between Wilmington Trust Company, not in its individual capacity but solely as owner trustee, as lessor and Concesionaria Vuela Companìa de Aviaciòn, S.A.P.I. DE C.V as lessee.
Side Letter #2 to Aircraft Lease Agreement dated as of November 6, 2017 between Wilmington Trust Company, not in its individual capacity but solely as owner trustee, as lessor and Concesionaria Vuela Companìa de Aviaciòn, S.A.P.I. DE C.V., as lessee.
Amendment #2 to Aircraft Lease Agreement dated as of December 2, 2019 between Wilmington Trust Company, not in its individual capacity but solely as owner trustee, as lessor and Concesionaria Vuela Companìa de Aviaciòn, S.A.P.I. DE C.V., as lessee.
Bill of Sale dated 2 December 2019 delivered by Wilmington Trust Company, not in its individual capacity, but solely as owner trustee, as seller and UTF Installed Engine Leasing, LLC, as purchaser.
Bill of Sale dated 2 December 2019 delivered by Wilmington Trust Company, not in its individual capacity, but solely as owner trustee, as seller and UTF Installed Engine Leasing, LLC, as purchaser.
Certificate of Acceptance dated 2 December 2019 executed by Wilmington Trust Company, not in its individual capacity, but solely as owner trustee, as owner.
Aircraft Bill of Sale dated December 2, 2019 executed by Airbus S.A.S., as seller in favor of Wilmington Trust Company, not in its individual capacity, but solely as owner trustee, as buyer.
Estoppel and Acceptance Certificate dated December 2, 2019 by Concesionaria Vuela Companìa de Aviaciòn, S.A.P.I. DE C.V.
Rent Confirmation Letter dated 2 December 2019 from Wilmington Trust Company, not in its individual capacity but solely as owner trustee, as a lessor and acknowledged and agreed by Concesionaria Vuela Companìa de Aviaciòn, S.A.P.I. DE C.V., as lessee.
Bill of Sale dated 19 June 2020 delivered by UTF Installed Engine Leasing, LLC, as seller and, Wilmington Trust Company, not in its individual capacity, but solely as owner trustee as purchaser.
Bill of Sale dated 19 June 2020 delivered by UTF Installed Engine Leasing, LLC, as seller and, Wilmington Trust Company, not in its individual capacity, but solely as owner trustee as purchaser
Amendment #3 to Aircraft Lease Agreement dated as of June 19, 2020 between Wilmington Trust Company, not in its individual capacity but solely as owner trustee, as lessor and Concesionaria Vuela Companìa de Aviaciòn, S.A.P.I. DE C.V., as lessee.
Notice and Acknowledgment dated as of June 24, 2020 to Concesionaria Vuela Compañia de Aviación, S.A.P.I. de C.V. as lessee from Wilmington Trust Company, not in its individual capacity but solely as owner trustee under the Trust Agreement (Aircraft 32A-9343
(Delaware) Trust) as lessor and Deutsche Bank Trust Company Americas, not in its individual capacity but solely as collateral agent.
Side Letter #3 to Aircraft Lease Agreement dated as of November 28, 2022 between Wilmington Trust Company, not in its individual capacity but solely as owner trustee, as lessor and Concesionaria Vuela Companìa de Aviaciòn, S.A.P.I. DE C.V., as lessee.

8087
Aircraft Lease Agreement dated as of February 13, 2014 between Concesionaria Vuela Companìa de Aviaciòn, S.A.P.I DE C.V, as lessee and Wilmington Trust Company, not in its individual capacity but solely as owner trustee, as lessor.
Side Letter No. 1 to Aircraft Lease Agreement dated as of February 13, 2014 between Wilmington Trust Company, not in its individual capacity but solely as owner trustee, as lessor, and Concesionaria Vuela Companìa de Aviaciòn, S.A.P.I DE C.V., as lessee.
Global Side Letter #1 to Six Aircraft Lease Agreements dated as of December 8, 2016 entered into by Wilmington Trust Company, not in its individual capacity but solely as owner trustee, as lessor, Concesionaria Vuela Companìa de Aviaciòn, S.A.P.I DE C.V., as lessee and received and consented to by International Lease Finance Corporation.
Amendment #1 to Aircraft Lease Agreement dated as of February 14, 2018 Wilmington Trust Company, not in its individual capacity but solely as owner trustee, as lessor, and Concesionaria Vuela Companìa de Aviaciòn, S.A.P.I DE C.V, as lessee
Bill of Sale dated 24 April 2018 delivered by Airbus S.A.S., as seller in favor of Wilmington Trust Company, not in its individual capacity, but solely as owner trustee, as buyer.
Notice to Lessee dated 24 April 2018 from Wilmington Trust Company, not in its individual capacity, but solely as owner trustee, as lessor to Concesionaria Vuela Companìa de Aviaciòn, S.A.P.I DE C.V., as lessee.
Estoppel and Acceptance Certificate dated 24 April 2018 by Concesionaria Vuela Companìa de Aviaciòn, S.A.P.I DE C.V.
Bill of Sale dated 24 April 2018 delivered by Wilmington Trust Company, not in its individual capacity, but solely as owner trustee, as seller and UTF Installed Engine Leasing, LLC, as purchaser.
Bill of Sale dated 24 April 2018 delivered by Wilmington Trust Company, not in its individual capacity, but solely as owner trustee, as seller and UTF Installed Engine Leasing, LLC, as purchaser.
FAA Bill of Sale dated 24 April 2018 delivered by Airbus S.A.S. as seller in favor of Wilmington Trust Company, not in its individual capacity, but solely as owner trustee, as buyer.
Rent Confirmation Letter dated 24 April 2018 from Wilmington Trust Company, not in its individual capacity but solely as owner trustee, as a lessor and acknowledged and agreed by Concesionaria Vuela Companìa de Aviaciòn, S.A.P.I DE C.V., as lessee.
Side Letter #2 to Aircraft Lease Agreement dated as of June 11, 2019 between Wilmington Trust Company, not in its individual capacity but solely as owner trustee, as lessor, and Concesionaria Vuela Companìa de Aviaciòn, S.A.P.I DE C.V., as lessee.
Amendment No. 2 to Aircraft Lease Agreement dated as of June 24, 2020 between Wilmington Trust Company, not in its individual capacity but solely as owner trustee, as a lessor and Concesionaria Vuela Companìa de Aviaciòn, S.A.P.I DE C.V., as lessee.
Bill of Sale dated 24 June 2020 delivered by UTF Installed Engine Leasing, LLC, as seller and Wilmington Trust Company, not in its individual capacity, but solely as owner trustee as purchaser.
Bill of Sale dated 24 June 2020 delivered by UTF Installed Engine Leasing, LLC, as seller and Wilmington Trust Company, not in its individual capacity, but solely as owner trustee as purchaser.
Notice and Acknowledgment dated July 1, 2020 to Concesionaria Vuela Compañia de Aviación, S.A.P.I. de C.V., as lessee, from Wilmington Trust Company, not in its individual capacity but solely as owner trustee under the Trust Agreement (Aircraft 32A-8087 (Delaware) Trust), as lessor and Deutsche Bank Trust Company Americas, not in its individual capacity but solely as collateral agent.
Global Amendment to Six Aircraft Lease Agreements dated October 11, 2023 by and among each lessor and Concesionaria Vuela Compañia de Aviación, S.A.P.I. de C.V. (Lessee).

*8144
Aircraft Lease Agreement dated as of February 13, 2014 between Concesionaria Vuela Companìa de Aviaciòn, S.A.P.I DE C.V., as lessee and Wilmington Trust Company, not in its individual capacity but solely as owner trustee, as lessor.
Side Letter No. 1 to Aircraft Lease Agreement dated as of February 13, 2014 between Wilmington Trust Company, not in its individual capacity but solely as owner trustee, as lessor and Concesionaria Vuela Companìa de Aviaciòn, S.A.P.I DE C.V as lessee and received and consented to by International Lease Finance Corporation.
Global Side Letter #1 to Six Aircraft Lease Agreements dated as of December 8, 2016 entered into by Wilmington Trust Company, not in its individual capacity but solely as owner trustee, as lessor and Concesionaria Vuela Companìa de Aviaciòn, S.A.P.I DE C.V., as lessee.
FAA Bill of Sale dated July 13, 2018 delivered by Airbus S.A.S. as seller in favor of Wilmington Trust Company, not in its individual capacity, but solely as owner trustee, as buyer.
Amendment #1 to Aircraft Lease Agreement dated as of 13 July 2018 between Wilmington Trust Company, not in its individual capacity but solely as owner trustee, as lessor and Concesionaria Vuela Companìa de Aviaciòn, S.A.P.I DE C.V., as lessee.
Bill of Sale dated 13 July 2018 delivered by Wilmington Trust Company, not in its individual capacity, but solely as owner trustee, as seller and UTF Installed Engine Leasing, LLC, as purchaser.
Bill of Sale dated 13 July 2018 delivered by Wilmington Trust Company, not in its individual capacity, but solely as owner trustee, as seller and UTF Installed Engine Leasing, LLC, as purchaser.
Aircraft Bill of Sale dated July 13, 2018 executed by Airbus S.A.S., as seller in favor of Wilmington Trust Company, not in its individual capacity, but solely as owner trustee, as buyer.
Estoppel and Acceptance Certificate dated July 13, 2018 by Concesionaria Vuela Companìa de Aviaciòn, S.A.P.I DE C.V.
Rent Confirmation Letter dated 13 July 2018 from Wilmington Trust Company, not in its individual capacity but solely as owner trustee, as a lessor and acknowledged and agreed by Concesionaria Vuela Companìa de Aviaciòn, S.A.P.I DE C.V., as lessee.
Notice to Lessee dated July 13, 2018 from Wilmington Trust Company, not in its individual capacity but solely as owner trustee, as a lessor to Concesionaria Vuela Companìa de Aviaciòn, S.A.P.I DE C.V., as lessee.
Side Letter #2 to Aircraft Lease Agreement dated as of June 11, 2019 between Wilmington Trust Company, not in its individual capacity but solely as owner trustee, as lessor, and Concesionaria Vuela Companìa de Aviaciòn, S.A.P.I DE C.V., as lessee.
Amendment No. 2 to Aircraft Lease Agreement dated as of June 24, 2020 between Wilmington Trust Company, not in its individual capacity but solely as owner trustee, as a lessor and Concesionaria Vuela Companìa de Aviaciòn, S.A.P.I DE C.V., as lessee.
Bill of Sale dated 24 June 2020 delivered by UTF Installed Engine Leasing, LLC, as seller and, Wilmington Trust Company, not in its individual capacity, but solely as owner trustee, as purchaser.
Bill of Sale dated 24 June 2020 delivered by UTF Installed Engine Leasing, LLC, as seller and, Wilmington Trust Company, not in its individual capacity, but solely as owner trustee, as purchaser.
Notice and Acknowledgment dated July 1, 2020 to Concesionaria Vuela Compañia de Aviación, S.A.P.I. de C.V., as lessee, from Wilmington Trust Company, not in its individual capacity but solely as owner trustee under the Trust Agreement (Aircraft 32A-8144 (Delaware) Trust, as lessor and Deutsche Bank Trust Company Americas, not in its individual capacity but solely as collateral agent.
Global Amendment to Six Aircraft Lease Agreements dated October 11, 2023 by and among each lessor and Concesionaria Vuela Compañia de Aviación, S.A.P.I. de C.V. (Lessee).

65088
Aircraft Lease Agreement dated as of 7 March 2018 between Air New Zealand Aircraft Holdings Limited, as lessee and Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee, as lessor.
Total Care Program Consent Agreement dated 7 March 2018 among Air New Zealand Aircraft Holdings Limited, as lessee, Air New Zealand Limited and Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee, as lessor.
Bill of Sale dated 21 October 2019 executed by The Boeing Company, as seller in favor of AerCap Aircraft Purchase Limited, as buyer.
Bill of Sale dated 21 October 2019 executed by AerCap Aircraft Purchase Limited, as seller in favor of Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as trustee under the Aircraft 78B-65088 (Ireland) Trust, as buyer.
Estoppel and Acceptance Certificate dated 21 October 2019 executed by Air New Zealand Aircraft Holdings Limited, as lessee.
Amendment #01 to Aircraft Lease Agreement dated 21 October 2019 between Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee for
Aircraft 78B-65088 (Ireland) Trust, as lessor and Air New Zealand Aircraft Holdings Limited, as lessee.
Rent Confirmation Letter dated 21 October 2019 from Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee for Aircraft 78B-65088 (Ireland) Trust, as lessor, and acknowledged and agreed by Air New Zealand Aircraft Holdings Limited, as lessee.
Sublease Agreement dated 21 October 2019 between Air New Zealand Aircraft Holdings Limited, as sublessor and Air New Zealand Limited, as sublessee.
Sublease Security Assignment dated 21 October 2019 between Air New Zealand Aircraft Holdings Limited, as assignor and Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee for Aircraft 78B-65088 (Ireland) Trust, as assignee.
Sublease Acceptance Certificate dated 21 October 2019 between Air New Zealand Aircraft Holdings Limited as sublessor and Air New Zealand Limited as sublessee.
Subordination Agreement – MSN 65088 dated 21 October 2019 from Air New Zealand Aircraft Holdings Limited, as lessee and Air New Zealand Limited, as sub-lessee to Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee for Aircraft 78B-65088 (Ireland) Trust, as lessor.
Corporate Guarantee dated October 21, 2019 between Air New Zealand Limited as Guarantor and Wilmington Trust SP Services (Dublin) Limited, acting not in its individual capacity but solely as Trustee as Lessor.
Notice and Acknowledgement of Sublease Security Assignment dated 21 October 2019 between Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee, Air New Zealand Aircraft Holdings Limited and Air New Zealand Limited.
Notice and Acknowledgement dated June 12, 2020 from Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee in respect of Aircraft 78B- 65088 (Ireland) Trust, as lessor to Air New Zealand Aircraft Holdings Limited, as lessee.
Guarantee dated 12 June 2020 between AerFunding 1 Limited as Guarantor and Air New Zealand Aircraft Holdings Limited as Lessee.
Confirmation of Notice Information dated 21 September 2020 from AerCap Ireland Limited in its capacity as servicer to and acknowledged and agreed by Air New Zealand Aircraft Holdings Limited as lessee.
Side Letter #01 to Aircraft Lease Agreement dated 10 October 2022 between Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee in respect of Aircraft 78B- 65088 (Ireland) Trust, as lessor and Air New Zealand Aircraft Holdings Limited as Lessee.

*19020020
Aircraft Lease Agreement dated October 31, 2018 (as amended, novated and supplemented from time to time) between Bank of Utah, not in its individual capacity but solely as trustee (Lessor) and Azul Linhas Aéreas Brasileiras S.A. (Lessee) in respect of one Embraer El95-82 aircraft bearing manufacturer's serial number 19020020 and Brazilian Registration Mark PS- AEA.
Global Partial Deferral Agreement, dated as of April 04, 2023 between Bank of Utah, not in its individual capacity but solely as trustee (Lessor) and Azul Linhas Aéreas Brasileiras S.A. (Lessee)
Global Framework Agreement, dated as of July 18, 2023 between Bank of Utah, not in its individual capacity but solely as trustee (Lessor) and Azul Linhas Aéreas Brasileiras S.A. (Lessee)
Aircraft Lease Amendment Agreement, dated as of September 29, 2023 between Bank of Utah, acting not in its individual capacity but solely as trustee (Lessor) and Azul Linhas Aéreas Brasileiras S.A. (Lessee)
Side Letter #1 to Aircraft Lease Agreement dated as of October 31, 2018 between Bank of Utah, not in its individual capacity but solely as trustee (Lessor) and Azul Linhas Aéreas Brasileiras S.A. (Lessee).
Amendment #l to Aircraft Lease Agreement dated September 3, 2019 between Bank of Utah, not in its individual capacity but solely as trustee (Lessor) and Azul Linhas Aéreas Brasileiras S.A.(Lessee).
Rent Confirmation Letter dated November 5, 2019 from Bank of Utah, not in its individual capacity but solely as trustee and acknowledged and agreed by Azul Linhas Aéreas Brasileiras S.A.
Amendment #2 to Aircraft Lease Agreement dated November 5, 2019 between Bank of Utah, not in its individual capacity but solely as trustee (Lessor) and Azul Linhas Aéreas Brasileiras S.A. (Lessee).
Amendment #4 to Aircraft Lease Agreement dated September 30, 2020 between Bank of Utah, not in its individual capacity but solely as trustee (Lessor) and Azul Linhas Aéreas Brasileiras S.A. (Lessee).
Lease Amendment Restructure dated September 29, 2023 between Bank ofUtah, not in its individual capacity but solely as trustee (Lessor) and Azul Linhas AéreasBrasileiras S.A. (Lessee).

9070
Aircraft Lease Agreement dated as of February 13, 2014 between Wilmington Trust Company, not in its individual capacity, but solely as owner trustee under the Trust Agreement (Aircraft 32A-9070 (Delaware) Trust) (Lessor) and Concesionaria Vuela Compañia de Aviación, S.A.P.I. de C.V. (Lessee), as amended, modified or supplemented from time to time.
Side Letter No. 1 to Aircraft Lease Agreement dated as of February 13, 2014 between Wilmington Trust Company, not in its individual capacity but solely as owner trustee (Lessor) and Concesionaria Vuela Compañia de Aviación, S.A.P.I. de C.V. (Lessee).
Global Side Letter #1 to Six Aircraft Lease Agreements Airbus A321NEOS dated as of December 8, 2016 between Wilmington Trust Company, not in its individual capacity but solely as owner trustee (Lessor) and Concesionaria Vuela Compañia de Aviación, S.A.P.I. de C.V. (Lessee).
Amendment #1 to Aircraft Lease Agreement dated as of August 31, 2017 between Wilmington Trust Company, not in its individual capacity but solely as owner trustee (Lessor) and Concesionaria Vuela Compañia de Aviación, S.A.P.I. de C.V. (Lessee).
Rent Confirmation Letter dated October 16, 2019 from Wilmington Trust Company, not in its individual capacity but solely as owner trustee (Lessor) and acknowledged and agreed by Concesionaria Vuela Compañia de Aviación, S.A.P.I. de C.V. (Lessee).
Notice and Acknowledgment dated April 6, 2020 to Concesionaria Vuela Compañia de Aviación, S.A.P.I. de C.V. ("Lessee") from Wilmington Trust Company, not in its individualcapacity but solely as owner trustee under the Trust Agreement (Aircraft 32A-9070 (Delaware) Trust ("Lessor") and Deutsche Bank Trust Company Americas, not in itsindividual capacity but solely as collateral agent. Global Amendment to Six Aircraft Lease Agreements dated October 11, 2023 by and among each lessor and Concesionaria Vuela Compañia de Aviación, S.A.P.I. de C.V. (Lessee).

9426
Aircraft Lease Agreement dated as of September 15, 2014 (as amended, novated and supplemented from time to time) between Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee (Lessor) and Azul Linhas Aéreas Brasileiras S.A. (Lessee) in respect of one Airbus A320-200 NEO aircraft bearing manufacturer's serial number 9426 and Brazilian Registration Mark PR-YSE.
Side Letter No. 1 to Aircraft Lease Agreement dated as of September 15, 2014 between Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee (Lessor) and Azul Linhas Aéreas Brasileiras S.A. (Lessee).
Global Side Letter dated as of September 15, 2014 between AerCap Ireland Limited and Azul Linhas Aéreas Brasileiras S.A. to the extent applicable to the Aircraft.
Global Side Letter No. 2 dated as of September 15, 2014 between AerCap Ireland Limited and Azul Linhas Aéreas Brasileiras S.A. (Lessee) to the extent applicable to the Aircraft.
Global Amendment #1 to Eight Aircraft Lease Agreements dated as of June 16, 2015 between Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee (Lessor) and Azul Linhas Aéreas Brasileiras S.A. (Lessee) to the extent applicable to the Aircraft.
Amendment #1 to Aircraft Lease Agreement dated as of May 25, 2016 between Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee (Lessor) and Azul Linhas Aéreas Brasileiras S.A. (Lessee).
Global Amendment #2 to 20 Aircraft Lease Agreements dated as of March 21, 2017 between Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee (Lessor) and Azul Linhas Aéreas Brasileiras S.A. (Lessee) to the extent applicable to the Aircraft.
Global Amendment Regarding Rent to 20 Aircraft Lease Agreements dated as of September 15, 2017 between Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee (Lessor) and Azul Linhas Aéreas Brasileiras S.A. (Lessee) to the extent applicable to the Aircraft.
Amendment #2 to Aircraft Lease Agreement dated December 21, 2018 between Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee (Lessor) and Azul Linhas Aéreas Brasileiras S.A. (Lessee).
Side Letter NO. 2 to Aircraft Lease Agreement dated December 28, 2019 between Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee (Lessor) and Azul Linhas Aéreas Brasileiras S.A. (Lessee).
Rent Confirmation Letter dated December 28, 2019 from Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee and acknowledged and agreed by Azul Linhas Aéreas Brasileiras S.A.
Notice and Acknowledgment dated April 9, 2020 to Azul Linhas Aéreas Brasileiras S.A. as lessee from Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee under the Trust Agreement (Aircraft 32A-9426 (Ireland) Trust) as lessor and Deutsche Bank Trust Company Americas, as collateral agent
Amendment #3 to Aircraft Lease Agreement dated September 11, 2020 between Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee (Lessor) and Azul Linhas Aéreas Brasileiras S.A. (Lessee).
Amendment #4 to Aircraft Lease Agreement dated September 30, 2020 between Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee (Lessor) and Azul Linhas Aéreas Brasileiras S.A. (Lessee).
Global Partial Deferral Agreement, dated as of April 04, 2023 between Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely astrustee (Lessor) and Azul Linhas Aéreas Brasileiras S.A. (Lessee)
Global Framework Agreement, dated as of July 18, 2023 between Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely astrustee (Lessor) and Azul Linhas Aéreas Brasileiras S.A. (Lessee)
Aircraft Lease Amendment Agreement, dated as of September 29, 2023 between Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee (Lessor) AerCap Ireland Limited as Lessor Guarantor and Azul Linhas Aéreas Brasileiras S.A. (Lessee)
Aircraft Lease Amendment Agreement #2, dated as of November 22, 2023 between Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as trustee (Lessor) AerCap Ireland Limited as Lessor Guarantor and Azul Linhas Aéreas Brasileiras S.A. (Lessee)

SCHEDULE IV
Approved Country List
All countries that are members of the European Union
Argentina
Aruba
Azerbaijan
Australia
Bahrain
Brazil
Brunei Darus Salaam
Canada
Cayman Islands
Chile
China
Colombia
Costa Rica
Ecuador
Egypt
El Salvador
Ethiopia
Fiji
Georgia
Guatemala
Hong Kong
Iceland
India
Indonesia
Israel
Jamaica
Japan
Jordan
Kazakhstan
Kenya
Kuwait
Macau
Malaysia
Malta

Mauritius
Mexico
Morocco
New Zealand
Nigeria
Norway
Oman
Pakistan
Panama
Peru
Philippines
Puerto Rico
Qatar
Saudi Arabia
Singapore
South Africa
South Korea
Sri Lanka
Switzerland
Taiwan
Thailand
Trinidad & Tobago
Tunisia
Turkey
UAE
United Kingdom
USA
Vietnam
In addition, countries ratifying/acceding to the Cape Town Convention are included as provided in clause (c) of the definition of Approved Country List.

Eighth Amended and Restated Credit Agreement    Sch. IV-1
#4890-1996-9475v9

SCHEDULE V
[Reserved]
Eighth Amended and Restated Credit Agreement    Sch. V-1
#4890-1996-9475v9

SCHEDULE VI
Account Details

Deutsche Bank Trust Company Americas 60 Wall Street New York, NY 10005 ABA: 021001033	Borrower Funding Account Account Number: 01419647 Port Number: UBSAFL.5 Account Name: AERFUNDING 1 LTD BORROWER FDG A/C
Collection DDA Account Account Number: 01-474-339 Account Name: DBTCA as Collateral Agent for AerFunding 1 Limited Collection Account
Collection Trust Account Account Number: 01419647 Port Number: UBSAFL.1 Account Name: AERFUNDING 1 LTD COLLECTIONS A/C
Liquidity Reserve Account Account Number: 01419647 Port Number: UBSAFL.6 Account Name: AERFUNDING 1 LTD LIQUIDITY RES A/C
Maintenance Reserve Trust Account Account Number: 01419647 Port Number: UBSAFL.2 Account Name: AERFUNDING 1 LTD MAINT RESERVE A/C
Maintenance Reserve DDA Account Account Number: 01474611 Account Name: DBTCA as Collateral Agent for AerFunding 1 Limited Maintenance Reserve Account
Security Deposit Account Account Number: 01419647 Port Number: UBSAFL.3 Account Name: AERFUNDING 1 LTD SECURITY DEP A/C

Eighth Amended and Restated Credit Agreement    Sch. VI-1
#4890-1996-9475v9

Non-Trustee Accounts

Name and Address of Bank	Account Number
Wells Fargo Trust Company, N.A. Corporate Trust Lease Group MAC: U1228-051 299 S. Main Street, 5th Floor Salt Lake City, Utah 84111	22750300
Wells Fargo Trust Company, N.A. Corporate Trust Lease Group MAC: U1228-051 299 S. Main Street, 5th Floor Salt Lake City, Utah 84111	22750400
Wells Fargo Trust Company, N.A. Corporate Trust Lease Group MAC: U1228-051 299 S. Main Street, 5th Floor Salt Lake City, Utah 84111	39150000
Wells Fargo Trust Company, N.A. Corporate Trust Lease Group MAC: U1228-051 299 S. Main Street, 5th Floor Salt Lake City, Utah 84111	39221500
Wells Fargo Trust Company, N.A. Corporate Trust Lease Group MAC: U1228-051 299 S. Main Street, 5th Floor Salt Lake City, Utah 84111	39225800
Wells Fargo Trust Company, N.A. Corporate Trust Lease Group MAC: U1228-051 299 S. Main Street, 5th Floor Salt Lake City, Utah 84111	46461600
Wells Fargo Trust Company, N.A. Corporate Trust Lease Group MAC: U1228-051 299 S. Main Street, 5th Floor Salt Lake City, Utah 84111	46470000
Wells Fargo Trust Company, N.A. Corporate Trust Lease Group MAC: U1228-051 299 S. Main Street, 5th Floor Salt Lake City, Utah 84111	46531800
Eighth Amended and Restated Credit Agreement    Sch. VI-2
#4890-1996-9475v9

Wells Fargo Trust Company, N.A. Corporate Trust Lease Group	46527200
MAC: U1228-051 299 S. Main Street, 5th Floor Salt Lake City, Utah 84111
Wells Fargo Trust Company, N.A. Corporate Trust Lease Group MAC: U1228-051 299 S. Main Street, 5th Floor Salt Lake City, Utah 84111	46534000
Wells Fargo Trust Company, N.A. Corporate Trust Lease Group MAC: U1228-051 299 S. Main Street, 5th Floor Salt Lake City, Utah 84111	46554300
Wells Fargo Trust Company, N.A. Corporate Trust Lease Group MAC: U1228-051 299 S. Main Street, 5th Floor Salt Lake City, Utah 84111	48411400
Eighth Amended and Restated Credit Agreement    Sch. VI-3
#4890-1996-9475v9

Bank of Utah Corporate Trust Department 50 South 200 East, Suite 110 Salt Lake City, Utah 84111
Account Name: Bank of Utah ABA: 124300107
Account Number: 1020296
Reference: Aircraft Portfolio Holding Company No. 2 Limited 8005201-1 Rent
Account Name: Bank of Utah ABA: 124300107
Account Number: 1020296
Reference: Aircraft Portfolio Holding Company No. 2 Limited 8005201-2 Security Deposit
Account Name: Bank of Utah ABA: 124300107
Account Number: 1020296
Reference: Aircraft Portfolio Holding Company No. 2 Limited 8005201-3 Maintenance Reserve
Account Name: Bank of Utah ABA: 124300107
Account Number: 1020296 Reference: SkyFunding Leasing 1 Ltd 8005202-1 Rent
Account Name: Bank of Utah ABA: 124300107
Account Number: 1020296
Reference: SkyFunding Leasing 1 Ltd 8005202-2 Security Deposit

Account Name: Bank of Utah ABA: 124300107
Account Number: 1020296 Reference: SkyFunding Leasing 1 Ltd 8005202-3 Maintenance Reserve
Account Name: Bank of Utah ABA: 124300107
Account Number: 1020296
Reference: Quadrant MSN 38774 Limited 8005535-1
Account Name: Bank of Utah ABA: 124300107
Account Number: 1020296
Reference: Quadrant MSN 38774 Limited 8005535-2
Account Name: Bank of Utah ABA: 124300107
Account Number: 1020296
Reference: Quadrant MSN 38774 Limited 8005535-3
Account Name: Bank of Utah ABA: 124300107
Account Number: 1020296
Reference: Acct 8005937 Delta N576DZ MSN 0313
Account Name: Bank of Utah ABA: 124300107
Account Number: 1020296
Reference: Delta/APHC2/MSN 282 Account 8006149-1

Wilmington Trust, National Association 1100 N. Market Street Wilmington, DE 19890 ABA: 031100092
BIC: MANTUS33 A/C#: 141507-000
Account: Aircraft Portfolio Holding Company No. 2 Limited
Attn: Chad May – Rent Account
BIC: MANTUS33 A/C#: 141507-001
Account: Aircraft Portfolio Holding Company No. 2 Limited
Attn: Chad May – MR Account

Eighth Amended and Restated Credit Agreement    Sch. VI-4
#4890-1996-9475v9

SCHEDULE VII
The Initial Advance Schedule delivered in the Initial Advance Request shall replace this Schedule VII:

No.	MSN	Aircraft Type	Lessee	Average Appraisals (Base Value) - Ascend, IBA & BK	Maintenance Balances (incl lessee LC's)	"Adjusted Borrowing Value" and "Book Value" at closing	Base Advance Rate	Borrowing Base	Original Base Value
1	62178	B787-9	Air Europa	$141,409,844	$0	$141,409,844	68.5%	$96,865,743	$144,295,760
2	145	A350-900	Air Mauritius	$90,409,364	$0	$90,409,364	68.5%	$61,930,415	$123,285,497
3	65088	B787-9	Air New Zealand	$97,474,432	$0	$97,474,432	68.5%	$66,769,986	$119,845,613
4	313	A350-900	Delta	$116,450,456	$0	$116,450,456	68.5%	$79,768,562	$142,592,395
5	282	A350-900	Delta	$112,515,029	$0	$112,515,029	68.5%	$77,072,795	$138,907,443
6	38774	B787-9	Neos	$85,987,842	$0	$85,987,842	68.5%	$58,901,672	$117,791,565
7	38786	B787-9	Norse Atlantic	$97,082,875	$0	$97,082,875	68.5%	$66,501,770	$130,604,765
8	9198	A321-NEO	Air Transat	$50,744,036	$0	$50,744,036	68.5%	$34,759,665	$61,383,915
9	11389	A321-NEO	Air Transat	$62,645,653	$0	$62,645,653	68.5%	$42,912,272	$65,030,090
10	11363	A321-NEO	Air Transat	$61,985,332	$0	$61,985,332	68.5%	$42,459,953	$64,568,054
11	19020018	E195-E2	Azul	$29,176,389	$0	$29,176,389	68.5%	$19,985,827	$36,169,078
12	7386	A320-NEO	Azul	$27,738,298	$0	$27,738,298	68.5%	$19,000,734	$39,626,140
13	9426	A320-NEO	Azul	$37,251,647	$0	$37,251,647	68.5%	$25,517,378	$45,428,838
14	8995	A321-NEO	China Southern	$46,902,833	$0	$46,902,833	68.5%	$32,128,441	$57,667,417
15	8598	A321-NEO	China Southern	$43,377,684	$0	$43,377,684	68.5%	$29,713,714	$55,612,416
16	7387	A320-NEO	Frontier	$27,084,368	$0	$27,084,368	68.5%	$18,552,792	$38,691,955
Eighth Amended and Restated Credit Agreement    Sch. VII-1
#4890-1996-9475v9

17	7538	A320-NEO	Frontier	$28,210,491	$0	$28,210,491	68.5%	$19,324,186	$39,733,086
18	8184	A320-NEO	Loong Air	$34,461,828	$3,500,000	$37,961,828	68.5%	$26,003,852	$49,088,571
19	7757	A320-NEO	Spirit	$34,196,584	$0	$34,196,584	68.5%	$23,424,660	$44,411,148
20	7851	A320-NEO	Spirit	$35,086,147	$0	$35,086,147	68.5%	$24,034,011	$45,175,297
21	7663	A321-NEO	SriLankan	$42,162,675	$0	$42,162,675	68.5%	$28,881,433	$58,559,271
22	7697	A321-NEO	SriLankan	$40,695,882	$0	$40,695,882	68.5%	$27,876,679	$55,494,384
23	8844	A320-NEO	Volaris	$41,095,969	$1,000,000	$42,095,969	68.5%	$28,835,739	$52,401,621
24	9343	A320-NEO	Volaris	$41,102,465	$0	$41,102,465	68.5%	$28,155,188	$50,329,549
25	9070	A321-NEO	Volaris	$46,490,046	$1,000,000	$47,490,046	68.5%	$32,530,681	$58,389,401
26	8087	A321-NEO	Volaris	$44,830,491	$1,000,000	$45,830,491	68.5%	$31,393,886	$60,836,935
				$1,516,568,663	$6,500,000	$1,523,068,663		$1,043,302,034	$1,895,920,202

Eighth Amended and Restated Credit Agreement    Sch. VII-2
#4890-1996-9475v9

SCHEDULE VIII
Capitalization and Subsidiaries

Name of Grantor	AerFunding 1 Limited
Jurisdiction of Formation:	Bermuda
Organizational No. (if applicable):	38210
Chief Executive Office:	N/A
Chief Place of Business:	Aviation House, Shannon, Co. Clare V14 AN29 Ireland
Registered Office:	Clarendon House 2 Church Street Hamilton, HM 11 Bermuda
Classes of Shares	A Common Shares B Common Shares
Shareholders	Conyers Trust Company (Bermuda) Limited – 11,400 A Common Shares AerCap Ireland Limited – 600 B Common Shares

Name of Grantor:	Aircraft Portfolio Holding Company No. 2 Limited
Jurisdiction of Formation:	Ireland
Organizational No. (if applicable):	438631
Chief Executive Office:	N/A
Chief Place of Business:	Aviation House, Shannon, Co. Clare V14 AN29 Ireland
Registered Office:	Aviation House, Shannon, Co. Clare V14 AN29 Ireland
Classes of Shares	Ordinary
Shareholders	AerFunding 1 Limited – 1 Ordinary Share
Eighth Amended and Restated Credit Agreement    Sch. VIII-1
#4890-1996-9475v9

Name of Grantor:	Quadrant MSN 38774 Limited
Jurisdiction of Formation:	Ireland
Organizational No. (if applicable):	527675
Chief Executive Office:	N/A
Chief Place of Business:	Aviation House, Shannon, Co. Clare V14 AN29 Ireland
Registered Office:	Aviation House, Shannon, Co. Clare V14 AN29 Ireland
Classes of Shares	Ordinary
Shareholders	AerFunding 1 Limited – 1 Ordinary Share

Name of Grantor:	SkyFunding Leasing 1 Limited
Jurisdiction of Formation:	Ireland
Organizational No. (if applicable):	521412
Chief Executive Office:	N/A
Chief Place of Business:	Aviation House, Shannon, Co. Clare V14 AN29 Ireland
Registered Office:	Aviation House, Shannon, Co. Clare V14 AN29 Ireland
Classes of Shares	Ordinary
Shareholders	AerFunding 1 Limited – 1 Ordinary Share

Eighth Amended and Restated Credit Agreement    Sch. VIII-2
#4890-1996-9475v9

Name of Grantor:	Wells Fargo Trust Company, National Association not in its individual capacity but solely as owner trustee under the under the Amended and Restated Trust Agreement (MSN 7538) between Wells Fargo Trust Company, National Association and Aircraft Portfolio Holding Company No. 2 Limited dated 3 April 2017.
Jurisdiction of Formation:	Utah, U.S.A.
Organizational No. (if applicable):	N/A
Chief Executive Office:	N/A
Chief Place of Business:	N/A
Registered Office:	299 S. Main Street, 5th Floor, Salt Lake City,Utah 84111, U.S.A.
Classes of Shares	N/A
Shareholders	N/A

Eighth Amended and Restated Credit Agreement    Sch. VIII-3
#4890-1996-9475v9

Name of Grantor:	Wells Fargo Trust Company, National Association not in its individual capacity but solely as owner trustee under the under the Trust Agreement (MSN 31172) between Wells Fargo Trust Company, National Association and AerCap Ireland Limited dated 14 June 2013, as assigned as assumed pursuant to that Assignment and Assumption Agreement (MSN 31172), between AerCap Ireland Limited and SkyFunding Leasing 1 Limited dated 5 July 2013.
Jurisdiction of Formation:	Utah, U.S.A.
Organizational No. (if applicable):	N/A
Chief Executive Office:	N/A
Chief Place of Business:	N/A
Registered Office:	299 S. Main Street, 5th Floor, Salt Lake City, Utah 84111, U.S.A.
Classes of Shares	N/A
Shareholders	N/A

Name of Grantor:	Wells Fargo Trust Company, National Association not in its individual capacity but solely as owner trustee under the under the Trust Agreement (MSN 33322) between Wells Fargo Trust Company, National Association and AerCap Ireland Limited dated 24 June 2013, as assigned as assumed pursuant to that Assignment and Assumption Agreement (MSN 33322), between AerCap Ireland Limited and SkyFunding Leasing 1 Limited dated 5 July 2013.
Jurisdiction of Formation:	Utah, U.S.A.
Organizational No. (if applicable):	N/A
Chief Executive Office:	N/A
Chief Place of Business:	N/A
Registered Office:	299 S. Main Street, 5th Floor, Salt Lake City, Utah 84111, U.S.A.
Classes of Shares	N/A
Shareholders	N/A
Eighth Amended and Restated Credit Agreement    Sch. VIII-4
#4890-1996-9475v9

Name of Grantor:	Wells Fargo Trust Company, National Association not in its individual capacity but solely as owner trustee under the under the Trust Agreement (MSN 33487) between Wells Fargo Trust Company, National Association and AerCap Ireland Limited dated 8 July 2013, as assigned as assumed pursuant to that Assignment and Assumption Agreement (MSN 33487), between AerCap Ireland Limited and SkyFunding Leasing 1 Limited dated 8 July 2013.
Jurisdiction of Formation:	Utah, U.S.A.
Organizational No. (if applicable):	N/A
Chief Executive Office:	N/A
Chief Place of Business:	N/A
Registered Office:	299 S. Main Street, 5th Floor, Salt Lake City, Utah 84111, U.S.A.
Classes of Shares	N/A
Shareholders	N/A

Eighth Amended and Restated Credit Agreement    Sch. VIII-5
#4890-1996-9475v9

Name of Grantor:	Wells Fargo Trust Company, National Association not in its individual capacity but solely as owner trustee under the under the Trust Agreement (MSN 33488) between Wells Fargo Trust Company, National Association and AerCap Ireland Limited dated 26 July 2013, as assigned as assumed pursuant to that Assignment and Assumption Agreement (MSN 33488), between AerCap Ireland Limited and SkyFunding Leasing 1 Limited dated 26 July 2013.
Jurisdiction of Formation:	Utah, U.S.A.
Organizational No. (if applicable):	N/A
Chief Executive Office:	N/A
Chief Place of Business:	N/A
Registered Office:	299 S. Main Street, 5th Floor, Salt Lake City, Utah 84111, U.S.A.
Classes of Shares	N/A
Shareholders	N/A

Eighth Amended and Restated Credit Agreement    Sch. VIII-6
#4890-1996-9475v9

Name of Grantor:	Wells Fargo Trust Company, National Association not in its individual capacity but solely as owner trustee under the under the Amended and Restated Trust Agreement (MSN 36917) between Wells Fargo Trust Company, National Association and Aircraft Portfolio Holding Company No. 2 Limited dated 2 December 2013.
Jurisdiction of Formation:	Utah, U.S.A.
Organizational No. (if applicable):	N/A
Chief Executive Office:	N/A
Chief Place of Business:	N/A
Registered Office:	299 S. Main Street, 5th Floor, Salt Lake City, Utah 84111, U.S.A.
Classes of Shares	N/A
Shareholders	N/A

Eighth Amended and Restated Credit Agreement    Sch. VIII-7
#4890-1996-9475v9

Name of Grantor:	Wilmington Trust SP Services (Dublin) Limited not in its individual capacity but solely as owner trustee under the Declaration of Trust (Aircraft 73B-41811 (Ireland) Trust) dated as of 11 March 2014, between Aircraft Portfolio Holding Company No. 2 Limited and Wilmington Trust SP Services (Dublin) Limited.
Jurisdiction of Formation:	Ireland
Organizational No. (if applicable):	318390
Chief Executive Office:	Fourth Floor, 3 George's Dock, IFSC, Dublin 1, Ireland
Chief Place of Business:	Fourth Floor, 3 George's Dock, IFSC, Dublin 1, Ireland
Registered Office:	Fourth Floor, 3 George's Dock, IFSC, Dublin 1, Ireland
Classes of Shares	N/A
Shareholders	N/A

Eighth Amended and Restated Credit Agreement    Sch. VIII-8
#4890-1996-9475v9

Name of Grantor:	Wilmington Trust SP Services (Dublin) Limited not in its individual capacity but solely as owner trustee under the Amendedand Restated Declaration of Trust (Aircraft32A-7386 (Ireland) Trust) dated as of 22 December 2016, between Aircraft PortfolioHolding Company No. 2 Limited and Wilmington Trust SP Services (Dublin) Limited.
Jurisdiction of Formation:	Ireland
Organizational No. (if applicable):	318390
Chief Executive Office:	Fourth Floor, 3 George's Dock, IFSC, Dublin1, Ireland
Chief Place of Business:	Fourth Floor, 3 George's Dock, IFSC, Dublin1, Ireland
Registered Office:	Fourth Floor, 3 George's Dock, IFSC, Dublin 1, Ireland
Classes of Shares	N/A
Shareholders	N/A

Eighth Amended and Restated Credit Agreement    Sch. VIII-9
#4890-1996-9475v9

Name of Grantor:	Wilmington Trust SP Services (Dublin) Limited not in its individual capacity but solely as owner trustee under the Amended & Restated Declaration of Trust (Aircraft 35A- 0145 (Ireland) Trust between Aircraft Portfolio Holding Company No. 2 Limited and Wilmington Trust SP Services (Dublin) Limited dated 28 February 2018.
Jurisdiction of Formation:	Ireland
Organizational No. (if applicable):	318390
Chief Executive Office:	Fourth Floor, 3 George's Dock, IFSC, Dublin 1, Ireland
Chief Place of Business:	Fourth Floor, 3 George's Dock, IFSC, Dublin 1, Ireland
Registered Office:	Fourth Floor, 3 George's Dock, IFSC, Dublin 1, Ireland
Classes of Shares	N/A
Shareholders	N/A

Name of Grantor:	Wilmington Trust SP Services (Dublin) Limited not in its individual capacity but solely as owner trustee under the Amended & Restated Declaration of Trust (Aircraft 78B- 38786 (Ireland) Trust between Aircraft Portfolio Holding Company No. 2 Limited and Wilmington Trust SP Services (Dublin) Limited dated 6 September 2018.
Jurisdiction of Formation:	Ireland
Organizational No. (if applicable):	318390
Chief Executive Office:	Fourth Floor, 3 George's Dock, IFSC, Dublin 1, Ireland
Chief Place of Business:	Fourth Floor, 3 George's Dock, IFSC, Dublin 1, Ireland
Registered Office:	Fourth Floor, 3 George's Dock, IFSC, Dublin 1, Ireland
Classes of Shares	N/A
Shareholders	N/A
Eighth Amended and Restated Credit Agreement    Sch. VIII-10
#4890-1996-9475v9

Name of Grantor:	Bank of Utah not in its individual capacity but solely as owner trustee under the Amended and Restated Trust Agreement (N575DZ/MSN 0282 Trust) between Aircraft Portfolio Holding Company No. 2 Limited and Bank of Utah dated 27 August 2021.
Jurisdiction of Formation:	Utah, U.S.A.
Organizational No. (if applicable):	N/A
Chief Executive Office:	N/A
Chief Place of Business:	N/A
Registered Office:	50 South 200 East, Suite 110, Salt Lake City, Utah 84111, U.S.A.
Classes of Shares	N/A
Shareholders	N/A

Eighth Amended and Restated Credit Agreement    Sch. VIII-11
#4890-1996-9475v9

Name of Grantor:	Bank of Utah not in its individual capacity but solely as owner trustee under the Amended and Restated Trust Agreement (N576DZ/MSN 0313 Trust) between Aircraft Portfolio Holding Company No. 2 Limited and Bank of Utah dated 30 September 2021.
Jurisdiction of Formation:	Utah, U.S.A.
Organizational No. (if applicable):	N/A
Chief Executive Office:	N/A
Chief Place of Business:	N/A
Registered Office:	50 South 200 East, Suite 110, Salt Lake City, Utah 84111, U.S.A.
Classes of Shares	N/A
Shareholders	N/A

Eighth Amended and Restated Credit Agreement    Sch. VIII-12
#4890-1996-9475v9

Name of Grantor:	Wilmington Trust SP Services (Dublin) Limited not in its individual capacity but solely as owner trustee under the Amended & Restated Declaration of Trust (Aircraft E195- 19020018 (Ireland) Trust between Aircraft Portfolio Holding Company No. 2 Limited and Wilmington Trust SP Services (Dublin) Limited dated 30 March 2020.
Jurisdiction of Formation:	Ireland
Organizational No. (if applicable):	318390
Chief Executive Office:	Fourth Floor, 3 George's Dock, IFSC, Dublin 1, Ireland
Chief Place of Business:	Fourth Floor, 3 George's Dock, IFSC, Dublin 1, Ireland
Registered Office:	Fourth Floor, 3 George's Dock, IFSC, Dublin 1, Ireland
Classes of Shares	N/A
Shareholders	N/A

Eighth Amended and Restated Credit Agreement    Sch. VIII-13
#4890-1996-9475v9

Name of Grantor:	Wilmington Trust Company not in its individual capacity but solely as owner trustee under the Second Amended & Restated Trust Agreement (Aircraft 32A-8844 (Delaware) Trust) between Aircraft Portfolio Holding Company No. 2 Limited Wilmington Trust Company dated 30 March 2020.
Jurisdiction of Formation:	Delaware, U.S.A.
Organizational No. (if applicable):	N/A
Chief Executive Office:	N/A
Chief Place of Business:	N/A
Registered Office:	1100 North Market Street, Wilmington, Delaware 19890, U.S.A.
Classes of Shares	N/A
Shareholders	N/A

Eighth Amended and Restated Credit Agreement    Sch. VIII-14
#4890-1996-9475v9

Name of Grantor:	Wilmington Trust SP Services (Dublin) Limited not in its individual capacity but solely as owner trustee under the Amended and Restated Declaration of Trust (Aircraft 32A-9198 (Ireland) Trust between SkyFunding Leasing 1 Limited and Wilmington Trust SP Services (Dublin) Limited dated 27 May 2020.
Jurisdiction of Formation:	Ireland
Organizational No. (if applicable):	318390
Chief Executive Office:	Fourth Floor, 3 George's Dock, IFSC, Dublin 1, Ireland
Chief Place of Business:	Fourth Floor, 3 George's Dock, IFSC, Dublin 1, Ireland
Registered Office:	Fourth Floor, 3 George's Dock, IFSC, Dublin 1, Ireland
Classes of Shares	N/A
Shareholders	N/A

Eighth Amended and Restated Credit Agreement    Sch. VIII-15
#4890-1996-9475v9

Name of Grantor:	Wilmington Trust Company not in its individual capacity but solely as owner trustee under the Second Amended and Restated Trust Agreement (Aircraft 32A-7757 (Delaware) Trust between SkyFunding Leasing 1 Limited Wilmington Trust Company dated 12 June 2020.
Jurisdiction of Formation:	Delaware, U.S.A.
Organizational No. (if applicable):	N/A
Chief Executive Office:	N/A
Chief Place of Business:	N/A
Registered Office:	1100 North Market Street, Wilmington, Delaware 19890, U.S.A.
Classes of Shares	N/A
Shareholders	N/A

Name of Grantor:	Wilmington Trust Company, not in its individual capacity but solely as owner trustee under the Second Amended and Restated Trust Agreement (Aircraft 32A-7851 (Delaware) Trust between SkyFunding Leasing 1 Limited Wilmington Trust Company dated 11 June 2020.
Jurisdiction of Formation:	Delaware, U.S.A.
Organizational No. (if applicable):	N/A
Chief Executive Office:	N/A
Chief Place of Business:	N/A
Registered Office:	1100 North Market Street, Wilmington, Delaware 19890, U.S.A.
Classes of Shares	N/A
Shareholders	N/A
Eighth Amended and Restated Credit Agreement    Sch. VIII-16
#4890-1996-9475v9

Name of Grantor:	Wells Fargo Trust Company, National Association not in its individual capacity but solely as owner trustee under the under the Amended and Restated Trust Agreement (A320-NEO-5) between Wells Fargo Trust Company, National Association and SkyFunding Leasing 1 Limited dated 27 June 2020.
Jurisdiction of Formation:	Utah, U.S.A.
Organizational No. (if applicable):	N/A
Chief Executive Office:	N/A
Chief Place of Business:	N/A
Registered Office:	299 S. Main Street, 5th Floor, Salt Lake City, Utah 84111, U.S.A.
Classes of Shares	N/A
Shareholders	N/A

Eighth Amended and Restated Credit Agreement    Sch. VIII-17
#4890-1996-9475v9

Name of Grantor:*	Wilmington Trust Company, not in its individual capacity but solely as owner trustee under the Second Amended and Restated Trust Agreement (Aircraft 32A-8490 (Delaware) Trust between Aircraft Portfolio Holding Company No. 2 Limited and Wilmington Trust Company dated 7 April 2020.
Jurisdiction of Formation:	Delaware, U.S.A.
Organizational No. (if applicable):	N/A
Chief Executive Office:	N/A
Chief Place of Business:	N/A
Registered Office:	1100 North Market Street, Wilmington, Delaware 19890, U.S.A.
Classes of Shares	N/A
Shareholders	N/A

Eighth Amended and Restated Credit Agreement    Sch. VIII-18
#4890-1996-9475v9

Name of Grantor:*	Wilmington Trust SP Services (Dublin) Limited not in its individual capacity but solely as owner trustee under the Amended and Restated Declaration of Trust (Aircraft 78B-65088 (Ireland) Trust between Aircraft Portfolio Holding Company No. 2 Limited and Wilmington Trust SP Services (Dublin) Limited dated 6 June 2020.
Jurisdiction of Formation:	Ireland
Organizational No. (if applicable):	318390
Chief Executive Office:	Fourth Floor, 3 George's Dock, IFSC, Dublin 1, Ireland
Chief Place of Business:	Fourth Floor, 3 George's Dock, IFSC, Dublin 1, Ireland
Registered Office:	Fourth Floor, 3 George's Dock, IFSC, Dublin 1, Ireland
Classes of Shares	N/A
Shareholders	N/A

Eighth Amended and Restated Credit Agreement    Sch. VIII-19
#4890-1996-9475v9

Name of Grantor:*	Wilmington Trust Company, not in its individual capacity but solely as owner trustee under the Second Amended and Restated Trust Agreement (Aircraft 32A-9343 (Delaware) Trust between Aircraft Portfolio Holding Company No. 2 Limited and Wilmington Trust Company dated 19 June 2020.
Jurisdiction of Formation:	Delaware, U.S.A.
Organizational No. (if applicable):	N/A
Chief Executive Office:	N/A
Chief Place of Business:	N/A
Registered Office:	1100 North Market Street, Wilmington, Delaware 19890, U.S.A.
Classes of Shares	N/A
Shareholders	N/A

Eighth Amended and Restated Credit Agreement    Sch. VIII-20
#4890-1996-9475v9

Name of Grantor:*	Wilmington Trust Company, not in its individual capacity but solely as owner trustee under the Second Amended and Restated Trust Agreement (Aircraft 32A-8087 (Delaware) Trust between Aircraft Portfolio Holding Company No. 2 Limited and Wilmington Trust Company dated 24 June 2020.
Jurisdiction of Formation:	Delaware, U.S.A.
Organizational No. (if applicable):	N/A
Chief Executive Office:	N/A
Chief Place of Business:	N/A
Registered Office:	1100 North Market Street, Wilmington, Delaware 19890, U.S.A.
Classes of Shares	N/A
Shareholders	N/A

Eighth Amended and Restated Credit Agreement    Sch. VIII-21
#4890-1996-9475v9

Name of Grantor:*	Wilmington Trust Company, not in its individual capacity but solely as owner trustee under the Second Amended and Restated Trust Agreement (Aircraft 32A-8144 (Delaware) Trust between Aircraft Portfolio Holding Company No. 2 Limited and Wilmington Trust Company dated 24 June 2020.
Jurisdiction of Formation:	Delaware, U.S.A.
Organizational No. (if applicable):	N/A
Chief Executive Office:	N/A
Chief Place of Business:	N/A
Registered Office:	1100 North Market Street, Wilmington, Delaware 19890, U.S.A.
Classes of Shares	N/A
Shareholders	N/A

Eighth Amended and Restated Credit Agreement    Sch. VIII-22
#4890-1996-9475v9

Name of Grantor:*	Wilmington Trust Company not in its individual capacity but solely as owner trustee under the Second Amended and Restated Trust Agreement (Aircraft 32A-9070 (Delaware) Trust) between Aircraft Portfolio Holding Company No. 2 Limited Wilmington Trust Company dated 2 April 2020.
Jurisdiction of Formation:	Delaware, U.S.A.
Organizational No. (if applicable):	N/A
Chief Executive Office:	N/A
Chief Place of Business:	N/A
Registered Office:	1100 North Market Street, Wilmington, Delaware 19890, U.S.A.
Classes of Shares	N/A
Shareholders	N/A

Eighth Amended and Restated Credit Agreement    Sch. VIII-23
#4890-1996-9475v9

Name of Grantor:*	Wilmington Trust SP Services (Dublin) Limited not in its individual capacity but solely as owner trustee under the Amended and Restated Declaration of Trust (Aircraft 32A-9426 (Ireland) Trust between Aircraft Portfolio Holding Company No. 2 Limited and Wilmington Trust SP Services (Dublin) Limited dated 1 April 2020.
Jurisdiction of Formation:	Ireland
Organizational No. (if applicable):	318390
Chief Executive Office:	Fourth Floor, 3 George's Dock, IFSC, Dublin 1, Ireland
Chief Place of Business:	Fourth Floor, 3 George's Dock, IFSC, Dublin 1, Ireland
Registered Office:	Fourth Floor, 3 George's Dock, IFSC, Dublin 1, Ireland
Classes of Shares	N/A
Shareholders	N/A

Name of Grantor:*	Bank of Utah not in its individual capacity but solely as owner trustee under the Second Amended & Restated Trust Agreement (Aircraft E195-19020020 (Utah) Trust between Aircraft Portfolio Holding Company No. 2 Limited and Bank of Utah dated 30 March 2020.
Jurisdiction of Formation:	Utah, U.S.A.
Organizational No. (if applicable):	N/A
Chief Executive Office:	N/A
Chief Place of Business:	N/A
Registered Office:	50 South 200 East, Suite 110, Salt Lake City, Utah 84111, U.S.A.
Classes of Shares	N/A

Eighth Amended and Restated Credit Agreement    Sch. VIII-24
#4890-1996-9475v9

Name of Grantor:	Wilmington Trust SP Services (Dublin) Limited not in its individual capacity but solely as owner trustee under the Amended and Restated Declaration of Trust (Aircraft 78B-62178 (Ireland) Trust between Aircraft Portfolio Holding Company No. 2 Limited and Wilmington Trust SP Services (Dublin) Limited dated 15 December 2023.
Jurisdiction of Formation:	Ireland
Organizational No. (if applicable):	318390
Chief Executive Office:	Fourth Floor, 3 George's Dock, IFSC, Dublin 1, Ireland
Chief Place of Business:	Fourth Floor, 3 George's Dock, IFSC, Dublin 1, Ireland
Registered Office:	Fourth Floor, 3 George's Dock, IFSC, Dublin 1, Ireland
Classes of Shares	N/A

Name of Grantor:	Wilmington Trust SP Services (Dublin) Limited not in its individual capacity but solely as owner trustee under the Amended and Restated Declaration of Trust (Aircraft 32A-11389 (Ireland) Trust between Aircraft Portfolio Holding Company No. 2 Limited and Wilmington Trust SP Services (Dublin)Limited dated 27 November 2023.
Jurisdiction of Formation:	Ireland
Organizational No. (if applicable):	318390
Chief Executive Office:	Fourth Floor, 3 George's Dock, IFSC, Dublin 1, Ireland
Chief Place of Business:	Fourth Floor, 3 George's Dock, IFSC, Dublin 1, Ireland
Registered Office:	Fourth Floor, 3 George's Dock, IFSC, Dublin 1, Ireland
Classes of Shares	N/A

Eighth Amended and Restated Credit Agreement    Sch. VIII-25
#4890-1996-9475v9

Name of Grantor:	Wilmington Trust SP Services (Dublin) Limited not in its individual capacity but solely as owner trustee under the Amended and Restated Declaration of Trust (Aircraft 32A-11363 (Ireland) Trust between Aircraft Portfolio Holding Company No. 2 Limited and Wilmington Trust SP Services (Dublin) Limited dated 23 November 2023.
Jurisdiction of Formation:	Ireland
Organizational No. (if applicable):	318390
Chief Executive Office:	Fourth Floor, 3 George's Dock, IFSC, Dublin1, Ireland
Chief Place of Business:	Fourth Floor, 3 George's Dock, IFSC, Dublin 1, Ireland
Registered Office:	Fourth Floor, 3 George's Dock, IFSC, Dublin 1, Ireland
Classes of Shares	N/A

Eighth Amended and Restated Credit Agreement    Sch. VIII-26
#4890-1996-9475v9

Name of Grantor:*	Wilmington Trust SP Services (Dublin) Limited not in its individual capacity but solely as owner trustee under the Amended and Restated Declaration of Trust (Aircraft 78B-66163 (Ireland) Trust between Aircraft Portfolio Holding Company No. 2 Limited and Wilmington Trust SP Services (Dublin) Limited dated 30 January 2024.
Jurisdiction of Formation:	Ireland
Organizational No. (if applicable):	318390
Chief Executive Office:	Fourth Floor, 3 George's Dock, IFSC, Dublin 1, Ireland
Chief Place of Business:	Fourth Floor, 3 George's Dock, IFSC, Dublin 1, Ireland
Registered Office:	Fourth Floor, 3 George's Dock, IFSC, Dublin 1, Ireland
Classes of Shares	N/A

Eighth Amended and Restated Credit Agreement    Sch. VIII-27
#4890-1996-9475v9

Name of Grantor:*	Wilmington Trust SP Services (Dublin) Limited not in its individual capacity but solely as owner trustee under the Amended and Restated Declaration of Trust (Aircraft 32A- 10521 (Ireland) Trust between Aircraft Portfolio Holding Company No. 2 Limited and Wilmington Trust SP Services (Dublin) Limited dated 27 February 2024.
Jurisdiction of Formation:	Ireland
Organizational No. (if applicable):	318390
Chief Executive Office:	Fourth Floor, 3 George's Dock, IFSC, Dublin 1, Ireland
Chief Place of Business:	Fourth Floor, 3 George's Dock, IFSC, Dublin 1, Ireland
Registered Office:	Fourth Floor, 3 George's Dock, IFSC, Dublin 1, Ireland
Classes of Shares	N/A

Eighth Amended and Restated Credit Agreement    Sch. VIII-28
#4890-1996-9475v9